As filed with the Securities and Exchange Commission on August 4, 2025
Registration Statement No. 333-288838

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CITIZENS & NORTHERN CORPORATION
(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	23-2451943 (IRS Employer Identification No.)
90-92 Main Street
P.O. Box 58
Wellsboro, PA 16901
(570) 724-3411
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
J. Bradley Scovill
President and Chief Executive Officer
Citizens & Northern Corporation
90-92 Main Street
P.O. Box 58
Wellsboro, PA 16901
(570) 724-3411
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Kimberly J. Decker, Esq. Barley Snyder LLP 126 East King Street, Lancaster, PA 17602	Kenneth J. Rollins, Esq. Pillar+Aught 4201 E. Park Circle Harrisburg, PA 17111 (717) 308-9910

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transaction described in the enclosed document.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of ”large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
940 HIGH STREET
WEST MILTON, PENNSYLVANIA 17886
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 18, 2025
TO THE SHAREHOLDERS OF SUSQUEHANNA COMMUNITY FINANCIAL, INC.:
NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Susquehanna Community Financial, Inc., or “Susquehanna,” will be held virtually via live webcast at 10:00 a.m., local time, on Thursday, September 18, 2025 to consider and vote on:
1.   a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 23, 2025, by and between Susquehanna and Citizens & Northern Corporation, or “C&N,” which provides for, among other things, the merger of Susquehanna with and into C&N (the “merger agreement”); and
2.   a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement (the “adjournment proposal”).
These items are described in more detail in the accompanying proxy statement/prospectus and its annexes. You should read these documents in their entirety before voting. We have fixed July 25, 2025 as the record date for determining those Susquehanna shareholders entitled to vote at the special meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.
Your board of directors has unanimously determined that the proposed merger is advisable and in the best interests of Susquehanna and unanimously recommends that you vote “FOR” the proposal to adopt and approve the merger agreement. Your board of directors also recommends that you vote “FOR” the adjournment proposal. In accordance with the terms of the merger agreement, each director and executive officer of Susquehanna has agreed to vote all shares of Susquehanna common stock solely owned by him or her in favor of adoption and approval of the merger agreement and the transactions contemplated by the merger agreement.
Your vote is very important, regardless of the number of shares of Susquehanna common stock that you own.   We cannot complete the merger unless at least sixty-six and two-thirds percent of all votes cast at the special meeting are voted in favor of the proposal to adopt and approve the merger agreement.
Even if you plan to attend the special meeting (information regarding how you can attend and participate in the special meeting is included in the proxy card), Susquehanna requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by internet or telephone prior to the special meeting to ensure that your shares of Susquehanna common stock will be represented at the special meeting. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to attend the special meeting and vote in person or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, your shares of Susquehanna common stock will not be counted and will have no effect on the proposal to approve and adopt the merger agreement.
BY ORDER OF THE BOARD OF DIRECTORS,
William F. Kear
Secretary
West Milton, Pennsylvania
[•] [•], 2025

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or sale is not permitted.
Proxy Statement/Prospectus
PRELIMINARY — SUBJECT TO COMPLETION — DATED August 4, 2025

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
OF SUSQUEHANNA COMMUNITY FINANCIAL, INC.
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

CITIZENS & NORTHERN CORPORATION
PROSPECTUS FOR
2,273,051 SHARES OF CITIZENS & NORTHERN CORPORATION COMMON STOCK
Nasdaq: CZNC

Dear Shareholders of Susquehanna Community Financial, Inc.:
On April 23, 2025, Susquehanna Community Financial, Inc., or “Susquehanna,” and Citizens & Northern Corporation, or “C&N,” entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” that provides for the merger of Susquehanna with and into C&N, with C&N surviving. In connection with the merger, Susquehanna Community Bank, the wholly owned subsidiary of Susquehanna, will merge with and into C&N’s wholly owned subsidiary, Citizens & Northern Bank, or “C&N Bank,” with C&N Bank surviving. Before we complete the merger, the shareholders of Susquehanna must approve the transaction and adopt the merger agreement.
You are invited to attend a special meeting of shareholders (the “special meeting”) of Susquehanna to be held via live webcast on Thursday, September 18, 2025, at 10:00 a.m., local time. The special meeting is being held to approve and adopt the merger agreement and to approve the merger of Susquehanna into C&N pursuant to the merger agreement, among other things.
If the merger agreement is adopted and approved by the holders of at least sixty-six and two-thirds percent (66 2∕3% ) of the votes cast by all shareholders entitled to vote thereon and the merger is subsequently completed, each outstanding share of common stock, $1.00 par value per share, of Susquehanna (“Susquehanna common stock”) will be converted into the right to receive 0.80 shares of common stock, $1.00 par value per share, of C&N (“C&N common stock”), subject to adjustment procedures described in this document. The maximum number of shares of C&N common stock estimated to be issuable upon completion of the merger is 2,273,051.
Although the number of shares of C&N common stock that holders of Susquehanna common stock will be entitled to receive is fixed, the market value of the stock will fluctuate with the market price of C&N common stock and will not be known at the time Susquehanna shareholders vote on the merger. However, as described in more detail in the section titled “While the Exchange Ratio is Fixed, in Certain Circumstances, Susquehanna May Terminate the Merger Unless C&N Increases the Consideration” beginning on page 69, under the terms of the merger agreement, if the average price of C&N common stock over a specified period of time decreases below certain specified thresholds, Susquehanna would have the right to terminate the merger agreement, unless C&N elects to increase the exchange ratio, which would result in additional shares of C&N common stock being issued.
C&N common stock is traded on the Nasdaq Capital Market under the symbol “CZNC.” The common stock of Susquehanna is quoted on the OTCID Basic Market under the symbol “SQCF”. On April 22, 2025, which was the last trading date preceding the public announcement of the proposed merger, the closing price of C&N common stock was $19.48 per share, which, after giving effect to the 0.80 exchange ratio, has an implied value of approximately $15.58 per share of Susquehanna common stock. On [•], 2025, the last practicable trading day prior to the printing of this proxy statement/prospectus, the closing price of C&N common stock was $[•] per share, which, after giving effect to the 0.80 exchange ratio, implied a value of approximately $[•] per share of Susquehanna common stock. The market price of C&N common stock will fluctuate between the date of this document and the date of the shareholders meeting; therefore, you are urged to obtain current market quotations for C&N common stock before you vote.
After careful consideration, our board of directors unanimously approved the merger agreement and determined that the transactions provided for in the merger agreement are advisable to, and in the best interests of, Susquehanna. Our board of directors unanimously recommends that you vote “FOR” adoption and approval of the merger agreement and “FOR” the approval of the other proposals described in this document.
Your vote is important, regardless of the number of shares of Susquehanna common stock you own.   We cannot complete the merger unless the merger agreement is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3% ) of the votes cast by all Susquehanna shareholders entitled to vote thereon at the special meeting.
This document provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this entire document, including the annexes hereto and the documents incorporated by reference herein, carefully because it contains important information about the merger and the related transactions. In particular, you should read carefully the information under the section titled “Risk Factors” beginning on page 24.
Whether or not you expect to attend the special meeting, we urge you to submit a completed proxy as promptly as possible. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished to you by your broker, bank or other nominee. Do not send your stock certificates with the proxy card. You will receive a letter with instructions for delivering your stock certificates under separate cover.
On behalf of our board of directors, thank you for your continued support and interest in Susquehanna.
Sincerely,

Christian C. Trate Chair of the Board of Directors Susquehanna Community Financial, Inc.	David S. Runk Chief Executive Officer Susquehanna Community Financial, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of the C&N common stock in connection with the merger or the other transactions described in this document or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this document is August [•], 2025, and it is first being mailed or otherwise delivered to shareholders of Susquehanna on or about August [•], 2025.

i

ii

WHERE YOU CAN FIND MORE INFORMATION
This document incorporates important business and financial information about Citizens & Northern Corporation (“C&N”) that is not included in or delivered with this document as permitted by the Securities and Exchange Commission (“SEC”). The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information that is superseded by information in this proxy statement/prospectus. The documents that are incorporated by reference contain important information about C&N and you should read this proxy statement/prospectus together with any other documents incorporated by reference in this proxy statement/prospectus. This information is available without charge to security holders upon written or oral request by contacting C&N’s Treasurer at 90-92 Main Street, Wellsboro, PA 16901 or (570) 724-3411. In order to ensure timely delivery of such documents, any request should be made by September 11, 2025. In addition, you may read and copy any document C&N files, including the registration statement on Form S-4, of which this document forms a part, and the documents incorporated herein by reference by C&N. The SEC filings of C&N also are available to the public through the SEC website at http://www.sec.gov. In addition, you may obtain free copies of the documents C&N files with the SEC by going to C&N’s website at http://www.cnbankpa.com; use the tab labeled “About” and then select “Investor Relations” The Internet website address of C&N is provided as an inactive textual reference only. The information provided on the Internet website of C&N, other than copies of the documents listed below that have been filed with the SEC, is not part of this document and, therefore, is not incorporated herein by reference.
C&N files annual, quarterly and special reports, proxy statements and other business and financial information electronically with the SEC. The SEC maintains a website located at http://www.sec.gov containing this information. You may also obtain these documents, free of charge, from C&N at https://www.cnbankpa.com/About/Investor-Relations/SEC-Filings-Financial-Highlights. C&N has filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the shares of C&N common stock to be issued to Susquehanna shareholders in connection with the merger. This document is a part of that registration statement and constitutes a prospectus of C&N with respect to the C&N common stock to be issued to Susquehanna’s shareholders in the merger, and a proxy statement of Susquehanna for its special meeting. The registration statement, including the attached exhibits, contains additional relevant information about C&N. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document. As permitted by the SEC, the following documents are incorporated by reference by C&N (SEC File No. 000-16084) in this document:
•
Annual Report on Form 10-K filed March 6, 2025, for the year ended December 31, 2024;
Quarterly Report on Form 10-Q filed May 9, 2025, for the quarter ended March 31, 2025; and

•
all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of C&N’s fiscal year referred to immediately above.

All documents filed by C&N pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the special meeting are also incorporated by reference into this document and will be deemed to be a part hereof from the date of filing of such documents; provided, however, that C&N is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.
Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained herein (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.
ABOUT THIS DOCUMENT
This document, which forms part of a registration statement on Form S-4 filed with the SEC by C&N (File No. 000-16084), constitutes a prospectus of C&N under the Securities Act with respect to the shares of C&N common stock, par value $1.00 per share, to be issued to Susquehanna shareholders pursuant to the Agreement and Plan of Merger, dated as of April 23, 2025, by and between C&N and Susquehanna, which we refer to as the “merger agreement.” This document also constitutes a proxy statement of

Susquehanna for its special meeting. It also constitutes a notice of meeting with respect to the special meeting at which Susquehanna shareholders will be asked to vote to approve and adopt the merger agreement.
All information contained or incorporated by reference in this document relating to C&N and its subsidiaries has been supplied by C&N. All information contained or incorporated by reference in this document relating to Susquehanna and its subsidiaries has been supplied by Susquehanna. Susquehanna does not file reports with the SEC.
Neither C&N nor Susquehanna has authorized anyone to give any information or make any representation about the merger of our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, even if you receive information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
This document contains a description of the representations and warranties that each of C&N and Susquehanna made to the other in the merger agreement. Representations and warranties made by C&N and Susquehanna are also set forth in contracts and other documents that are attached or filed as exhibits to this document or are incorporated by reference into this document. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the parties in connection with negotiating the terms of the agreement, and may have been included in the agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding C&N, Susquehanna or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this document.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND
THE SHAREHOLDER MEETING
The following questions and answers briefly address some commonly asked questions about the merger (as defined below) and the Susquehanna shareholders meeting. They may not include all the information that is important to the shareholders of Susquehanna. Shareholders of Susquehanna should read carefully this entire document, including the annexes and other documents referred to in this document. This document is first being sent to Susquehanna shareholders on or about August [•], 2025.
Questions about the Merger
Q:   What is the merger?
A:
C&N and Susquehanna have entered into an Agreement and Plan of Merger, dated as of April 23, 2025, referred to as the “merger agreement.” A copy of the merger agreement is attached as Annex A to, and is incorporated by reference in, this document. The merger agreement contains the terms and conditions of the proposed business combination of C&N and Susquehanna. Under the merger agreement, Susquehanna will merge with and into C&N, with C&N surviving the merger, and the separate corporate existence of Susquehanna will cease. We refer to this transaction as the “merger.” In addition, in connection with the merger, Susquehanna’s wholly owned subsidiary, Susquehanna Community Bank, will merge with and into Citizens & Northern Bank, or “C&N Bank,” the wholly owned subsidiary of C&N. C&N Bank will be the surviving institution. We refer to this transaction as the “bank merger.”

Q:   Why am I receiving these materials?
A:
This document constitutes a proxy statement of Susquehanna and a prospectus of C&N. Susquehanna is sending these materials to its shareholders to help them decide how to vote their shares of Susquehanna common stock with respect to the proposed merger and the other matters to be considered at the special meeting.

The merger cannot be completed unless the shareholders of Susquehanna approve and adopt the merger agreement. Susquehanna is holding a special meeting of shareholders to vote on the merger, as well as the other proposal described in “Susquehanna’s Special Meeting,” beginning on page 73. Information about the special meeting, the merger and the other business to be considered at the special meeting is contained in this document.
Q:   Why are Susquehanna and C&N proposing the merger?
A:
Susquehanna’s board of directors, in unanimously determining that the merger is in the best interests of Susquehanna, considered a number of factors which are described under the headings “The Merger — Background of the Merger” and “The Merger — Susquehanna’s Reasons for the Merger,” beginning on pages 33 and 37, respectively.

Q:   What will Susquehanna shareholders receive as a result of the merger?
A:
Each share of Susquehanna common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive 0.80 shares of C&N common stock (which we refer to as the exchange ratio).

Q:   Will the merger consideration fluctuate with changes in the market value of C&N common stock?
A:
The exchange ratio is fixed. Thus, the value of the merger consideration will vary with the market value of C&N’s common stock. However, if  (i) the average closing price of C&N’s common stock, measured over a ten trading day period ending five business days before the closing date, drops below $15.58 per share and (ii) the percent decline in C&N common stock (determined by dividing that ten day average closing price by $19.48) is greater than the percent decline in the KBW NASDAQ Regional Banking Index or the “Index” (determined by dividing the average of the Index for the same ten day period by the value of the Index on April 22, 2025) by more than 20%, then Susquehanna’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Susquehanna to terminate.
Q:   When should I send in my Susquehanna stock certificates?
A:
DO NOT SEND IN YOUR SUSQUEHANNA COMMON STOCK CERTIFICATES NOW.   If Susquehanna shareholders approve and adopt the merger agreement, Susquehanna shareholders will receive a letter of transmittal from C&N’s transfer agent, EQ Equinity that will explain how to exchange Susquehanna stock certificates for merger consideration. Please do not send in any Susquehanna stock certificates until you receive the letter of transmittal.

Q:   What should I do if I hold my Susquehanna shares in book-entry form?
A:
You are not required to take any additional actions if your shares of Susquehanna common stock are held in book-entry form. Promptly following the completion of the merger, shares of Susquehanna common stock held in book-entry form automatically will be exchanged for shares of C&N common stock in book-entry form.

Q:   Who will be the directors and executive officers of C&N and C&N Bank following the merger?
A:
Following the merger, C&N and C&N Bank’s boards of directors will consist of their current directors plus Christian C. Trate who is the independent Chairman of Susquehanna and Susquehanna Bank. The current executive officers of C&N and C&N Bank will remain the same except for the addition of Mr. David S. Runk as Executive Vice President and Strategic Advisor and Mr. Jeffrey G. Hollenbach as Executive Vice President and Region President.

Q:   When do you expect to complete the merger?
A:
We cannot complete the merger until all conditions to the merger in the merger agreement are satisfied or waived, including receipt of shareholder approval at the special meeting of Susquehanna, and until we receive all required regulatory approvals. We currently expect to complete the merger in the fourth quarter of 2025. It is possible, however, that factors outside of either company’s control could result in us completing the merger at a later time or not completing the merger at all.

Q:   What are the federal income tax consequences of the merger?
A:
The merger has been structured to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the “Internal Revenue Code.”

It is a condition to the completion of the merger that the parties receive a written opinion from Barley Snyder LLP, counsel to C&N, to the effect that (i) the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (ii) the holders of Susquehanna common stock will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Susquehanna common stock for C&N common stock; (iii) the basis of C&N common stock received by the shareholders of Susquehanna will be the same as the basis of such shareholders’ Susquehanna common stock exchanged therefore; and (iv) the holding period of the shares of C&N common stock received by the shareholders of Susquehanna will include the holding period of Susquehanna common stock, provided such shares of Susquehanna common stock were held as a capital asset as of the effective time of the merger. For further discussion of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Consequences of the Merger,” beginning on page 71.
We recommend that holders of Susquehanna common stock consult their tax advisors to determine the tax consequences to them of the merger, including the application and effect of any state, local or non-U.S. income and other tax laws.

Questions about the Susquehanna Special Meeting
Q:   What are the matters on which I am being asked to vote at the Susquehanna special meeting?
A:
You are being asked to consider and vote on the following matters:

1.
Approval and adoption of the merger agreement, a copy of which is attached as Annex A to this document; and

2.
Adjournment of Susquehanna’s special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement.

Q:   How does Susquehanna’s board of directors recommend that I vote my shares?
A:
Susquehanna’s board of directors recommends that Susquehanna shareholders vote their shares as follows:

•
“FOR” adoption of the merger agreement; and

•
“FOR” an adjournment of Susquehanna’s special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement.

As of the record date, directors and executive officers of Susquehanna and their affiliates beneficially owned 174,275 shares, or 6%, of Susquehanna’s common stock outstanding and entitled to be voted at the special meeting. In accordance with the terms of the merger agreement, each of the directors and executive officers of Susquehanna has executed a voting agreement in favor of C&N pursuant to which he or she has agreed to vote all shares of Susquehanna common stock beneficially owned by him or her, and over which he or she holds sole voting power and to make reasonable efforts with respect to shares of which they have shared voting power, in favor of adoption of the merger agreement and the transactions contemplated thereby.
Q:   What do I need to do now?
A:
After carefully reading and considering the information contained in this document, please submit your proxy as soon as possible so that your shares will be represented at Susquehanna’s special meeting. Please follow the instructions stated on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:   Who is entitled to vote at Susquehanna’s special meeting?

A:
Only shareholders of record as of the close of business on July 25, 2025, which is referred to as the record date, are entitled to notice of, and to vote at, Susquehanna’s special meeting.

Q:   How many votes do I have?
A:
Each outstanding share of Susquehanna common stock is entitled to one vote.

Q:   How do I vote my Susquehanna shares?
A:
You may vote your Susquehanna shares by completing and returning the enclosed proxy card, by Internet, by telephone, or by voting at Susquehanna’s special meeting. Should you have any questions on the procedure for voting your shares, please contact Karla S. Landis, Susquehanna Community Financial, Inc., 940 High Street, West Milton, Pennsylvania 17886, telephone (570) 568-2622.

Voting by Proxy.   You may vote your Susquehanna shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this document, your proxy will be voted in favor of that proposal.
ON YOUR SUSQUEHANNA CARD:
•
Mark your selections;

•
Date and sign your name exactly as it appears on your card; and

•
Return your completed proxy card in the enclosed postage-paid envelope.

Voting by Internet.   If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.
Voting by Phone.   Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call 1-800-652-VOTE (8683) and then follow the instructions.
Voting at the Special Meeting.   You may virtually attend the special meeting and vote. Information regarding how to attend the special meeting is included in the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the Susquehanna special meeting.
Q:   Why is my vote important?
A:
Because the merger cannot be completed without the affirmative vote of the holders of sixty-six and two-thirds percent (66 2∕3%) of all votes cast by shareholders of Susquehanna common stock entitled to vote thereon at the special meeting, and because a majority of the outstanding shares of Susquehanna common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting, every shareholder’s vote is important.

Q:
If my shares of Susquehanna common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker CANNOT automatically vote your shares on any proposal at Susquehanna’s special meeting, other than the proposal to adjourn the meeting if necessary to solicit additional proxies, without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:   What if I fail to instruct my broker?
A:
If you do not provide your broker with instructions, your broker generally will not be permitted to vote your shares on the merger proposal or any other proposal (a so-called “broker non-vote”) at Susquehanna’s special meeting, other than the proposal to adjourn the meeting, and your broker will abstain from voting. Abstentions are considered for purposes of determining the presence of a quorum but are not considered a vote cast under Pennsylvania law. Although broker non-votes will not be counted as votes cast either “for” or “against” any proposal, they will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the special meeting so long as such shares have been voted at the special meeting on another matter other than a procedural motion.

Q:   How do I vote my Susquehanna shares if they are owned through the Susquehanna 401(k) Plan?
A:
Susquehanna shares held by the 401(k) plan are voted by the trustee, but each participant (or beneficiary of a deceased participant) is entitled to direct the trustee how to vote the shares of Susquehanna common stock that are allocated to his or her account under the 401(k) Plan. All shares of Susquehanna stock allocated to accounts for which the plan trustee did not receive instructions from a participant will be voted by the plan trustee in the same proportion as the shares for which it has received instructions, subject to the trustee’s discretion and in accordance with applicable fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended. The deadline for returning your voting instruction form to the trustee for the 401(k) Plan is [•], 2025.

Q:   What constitutes a quorum for the Susquehanna special meeting?
A:
As of Susquehanna’s record date, 2,841,314 shares of Susquehanna common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. Under Susquehanna’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the special meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and broker non-votes that are voted on at least one non-procedural item are also included for purposes of determining the presence of a quorum.

Q:
Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at Susquehanna’s special meeting?

A:
The affirmative vote at the special meeting of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the votes cast at the special meeting is required to adopt the merger agreement. A majority of the votes represented at the special meeting is required to adjourn Susquehanna’s special meeting if necessary to solicit additional votes in favor of the proposal to adopt the merger agreement. Abstentions and broker non-votes will have no effect on the adoption of the merger agreement or the proposal to adjourn the meeting.

Q:
Do I have appraisal or dissenters’ rights?

A:
Yes. Shareholders of Susquehanna will be entitled to dissenters’ rights with respect to the merger, entitling them to request the “fair value” of their shares of Susquehanna stock. To perfect your dissenters’ rights, you must follow, precisely, the required statutory procedures stated in Annex C to this document.

Q:
Can I attend Susquehanna’s special meeting and vote my shares virtually?

A:
Yes. All shareholders, including shareholders of record and those who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Susquehanna common stock can vote virtually at the special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote virtually at the special meeting. If you plan to attend the virtual special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.

Q:
Can I change my vote?

A:
Yes. You may revoke your proxy at any time before it is voted at the special meeting by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to Susquehanna’s Secretary, or (3) virtually attending the special meeting, notifying the Secretary and voting at the special meeting. The mere presence (without notifying Susquehanna’s Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy. Susquehanna’s Secretary’s mailing address is Susquehanna Community Financial, Inc., 940 High Street, West Milton, PA 17886 Attention: Secretary. Susquehanna will honor the latest vote cast.

Any shareholder entitled to vote virtually at the special meeting may vote virtually regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy if notification of such revocation has been given to Susquehanna’s Secretary, but the mere virtual presence (without notifying Susquehanna’s Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy. A shareholder may change his or her vote up and until the time that votes are counted but not thereafter.
Q:
Can additional proposals be presented at Susquehanna’s special meeting?

A:
No. Other than the proposals described in this document, no additional matters can be presented for a vote at the Susquehanna special meeting.

Q:
How will proxies be solicited and who will bear the cost of soliciting votes for the Susquehanna special meeting?

A:
Susquehanna has engaged Laurel Hill Advisory Group, or Laurel Hill to act as its proxy solicitor and to assist in the solicitation of proxies for the Susquehanna special meeting of shareholders. Susquehanna has agreed to pay Laurel Hill approximately $7,500, plus reasonable out-of-pocket expenses, for such services and will also indemnify Laurel Hill against certain claims, costs, damages, liabilities, and expenses.

Susquehanna and C&N each will bear their own cost of preparing and assembling these proxy materials for the Susquehanna special meeting. The cost of printing and mailing these proxy materials will be borne by C&N. The solicitation of proxies or votes for the Susquehanna special meeting may also be made in person, by telephone, or by electronic communication by Susquehanna’s directors, officers, and employees, none of whom will receive any additional compensation for such solicitation activities. In addition, Susquehanna may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.
Q:
Are there any risks that I should consider in deciding whether to vote to approve the merger agreement?

A:
Yes. You should consider the risk factors set out in the section entitled “Risk Factors” beginning on page 24 of this document.

Q:
Whom should I contact if I have additional questions?

A:
If you have any questions about the merger, or if you need additional copies of this document or the enclosed proxy card, you should contact: Karla S. Landis, Susquehanna Community Financial, Inc., 940 High Street, West Milton, PA (570) 568-2622.

SUMMARY
This summary highlights information contained elsewhere in this document and may not contain all of the information that is important to you. We urge you to carefully read this entire document and the other documents to which we refer in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page 1. Each item in this summary refers to the page of this document on which that subject is discussed in more detail.
Information about the Companies
Citizens & Northern Corporation and Citizens & Northern Bank (page 73)
Citizens & Northern Corporation, or C&N, is a Pennsylvania corporation that was formed in 1987 as a one-bank holding company. C&N acquired First National Bank of East Smithfield in May 1990 and acquired Canisteo Valley Corporation and its subsidiary, First State Bank, a New York State chartered commercial bank with offices in Canisteo and South Hornell, NY, in 2005. In 2010, the First State Bank operations were merged into C&N Bank and Canisteo Valley Corporation was merged into C&N. On May 1, 2007, C&N acquired Citizens Bancorp, Inc. (“Citizens”), with banking offices in Coudersport, Emporium and Port Allegany, Pennsylvania. Citizens Trust Company, the banking subsidiary of Citizens, was merged with and into C&N Bank as part of the transaction. On April 1, 2019, C&N acquired Monument Bancorp, Inc. (“Monument”). Monument was the parent company of Monument Bank, a commercial bank which operated two community bank offices and one lending office in Bucks County, Pennsylvania. Monument merged with and into C&N and Monument Bank merged with and into C&N Bank. On July 1, 2020, Covenant Financial, Inc. (“Covenant”) merged with and into C&N and Covenant Bank, the wholly owned subsidiary of Covenant, merged with and into C&N Bank. Covenant Bank operated two branches — one in Bucks County and one in Chester County.
The common stock of C&N is currently quoted on the Nasdaq Capital Market under the symbol “CZNC.” C&N’s website can be accessed at www.cnbankpa.com. The principal executive offices of C&N are located at 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, and its telephone number is 570-724-3411. C&N is a public company that files periodic reports with the SEC, which can be accessed at www.sec.gov.
C&N Bank is a Pennsylvania banking institution founded in 1864 as The First National Bank of Wellsboro. C&N Bank has held its current name since May 6, 1975, at which time C&N Bank changed its charter from a national bank to a Pennsylvania bank. In 1971, C&N Bank consolidated with The Citizens National Bank of Towanda. Subsequent mergers included: First National Bank of Ralston in May 1972; Sullivan County National Bank in October 1977; Farmers National Bank of Athens in January 1984; and First National Bank of East Smithfield in May 1990. C&N Bank is a full-service financial institution with 27 banking offices in Bradford, Bucks, Cameron, Lycoming, McKean, Potter, Sullivan and Tioga Counties in Pennsylvania and Steuben County in New York and loan production offices in Elmira, New York, and Warminster and York, Pennsylvania. Investment products are offered through C&N Investment Services and insurance products are offered through C&N Financial Services LLC. Trust services are offered by C&N Bank through the C&N Trust and Financial Management Group, a division of C&N Bank.
At March 31, 2025, C&N had total assets of approximately $2.609 billion, total deposits of approximately $2.102 billion, and $282 million of shareholders’ equity.
Susquehanna Community Financial, Inc. and Susquehanna Community Bank (page 77)
Susquehanna Community Financial, Inc., or Susquehanna, was incorporated as a Pennsylvania business corporation on September 17, 2015 for the purpose of becoming a one-bank holding company. Susquehanna’s primary function is to own all of the common stock of its wholly owned subsidiary, Susquehanna Community Bank. The principal executive offices of Susquehanna are located at 940 High Street, West Milton, PA, 17886 and its telephone number is (570) 568-6851.
The common stock of Susquehanna is quoted on the OTCID Basic Market under the symbol “SQCF”. Susquehanna’s website can be accessed at https://scb.bank

Susquehanna Community Bank (formerly West Milton State Bank) is a Pennsylvania banking institution that was originally incorporated on March 13, 1920. Susquehanna Community Bank is a community bank offering a full range of banking services to the central Pennsylvania market through its seven banking offices.
At March 31, 2025, Susquehanna had approximately $598.4 million in assets, $511.9 million in deposits and $35.1 million of shareholders’ equity.
Share Information and Market Prices (page 73)
C&N common stock is listed on the Nasdaq Capital Market under the trading symbol “CZNC.” Susquehanna common stock is not listed on any exchange, but is quoted on the OTCID Market maintained by the OTC Market Groups, Inc. under the symbol “SQCF”. Over-the-counter-market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.
The table below shows the last sale prices of C&N and Susquehanna common stock and the equivalent price per share of Susquehanna common stock based on the exchange ratio on April 22, 2025, the day before announcement of the merger, and on August [  ], 2025, the latest practicable date before printing of this document.
	Historical Price Per Share		Pro Forma Equivalent Price Per Share(1)
C&N Common Stock
Closing Price on April 22, 2025		$19.48		N/A
Closing Price on August [•], 2025	$	[•]		N/A
Susquehanna Common Stock
Closing Price on April 22, 2025		$11.59		$15.58
Closing Price on August [•], 2025		[•]	$	[•]

(1)
Based upon the exchange ratio (0.80) and the closing price of C&N common stock, rounded to the nearest cent.

Because the exchange ratio is fixed and will be adjusted only in limited circumstances, including if C&N declares any stock dividends or effects a stock split or reverse stock split, and the market price of C&N common stock will fluctuate prior to the merger, the pro forma equivalent price per share of Susquehanna common stock will also fluctuate prior to the merger. Susquehanna shareholders will not know the final equivalent price per share of Susquehanna common stock when they vote on the merger. This information relates to the value of shares of Susquehanna common stock that will be converted into shares of C&N common stock in the merger. You should obtain current stock price quotations for C&N’s and Susquehanna’s shares prior to voting on the merger.
Following completion of the merger, current C&N shareholders will own in the aggregate approximately 87% of the outstanding shares of C&N common stock and Susquehanna shareholders will own approximately 13% of the outstanding shares of C&N common stock.
The Merger Agreement (page 60)
The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this document and incorporated by reference herein. Please carefully read the merger agreement as it is the legal document that governs the merger. The merger agreement is not intended to provide any other factual information about C&N, Susquehanna, or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the merger agreement were made as of specific dates and may be subject to limitations agreed upon by the parties as stated in the agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement.
Susquehanna and C&N will Merge (page 60)
We are proposing the merger of Susquehanna and C&N, with C&N surviving. As a result of the merger, the corporate existence of Susquehanna will end. We refer to this event as the “merger” in this document. In connection with the merger, Susquehanna Bank will merge with and into C&N Bank, with C&N Bank surviving. We refer to this event as the “bank merger” in this document.
Susquehanna Will Hold Its Special Meeting on September 18, 2025 (page 66)
Susquehanna will hold a virtual special meeting via live webcast on September 18, 2025 at 10:00 a.m., local time. At the special meeting, Susquehanna shareholders will be asked to:
1.   approve and adopt the merger agreement; and
2.   approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.
Record Date.   Only holders of record of Susquehanna common stock at the close of business on July 25, 2025 will be entitled to vote at the special meeting. Each share of Susquehanna common stock is entitled to one vote. As of Susquehanna’s record date, there were 2,841,314 shares of Susquehanna common stock issued and outstanding and entitled to vote at the special meeting.
Required Vote.   The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the votes cast by all shareholders entitled to vote thereon is required to approve and adopt the merger agreement. The affirmative vote of a majority of votes cast by all shareholders entitled to vote thereon is required to approve the proposal to adjourn the special meeting. The presence, virtually or by proxy of a majority of the outstanding shares of Susquehanna common stock eligible to vote is necessary to constitute a quorum in order to transact business at the special meeting.
In accordance with the terms of the merger agreement, each of the directors and executive officers of Susquehanna has executed a voting agreement in favor of C&N pursuant to which he or she has agreed to vote all shares of Susquehanna common stock beneficially owned by him or her, and over which he or she holds sole voting power, in favor of adoption and approval of the merger agreement and the transactions contemplated thereby. Collectively, the Susquehanna directors and executive officers own and have sole voting power over 174,275 shares, or 6%, of Susquehanna’s common stock outstanding, which they committed to vote in favor of the adoption and approval of the merger agreement. In addition, each director and executive officer agreed to use reasonable efforts to cause shares of Susquehanna over which they hold shared voting power to be voted in favor of the adoption and approval of the merger agreement. As of the record date, directors and executive officers of Susquehanna and their affiliates beneficially owned, in the aggregate, 174,275 shares, or 6%, of Susquehanna’s common stock outstanding and entitled to be voted at the special meeting.
Susquehanna Shareholders Will Receive Shares of C&N Common Stock in the Merger (page 60)
In the proposed merger, Susquehanna shareholders will receive, in exchange for each share of Susquehanna common stock they own immediately prior to completion of the merger, 0.80 shares of C&N common stock. Fractional shares resulting from the application of the exchange ratio to a shareholder’s holdings of Susquehanna common stock will be issued.
While the Exchange Ratio is Fixed, in Certain Circumstances, Susquehanna May Terminate the Merger Unless C&N Increases the Consideration (page 69)
The exchange ratio is fixed. Thus, the value of the stock consideration will vary with the market value of C&N’s common stock. However, if  (i) the average price of C&N’s common stock, measured over a ten trading day period immediately preceding the fifth business day preceding the closing date, drops below

$15.58 per share and (ii) the percent decline in C&N common stock (determined by dividing the ten day average price by $19.48) is greater than the percent decline in the Index (determined by dividing the average of the Index for the same ten day period by the value of the Index on April 22, 2025) by more than 20%, then Susquehanna’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Susquehanna to terminate as described in (ii).
Expected Material United States Federal Income Tax Treatment as a Result of the Merger (page 71)
The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Internal Revenue Code, and it is a condition to the completion of the merger that the parties receive a written opinion from Barley Snyder, counsel to C&N, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that holders of Susquehanna common stock will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Susquehanna common stock for C&N common stock pursuant to the merger. For further discussion of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Consequences of the Merger,” beginning on page 71.
We recommend that holders of Susquehanna common stock consult their tax advisors to determine the tax consequences to them, including the application and effect of any state, local or non-U.S. income and other tax laws, of the merger.
Accounting Treatment of the Merger (page 71)
The merger will be treated as a business combination to be accounted for using the acquisition method of accounting under U.S. generally accepted accounting principles. Under the acquisition method of accounting, the acquired tangible and identifiable intangible assets and liabilities assumed of Susquehanna will be recorded, as of the date of completion of the merger, at their respective fair values. Any excess of the purchase price over the fair values of net assets acquired will be recorded as “goodwill.” Under U.S. generally accepted accounting principles, goodwill is not amortized, but is assessed annually, or more frequently if necessary, for impairment with any resulting impairment losses included in net income. If the fair value of net assets acquired exceeds the purchase price, there will be no goodwill recorded, and the resulting difference will be recorded as a bargain purchase gain. The results of operations of the combined entity will include the results of Susquehanna’s operations only after completion of the merger.
Opinion of Susquehanna’s Financial Advisor (page 41)
Susquehanna’s financial advisor, Janney Montgomery Scott, or “Janney,” has conducted financial analyses and delivered an opinion to Susquehanna’s board of directors to the effect that, as of April 23, 2025 and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on review undertaken by Janney as set forth in its opinion, the merger consideration was fair, from a financial point of view, to Susquehanna’ shareholders. The full text of Janney’s opinion is attached as Annex B to this document. Susquehanna shareholders should read that opinion and the summary description of Janney’s opinion contained in this document carefully and in their entirety. The opinion of Janney does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the merger. Susquehanna does not expect that it will request an updated opinion from Janney.
The opinion was for the information of, and was directed to, the Susquehanna board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Susquehanna to engage in the merger or enter into the merger agreement or constitute a recommendation to the Susquehanna board in connection with the merger, and it does not constitute a recommendation to any holder of Susquehanna common stock as to how to vote or act in connection with the merger or any other matter. Janney’s opinion speaks only as of the date of the opinion and does not address the underlying business decision of Susquehanna to engage in the merger, the form or structure of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Susquehanna, or the effect of any other transaction in which Susquehanna might engage.
Board of Directors and Executive Officers of C&N and C&N Bank after the Merger (page 54)
Following the merger, the C&N and C&N Bank boards of directors will consist of the current members of each board plus Mr. Christian C. Trate who is currently the independent Chairman of Susquehanna and Susquehanna Bank. The current executive officers of C&N and of C&N Bank will remain the same after the merger with the addition of Mr. David S. Runk as Executive Vice President and Strategic Advisor to C&N and C&N Bank and Mr. Jeffrey G. Hollenbach as Executive Vice President and Region President of C&N Bank. Mr. Runk is currently a director and CEO of Susquehanna and Susquehanna Bank and Mr. Hollenbach is currently a director and President and Chief Operating Officer of Susquehanna and Susquehanna Bank.
The Susquehanna Board of Directors Recommends That Susquehanna Shareholders Vote “FOR” Adoption of the Merger Agreement (page 76)
Susquehanna’s board of directors believes that the merger is in the best interests of Susquehanna and has unanimously approved the merger and the merger agreement. Susquehanna’s board of directors recommends that Susquehanna shareholders vote “FOR” approval and adoption of the merger agreement. Susquehanna’s board of directors also recommends that Susquehanna shareholders vote “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the approval and adoption of the merger agreement.
Susquehanna’s Directors and Executive Officers Have Financial Interests in the Merger that May Differ from Your Interests (page 57)
In addition to their interests as Susquehanna shareholders, the directors and executive officers of Susquehanna may have interests in the merger that are different from or in addition to interests of other Susquehanna shareholders. These interests include, among others:
•
the appointment of Mr. Christian C. Trate, currently the independent Chairman of Susquehanna and Susquehanna Bank, to the C&N and C&N Bank boards of directors;

•
the entry by C&N into new employment agreements with David S. Runk, CEO of Susquehanna and Susquehanna Bank, and Jeffrey G. Hollenbach, President and Chief Operating Officer of Susquehanna and Susquehanna Bank;

•
the entry by C&N and Susquehanna into an agreement with Mr. Runk providing for a lump sum cash payment immediately prior to closing of the merger in consideration of the termination of his employment agreement with Susquehanna and Susquehanna Bank;

•
the accelerated vesting and payment of benefits to Mr. Hollenbach under his supplemental executive retirement plan agreement with Susquehanna;

•
an invitation to members of the Susquehanna board of directors serving immediately prior to the closing of the merger (other than Mr. Trate) to serve as members of a regional C&N advisory board; and

•
the agreement by C&N to indemnify the directors and executive officers of Susquehanna and Susquehanna Bank from claims arising after consummation of the merger.

These additional interests of Susquehanna directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than other Susquehanna shareholders may view it.
Susquehanna’s board of directors was aware of these interests and took them into account in its decision to adopt the merger agreement. For information concerning these interests, please see the discussion under the caption “The Merger — Susquehanna’s Directors and Executive Officers Have Financial Interests in the Merger.”

Holders of Susquehanna Common Stock Have Dissenters’ Rights (page 54)
Susquehanna shareholders have the right under Pennsylvania law to dissent from the merger agreement and obtain the “fair value” of their shares in cash as determined by an appraisal process in accordance with the procedures under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, or PBCL. The statutorily determined “fair value” could be more or less then the value of the merger consideration. If you intend to exercise dissenters’ rights, you should read the statute carefully and consult with your own legal counsel. Failure to strictly comply with the procedures set forth in the PBCL will result in the loss of dissenters’ rights. Also, if you exercise dissenters’ rights, you may have taxable income as a result, so you should consult with your own tax advisor if you intend to dissent. See “The Merger — Susquehanna Shareholders Have Dissenters’ Rights in the Merger” and Annex C.
The Rights of Susquehanna Shareholders Will Be Governed by C&N’s Articles of Incorporation and Bylaws after the Merger (page 107)
The rights of Susquehanna shareholders will change as a result of the merger due to differences in C&N’s and Susquehanna’s governing documents. A description of shareholder rights under each of the C&N and Susquehanna governing documents, and the material differences between them, is included in the section entitled “Comparison of Shareholders’ Rights” found on page 107.
Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 62)
Currently, we expect to complete the merger in the fourth quarter of 2025. As more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others: approval of the merger by the requisite vote of Susquehanna’s shareholders; the receipt of all required regulatory approvals from the Board of Governors of the Federal Reserve System (“FRB”) and the Pennsylvania Department of Banking and Securities (“PDB”); the holders of no more than 5% of the outstanding shares of common stock of Susquehanna exercising dissenters’ rights; and the receipt of a legal opinion from Barley Snyder, counsel to C&N, regarding the tax treatment of the merger.
We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
No Solicitation of Other Offers (page 66)
Susquehanna has agreed that it, its directors and officers and its representatives and advisors will not, between the date of the merger agreement and the date of the special meeting of Susquehanna’s shareholders, directly or indirectly, seek or encourage, respond to, endorse, pursue or enter into an alternative acquisition proposal unless its board of directors determines, in good faith, that such discussions or consideration of an alternative acquisition proposal are required for its board of directors to fulfill its fiduciary duties.
For further discussion of the restrictions on solicitation of acquisition proposals from third parties, see “The Merger Agreement — Agreement Not to Solicit Other Offers” beginning on page 66.
Termination of the Merger Agreement (page 69)
The boards of Susquehanna and C&N may mutually agree to terminate the merger agreement before completing the merger, even after shareholder approval has been obtained. In addition, C&N or Susquehanna may decide to terminate the merger agreement if  (i) a bank regulator or governmental entity issues a final order that is not appealable prohibiting the merger, (ii) the shareholders of Susquehanna fail to adopt the merger agreement, (iii) the other party breaches the merger agreement and fails to cure such breach, if that breach would cause the conditions to closing not to be met, or (iv) the merger has not been completed by April 23, 2026, unless the reason the merger has not been completed by that date is a breach of the merger agreement by the party seeking to terminate the merger agreement.
C&N may terminate the merger agreement if Susquehanna’s board of directors, in connection with the receipt of an alternative acquisition proposal, (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the merger agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to C&N, or (4) delivers a written notice to C&N of its determination to accept the alternative acquisition proposal.
Susquehanna may terminate the merger agreement if Susquehanna receives an alternative acquisition proposal and delivers a written notice to C&N of its determination to accept the alternative acquisition proposal.
Susquehanna’s board of directors may also elect to terminate the merger agreement if the value of C&N common stock significantly declines and C&N fails to increase the aggregate consideration as explained above under the heading “While the Exchange Ratio is Fixed, in Certain Circumstances, Susquehanna May Terminate the Merger Unless C&N Increases the Consideration.”
Termination Fee (page 69)
Susquehanna will pay C&N a termination fee of $1,771,162 in the event that the merger agreement is terminated:
•
by C&N because Susquehanna’s shareholders fail to approve the merger at the special meeting of Susquehanna and, prior thereto, there has been a publicly proposed or announced alternative acquisition proposal for Susquehanna that is agreed to or consummated within 12 months following termination; or

•
by C&N because Susquehanna has received an alternative acquisition proposal, and Susquehanna (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the merger agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to C&N, or (4) delivers a written notice to C&N of its determination to accept the alternative acquisition proposal; or

•
by Susquehanna, if Susquehanna receives an alternative acquisition proposal and delivers a written notice to C&N of its determination to accept the alternative acquisition proposal in compliance with all requirements of the merger agreement.

Regulatory Approvals Required for the Merger and the Bank Merger (page 57)
Completion of the merger and the bank merger is subject to certain regulatory approvals or waivers, including approval or waiver of the FRB and PDB. Applications were filed on July 22, 2025 with the FRB and PDB as well as a request to the FRB for a waiver of a separate holding company application.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA
(In thousands of dollars, except per share data)
The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of C&N and Susquehanna as of March 31, 2025, and assumes the merger was completed on that date. The unaudited pro forma combined condensed consolidated income statement combines the historical financial information of C&N and Susquehanna and gives effect to the merger as if it had been completed as of January 1, 2024 and carried forward through December 31, 2024 and the three months ended March 31, 2025. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition of the combined entities had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed consolidated financial information.
The actual value of C&N’s common stock to be recorded as consideration in the merger will be based on the average of the high and low price of C&N’s common stock as of the merger completion date. The proposed merger is targeted for completion in the fourth quarter 2025. There can be no assurance that the merger will be completed as anticipated. For purposes of the pro forma financial information, the total estimated purchase price is $44.9 million, which is based on C&N’s closing stock price of $19.74 per share on July 16, 2025.
The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805. In accordance with ASC 805, the assets acquired and liabilities assumed in a business combination are recorded at their acquisition-date fair values, while transaction costs associated with the business combination are expensed as incurred. The excess of the merger consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill.
The pro forma financial information includes estimated adjustments, including adjustments to record Susquehanna’s assets and liabilities at their respective fair values, and represents C&N’s preliminary estimates of fair value. The pro forma adjustments are subject to change depending on changes in interest rates, changes in the components of assets and liabilities and additional information as it becomes available. The final allocation of the purchase price will be determined after the merger is completed and after a more thorough analysis to determine the fair value of Susquehanna’s assets and liabilities has been completed. Changes in the estimated fair values of the net assets as compared with the information presented in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact C&N’s statement of income due to adjustments in amortization of the adjusted assets and liabilities. Also, changes in Susquehanna’s stockholders’ equity, including results of operations from March 31, 2025 through the date the merger is completed, will change the purchase price allocation, which may result in an adjustment to the amount of goodwill recorded. Further, the Financial Accounting Standards Board is expected to issue an Accounting Standards Update that would impact accounting for acquired assets, and that if applied to this transaction would be expected to increase the allowance for credit losses on loans initially recognized as part of the purchase transaction, effectively increasing goodwill. The final adjustments may vary materially from the adjustments reflected in the unaudited pro forma financial information herein.
C&N’s management expects the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, and accordingly does not attempt to predict or suggest future results. Also, the unaudited pro forma combined condensed consolidated statements of income presented herein do not necessarily reflect what the historical results of the combined company would have been had the companies been combined during this period.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial information and related notes of C&N and Susquehanna, which are incorporated by reference to or included in this document.
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
As of March 31, 2025
(Dollars in Thousands)	C&N Historical	Susquehanna Historical	Transaction Accounting Adjustments	Pro Forma Combined	Note Reference
ASSETS
Cash and due from banks	$114,738	$8,404	$0	$123,142
Available-for-sale debt securities	408,463	155,032	0	563,495	(2)
Loans receivable	1,898,432	401,650	(17,412)	2,282,670
Allowance for credit losses on loans	(20,172)	(3,429)	(3,098)	(26,699)
Loans, net	1,878,260	398,221	(20,510)	2,255,971	(3)
Bank-owned life insurance	51,671	7,860	0	59,531
Bank premises and equipment, net	21,304	10,455	2,300	34,059	(4)
Goodwill	52,505	0	11,973	64,478	(1)
Core deposit intangibles, net	1,974	0	11,688	13,662	(5)
Deferred tax asset, net	17,194	5,189	1,317	23,700	(6)
Other assets	63,119	13,243	(38)	76,324	(7)
TOTAL ASSETS	$2,609,228	$598,404	$6,730	$3,214,362
LIABILITIES
Deposits:
Noninterest-bearing	$489,444	$34,500	$0	$523,944
Interest-bearing	1,612,697	477,387	(543)	2,089,541	(8)
Total deposits	2,102,141	511,887	(543)	2,613,485
Borrowed funds	169,911	47,000	0	216,911
Subordinated debt, net	24,860	0	0	24,860
Other liabilities	30,485	4,442	6,004	40,931	(9)
TOTAL LIABILITIES	2,327,397	563,329	5,461	2,896,187
TOTAL STOCKHOLDERS’ EQUITY	281,831	35,075	1,269	318,175	(10)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,609,228	$598,404	$6,730	$3,214,362
The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

Citizens & Northern Corporation
Unaudited Pro Forma Combined Condensed Consolidated Statement of Income
For the Year Ended December 31, 2024
(In Thousands)	C&N Historical	Susquehanna Historical	Transaction Accounting Adjustments	Pro Forma Combined	Note Reference
INTEREST INCOME
Interest and fees on loans	$112,792	$22,337	$2,580	$137,709	(3)
Income from available-for-sale debt securities	10,853	5,632	2,664	19,149	(2)
Other interest income	4,433	142		4,575
Total interest and dividend income	128,078	28,111	5,244	161,433
INTEREST EXPENSE
Interest on deposits	39,200	10,576	434	50,210	(8)
Interest on borrowed funds and senior and subordinated debt	9,763	3,596		13,359
Total interest expense	48,963	14,172	434	63,569
Net interest income	79,115	13,939	4,810	97,864
Provision for credit losses	2,195	225	3,185	5,605	(3)
Net interest income after provision for credit losses	76,920	13,714	1,625	92,259
NONINTEREST INCOME
Trust revenue	7,928	0		7,928
Brokerage and insurance revenue	2,271	374		2,645
Service charges on deposit accounts	5,867	487		6,354
Interchange revenue from debit card transactions	4,276	584		4,860
Net gains from sale of loans	1,158	339		1,497
Increase in cash surrender value of life insurance	1,830	182		2,012
Other noninterest income	5,879	1,025		6,904
Realized (losses) on available-for-sale debt securities, net	0	(150)		(150)
Total noninterest income	29,209	2,841	0	32,050
NONINTEREST EXPENSE
Salaries and employee benefits	44,930	8,197		53,127
Net occupancy and equipment expense	5,473	1,781	144	7,398	(4)
Data processing and telecommunications expense	7,768	1,370		9,138
Automated teller machine and interchange expense	1,818	348		2,166
Pennsylvania shares tax	1,733	271		2,004
Merger-related expenses	0	0	7,595	7,595	(11)
Other noninterest expense	12,536	2,118	2,124	16,778	(5)
Total noninterest expense	74,258	14,085	9,863	98,206
Income before income tax provision	31,871	2,470	(8,238)	26,103
Income tax provision	5,913	121	(1,732)	4,302	(12)
NET INCOME	$25,958	$2,349	$(6,506)	$21,801
EARNINGS PER COMMON SHARE – BASIC AND DILUTED	$1.69	$0.83		$1.23	(13)
The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

Citizens & Northern Corporation
Unaudited Pro Forma Combined Condensed Consolidated Statement of Income
For the Three Months Ended March 31, 2025
(In Thousands)	C&N Historical	Susquehanna Historical	Transaction Accounting Adjustments	Pro Forma Combined	Note Reference
INTEREST INCOME
Interest and fees on loans	$28,095	$6,003	$630	$34,728	(3)
Income from available-for-sale debt securities	2,875	1,182	666	4,723	(2)
Other interest income	739	34		773
Total interest income	31,709	7,219	1,296	40,224
INTEREST EXPENSE
Interest on deposits	9,592	2,439	48	12,079	(8)
Interest on borrowed funds and senior and subordinated debt	2,142	828		2,970
Total interest expense	11,734	3,267	48	15,049
Net interest income	19,975	3,952	1,248	25,175
Provision for credit losses	236	31		267
Net interest income after provision for credit losses	19,739	3,921	1,248	24,908
NONINTEREST INCOME
Trust revenue	2,102	0		2,102
Brokerage and insurance revenue	498	66		564
Service charges on deposit accounts	1,440	115		1,555
Interchange revenue from debit card transactions	1,036	141		1,177
Net gains from sale of loans	205	65		270
Increase in cash surrender value of life insurance	457	46		503
Other noninterest income	1,270	287		1,557
Realized (losses) on available-for-sale debt securities, net	0	0		0
Total noninterest income	7,008	720	0	7,728
NONINTEREST EXPENSE
Salaries and employee benefits	11,759	2,174		13,933
Net occupancy and equipment expense	1,459	465	36	1,960	(4)
Data processing and telecommunications expense	2,071	373		2,444
Automated teller machine and interchange expense	387	89		476
Pennsylvania shares tax	496	73		569
Other noninterest expense	2,871	571	480	3,922	(5)
Total noninterest expense	19,043	3,745	516	23,304
Income before income tax provision	7,704	896	732	9,332
Income tax provision	1,411	99	161	1,671	(12)
NET INCOME	$6,293	$797	$571	$7,661
EARNINGS PER COMMON SHARE – BASIC AND DILUTED	$0.41	$0.28		$0.43	(13)
The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements
(1)
Under the terms of the merger agreement, Susquehanna will merge into C&N, with Susquehanna shareholders receiving 0.8 shares of C&N stock for each share of Susquehanna held. The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of C&N and Susquehanna as of March 31, 2025, and assumes the merger was completed on that date. The unaudited pro forma combined condensed consolidated statements of income combine the historical financial information of C&N and Susquehanna and give effect to the merger as if it had been completed as of January 1, 2024 and carried forward through December 31, 2024 and the three months ended March 31, 2025.

The preliminary estimated merger consideration and allocation of the purchase price is as follows:
(Dollars in thousands, except per share data)
Common shares of Susquehanna as of March 31, 2025	2,841,314
Exchange ratio	0.8
C&N shares to be issued	2,273,051
Price per share of C&N common stock (closing price on July 16, 2025)	$19.74
Preliminary estimated merger consideration	$44,870
The purchase price will depend on the market price of C&N’s common stock when the acquisition is consummated. C&N’s management believes that a 15% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:
	C&N’s Share Price	Purchase Price (In Thousands)
As presented	$19.74	$44,870
15% increase	$22.70	$51,598
15% decrease	$16.78	$38,142
	Susquehanna Book Value	Fair Value Adjustments	Fair Value
Preliminary estimated merger consideration			$44,870
Recognized amounts of identifiable assets acquired and
liabilities assumed:
Cash and due from banks	$8,404	$0	$8,404
Available-for-sale debt securities	155,032	0	155,032
Loans, net of allowance for credit losses	398,221	(17,325)	380,896
Bank-owned life insurance	7,860	0	7,860
Bank premises and equipment, net	10,455	2,300	12,755
Core deposit intangibles, net	0	11,688	11,688
Deferred tax asset, net	5,189	616	5,805
Other assets	13,243	0	13,243
Total identifiable assets acquired	598,404	(2,721)	595,683
Deposits	511,887	(543)	511,344
Borrowed funds	47,000	0	47,000
Other liabilities	4,442	0	4,442
Total liabilities assumed	563,329	(543)	562,786
Total identifiable net assets	35,075	(2,178)	32,897
Goodwill		11,973	11,973
Total Allocation	$35,075	$9,795	$44,870

(2)
Available-for-sale debt securities were recorded at fair value at March 31, 2025; accordingly, no balance sheet adjustment is necessary. Adjustments to the statement of income include prospective reclassification of the unrealized loss of $21.8 million to an amortizing discount, amortized into income based on the expected life of the securities.

(3)
The pro forma adjustments to loans receivable and the allowance for credit losses (ACL) on loans as of March 31, 2025 are as follows: (a) interest rate-related reduction of $14.2 million, or 3.5% of Susquehanna’s total loans receivable (yield mark); (b) gross credit-related reduction of $6.6 million, or 1.6% of Susquehanna’s total loans receivable, including $3.2 million on loans not considered to be Purchased Credit Deteriorated (PCD) and $3.4 million on loans preliminarily identified as PCD; (c) increase in loans receivable and the ACL of $3.4 million, representing a gross up of PCD loans; (d) elimination of Susquehanna’s ACL of $3.4 million; and (e) an assumed increase in the ACL of $3.2 million on non-PCD loans that would be recorded subsequent to the acquisition through a Day 1 charge to the provision for credit losses which is included in the unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2024. The pro forma adjustment to interest and fees on loans includes accretion of the credit risk fair value adjustment on non-PCD loans and the interest rate-related fair value adjustment, assuming an average life of the portfolio of 5.3 years. C&N will complete an updated analysis of the fair value of loans as of the merger completion date, including updated assessments of credit quality and the impact of changes in interest rates. Further, C&N will assess the impact of changes in accounting for purchased financial assets based on an Accounting Standards Update expected to be released by the Financial Accounting Standards Board that, if applied to this transaction, would be expected to increase the ACL initially recognized as part of the purchase transaction, effectively increasing goodwill, and reducing the Day 1 charge to the provision for credit losses.

(4)
The pro forma balance sheet adjustment to bank premises and equipment is based on a comparison of third-party property valuation estimates to Susquehanna’s net book values of the real estate for its branch locations. The pro forma statements of income include, within net occupancy and equipment expense, an increase in depreciation expense attributable to the assumed fair value adjustment to real estate of $144,000 in the year ended December 31, 2024 and $36,000 in the three months ended March 31, 2025. C&N will complete an updated analysis of the fair value of bank premises and equipment as of the merger completion date by obtaining updated appraisals of the real estate acquired and reviewing the remaining assets.

(5)
The estimated value of the core deposit intangible at March 31, 2025 was determined by applying a 3% premium to Susquehanna’s core deposits, based on recent market data for similar transactions. For this purpose, core deposits include all of Susquehanna’s deposits at March 31, 2025, except time deposits. The pro forma adjustment to other noninterest expense reflects amortization of the core deposit intangible. Amortization is calculated based on the sum-of-the-years’ digits method over 10 years. C&N will complete an updated analysis of the core deposit intangible as of the merger completion date.

(6)
The pro forma adjustments to the deferred tax asset, net, reflect the impact of the fair value adjustments and recognition of the ACL on acquired non-PCD loans, at an assumed effective tax rate of 22%.

(7)
The pro forma reduction in other assets reflects the assumption that shares of C&N common stock held by Susquehanna would be returned to C&N as treasury shares upon completion of the merger.

(8)
The pro forma balance sheet adjustment to deposits reflects differences in interest rates, based on comparison of rates on Susquehanna’s time deposits to recent market rates for maturity dates corresponding to the maturity dates of Susquehanna’s time deposits. This fair value adjustment is amortized into interest expense over the estimated useful life of the applicable time deposits, which have an average life of 0.6 years.

(9)
The pro forma increase in other liabilities includes the accrual of estimated merger-related expenses, net of tax, to be incurred by C&N.

(10)
The pro forma adjustment to stockholders’ equity includes the following components (in thousands):

Total estimated merger consideration	$44,870
Estimated C&N merger-related expenses, net of tax	(6,004)
Treasury shares acquisition of C&N shares held by Susquehanna	(38)
ACL on acquired non-PCD loans, net of tax	(2,484)
Less: retirement of Susquehanna’s equity	(35,075)
Net impact of transaction accounting adjustments on equity	$1,269

(11)
The pro forma statement of income for the year ended December 31, 2024 includes an adjustment for C&N’s estimated merger-related expenses totaling $7,595,000. C&N’s estimated merger-related expenses include wages and benefit costs related to severance and similar matters, costs associated with data processing and other contract terminations and data conversion, legal and professional fees related to contract negotiations, acquisition accounting and other matters, and other expenses directly related to the merger.

(12)
The pro forma adjustment to the income tax provision reflects an assumed 22% tax rate on transaction accounting adjustments and other transaction adjustments except for certain estimated merger-related expenses that are assumed to be nondeductible.

(13)
Unaudited pro forma earnings per common share is calculated using C&N’s historic weighted average common shares outstanding plus the common shares estimated to be issued to Susquehanna’s stockholders in the merger. The following table sets forth the calculation of unaudited pro forma earnings per common share for the year ended December 31, 2024 and the three months ended March 31, 2025.

(In Thousands, Except Share and Per Share Data)	Year Ended December 31, 2024	Three Months Ended March 31, 2025
Pro forma net income	$21,801	$7,661
Less: Dividends and undistributed earnings allocated to participating securities	(155)	(54)
Pro forma net income attributable to common shares	21,646	7,607
Weighted-average common shares outstanding:
C&N, historical	15,262,504	15,338,532
Shares issued to Susquehanna shareholders	2,273,051	2,273,051
Pro forma weighted-average common shares outstanding	17,535,555	17,611,583
Pro forma earnings per common share – basic and diluted	$1.23	$0.43

COMPARATIVE PER SHARE DATA (UNAUDITED)
The following table shows information about C&N’s and Susquehanna’s respective income per common share, dividends per share and book value per share, and similar information giving effect to the merger. In presenting the comparative pro forma information for the time periods shown, the calculation of book value per share reflects the assumption the merger occurred as of the dates presented and the calculations of earnings and dividends information reflects the assumption the merger occurred at the beginning of the periods presented. See “Unaudited Pro Forma Combined Condensed Consolidated Financial Data” presented herein.
C&N’s management expects the merger will provide the combined company with financial benefits that include reduced operating expenses and increased revenue. The pro forma financial information presented herein, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, and accordingly does not attempt to predict or suggest future results. Also, the pro forma combined financial information presented herein does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.
The information in the following table is based on, and should be read in conjunction with, the historical information presented in this document.
Historical and Unaudited Pro Forma Combined Information — As of and For the Three Months Ended March 31, 2025
	C&N Historical	Susquehanna Historical	Pro Forma Combined (Unaudited)	Equivalent Pro Forma Combined(3) (Unaudited)
Basic and Diluted Earnings per Share	$0.41	$0.28	$0.43	$0.34
Cash Dividends per Share(1)	$0.28	$0.24	$0.28	$0.22
Book Value per Share(2)	$18.20	$12.34	$17.92	$14.34
Common Shares Outstanding	15,482,848	2,841,314	17,755,899
Weighted-Average Common Shares Outstanding Used in Earnings per Computations	15,338,532	2,841,314	17,611,583
Historical and Unaudited Pro Forma Combined Information — As of and For the Year Ended December 31, 2024
	C&N Historical (Unaudited)	Susquehanna Historical (Unaudited)	Pro Forma Combined (Unaudited)	Equivalent Pro Forma Combined(3) (Unaudited)
Basic and Diluted Earnings per Share	$1.69	$0.83	$1.23	$0.98
Cash Dividends per Share(1)	$1.12	$0.96	$1.12	$0.90
Book Value per Share(2)	$17.84	$11.75	$17.50	$14.00
Common Shares Outstanding	15,433,494	2,841,314	17,706,545
Weighted-Average Common Shares Outstanding Used in Earnings per Share Computations	15,262,504	2,841,314	17,535,555
Notes to Unaudited Comparative Per Share Data
(1)
The pro forma combined cash dividend per share amounts assume C&N would have declared cash dividends per share on C&N common stock, including the C&N common stock issued in the merger, equal to the historical cash dividends per share declared on C&N common stock.

(2)
The pro forma combined book value per share of C&N common stock is based on the pro forma combined stockholders’ equity divided by the pro forma total number of outstanding common shares of the combined entity.

(3)
The equivalent pro forma per Susquehanna share was obtained by multiplying the pro forma combined amounts by the exchange ratio of 0.80.

RISK FACTORS
In considering whether to vote in favor of the proposal to adopt the merger agreement, you should consider all of the information included in this document and its annexes and all of the information included in the documents we have incorporated by reference. In addition, you should consider the risk factors identified in C&N’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC. See “Where You Can Find More Information” on page 1. In addition, you should consider the following risk factors.
The market price of C&N common stock after the merger may be affected by factors different from those affecting the shares of C&N or Susquehanna currently.
The markets of C&N and Susquehanna differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock after the merger may be affected by factors different from those currently affecting the independent results of operations and market prices of C&N and Susquehanna. For a discussion of the business and markets of C&N and Susquehanna, see “Information About Citizens & Northern Corporation” beginning on page 79 and “Information About Susquehanna Community Financial, Inc.” beginning on page 84.
Shareholders of Susquehanna will have a reduced ownership percentage and voting interest after the merger and will exercise less influence over management.
Upon completion of the merger, current Susquehanna shareholders will own approximately 13.0% of the outstanding shares of C&N common stock, and current C&N shareholders will own approximately 87.0% of the outstanding shares of C&N common stock. As a result, Susquehanna shareholders will collectively exercise less influence over management of C&N than they did with respect to Susquehanna.
The exchange ratio for the conversion of Susquehanna stock into C&N stock will not be adjusted in the event that the price of C&N common stock declines before the merger is completed, except in certain limited circumstances. As a result, the value of the shares of C&N common stock at the time Susquehanna shareholders receive them could be less than the equivalent value (taking into consideration the applicable exchange ratio) of those shares as of the date of this document and on the date of the shareholder meeting.
In the merger, shareholders of Susquehanna will be entitled to exchange each share of Susquehanna common stock owned for 0.80 shares of C&N common stock. The exchange ratio is fixed. Thus, the value of the merger consideration will vary with the market value of C&N’s common stock. However, if  (i) the average price of C&N’s common stock, measured over a ten trading day period immediately preceding the fifth business day preceding the closing date, drops below $15.58 per share and (ii) the percent decline in C&N common stock (determined by dividing the ten day average price by $19.48) is greater than the percent decline in the KBW NASDAQ Regional Banking Index, or the “Index” determined by dividing the average of the Index for the same ten day period by the value of the Index on April 22, 2025) by more than 20%, Susquehanna’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Susquehanna to terminate. As a result, except in the limited instance just described, the exchange ratio will not be adjusted as a result of any change in the market price of C&N common stock between the date of this document and the date Susquehanna shareholders receive shares of C&N common stock in exchange for their shares. Because the price of C&N common stock could fluctuate during the period of time between the date of this proxy statement/prospectus and the time the Susquehanna shareholders actually receive their shares of C&N common stock as merger consideration, the Susquehanna shareholders will be subject to the risk of a decline in the price of C&N common stock during this period. Except as discussed above, Susquehanna does not have the right to terminate the merger agreement or to resolicit the vote of its shareholders because of changes in the market price of C&N common stock. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in geopolitical conditions, changes in the values and perceptions of financial services stocks generally, C&N and the merger in particular, changes in C&N’s business, operations and prospects, and regulatory considerations. Many of these factors are beyond C&N’s control. Accordingly, at the time of the Susquehanna special meeting, Susquehanna shareholders will not be able to calculate the exact value of the shares of C&N common stock they will receive as the merger consideration upon completion of the merger. If the market price of C&N common stock declines after Susquehanna shareholders vote, the value of the merger consideration shareholders will be receiving will be less than the value of such consideration at the time of the vote unless the adjustment provision described above is triggered, and C&N elects to modify the exchange ratio.
Future issuances of C&N equity securities could dilute shareholder ownership and voting interest.
C&N’s articles of incorporation authorize the issuance of up to 20,000,000 shares of common stock and 30,000 shares of preferred stock. Any future issuance of equity securities by C&N may result in dilution in the percentage ownership and voting interest of C&N shareholders. Also, any securities C&N issues in the future may be valued differently, and the issuance of equity securities for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by C&N shareholders, including former Susquehanna shareholders who become C&N shareholders. As noted under the caption “Comparison of Shareholders’ Rights,” C&N shareholders do not have any preemptive rights to acquire additional shares in the event of future issuances of equity by C&N.
There is no assurance that C&N will continue paying dividends at the current rate.
C&N’s board of directors has adopted a current dividend practice for the payment of a quarterly cash dividend. This practice can be changed at any time at the discretion of C&N’s board of directors, and C&N’s common shareholders will have no contractual or other legal right to dividends. In addition, the other risk factors described in this section could materially reduce the cash available from operations, and these outcomes could cause capital not to be available when needed in an amount sufficient to support C&N’s dividend practice. The amount of dividends that C&N may distribute will also be subject to restrictions under Pennsylvania law and applicable bank regulatory provisions. If C&N’s board of directors were to adopt a change to C&N’s current dividend practice that resulted in a reduction in the amount of dividends, such change could have a material and adverse effect on the market price of C&N’s common stock.
The unaudited pro forma financial data included in this document is preliminary, and C&N’s actual financial position and results of operations after the merger may differ materially from the unaudited pro forma financial data included in this document.
The unaudited pro forma financial data in this document is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflect adjustments, which are based upon preliminary estimates, to record identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document.
The merger agreement limits Susquehanna’s ability to pursue alternatives to the merger and, in certain circumstances, requires the payment of a termination fee.
The merger agreement contains “no shop” provisions that, subject to specified exceptions, limit Susquehanna’s ability to discuss, facilitate or commit to competing third party proposals to acquire all or a significant part of Susquehanna. In addition, a termination fee is payable by Susquehanna under certain circumstances, generally involving the consummation of an alternative transaction. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Susquehanna from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share value than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Susquehanna than it might otherwise have proposed to pay. See “The Merger Agreement — Termination Fee.”
The merger is subject to the receipt of consents and approvals from governmental and regulatory entities that may impose conditions that could delay or have an adverse effect on C&N.
Before the merger may be completed, various waivers, approvals or consents must be obtained from the FRB, and the PDB. C&N and Susquehanna have agreed to use their commercially reasonable efforts to complete these filings and obtain these waivers, approvals and consents; however, satisfying any requirements of regulatory agencies may delay the date of completion of the merger or such approval may not be obtained at all. In addition, these governmental entities may impose conditions on the completion of the merger or require changes to the terms of the merger that could have the effect of delaying completion of the merger or imposing additional costs on, or limiting the revenues of, C&N following the merger, any of which might have an adverse effect on C&N following the merger. We cannot assure you as to whether these regulatory waivers, approvals and consents will be received, the timing of such or whether any conditions will be imposed. Applications were filed on July 22, 2025 with the PDB and FRB as well as a request with the FRB to waive a holding company application.
Susquehanna’s executive officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of Susquehanna shareholders.
Executive officers of Susquehanna negotiated the terms of the merger agreement. Susquehanna’s board of directors approved and adopted the merger agreement and unanimously recommended that Susquehanna shareholders vote to adopt the merger agreement. In considering these facts and the other information contained in this document, you should be aware that Susquehanna’s officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of Susquehanna’s shareholders. These interests include:
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the appointment of Mr. Christian C. Trate, currently the independent Chairman of Susquehanna and Susquehanna Bank, to the C&N and C&N Bank boards of directors;

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the entry by C&N into new employment agreements with David S. Runk, CEO of Susquehanna and Susquehanna Bank, and Jeffrey G. Hollenbach, President and Chief Operating Officer of Susquehanna and Susquehanna Bank;

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the entry by C&N and Susquehanna into an agreement with Mr. Runk providing for a lump sum cash payment immediately prior to closing of the merger in consideration of the termination of his employment agreement with Susquehanna and Susquehanna Bank;

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the accelerated vesting and payment of benefits to Mr. Hollenbach under his supplemental executive retirement plan agreement with Susquehanna;

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an invitation to members of the Susquehanna board of directors serving immediately prior to the closing of the merger (other than Mr. Trate) to serve as members of a regional C&N advisory board; and

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the agreement by C&N to indemnify the directors and executive officers of Susquehanna and Susquehanna Bank from claims arising after consummation of the merger.

These additional interests of Susquehanna directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than other Susquehanna shareholders may view it.
Susquehanna’s board of directors was aware of these interests and took them into account in its decision to adopt the merger agreement. For information concerning these interests, please see the discussion under the caption “The Merger − Susquehanna’s Directors and Executive Officers Have Financial Interests in the Merger.”
The shares of C&N common stock to be received by Susquehanna shareholders as a result of the merger will have different rights from the shares of Susquehanna common stock.
Upon completion of the merger, Susquehanna shareholders who receive C&N common stock in the merger will become C&N shareholders. Their rights as shareholders will be governed by Pennsylvania corporate law and the articles of incorporation and bylaws of C&N. The rights associated with Susquehanna common stock are different from the rights associated with C&N common stock.
C&N and Susquehanna believe that the material differences in such rights are as follows:
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C&N’s articles of incorporation authorize the issuance of up to twenty million (20,000,000) shares of common stock and Susquehanna is authorized to issue up to five million (5,000,000) shares of common stock;

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C&N’s articles of incorporation authorize the issuance of up to thirty thousand (30,000) shares of preferred stock, $1,000 par value per share; Susquehanna is not authorized to issue preferred shares;

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In order to nominate candidates to the board of directors, C&N’s shareholders are required to notify the secretary of C&N, in writing, not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors. Susquehanna’s corresponding notice provision requires notification to the secretary of Susquehanna, in writing, not less than one hundred twenty (120) days prior to the date of the mailing of the proxy associated with the previous year’s annual meeting of shareholders;

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Amending Articles 8 (number of directors), 9 (classes of directors), 12 (approval of certain entity transactions), 13 (beneficial ownership), 14 (shareholder meeting requirements), 15 (authority to amend bylaws) and 16 (evaluation of offers for certain entity transactions) of C&N’s articles of incorporation requires the affirmative vote of holders of at least seventy-five percent (75%) of the common stock of C&N unless at least sixty-six and two-thirds percent (66 2∕3%) of the members of the board of directors of C&N approve the amendment, in which case, approval by shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast thereon. Amending Articles 7a (no cumulative voting), 7d (Factors to consider in evaluating an acquisition proposal) 7e (approval of changes to articles of incorporation) of Susquehanna’s articles of incorporation requires the affirmative vote of the holders of at least eighty percent (80%) of the votes cast by all shareholders entitled to vote thereon, unless such measure has the prior approval of eighty percent (80%) of all members of the board of directors, and is approved by sixty-six and two-thirds percent (66 2∕3%) of the votes cast by all shareholders entitled to vote thereon.

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C&N’s articles of incorporation require the affirmative vote of the holders of seventy-five percent (75%) of C&N’s outstanding common stock to approve any merger, consolidation, sale of all or substantially all of C&N’s assets, share exchange in which a person or entity acquires C&N’s issued and outstanding shares of capital stock pursuant to a vote of shareholders, or any transaction similar to, or having a similar effect to, any of the foregoing, unless such action is approved in advance by the affirmative vote of sixty-six and two-thirds percent (66 2∕3%) of the C&N board of directors; in which case the provisions of the Pennsylvania Business Corporation Law will apply as to whether or not shareholder approval is necessary. Susquehanna’s articles of incorporation require the affirmative vote of at least eighty percent (80%) of votes cast to make, amend or repeal the bylaws. Susquehanna’s Articles require 80% of the votes cast to approve a merger, consolidation, liquidation, dissolution or sale of substantially all of Susquehanna’s assets unless at least eighty percent (80%) of the members of the board of directors approve the transaction, in which case, approval of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the shares of Susquehanna common stock voting on the transaction is required.

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C&N did not opt out of certain Pennsylvania statutory anti-takeover provisions that do not apply to Susquehanna; and

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C&N’s bylaws may be amended upon a vote of a majority of the entire board of directors at any meeting of the board, provided ten (10) days’ notice of the proposed amendment has been given to each member of the board of directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of C&N by the affirmative vote of the holders of seventy five percent (75%) of the votes that all shareholders are entitled to cast thereon. Susquehanna’s bylaws may be amended by the affirmative vote of at least a majority of the directors subject always to the power of the shareholders to change such action of the board of directors by the affirmative vote of at least eighty percent (80%) of the votes cast.

See the section of this document titled “Comparison of Shareholders’ Rights” beginning on page 109 for a complete discussion of the different rights associated with ownership of C&N common stock.
If the merger is not consummated by April 23, 2026, either C&N or Susquehanna may choose not to proceed with the merger.
Either C&N or Susquehanna may terminate the merger agreement if the merger has not been completed by April 23, 2026, unless the failure of the merger to be completed by such date has resulted from the failure of the party seeking to terminate the merger agreement to perform its obligations.

The fairness opinion obtained by Susquehanna from its financial advisor will not reflect changes in circumstances subsequent to the date of the merger agreement.
Susquehanna obtained a fairness opinion from its financial advisor, as of April 23, 2025, to the effect that the merger consideration was fair, from a financial point of view, to Susquehanna’s shareholders. Susquehanna is not required to obtain an updated opinion as of the date of this document from its financial advisor. Changes in the operations and prospects of C&N or Susquehanna, general market and economic conditions and other factors that may be beyond the control of C&N and Susquehanna, and on which the fairness opinion was based, may alter the value of C&N or Susquehanna or the price of shares of C&N common stock or Susquehanna common stock by the time the merger is completed. The Susquehanna fairness opinion does not speak to the time the merger will be completed or to any date other than the date of such opinion. As a result, the opinion will not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. For a description of the opinion that Susquehanna received from its financial advisor, please see “The Merger — Opinion of Susquehanna’s Financial Advisor,” beginning on page 41 of this document.
C&N may fail to realize all of the anticipated benefits of the merger.
The success of the merger will depend, in part, on C&N’s ability to realize the anticipated benefits and cost savings from successfully combining the businesses of C&N and Susquehanna. If C&N is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all, or may take longer to realize than expected. C&N and Susquehanna have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on C&N and Susquehanna during the transition period.
If the merger is not completed, C&N and Susquehanna will have each incurred substantial expenses without realizing the expected benefits of the merger.
C&N and Susquehanna have each incurred substantial expenses in connection with the merger described in this document. The completion of the merger depends on the satisfaction of specified conditions and the receipt of regulatory approvals. If the merger is not completed, these expenses would have been expended or would be recognized currently and not capitalized, and C&N and Susquehanna would not have realized the expected benefits of the merger.
The management teams of C&N and Susquehanna may be required to dedicate significant time and effort to the integration of the two companies which could divert their attention from other business concerns.
It is possible that the integration process could result in diversion of the attention of the management teams of C&N and Susquehanna, the disruption or interruption of, or the loss of momentum in, the ongoing businesses of C&N and Susquehanna or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect C&N’s ability to maintain relationships with its customers and employees or C&N’s ability to achieve the anticipated benefits of the merger, or could reduce the earnings or otherwise adversely affect C&N’s business and financial results
Each of C&N and Susquehanna will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on each of the parties to the merger agreement. These uncertainties may impair C&N’s and/or Susquehanna’s ability to attract, retain and motivate key personnel until the merger is consummated and could cause customers and others that deal with each of C&N and Susquehanna to seek to change existing business relationships with them. Retention of certain Susquehanna employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles with C&N. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to continue with C&N, C&N’s business following the merger could be harmed. In addition, the merger agreement restricts each of C&N and Susquehanna from taking specified actions until the merger occurs without the consent of the other. These restrictions may prevent C&N and Susquehanna from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled “The Merger Agreement — Covenants and Agreements” beginning on page 60 of this document for a description of the restrictive covenants to which C&N and Susquehanna are subject under the merger agreement.
C&N and Susquehanna expect to incur non-recurring expenses related to the merger.
C&N and Susquehanna anticipate that certain non-recurring charges, such as computer system conversion costs, severance and branding, will be incurred in connection with this integration. C&N and Susquehanna cannot identify the timing, nature and amount of all such charges as of the date of this document. However, any such charges could affect the parties’ respective results of operations in the period in which such charges are recorded.
Litigation against C&N or Susquehanna, or the members of the C&N or Susquehanna board of directors, could prevent or delay the completion of the merger.
While C&N and Susquehanna believe that any claims that may be asserted by purported shareholder plaintiffs related to the merger would be without merit, the results of any such potential legal proceedings are difficult to predict and such legal proceedings could delay or prevent the merger from being completed in a timely manner. If litigation were to be commenced related to the merger, such litigation could affect the likelihood of obtaining the required approvals from Susquehanna shareholders. Moreover, any litigation could be time-consuming and expensive, and could divert the attention of the management of C&N and Susquehanna away from their regular business. Any lawsuit adversely resolved against C&N, Susquehanna, or members of the C&N or Susquehanna board of directors could have a material adverse effect on each party’s business, financial condition, and results of operations
Future governmental regulation and legislation could limit the combined company’s future growth.
Following the merger, C&N and its subsidiaries will continue to be subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of C&N. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance fund. Any changes to these laws may negatively affect C&N’s ability to expand its services and to increase the value of its business. Additionally, a number of provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” remain to be implemented through the rulemaking process at various regulatory agencies. Certain aspects of the new regulations, including, without limitation, higher minimum capital levels, potentially higher cost of deposit insurance and the costs of compliance with disclosure and reporting requirements that may be issued by the Consumer Financial Protection Bureau, could have a significant adverse impact on the combined company’s business, financial condition and results of operations. Compliance with state and federal regulation, supervision and legislation, including the Dodd-Frank Act, may require us to make changes to our business and operations and will likely result in additional costs and a diversion of management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on C&N, these changes could be materially adverse to C&N’s shareholders.
Following the consummation of the merger, investors in the combined company will own an institution with different financial and other characteristics than either C&N or Susquehanna on a standalone basis.
Following the consummation of the merger, current shareholders of C&N and Susquehanna will become shareholders in a combined company that will have different financial and other characteristics than either company had on a standalone basis prior to the merger. For example, the merger will result in a combined company with higher dollar amounts of total assets, risk-based assets and non-performing assets, including non-performing loans and other real estate owned, from the amounts currently existing for each of them individually. If C&N is unable to successfully combine the businesses of C&N and Susquehanna, future earnings of the Company may be adversely affected, which in turn could adversely impact the amount of capital of the combined company. The merger transaction will also initially result in lower amounts of book value per common share and tangible book value per common share for both C&N and Susquehanna shareholders as set forth in the comparative per share data on page 24, and there can be no assurance that any such book value dilution will be earned back through earnings following completion of the merger.
One Big Beautiful Bill Act of 2025 Impacts
The “One Big Beautiful Bill Act” presents disparate potential impacts on financial institutions. While some provisions could boost lending and potentially lead to modest economic growth, others could increase costs, add complexity, and potentially destabilize the financial system. The ultimate impact will depend on how the bill is implemented, how other countries respond, and how the overall economy reacts to the changes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This document contains a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of C&N, Susquehanna and the potential combined company and may include statements for the period following the completion of the merger. Forward-looking statements are typically identified by words such as “should,” “likely,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “target,” “project,” “goal” and other similar words and expressions.
The forward-looking statements involve certain risks and uncertainties. The ability of either C&N or Susquehanna to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward looking statements include those set forth on page 25 under “ Risk Factors, “ the Risk Factors identified in C&N’s Form 10-K Annual Report for the year ended December 31, 2024, and, among others, the following:
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completion of the merger is dependent on, among other things, receipt of shareholder and regulatory approvals, the timing of which cannot be predicted with precision, and which may not be received at all;

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the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

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the integration of Susquehanna’s business and operations with those of C&N may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Susquehanna’s or C&N’s existing businesses;

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the anticipated cost savings and other synergies of the merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the merger may be greater than expected;

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the ability to achieve anticipated merger-related operational efficiencies;

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the ability to enhance revenue through increased market penetration, expanded lending capacity and product offerings;

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changes in monetary and fiscal policies of the FRB and the U. S. Government, particularly related to changes in interest rates;

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changes in general economic conditions, especially the effects of current fluctuations in tariff policies; impacts of workforce deportations; the proliferation of legal actions challenging government policies; substantial reductions in force of government and non-government organization employees, all of which may put pressure on supply chains and exacerbate market volatility;

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occurrence of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, pandemics or outbreaks of hostilities, or the effects of climate change, and the ability of C&N, Susquehanna and their respective customers to deal effectively with disruptions caused by the foregoing;

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legislative or regulatory changes;

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downturn in demand for loan, deposit and other financial services in our market area;

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increased competition from other banks and non-bank providers of financial services;

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technological changes and increased technology-related costs; and

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changes in accounting principles, or the application of generally accepted accounting principles

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

All subsequent written and oral forward looking statements concerning the merger or other matters addressed in this document and attributable to C&N or Susquehanna or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. Except to the extent required by applicable law or regulation, C&N and Susquehanna undertake no obligation to update these forward- looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE MERGER
Background of the Merger
As part of its ongoing consideration and evaluation of Susquehanna’s short- and long-term prospects and strategies, the board of directors and senior management of Susquehanna regularly review and evaluate strategic opportunities and challenges faced by Susquehanna as a smaller community bank with a limited trading market for its stock. Over the last several years, these discussions have included consideration of various strategic alternatives for enhancing shareholder value, including through organic growth and de novo branching, acquisitions of branches or business lines, and strategic partnerships or affiliations with other institutions. In connection with this evaluation process, David S. Runk, President and Chief Executive Officer of Susquehanna, has had, from time to time, informal discussions with representatives of other financial institutions, including J. Bradley Scovill, President and Chief Executive Officer of C&N, and has regularly updated the Susquehanna board regarding such discussions. As Susquehanna entered 2024, however, discussions among the Susquehanna board and management became increasingly focused on the challenges faced in returning Susquehanna to its previous levels of profitability, particularly in light of the intensely competitive deposit rate environment and associated interest expense, the need to grow in order to increase scale and efficiencies, and Susquehanna’s prospects for preserving its dividend in light of such challenges.
At a conference in January 2024, Mr. Scovill and Mr. Runk discussed the significant headwinds facing Susquehanna and similarly situated smaller community banks. During that conversation, Mr. Scovill informally indicated that C&N would be open to exploring a combination with Susquehanna should the opportunity ever present itself. Potential deal terms were not discussed.
On September 22, 2024, Mr. Scovill called Mr. Runk to inquire whether the timing was right to discuss a possible business combination of C&N and Susquehanna. Mr. Runk updated Christian Trate, Chairman of Susquehanna, regarding the conversation with Mr. Scovill. Recognizing the challenges to Susquehanna described above, Messrs. Runk and Trate determined to accept Mr. Scovill’s invitation to meet.
On November 22, 2024, Messrs. Runk and Trate met with Mr. Scovill and Terry Lehman, Chairman of C&N, at C&N’s Williamsport Office. The meeting focused on whether Susquehanna would be interested in exploring a potential strategic combination with C&N. During the meeting, the representatives discussed, in general terms, the strategic and cultural fit of the two organizations, the strength of C&N’s currency and the liquidity offered by C&N common stock as compared to that of Susquehanna, as well as governance and employee considerations. Potential deal terms and pricing were not discussed; however, the Susquehanna representatives indicated an interest in further discussing a potential transaction. In early December 2024, Mr. Runk informed a representative of Janney, Susquehanna’s financial advisor, regarding the discussions with C&N and the possibility of further exploring the feasibility of a strategic combination. On December 12, 2024, Susquehanna and C&N executed a mutual confidentiality agreement, which did not contain any exclusivity or “standstill” provisions, in order to enable the parties to more seriously explore a combination of the two institutions.
On or about December 17, 2024, Janney contacted Mr. Runk offering to introduce Mr. Runk to representatives of a non-SEC reporting financial institution with approximately $1.4 billion in assets and offices located in central Pennsylvania (“Institution A”). While at a conference on January 27, 2025, Mr. Runk met with representatives of Janney and Institution A. Introductions were made and, while the concept of a business combination was not discussed, the parties agreed to follow up in a few weeks.
In early January 2025, the Chairman of the Board of an SEC-reporting financial institution with over $1.5 billion in assets and headquartered in Pennsylvania (“Institution B”) contacted Mr. Runk via telephone requesting an exploratory meeting. Mr. Runk met with the Chairman, as well as the President and CEO, of Institution B on January 16, 2025. At this meeting, the representatives discussed, generally, the possibility of a strategic combination between the two organizations, the potential positive effect such a combination would be expected to have in the markets in which Institution B and Susquehanna operate, as well as the compatibility of the corporate cultures and other social considerations. A mutual confidentiality agreement, which did not contain any exclusivity or “standstill” provisions, was signed on or about January 17, 2025. No further discussions occurred with Institution B until after the Susquehanna board meeting on February 20, 2025.

Also on January 17, 2025, Messrs. Runk and Trate met with Messrs. Scovill and Lehman to further discuss a potential transaction between C&N and Susquehanna. The focus of the discussion was on social considerations, including potential roles of Mr. Runk and other members of senior management with the combined organization. Pricing was not discussed. Following this meeting, Mr. Runk updated a representative of the law firm of Pillar+Aught, Susquehanna’s counsel and a firm experienced in bank mergers and acquisitions, with respect to the discussions held with C&N, Institution A and Institution B, and expressed Susquehanna’s desire to engage Pillar+Aught to advise the Board in its consideration of Susquehanna’s strategic alternatives.
Mr. Runk and Mr. Trate then met with representatives of Institution A on February 5, 2025 in State College, Pennsylvania, and discussed general concepts of a combination of Institution A and Susquehanna, including maintaining the Susquehanna branches as a division of Institution A for some period of time following a transaction. Pricing was not discussed.
Also on February 5, 2025, Susquehanna executed an engagement letter with Janney pursuant to which Janney would act as Susquehanna’s financial advisor in connection with a sale, merger or other combination involving Susquehanna.
At the request of Mr. Runk, representatives of Janney and Pillar+Aught attended a special meeting of the Susquehanna board of directors on February 20, 2025. At that meeting, representatives of Pillar+Aught described the fiduciary duty of a Pennsylvania director in the context of evaluating the company’s strategic alternatives and representatives of Janney presented an overview of Susquehanna and its historical financial performance, a description of the community banking landscape, an overview of the current merger and acquisition environment, and an overview of Susquehanna’s strategic alternatives. This presentation also included an overview of thirteen (13) potential transaction partners, selected primarily based upon whether such parties ever previously expressed interest in a potential transaction with Susquehanna or their size, market area and/or other factors suggested that they may be interested in a combination with Susquehanna. Those thirteen potential transaction partners had assets ranging from a low of $1.4 billion to a high of $5.4 billion. Following the presentation, extensive discussion ensued among the directors and representatives of Janney regarding the premium that could reasonably be expected from likely potential acquirors of Susquehanna. Following this discussion, the Board authorized Janney to contact four potential acquirors: C&N, Institution A, Institution B and a fourth, SEC-reporting Pennsylvania headquartered community bank with over $3 billion in assets (“Institution C”). The board determined to include Institution C due to its size, familiarity with Susquehanna and the perceived likelihood that Institution C would be interested in participating in the process.
Following the February 20, 2025 board meeting, representatives of Janney contacted C&N and Institutions A, B and C to inquire with respect to their interest in participating in a deal process. Each institution expressed interest and Institutions A and C signed a confidentiality agreement in order to receive additional information regarding Susquehanna. Janney requested that indications of interest be received by March 14, 2025.
During February and early March 2025, Susquehanna and Janney populated a virtual data room with select information regarding Susquehanna. Access to the data room was granted to each of the four potential partners for purposes of enabling them to determine whether to submit a formal indication of interest for Susquehanna’s consideration.
Between March 14 and March 18, 2025, Janney received non-binding indications of interest from each of the four interested institutions. Each indication of interest letter contemplated a merger of Susquehanna into the potential acquiror, to be immediately followed by a merger of Susquehanna Bank into the potential acquiror’s wholly-owned banking subsidiary. Terms were as follows:
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C&N proposed an all-stock transaction, with a fixed exchange ratio of between 0.75 and 0.80 shares of C&N common stock for each share of Susquehanna common stock, representing an implied transaction value of between $15.20 to $16.22 per share of Susquehanna common stock. C&N also proposed to appoint Mr. Trate to the C&N and C&N Bank boards of directors upon the consummation of the transaction, as well as offer Mr. Runk the position of Executive Vice President and Strategic Advisor and Jeffrey G. Hollenbach, President of Susquehanna Community Bank, the

position of Region President. In connection with the indication of interest, C&N requested an exclusivity period of thirty (30) days in order to discuss and finalize a transaction.
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Institution A proposed an all-stock transaction with an implied transaction value of $14.29 per share of Susquehanna common stock, with a fixed exchange ratio. Institution A also proposed to appoint two members of the Susquehanna board of directors to Institution A’s and its banking subsidiary’s boards of directors upon the consummation of the transaction, as well as proposed to offer Mr. Runk the position of Regional President and Mr. Hollenbach a position to be determined.

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Institution B proposed a combination stock and cash transaction with an implied transaction value of $12.52 per share of Susquehanna common stock. Up to ten percent (10%) of the consideration would be paid in cash with the remainder to be paid in Institution B common stock, with a fixed exchange ratio. Institution B also proposed to appoint Mr. Trate and one other non-executive member of the Susquehanna board of directors to Institution B’s and its banking subsidiary’s boards of directors upon the consummation of the transaction, as well as proposed to retain Mr. Runk as a consultant and all other members of the Susquehanna leadership team in leadership positions with the combined institution. In connection with the indication of interest, Institution B requested an exclusivity period of forty-five (45) days in order to complete due diligence and finalize a transaction.

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Institution C proposed an all-stock transaction with an implied transaction value ranging between $12.70 and $13.86 per share of Susquehanna common stock, with a fixed exchange ratio. Institution C also proposed to appoint one member of the Susquehanna board of directors to Institution C’s and its banking subsidiary’s boards of directors upon the consummation of the transaction, as well as proposed to retain Mr. Runk as a consultant and Mr. Hollenbach as a regional president.

Additionally, each indication of interest, other than the indication received from Institution C, proposed to offer Susquehanna directors the opportunity to join an advisory board.
On March 20, 2025, the Susquehanna board of directors met to discuss, among other items, the non-binding indication of interest letters that Janney had received. Representatives from Pillar+Aught and Janney attended the meeting. The Janney representatives discussed the key features of the four proposals, including the proposed purchase price and the structure of the merger consideration, along with a summary of each party’s business, financial position, stock price and valuation based on publicly available data. The Janney representatives then presented pro forma models reflecting a transaction between Susquehanna and each of C&N, Institution A, Institution B and Institution C, and compared the implied metrics of each potential transaction, highlighting various pricing metrics and the capital levels of the resulting institution. The Janney representatives noted the assumptions used to prepare the analyses and pricing metrics of each potential transaction and the financial information about the pro forma company. Representatives from Janney and Pillar+Aught also reviewed with the Susquehanna board of directors the process conducted to date.
The Susquehanna board of directors observed that C&N’s proposal represented the highest implied transaction value received from any party, noting that the other proposals fell within a range of $12.52 to $14.29 per share of Susquehanna common stock compared with a range of $15.20 to $16.22 per share of Susquehanna common stock range proposed by C&N. Representatives of Janney also discussed their belief that C&N’s proposal would provide significantly more value to Susquehanna shareholders as compared to the proposals from the other three parties and Susquehanna’s standalone alternatives, noting that C&N’s proposal also represented the greatest pro forma dividend to Susquehanna shareholders. The Susquehanna board also considered the strategic benefits of a potential combination with C&N, the similarity in culture and the significant premium to its current stock trading price. In addition, the Susquehanna board believed that the stock consideration of C&N would provide long term value to Susquehanna’s shareholders, including increased trading liquidity. The Susquehanna board also considered the impact a merger would have on Susquehanna’s customers, employees and the communities in which it operates. After lengthy discussion, the Susquehanna board determined not to engage in further discussions with Institutions A and B for a number of reasons, including the inadequacy of the proposed merger consideration offered in each such institution’s indication of interest and the lack of liquidity in both institutions’ stock. The Susquehanna board determined not to engage in further discussions with Institution C due primarily to the inadequacy of the proposed merger consideration offered in its indication of interest. The Susquehanna board requested that Janney inform C&N that Susquehanna would be willing to execute the indication of interest if C&N would commit to an exchange ratio of 0.80 shares of C&N common stock per share of Susquehanna common stock, representing the high end of the range proposed by C&N in its indication of interest. The board of directors then authorized Mr. Runk to sign the non-binding indication of interest letter with C&N pending the results of that discussion, and to begin the reverse due diligence process.
On March 21, 2025, C&N delivered to Janney a revised indication of interest confirming a fixed exchange ratio of 0.80. There were no other material changes to the original indication of interest, including the requested thirty (30) day exclusivity period. During the exclusivity period, Susquehanna would be prohibited from engaging in negotiations or entering into any agreement with third parties relating to alternative business combination transactions. Mr. Runk executed and returned the revised indication of interest on March 24, 2025.
During the period from March 25, 2025 through April 22, 2025, Susquehanna conducted its due diligence review of C&N, which consisted of extensive document and credit review, as well as management interviews. Also during this period, C&N and Susquehanna and their respective legal counsel and financial advisors negotiated the terms of the definitive merger agreement and ancillary agreements, the initial drafts of which were delivered to Pillar+Aught on April 7, 2025.
From April 10, 2025 through April 22, 2025, C&N counsel and Pillar+Aught negotiated new employment agreements for each of Messrs. Runk and Hollenbach providing for their continued employment with C&N following the merger, the material terms of which are described elsewhere in this document under the heading — “The Merger — Susquehanna’s Directors and Executive Officers Have Financial Interests in the Merger.”
On April 23, 2025, Susquehanna’s board of directors met to consider the proposed merger agreement and certain ancillary documents. Susquehanna’s senior leadership team, as well as representatives from Janney and Pillar+Aught, participated in the meeting. Representatives of Pillar+Aught again reminded the Susquehanna board of the fiduciary duties owed by the directors of a corporation and bank under Pennsylvania law, including in the context of considering the strategic alternatives available to the institution. Members of the executive management team, together with representatives of Pillar+Aught and Janney, reported to the Susquehanna board with respect to the results of their due diligence investigation of C&N. Discussion was held and the directors’ questions regarding due diligence were satisfactorily addressed. A draft and detailed summary of the merger agreement negotiated to date, as well as certain ancillary documents, including a draft of Pillar+Aught’s and Janney’s presentation materials to be reviewed at the meeting, had been made available to board members in advance of the meeting. Representatives of Pillar+Aught then made a presentation describing the material terms of the transaction, including the definitive agreement, employment agreements offered to certain Susquehanna employees, and the voting agreements required by C&N to be executed by the directors and executive officers of Susquehanna. Following discussion by the board, representatives of Janney made a presentation in which they summarized the transaction terms, pricing metrics, and the analyses it performed to evaluate the fairness of the merger consideration from a financial point of view. Janney’s presentation also included an overview of C&N’s historical financial profile, stock price performance, and other data. At this meeting, representatives of Janney also delivered to Susquehanna’s directors its oral opinion, which was subsequently confirmed in writing, that, as of April 23, 2025, the merger consideration offered by C&N was fair to the holders of Susquehanna common stock, from a financial point of view.
Following these presentations and discussions and review and discussion among the members of Susquehanna’s board of directors, including consideration of the impact of the transaction on Susquehanna’s shareholders, employees, customers and community and the other factors described under “— Susquehanna’s Reasons for the Merger,” Susquehanna’s board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger of Susquehanna with C&N, were advisable and in the best interests of Susquehanna and its shareholders, and the directors unanimously voted to adopt the merger agreement and the transactions contemplated thereby, and recommended that Susquehanna’s shareholders approve the merger agreement.

Subsequently on April 23, 2025, the parties executed the definitive merger agreement and ancillary documents and announced the transaction.
Susquehanna’s Reasons for the Merger
In determining that the merger and the definitive agreement were fair to and advisable for Susquehanna and its shareholders, in authorizing and approving the merger, in adopting the definitive agreement and in recommending that Susquehanna’s shareholders vote for approval of the definitive agreement, the Susquehanna board consulted with members of Susquehanna’s management and with representatives of Janney and Pillar+Aught, and also considered a number of factors that the Susquehanna board viewed as relevant to its decisions. The following discussion of the information and factors considered by the Susquehanna board is not intended to be exhaustive; however, it does include all material factors considered by the Susquehanna board.
In reaching its decision to approve the definitive agreement, the Susquehanna board considered the following:
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the Susquehanna board’s and management’s knowledge of Susquehanna’s business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, and its and their understanding of C&N’s business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, including the information obtained through due diligence;

•
the understanding of the Susquehanna board of the strategic options available to Susquehanna and the Susquehanna board’s assessment of those options, including the economic environment for smaller community banks, and the determination that none of those options were more likely to create greater value for Susquehanna’s shareholders than the value offered by combining with C&N;

•
the challenges facing Susquehanna’s management to grow Susquehanna’s franchise and enhance shareholder value given current market conditions, including the increasing difficulty in maintaining the current dividend given the challenging earnings environment, the limited ability of Susquehanna to raise capital efficiently and on terms Susquehanna’s board of directors would find attractive, the decreasing number of smaller acquisition candidates available on acceptable terms to achieve desired size and scale, increased operating costs resulting from regulatory and compliance mandates, and continued pressure on net interest margins from the current interest rate environment and competition, especially for deposits, all of which would likely impede Susquehanna’s ability to develop the scale necessary to achieve the premium to Susquehanna’s trading price implied by the merger consideration;

•
the fact that the merger consideration consists of registered shares of C&N common stock;

•
the pro forma dividend anticipated to be paid on the C&N stock to be issued as part of the merger consideration, which represented the least dividend dilution to Susquehanna shareholders of any of the potential acquirors that submitted an indication of interest;

•
the fact that the exchange ratio is fixed, so that if the market price of C&N common stock is higher at the time of closing of the merger, the economic value of the merger consideration to be received by Susquehanna’s shareholders in exchange for their Susquehanna shares will also be higher;

•
the attractiveness of the premium being offered by C&N relative to the premium proposed by the other potential acquirors who submitted indications of interest, as well as the premium that could reasonably be expected from any other likely potential acquiror of Susquehanna;

•
the strong capital base the resulting institution would have after the transaction;

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the ability to become part of a larger institution with a higher lending limit and the infrastructure for growth in small and middle-market lending, helping to further service Susquehanna’s customer base;

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the geographic fit and increased customer convenience of the expanded branch network offered by the combined bank;

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that the common stock the Susquehanna shareholders will receive will be listed on the Nasdaq Capital Market, thereby providing enhanced liquidity to the Susquehanna shareholders, as Susquehanna’s common stock is currently traded only on the OTCID Basic;

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the terms of the definitive agreement and the structure of the transaction, including that the merger is intended to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes to shareholders of Susquehanna;

•
the compatibility of the business cultures of the two organizations;

•
the financial condition, results of operations, and prospects of the two entities;

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the opinion of Janney, based upon various analyses described below, including a review of comparable transactions, that the consideration to be received by the Susquehanna shareholders is fair to the shareholders of Susquehanna from a financial point of view;

•
the Susquehanna board’s view, based on, among other things, the opinion of Janney, that the merger consideration is fair to the shareholders of Susquehanna from a financial point of view;

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the right of Susquehanna to terminate the merger agreement if, subject to C&N’s ability to make a compensating adjustment to the merger consideration, the arithmetic average closing price of C&N common stock for the ten trading days prior to the fifth calendar day immediately preceding the closing date is less than $15.58 per share and C&N common stock underperforms the KBW NASDAQ Regional Banking Index by more than 20%;

•
the corporate governance provisions of the definitive agreement, which include the addition of Mr. Trate, Susquehanna’s current Chairman, to the C&N board, ensuring that legacy Susquehanna shareholders, customers and employees will have adequate representation with respect to the future conduct of the combined organization;

•
the prospects for Susquehanna’s employees within the combined company, including the retention of Messrs. Runk and Hollenbach in leadership positions with C&N;

•
the C&N management team’s previous acquisition experience, leading the Susquehanna board to believe integration risk associated with this merger is manageable; and

•
the likelihood of obtaining the shareholder and regulatory approvals needed to complete the transaction.

All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Susquehanna’s shareholders identified by the Susquehanna board and management include the following material matters, the order of which does not necessarily reflect their relative significance:
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the fact that the exchange ratio is fixed, which means that Susquehanna shareholders could be adversely affected by a decrease in the trading price of C&N common stock following the signing of the definitive agreement;

•
the risks of attaining the type of revenue enhancements and cost savings necessary to cause the trading markets to consider the transaction a success;

•
that the C&N stock may not perform well after the closing for reasons unrelated to the proposed transaction, including possible credit, funding or other issues related to C&N’s business;

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that the termination fee provided for in the definitive agreement and certain other provisions of the definitive agreement might discourage third parties from seeking to acquire Susquehanna, in light of the fact that C&N was unwilling to enter into the definitive agreement absent such provisions;

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the potential risk of diverting management attention and resources from the operation of Susquehanna’s business and towards the completion of the merger;

•
the restrictions on the conduct of Susquehanna’s business before the completion of the merger, which are customary for merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Susquehanna from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Susquehanna absent the pending merger; and
•
the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger.

This discussion of the information and factors considered by the Susquehanna board in reaching its conclusions and recommendation includes the factors identified above, but is not intended to be exhaustive and may not include all of the factors considered by the Susquehanna board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the definitive agreement, and the complexity of these matters, the Susquehanna board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the definitive agreement, and to make its recommendation to Susquehanna’s shareholders. Rather, the Susquehanna board viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with and questioning of members of Susquehanna’s management and outside legal and financial advisors. In addition, individual members of the Susquehanna board may have assigned different weights to different factors.
Certain of Susquehanna’s directors and executive officers have financial interests in the merger that are different from, or in addition to, those of Susquehanna’s shareholders generally. The Susquehanna board was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to Susquehanna’s shareholders. For a discussion of these interests, see “— Interests of Susquehanna’s Directors and Executive Officers in the Merger.”
Recommendation of Susquehanna’s Board of Directors
At a meeting held on April 23, 2025, the Susquehanna board of directors unanimously (i) determined that the definitive agreement and the merger are advisable and in the best interests of Susquehanna and its shareholders, (ii) approved the definitive agreement and recommended that the Susquehanna shareholders approve and adopt the definitive agreement, and (iii) directed that the definitive agreement be submitted for consideration by the Susquehanna shareholders at the Susquehanna special meeting. Susquehanna’s board of directors unanimously recommends that you vote “FOR” the definitive agreement and the merger; and “FOR” the proposal, if necessary, to adjourn or postpone the special meeting to permit the further solicitation of proxies in the event there are not sufficient votes at the special meeting to approve the definitive agreement and the merger.
C&N’s Reasons for the Merger
In the course of making its decision to approve the proposed transaction with Susquehanna, C&N’s board of directors consulted with C&N’s executive management and C&N’s financial and legal advisors. C&N’s board of directors considered, among other things, the following factors:
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the acquisition is consistent with C&N’s strategic plan to enter attractive markets through acquisition;

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C&N believes that the transaction presents an opportunity to leverage C&N’s capital and deposits through a presence in a growth market, i.e. Central Pennsylvania;

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the board’s understanding of the current and prospective environment in which C&N operates, including national, regional and local economic conditions, the competitive environment for financial institutions in Pennsylvania, the increased regulatory burdens on financial institutions and the uncertainties in the regulatory climate going forward, the trend toward mergers in the financial services industry generally and the likely effect of these factors on C&N’s future growth, profitability and strategic options;

•
the board’s view that the size of the institution and related economies of scale, beyond the level it believed could be reached through organic growth within similar timelines, are relevant to profitability and acceptable shareholder returns;

•
the board’s understanding of C&N’s prospects and Susquehanna’s business operations, financial condition, earnings and prospects, including the respective geographic markets in which the companies and their banking subsidiaries operate;

•
the board’s perception that C&N’s operating philosophy as a community oriented financial services company with a strong customer focus is compatible with Susquehanna’s similar operating philosophy;

•
the board’s perception regarding the enhanced future prospects of the combined company compared to those C&N was likely to achieve on a stand-alone basis, the compatibility of C&N’s and Susquehanna’s business activities, enhanced management depth in critical departments, opportunities for cost reductions, and anticipated increased revenues resulting from a higher lending limit along with additional product offerings to be made available in Central Pennsylvania;

•
the board’s review with its legal and financial advisors of the structure of the merger, the financial and other terms of the merger and related documents including the board’s assessment of the adequacy of the C&N exchange ratio;

•
the expectation that the combination and strategic benefits of the transaction would result in future earnings accretion;

•
the observations of C&N’s management concerning the operations, financial condition, and prospects of Susquehanna and the expected financial impact of the merger on the combined company;

•
the fact that certain provisions of the merger agreement prohibit Susquehanna from soliciting or responding to proposals for alternative transactions and Susquehanna’s obligation to pay a termination fee of  $1,771,162 if the merger agreement is terminated due to Susquehanna accepting a superior offer;

•
the fact that, pursuant to the merger agreement, Susquehanna must generally conduct its business in the ordinary course and Susquehanna is subject to a variety of other restrictions on the conduct of its business prior to the completion of the merger or termination of the merger agreement; and

•
the financial information and analyses presented by C&N’s financial advisor to the board of directors.

C&N’s board of directors also considered the following:
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the fact that new C&N shares to be issued to holders of Susquehanna stock to complete the merger will result in ownership dilution to existing C&N shareholders;

•
the proposed board and management arrangements, including C&N’s commitment to (i) appoint one Susquehanna director to the C&N board of directors and to C&N Bank’s board of directors, (ii) continue to employ selected senior officers of Susquehanna after the merger pursuant to employment agreements, and (iii) promptly after closing of the merger, invite members of the Susquehanna board of directors immediately prior to the closing of the merger (other than the member of the Susquehanna board appointed to the C&N board) to serve as members of a regional advisory board;

•
the potential challenges associated with obtaining regulatory approvals required to complete the transaction in a timely manner;

•
the risk that potential benefits, cost benefits and other synergies sought in the merger may not be realized or may not be realized within the expected time period and the risks associated with the integration of C&N and Susquehanna;

•
the potential for diversion of management and employee attention and for employee attrition during the period prior to the completion of the merger and the potential effect on C&N’s business and relations with customers, service providers and other stakeholders whether or not the merger is consummated.

C&N’s board of directors realizes that there can be no assurance about future results, including results expected or considered in the factors listed above. The board of directors concluded, however, that the potential positive factors outweighed the potential risks of completing the merger.

The foregoing discussion of the information and factors considered by C&N’s board of directors is not exhaustive, but includes the material factors considered by C&N’s board. In view of the wide variety of factors considered by the C&N board of directors in connection with its evaluation of the merger and the complexity of these matters the C&N board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign. relative weights to the specific factors that it considered in reaching its decision. C&N’s board of directors evaluated the factors described above, including asking questions of C&N’s legal and financial advisors. In considering the factors described above, individual members of C&N’s board of directors may have given different weights to different factors. The C&N board of directors relied on the experience and expertise of its legal advisors regarding the structure of the merger and the terms of the merger agreement and on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. It should also be noted that this explanation of the reasoning of C&N’s board of directors and all other information presented in this section is forward looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 31.
Opinion of Susquehanna’s Financial Advisor
Susquehanna engaged Janney to render financial advisory and investment banking services to the Susquehanna board, including delivery of an opinion to the Susquehanna board as to the fairness, from a financial point of view, of the merger consideration to the holders of Susquehanna common stock. Susquehanna engaged Janney because Janney is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, Janney is regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions and other corporate transactions.
As part of its engagement, representatives of Janney attended the meeting of the Susquehanna board held on April 23, 2025, at which the Susquehanna board evaluated the merger. At this meeting, Janney reviewed the financial aspects of the merger and rendered an oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Janney as set forth in such opinion, the merger consideration to be received in the merger by the holders of Susquehanna common stock was fair, from a financial point of view, to such shareholders. The Susquehanna board unanimously adopted the merger agreement at this meeting.
The following description of the Janney fairness opinion is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Janney in preparing the opinion.
Janney’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was addressed to, the Susquehanna board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness to the holders of Susquehanna common stock, from a financial point of view, of the merger consideration to be received in the merger by such shareholders. It did not address the underlying business decision of Susquehanna to engage in the merger or enter into the merger agreement or constitute a recommendation to the Susquehanna board in connection with the merger, and it does not constitute a recommendation to any holder of Susquehanna common stock as to how to vote in connection with the merger or any other matter. Janney also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of Susquehanna, or any class of such persons, if any, relative to the compensation to be received in the merger by any other stockholder.
Janney’s opinion was reviewed and approved by Janney’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority, Inc.
In connection with rendering the opinion described above, Janney reviewed, analyzed and familiarized itself with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future financial performance of Susquehanna, C&N and the merger. Janney reviewed, among other things:

•
a draft of the merger agreement, dated April 16, 2025;

•
certain publicly available financial statements and other historical financial information of Susquehanna and its banking subsidiary, Susquehanna Bank, that Janney deemed relevant;

•
certain publicly available financial statements and other historical financial information of C&N and its banking subsidiary, C&N Bank, that Janney deemed relevant;

•
certain financial projections for Susquehanna for the year ending December 31, 2025 with long term-estimated annual earnings growth rates for the years ending December 31, 2026 through December 31, 2029, as provided by the senior management of Susquehanna and C&N;

•
publicly available consensus analyst estimates for C&N for the years ending December 31, 2025 and December 31, 2026 as well as estimated long-term annual earnings per share and dividends per share growth rates for the years ending December 31, 2027, through December 31, 2029, as provided by the senior management and advisors of C&N;

•
the pro forma financial impact of the merger on C&N based on certain assumptions relating to transaction expenses, cost savings and purchase accounting adjustments, as provided by the senior management of Susquehanna and C&N, as well as estimated net income for Susquehanna for the year ending December 31, 2025 with long term-estimated annual earnings growth rates for the years ending December 31, 2026 through December 31, 2029, as provided by the senior management of Susquehanna and C&N, and relied upon by Janney at the direction of such management and with the consent of Susquehanna;

•
the publicly reported stock market performance, historical price and trading activity C&N common stock, including a comparison of certain stock market information for C&N common stock and certain stock indices, as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•
a comparison of certain financial and market information for Susquehanna and C&N with similar financial institutions for which information is publicly available;

•
the nature and financial terms of the merger as compared with the nature and financial terms of certain other merger and business combinations in the banking industry;

•
the current market environment generally and the banking environment in particular;

•
discussions with members of Susquehanna’s and C&N’s senior management with respect to their respective operations, historical financial statements and future prospects; and

•
such other information, financial studies, analyses and investigations and financial, economic and market criteria as Janney considered relevant.

Janney also performed such other financial analyses, studies and investigations as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally.
In conducting its review and arriving at its opinion, Janney relied upon and assumed the accuracy and completeness of all of the financial and other information and representations made or given by Susquehanna and C&N, and their respective officers, directors, auditors, counsel and other agents, and on publicly available filings, releases and other information issued by Susquehanna and C&N, including financial statements, financial projections and stock price data, as well as certain information from recognized independent sources and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. Janney relied upon the pro forma financial impact of the merger on C&N, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined and provided by senior management of Susquehanna and C&N. Janney assumed that all forecasts and projections provided to Janney were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Susquehanna and C&N as to their most likely future financial performance. Janney has further relied on the assurances of the respective management teams of Susquehanna and C&N that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. Janney relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
Janney is not an expert in the independent verification of the adequacy of the allowance for credit losses on loans and Janney assumed, without independent verification, that the allowance reported on the balance sheets of Susquehanna and C&N are adequate to cover such losses. In rendering its opinion, Janney did not review any individual loans or credit files.
Janney did not make an independent valuation of the quality of Susquehanna’s or C&N’s deposit base nor has Janney independently evaluated potential deposit concentrations or the deposit composition of Susquehanna or C&N. Janney did not make an independent valuation of the quality of Susquehanna’s or C&N’s investment securities portfolio nor has Janney independently evaluated potential concentrations in the investment portfolio of Susquehanna or C&N.
Janney assumed, in all respects material to its analyses:
•
that all of the representations and warranties of all parties contained in the merger agreement and all related agreements and documents were true and correct, that each party under the agreements and documents would perform all of the covenants required to be performed by such party under the agreements and documents, and that the conditions precedent in the agreements and documents would not be waived;

•
that the merger agreement (the final terms of which Janney had assumed would not differ in any respect material to Janney’s analyses from the draft version reviewed by Janney and referred to above) represented the entire agreement between the parties, that the merger agreement would not be modified or amended, and that its terms would not be superseded or supplemented by other agreements or documents, with no adjustments to the merger consideration and with no other consideration or payments in respect of Susquehanna common stock;

•
that in the course of obtaining the necessary regulatory approvals for the consummation of the merger, no conditions would be imposed that would materially affect Susquehanna, C&N, the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger; and

•
that the merger would be treated as a tax-free reorganization for federal income tax purposes.

Janney assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. Janney was further advised by representatives of Susquehanna that Susquehanna relied upon advice from its advisors (other than Janney) or other appropriate sources as to all legal, tax, regulatory and accounting matters. Janney did not provide advice with respect to any such matters.
Janney’s opinion addressed only the fairness to the holders of Susquehanna common stock, from a financial point of view, as of the date of the opinion, of the merger consideration to be received in the merger by such shareholders. Janney’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to Janney through such date and, accordingly, it speaks to no other date. Janney did not and does not have an obligation to update, revise or reaffirm its opinion. Janney’s opinion did not address, and Janney expressed no view or opinion with respect to:
•
the relative merits of the merger and the other business strategies that the Susquehanna board considered or may have considered;

•
the underlying business decision of the Susquehanna board to proceed with the merger;

•
the prices at which Susquehanna’s securities or C&N’s securities may trade at any time; or

•
any advice or recommendation provided by any other advisor to Susquehanna.

Additionally, Janney assumed that the merger is, in all respects, lawful under applicable law. Further, Janney’s analyses and opinion, and the financial projections on which they were based, did not reflect changes in the operations and projections of Susquehanna and C&N subsequent to the date of Janney’s opinion.
In performing its analyses, Janney made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Janney, Susquehanna and C&N. Any estimates contained in the analyses performed by Janney are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Janney opinion was among several factors taken into consideration by the Susquehanna board in making its determination to approve the merger agreement and the transactions contemplated thereby. Consequently, the analyses described below should not be viewed as determinative of the decision of the Susquehanna board to approve the merger agreement and the transactions contemplated thereby. The type and amount of consideration payable in the merger were determined through negotiation between Susquehanna and C&N, and the decision for Susquehanna to enter into the merger agreement was solely that of the Susquehanna board.
The following is a summary of the material financial analyses presented by Janney to the Susquehanna board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Janney to the Susquehanna board but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytical process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Janney did not attribute any particular weight to any analysis or factor that it considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Janney believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
Summary of the Merger Consideration and Implied Transaction Metrics
Janney reviewed the financial terms of the merger. Pursuant to the terms of the merger agreement, at the effective time of the merger each share of Susquehanna common stock issued and outstanding immediately prior to the effective time of the transaction, except for certain shares as set forth in the merger agreement, shall be converted into the right to receive a fixed exchange ratio of 0.80 shares of C&N common stock. Based on this provision of the merger agreement, Janney calculated an aggregate implied transaction value of approximately $42.8 million and an implied purchase price per share of $15.07 consisting of the implied value of 2,841,315 shares of Susquehanna common stock outstanding based on the closing price of C&N common stock on April 17, 2025. Based upon financial information for Susquehanna as of or for the last twelve-months (“LTM”) ended March 31, 2025, and the closing price of C&N common stock on April 17, 2025, Janney calculated the following implied aggregate transaction metrics:
Transaction Value / Fully Diluted Tangible Book Value:	122.1%
Transaction Value / LTM Earnings	15.9x
Transaction Value / LTM Core Earnings(1):	15.9x
Core Deposit Premium(2):	1.8%

(1)
Core income excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles.

(2)
Core deposits calculated as Total Deposits less CDs greater than $100,000.

C&N Comparable Companies Analysis
Using publicly available information, Janney compared the financial performance, financial condition and market performance of C&N to fifteen (15) exchange-traded banks and bank holding companies headquartered nationwide with total assets between $1.5 billion — $4.0 billion, a tangible common equity to tangible assets ratio between 7% — 10%, a LTM core return on average assets greater than 0.90% and a LTM core return on average tangible common equity between 10% — 14%, excluding mutuals and merger targets (the “C&N comparable companies”).
The C&N comparable companies were as follows:
First Bank (FRBA)	Sierra Bancorp (BSRR)
Home Bancorp, Inc. (HBCP)	Capital Bancorp, Inc. (CBNK)
Guaranty Bancshares, Inc. (GNTY)	Citizens Financial Services, Inc. (CZFS)
USCB Financial Holdings, Inc. (USCB)	OP Bancorp (OPBK)
Avidbank Holdings, Inc. (AVBH)	First United Corporation (FUNC)
First Northern Community Bancorp (FNRN)	Hawthorn Bancshares, Inc. (HWBK)
Peoples Bancorp of North Carolina, Inc. (PEBK)	Virginia National Bankshares Corporation (VABK)
Ohio Valley Banc Corp. (OVBC)
To perform this analysis, Janney used profitability data and other financial information as of, or for the most recent available completed fiscal quarter, and market price information as of April 17, 2025. Certain financial data prepared by Janney, as referenced in the tables presented below, may not correspond to the data presented in C&N’s historical financial statements as a result of the different periods, assumptions and methods used by Janney to compute the financial data so presented.
Janney’s analysis showed the following concerning the financial condition and performance of C&N and the C&N comparable companies for the LTM:
	C&N Comparable Companies
(in % unless otherwise noted)	C&N	Low	Average	Median	High
Total Assets ($MM)	2,609	1,503	2,527	2,366	3,780
Market Capitalization ($MM)	291	140	262	204	460
TCE / Tangible Assets	8.90	7.21	8.81	9.16	9.99
LTM Core ROAA(1)	1.02	0.90	1.06	1.02	1.42
LTM Core ROATCE(1)	12.16	10.09	12.20	12.63	13.53
LTM Efficiency Ratio	68.3	74.3	62.8	61.2	54.5
Loans / Deposits	90.3	62.5	89.2	94.0	102.9
NPAs / Assets(2)	0.93	0.06	0.41	0.38	0.94

(1)
Core income excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles.

(2)
Nonperforming assets defined as nonaccrual loans and leases, restructured loans and leases, and real estate owned.

In addition, Janney’s analysis showed the following concerning the market performance of C&N and the C&N comparable companies:
	C&N Comparable Companies
(in % unless otherwise noted)	C&N	Low	Average	Median	High
Dividend Yield	5.94	0.00	2.50	2.59	4.13
Price / Tangible Book Value	128.3	84.9	117.3	113.4	158.8
Price / LTM EPS (x)	10.9	7.7	10.0	9.3	14.1
Price / ‘25E EPS (x)	9.9	7.6	9.2	8.7	13.1
None of the C&N comparable companies used as a comparison in the above analyses is identical to C&N. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Susquehanna Comparable Companies Analysis
Using publicly available information, Janney compared the financial performance, financial condition and market performance of Susquehanna to thirteen (13) exchange-traded banks and bank holding companies headquartered nationally with total assets between $400 million — $700 million, tangible common equity to tangible assets between 4% — 7% and LTM core return on average tangible common equity between 0% — 15%, excluding mutuals and merger targets (the “Susquehanna comparable companies”).
The Susquehanna comparable companies were as follows:
KS Bancorp, Inc. (KSBI)	Endeavor Bancorp (EDVR)
First Community Financial Corporation (FMFP)	Marine Bancorp of Florida, Inc. (MBOF)
CNB Financial Services, Inc. (CBFC)	First Bancorp of Indiana, Inc. (FBPI)
Woodlands Financial Services Company (WDFN)	Middlebury National Corporation (MDVT)
NBC Bancorp, Inc. (NCXS)	First Robinson Financial Corporation (FRFC)
The Victory Bancorp, Inc. (VTYB)	Woodsboro Bank (WOBK)
Community Bankers’ Corporation (CTYP)
To perform this analysis, Janney used profitability data and other financial information as of, or for the most recent available completed fiscal quarter, and market price information as of April 17, 2025. Certain financial data prepared by Janney, as referenced in the tables presented below, may not correspond to the data presented in Susquehanna’s historical financial statements as a result of the different periods, assumptions and methods used by Janney to compute the financial data so presented.
Janney’s analysis showed the following concerning the financial condition and performance of Susquehanna and the Susquehanna comparable companies for the LTM:
	Susquehanna Comparable Companies
(in % unless otherwise noted)	Susquehanna	Low	Average	Median	High
Total Assets ($MM)	598	410	571	601	691
Market Capitalization ($MM)	32	12.7	29.6	24.0	72.1
TCE / Tangible Assets	5.86	4.33	5.89	6.17	6.78
LTM Core ROAA(1)	0.45	0.15	0.50	0.51	0.98
LTM Core ROATCE(1)	7.69	2.71	8.77	9.15	14.96
LTM Efficiency Ratio	81.4	94.5	79.7	79.5	94.5
Loans / Deposits	78.5	65.3	84.2	83.7	100.9
NPAs / Assets(2)	0.19	0.00	0.70	0.24	2.57

(1)
Core income excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles.

(2)
Nonperforming assets defined as nonaccrual loans and leases, restructured loans and leases, and real estate owned.

In addition, Janney’s analysis showed the following concerning the market performance of Susquehanna and the Susquehanna comparable companies:
	Susquehanna Comparable Companies
(in % unless otherwise noted)	Susquehanna	Low	Average	Median	High
Dividend Yield	8.53	0.00	1.86	1.36	5.80
Price / Tangible Book Value	91.2	31.3	85.2	74.6	189.4
Price / LTM EPS (x)	11.8	3.1	12.0	9.0	25.1
None of the Susquehanna comparable companies used as a comparison in the above analyses is identical to Susquehanna. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
In addition, Janney’s analysis compared pricing multiples for the merger to the implied merger pricing multiples of the Susquehanna comparable companies on a per share basis. To account for an equity control premium, Janney applied a 24.9% premium to the Susquehanna comparable companies based on the median one-day stock price premium for all bank and thrift merger transactions announced over the last 10 years as of April 17, 2025, based on data from S&P Capital IQ Pro.
	Susquehanna Comparable Companies
(in % unless otherwise noted)	Susquehanna	Minimum	Median	Maximum
Price / Tangible Book Value	122.1	39.1	93.2	236.5
Price / LTM EPS (x)	15.9	3.8	11.2	31.3
Core Deposit Premium	1.8	(4.7)	(0.4)	11.0
Select Transactions Analysis
Janney reviewed publicly available information related to three sets of selected U.S. bank transactions:
1.
Fourteen (14) nationwide bank and thrift transactions announced since January 1, 2023, with assets between $300 million — $1 billion, deal value below $100 million and disclosed pricing, excluding mergers of equals (the “Recent Group”);

2.
Thirteen (13) nationwide bank and thrift transactions announced since January 1, 2022, with assets between $300 million — $900 million, tangible common equity to tangible assets 6.0% — 11.0%, return on average equity < 11.0%, and disclosed pricing, excluding mergers of equals (the “Performance Group”); and

3.
Eleven (11) Pennsylvania bank and thrift transactions announced since 2020 with assets less than $2.0 billion, and disclosed pricing, excluding mergers of equals (the “Pennsylvania Group”).

All three sets of transactions excluded mergers of equals and transactions without disclosed deal values.

Recent Group
Buyer Name	Target Name	Announcement Date
Bancorp 34 Inc.	CBOA Financial Inc.	4/27/23
First Busey Corp.	Merchants & Manufacturers Bank	11/27/23
Princeton Bancorp	Cornerstone Financial Corp.	1/18/24
Dogwood State Bank	Community First Bancorporation	2/1/24
Southern States Bancshares Inc	CBB Bancorp	2/28/24
First National Corp.	Touchstone Bankshares	3/25/24
Capital Bancorp Inc.	Integrated Finl Holdings Inc.	3/28/24
Bus. First Bancshares Inc.	Oakwood Bancshares Inc.	4/25/24
ACNB Corp.	Traditions Bancorp	7/24/24
Byline Bancorp Inc.	First Security Bancorp Inc.	9/30/24
Georgia Banking Co.	Primary Bcshs Corp	10/9/24
United Community Banks Inc.	ANB Holdings Inc.	12/3/24
First Commonwealth Financial	CenterGroup Financial Inc.	12/18/24
Equity Bancshares Inc.	NBC Corp. of Oklahoma*	4/2/25
Performance Group
Buyer Name	Target Name	Announcement Date
Civista Bancshares Inc.	Comunibanc Corp.	1/10/22
Nmb Financial Corp	Noah Bank	4/13/22
City Holding Co.	Citizens Commerce Bcshs Inc	10/18/22
Citizens Financial Services	HV Bancorp Inc.	10/19/22
Summit Financial Group Inc.	PSB Holding Corp.	12/12/22
Bancorp 34 Inc.	CBOA Financial Inc.	4/27/23
Princeton Bancorp	Cornerstone Financial Corp.	1/18/24
Dogwood State Bank	Community First Bancorporation	2/1/24
First National Corp.	Touchstone Bankshares	3/25/24
Bus. First Bancshares Inc.	Oakwood Bancshares Inc.	4/25/24
ACNB Corp.	Traditions Bancorp	7/24/24
Georgia Banking Co.	Primary Bcshs Corp	10/9/24
First Commonwealth Financial	CenterGroup Financial Inc.	12/18/24
Pennsylvania Group
Buyer Name	Target Name	Announcement Date
Fidelity D & D Bancorp Inc.	Landmark Bancorp Inc.	2/26/21
Mid Penn Bancorp Inc.	Riverview Financial Corp.	6/30/21
Fulton Financial Corp.	Prudential Bancorp Inc.	3/2/22
Farmers National Banc Corp.	Emclaire Financial Corp	3/24/22
Nmb Financial Corp	Noah Bank	4/13/22
First Commonwealth Financial	Centric Financial Corp.	8/30/22
Citizens Financial Services	HV Bancorp Inc.	10/19/22
First Bank	Malvern Bancorp Inc	12/14/22
Peoples Financial Services	FNCB Bancorp Inc.	9/27/23
ACNB Corp.	Traditions Bancorp	7/24/24
Mid Penn Bancorp Inc.	William Penn Bancorp.	11/1/24

For each selected transaction, Janney derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction:
•
Transaction price per share of common stock to tangible book value per share of common stock of the acquired company;

•
Transaction price per share of common stock to LTM core earnings per share (excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles); and

•
Core deposit premium.

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the merger based on the aggregate transaction value for the merger of $42.8 million and using historical financial information for Susquehanna as of or for the last twelve months ended March 31, 2025.
The results of the analysis are set forth in the following tables:
Recent Group
	Susquehanna Selected Comparable Transactions
(in % unless otherwise noted)	Susquehanna	Minimum	Median	Maximum
Deal Value / Tangible Book Value	122.1	100.0	129.3	151.5
Deal Value / LTM EPS (x)	15.9	6.2	13.7	28.0
Core Deposit Premium	1.8	0.0	3.0	7.8
Performance Group
	Susquehanna Selected Comparable Transactions
(in % unless otherwise noted)	Susquehanna	Minimum	Median	Maximum
Deal Value / Tangible Book Value	122.1	75.6	130.3	183.7
Deal Value / LTM EPS (x)	15.9	9.9	19.8	29.1
Core Deposit Premium	1.8	(2.3)	3.1	10.2
Pennsylvania Group
	Susquehanna Selected Comparable Transactions
(in % unless otherwise noted)	Susquehanna	Minimum	Median	Maximum
Deal Value / Tangible Book Value	122.1	101.3	121.5	163.9
Deal Value / LTM EPS (x)	15.9	8.0	14.8	21.8
Core Deposit Premium	1.8	0.3	3.0	5.7
No company or transaction used as a comparison in the above selected transactions analysis is identical to Susquehanna, C&N or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgment concerning differences in financial and operating characteristics of the companies involved.
Pro Forma Financial Impact Analysis and Capital Ratios
Janney performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Susquehanna and C&N. Using closing balance sheet estimates as of December 31, 2025 for Susquehanna and C&N provided by Susquehanna and C&N management, C&N analyst earnings estimates for 2025 and 2026, assumed long term earnings growth rates provided by

Susquehanna management, and pro forma assumptions (including, without limitation, purchase accounting adjustments, cost savings and related expenses expected to result from the merger) provided by C&N management, Janney analyzed the estimated financial impact of the merger on certain projected financial and operating results. This analysis indicated that the merger could be (i) accretive to C&N’s 2026 and 2027 estimated EPS, and (ii) dilutive to C&N’s estimated tangible book value per share at closing. Furthermore, the analysis indicated that, pro forma for the merger, C&N’s tangible common equity to tangible assets ratio, leverage ratio, common equity Tier 1 ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio at closing would be above those required to be deemed “well capitalized” under regulatory guidelines. For all of the above analyses, the actual results achieved by C&N following the merger may vary from the projected results, and the variations may be material.
Discounted Cash Flow Analysis
Janney performed a discounted cash flow analysis to estimate a range for the implied equity value of Susquehanna. In this analysis, the future cash flows are derived from Susquehanna’s financial budget and management estimates and discounted back. Cash flows include projected cash dividends as well as an assumed value of one share at the end of year five using both earnings and tangible book value multiples. The range of discount rates for Susquehanna was determined using the Capital Asset Pricing Model, which takes into account certain factors such as the current risk-free rate determined using the 10-year Treasury Rate on April 17, 2025 of 4.35%, the beta of Susquehanna stock compared to the broader market, the Full-Information Beta for commercial banks from the Kroll U.S. Cost of Capital Navigator of 1.06%, the Historical Long-Term Market Risk Premium from the Kroll U.S. Cost of Capital Navigator of 5.50%, and the Micro Cap Size Premium from the Kroll U.S. Cost of Capital Navigator of 4.47%. The discount rate resulting from this method was approximately 15.0%.
The ranges of values were derived by adding (i) the present value of the estimated earnings and cash dividends that Susquehanna could generate over the five-year period from 2025 to 2029, if any, above a tangible common equity to tangible asset ratio of 6.00%, and (ii) the present value of Susquehanna’s implied terminal value at the end of such period.
The following table summarizes the forecasted free cash flows and the present value of the implied standalone terminal value for Susquehanna that Janney calculated:
	Close	Projected
($ in thousands)	12/31/2025	2026	2027	2028	2029	2030
A. Required Tangible Common Equity / Tangible Assets		6.0%	6.0%	6.0%	6.0%	6.0%
B. Tangible Assets		651,742	684,329	718,546	754,473	792,197
C. Required Tangible Common Equity (A x B)		39,105	41,060	43,113	45,268	47,532
D. Beginning Tangible Common Equity	35,353	37,242	39,105	41,060	43,113	45,268
E. Net Income to Common		3,277	3,440	3,612	3,793	3,983
F. Tangible Common Equity (Excess) / Deficit	1,890	(1,415)	(1,485)	(1,560)	(1,637)	(1,719)
G. Ending Tangible Common Equity (D + E + F)	37,242	39,105	41,060	43,113	45,268	47,532
Terminal Tangible Common Equity Excess / (Deficit) (D + E - G)	(1,890)	1,415	1,485	1,560	1,637	1,719
Terminal Value @ 13.0x Earnings	0	0	0	0	0	54,365
Terminal Value @ 110.0% Tangible Book Value	0	0	0	0	0	52,285
In calculating the net present value of Susquehanna using the earnings multiple, the range of price to earnings ratios used to determine possible future stock prices was 11.0x to 15.0x LTM earnings, with a midpoint of 13.0x. The midpoint multiple approximates median multiples in the peer group analysis. This discounted cash flow analysis resulted in a range of implied values per share of Susquehanna common stock of $8.45 per share to $13.23 per share with a midpoint of $10.66 per share.

The range of price to earnings multiples resulted in the following per share values:
Discount Rate (%)	11.0x	12.0x	13.0x	14.0x	15.0x
13.0	10.03	10.83	11.63	12.43	13.23
14.0	9.61	10.37	11.13	11.90	12.66
15.0	9.20	9.93	10.66	11.39	12.13
16.0	8.82	9.52	10.22	10.92	11.62
17.0	8.45	9.12	9.79	10.46	11.23
In calculating the net present value of Susquehanna using the tangible book value multiple, the range of price to tangible book value ratios used to determine possible future stock prices was 90% to 130% of tangible book value, with a midpoint of 110%. The midpoint multiple approximates median multiples in the peer group analysis. This discounted cash flow analysis resulted in a range of implied values per share of Susquehanna common stock of $7.93 per share to $13.05 per share with a midpoint of $10.30 per share.
The range of price to tangible book value multiples resulted in the following per share values:
Discount Rate (%)	90.0%	100.0%	110.0%	120.0%	130.0%
13.0	9.42	10.32	11.23	12.14	13.05
14.0	9.02	9.88	10.75	11.62	12.49
15.0	8.64	9.47	10.30	11.13	11.96
16.0	8.28	9.07	9.87	10.66	11.46
17.0	7.93	8.70	9.46	10.22	10.98
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Susquehanna or the pro forma combined company.
Janney’s Relationship with Susquehanna
Janney acted as financial advisor to Susquehanna in connection with the merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, Janney is regularly engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Janney has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its broker-dealer businesses, and further to certain existing sales and trading relationships between each of Susquehanna and C&N and Janney, Janney and its affiliates may from time to time purchase securities from, and sell securities to, Susquehanna and C&N, and as a market maker in securities, Janney and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Susquehanna or C&N for its own accounts and for the accounts of its customers and clients. Janney employees may also from time to time maintain individual positions in Susquehanna common stock and/or C&N common stock.
Pursuant to the Janney engagement agreement, Susquehanna agreed to pay Janney a $30,000 cash fee plus a cash fee equal to 1.50% of the implied transaction value, $150,000 of which became payable concurrently with the rendering of Janney’s opinion, and the balance of which is contingent upon the consummation of the merger. Janney’s fee for rendering the fairness opinion was not contingent upon Janney reaching any particular conclusion. Susquehanna also agreed to reimburse Janney for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Janney against certain liabilities relating to or arising out of Janney’s engagement or Janney’s role in connection therewith.
Janney has not had any material financial advisory and investment banking relationship with Susquehanna or C&N during the past two years in which compensation was received or was intended to be received as a result of the relationship between Janney, on the one hand, and Susquehanna or C&N, on the other hand. Janney may provide investment banking services to C&N in the future (and to Susquehanna, if the merger is not consummated), although there is no agreement to do so.
Certain Prospective Financial Information of the Parties
In connection with the proposed merger, C&N and Susquehanna provided certain of its prospective financial information to Janney, the financial advisor to Susquehanna.
The prospective financial information reflects numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to each of C&N’s and Susquehanna’s respective businesses, all of which are inherently uncertain and difficult to predict and many of which are beyond the parties’ control. The prospective financial information is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective financial information may also be affected by the parties’ ability to achieve strategic goals, objectives and targets over the applicable periods. As such, these projections constitute forward-looking statements and are subject to risks and uncertainties, including the various risks set forth in the sections of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The prospective financial information generally was not prepared with a view toward public disclosure or complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither C&N’s independent registered public accounting firm, nor Susquehanna’s independent auditor, have compiled, examined or performed any procedures with respect to the prospective financial information included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information. This information was prepared solely for internal use and is subjective in many respects. Neither C&N nor Susquehanna can provide any assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.
Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Neither party can give any assurance that, had the unaudited prospective financial information been prepared as of the date of this document, similar estimates and assumptions would be used. Neither party intends to, and each disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.
The unaudited prospective financial information does not take into account the possible financial and other effects on either C&N or Susquehanna, as applicable, of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on either C&N or Susquehanna, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on either C&N or Susquehanna, as applicable, of any possible failure of the merger to occur.

Janney used, in certain of the analyses performed in connection with rendering its opinion to the Susquehanna board of directors, the following projected financial information for each of the companies, which was developed based upon information provided by management of each of C&N and Susquehanna:
Susquehanna Projections
($ Millions, except per share information)	As of or for the year ending December 31,
	2025	2026
Net Income to Common Shareholders	$3.1	$3.3
Earnings Per Share	$1.10	$1.15
Dividends Per Share	$0.96	$0.96
For purposes of extrapolating Susquehanna’s financial results, Susquehanna management directed Janney to use and rely on an estimated long-term annual growth rate of 5.0% for Susquehanna’s net income to common shareholders, beginning in 2027, for purposes of performing Janney’s financial analyses in connection with its opinion as described in the section entitled “Opinion of Susquehanna’s Financial Advisor.”
Consensus Analyst Estimates for C&N
	As of or for the year ending December 31,
($ Millions, except per share information)	2025	2026
Net Income to Common Shareholders	$29.2	$30.8
Earnings Per Share	$1.89	$1.99
Dividends Per Share	$1.12	$1.12
For purposes of extrapolating C&N’s financial results, Susquehanna management directed Janney to use and rely on an estimated long-term annual growth rate of 5.0% for C&N’s net income to common shareholders, beginning in 2027, for purposes of performing Janney’s financial analyses in connection with its opinion as described in the section entitled “Opinion of Susquehanna’s Financial Advisor.”
Estimated Synergies Attributable to the Merger
The management of C&N and the management of Susquehanna developed and provided to their respective boards of directors prospective financial information relating to the anticipated strategic, financial and operational benefits to, and synergies estimated to be realized following the completion of the merger beginning in 2026. Such prospective financial information also was provided to Janney and approved by Susquehanna for Janney’s use and reliance in connection with Janney’s financial analyses and opinion as described in this proxy statement/prospectus under “Opinion of Susquehanna’s Financial Advisor”.
Such prospective financial information included, among other things, (i) annual pre-tax cost savings of approximately 30% of Susquehanna’s non-interest expense, fully phased in for 2026 and thereafter; (ii) one-time, pre-tax transaction costs of $6.5 million, fully reflected in tangible book value at the completion of the proposed merger; and (iii) estimated purchase accounting adjustments and adjustments for CECL accounting standards. Such prospective financial information assumed a hypothetical December 31, 2025 closing date for the proposed merger.
You are cautioned not to place undue reliance on the prospective financial information set forth above. The inclusion of the prospective financial information in this proxy statement/prospectus should not be regarded as an indication that any of C&N, Susquehanna, Janney, or their affiliates, advisors or representatives considered or considers such information to be necessarily predictive of actual future events, and the prospective financial information should not be relied upon as such. None of C&N, Susquehanna, Janney or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the assumptions, and none of them undertakes any obligation to update or otherwise revise or reconcile the assumptions to reflect circumstances existing after the date such information was generated or to reflect the occurrence of future events even in the event that any or all of the underlying assumptions are shown to be in error. None of C&N, Susquehanna, Janney or their respective affiliates, advisors or representatives makes any representation to any shareholder regarding the prospective financial information. The prospective financial information is not being included in this proxy statement/prospectus to influence a shareholder’s decision regarding how to vote on any given proposal. In light of the foregoing, and considering that Susquehanna’s special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Susquehanna shareholders are cautioned not to place unwarranted reliance on such information.
Board of Directors and Management of C&N and C&N Bank Following Completion of the Merger
Following the merger, the C&N and C&N Bank boards of directors will consist of the current directors of each plus Christian C. Trate who is currently independent chair of the board of directors of Susquehanna and Susquehanna Bank. The executive officers of C&N will be the current executive officers of C&N, and the executive officers of C&N Bank will be the current officers of C&N Bank with the addition of David S. Runk, current CEO of Susquehanna and Susquehanna Bank and Jeffrey G. Hollenbach, current President and Chief Operating Officer of Susquehanna and Susquehanna Bank.
Biographical information about C&N’s current officers and directors is located in its definitive proxy statement, filed with the SEC on March 14, 2025, under the heading “Proposal 1  —  Election of Directors.” Biographical information about Mr. Trate, the Susquehanna director to be appointed to the boards of directors of C&N and C&N Bank, is located under the heading “Information about Susquehanna Community Financial, Inc.” beginning on page 77.
Susquehanna Shareholders Have Dissenters’ Rights in the Merger
General
Susquehanna shareholders have the right under Pennsylvania law to dissent from the merger agreement and obtain the “fair value” of their shares in cash as determined by an appraisal process in accordance with the procedures under Subchapter D of Chapter 15 of the PBCL. Following is a summary of the rights of dissenting shareholders. The summary is qualified in its entirety by reference to Annex C, which sets forth the applicable dissenters’ rights provisions of Pennsylvania law. If you are considering exercising your dissenters’ rights, you should read carefully the summary below and the full text of the law set forth in Annex C.
In the discussion of dissenters’ rights, the term “fair value” means the value of a share of Susquehanna common stock immediately before the day of the effective date of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger. Before the effective date of the merger, Susquehanna shareholders should send any written notice or demand required in order to exercise dissenters’ rights to Susquehanna Community Financial, Inc., 940 High Street, West Milton, Pennsylvania 17886 (Attn: Secretary).
After the effective date of the merger, all dissenters should send any correspondence to Citizens & Northern Corporation, 90-92 Main Street, P.O. Box 58, Wellsboro, PA 16901 (Attn: CEO).
Notice of Intention to Dissent
If you wish to dissent from the merger, you must do the following:
•
Prior to the vote on the merger agreement at the Susquehanna special meeting, file with Susquehanna a written notice of your intention to demand payment of the fair value of your shares of common stock if the merger is completed;

•
Make no change in your beneficial ownership of the common stock with respect to which you are dissenting from the date you give notice of your intention to demand fair value of your shares through the day of the merger; and

•
Not vote your shares of common stock with respect to which you are dissenting in favor of adoption of the merger agreement at the special meeting.

Simply voting against the proposed merger, whether in person or by proxy, will not constitute notice of your intention to dissent. Further, if you submit a proxy, but do not indicate how you wish to vote, your shares will be voted in favor of the adoption and approval of the merger, and your right to dissent will be lost.
Notice to Demand Payment
If the merger is adopted by the required vote of Susquehanna shareholders, Susquehanna will mail a notice to all those dissenting shareholders who gave due notice of their intention to demand payment of the fair value of their shares and who did not vote to adopt the merger agreement. The notice will state where and when dissenting shareholders must deliver a written demand for payment and where such dissenting shareholder must deposit certificates for the shares of common stock for which they dissented in order to obtain payment. The notice will include a form for demanding payment and a copy of the relevant provisions of Pennsylvania law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than thirty (30) days from the date of mailing of the notice.
Failure to Comply with Required Steps to Dissent
You must take each step in the indicated order and in strict compliance with Pennsylvania law in order to maintain your dissenters’ rights. If you fail to follow these steps, you will lose the right to dissent, and you will receive the same merger consideration as shareholders who do not dissent.
Payment of Fair Value of Shares
Promptly after the effective date of the merger, or upon timely receipt of demand for payment if the closing of the merger has already taken place, C&N will send each dissenting shareholder who has deposited his, her or its stock certificates, the amount that C&N estimates to be the fair value of the common stock held by such dissenting shareholder. The remittance or notice will be accompanied by:
•
a closing balance sheet and statement of income of Susquehanna for the fiscal year ending not more than sixteen (16) months before the date of remittance or notice, together with the latest available interim financial statements;

•
a statement of C&N’s estimate of the fair value of Susquehanna’s common shares; and

•
a notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the relevant provisions of Pennsylvania law.

Estimate by Dissenting Shareholder of Fair Value of Shares
If a dissenting shareholder believes that the amount stated or remitted by C&N is less than the fair value of their common stock, the dissenting shareholder must send its estimate of the fair value (deemed a demand for the deficiency) of such common stock to C&N within thirty (30) days after C&N mails its remittance. If the dissenting shareholder does not file its estimated fair value within thirty (30) days after the mailing by C&N of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by C&N.
Valuation Proceedings
If any demands for payment remain unsettled within sixty (60) days after the latest to occur of:
•
the effective date of the merger;

•
timely receipt by Susquehanna of any demands for payment; or

•
timely receipt by C&N of any estimates by dissenters of the fair value,

then C&N may file an application in the Court of Common Pleas requesting that the court determine the fair value of the common stock. If this happens, all dissenting shareholders whose demands have not been settled, no matter where they reside, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.

If C&N were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against C&N, may file an application in the name of C&N at any time within the thirty (30)-day period after the expiration of the sixty (60)-day period and request that the Court of Common Pleas determine the fair value of the shares. The fair value determined by the Court of Common Pleas may, but need not, equal the dissenting shareholders’ estimates of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid no more than C&N’s estimate of the fair value of their common stock and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court of Common Pleas finds fair and equitable.
C&N intends to negotiate in good faith with any dissenting shareholder. If, after negotiation, a claim cannot be settled, then C&N will file an application requesting that the fair value of the Susquehanna common stock, as the case may be, be determined by the Court of Common Pleas.
Cost and Expenses
The costs and expenses of any valuation proceedings performed by the Court of Common Pleas, including the reasonable compensation and expenses of any appraiser appointed by such court to recommend a decision on the issue of fair value, will be determined by such court and assessed against C&N, except that any part of the costs and expenses may be apportioned and assessed by such court against any or all of the dissenting shareholders who are parties and whose action in demanding supplemental payment is dilatory, obdurate, arbitrary, vexatious or in bad faith, in the opinion of such court.
Susquehanna shareholders wishing to exercise their dissenters’ rights should consult their own counsel to ensure that they fully and properly comply with applicable requirements.
FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN SUBCHAPTER D OF CHAPTER 15 OF THE PBCL REGARDING DISSENTERS’ RIGHTS WILL CONSTITUTE A WAIVER OF THOSE RIGHTS. SHAREHOLDERS MAY WISH TO CONSULT INDEPENDENT COUNSEL BEFORE EXERCISING DISSENTERS’ RIGHTS.
Income Tax Consequences
The exercise of dissenters’ rights may result in taxable income to you. Neither C&N nor Susquehanna has obtained a tax opinion regarding the tax consequences of a shareholder exercising their dissenters’ rights. Accordingly, those who wish to exercise their dissenters’ rights should consult their own tax advisors regarding the tax consequences of such an election. See “Material United States Federal Income Tax Consequences of the Merger” on page 71.
Trading Markets
Susquehanna common stock is quoted on the OTCID Basic Market maintained by OTC Market Groups, Inc. under the symbol “SQCF.” Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The OTCID Basic Market is an electronic, screen-based market which imposes considerably less stringent listing standards than the Nasdaq Capital Markets. The most recent trading price for Susquehanna’s common stock reported on the OTCID Basic Market was $[•] per share on August [•], 2025. Given the absence of an active trading market for Susquehanna shares, such price may not reflect the actual current market value of Susquehanna common stock.
C&N common stock is quoted on Nasdaq under the symbol “CZNC”. The most recent trading price for C&N’s common stock reported by Nasdaq was $[•] per share on August [•], 2025.
Upon the effectiveness of the registration statement of which this document is a part, the shares issued in connection with the merger will be freely transferable under the Securities Act by holders who will not be affiliates of C&N after the merger.
Affiliates of C&N may resell shares of C&N common stock issued in connection with the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any C&N common stock.
Regulatory Approvals Required for the Merger
The merger is subject to the receipt of approval or waiver of the FRB under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), as well as the approval of the FRB under the Bank Merger Act and the approval of the PDB under the Pennsylvania Banking Code of 1965, as amended (the “Banking Code”).
In reviewing an application for approval of the merger under the BHC Act and under the Bank Merger Act, the FRB must consider, among other factors, the competitive effect of the merger, the managerial and financial resources and future prospects of the acquiring company, the effect of the merger on the convenience and needs of the communities to be served, including the records of performance of the subsidiary banks of the consolidating companies in meeting the credit needs of the communities under the Community Reinvestment Act, the effectiveness of the acquiring company in combating money laundering activities, and the extent to which the merger would result in greater or more concentrated risks to the stability of the United States banking or financial system. Applicable regulations require publication of notice of the application and an opportunity for the public to comment on the application in writing and to request a hearing.
The merger and the bank merger are also subject to the approval of the PDB under the Banking Code. In reviewing an application for approval of a bank merger, the PDB will consider, among other things, whether the plan of merger adequately protects the interests of the depositors, other creditors and shareholders, and whether the bank merger would be consistent with adequate and sound banking practices and in the public interest on the basis of the financial history and condition of the banks involved, their future prospects, the character of their management, the potential effect of the bank merger on competition, and the convenience and needs of the areas primarily to be served by the resulting institution.
The parties are not aware of any other governmental approvals or actions that may be required to consummate the merger. If any other approval or action is required, it is contemplated that such approval or action would be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Applications were filed with the FRB and the PDB on July 22, 2025 as well as a request for a waiver of a separate holding company application.
Susquehanna’s Directors and Executive Officers Have Financial Interests in the Merger
In considering the recommendation of the board of directors of Susquehanna that Susquehanna shareholders vote to adopt the merger agreement, Susquehanna shareholders should be aware that Susquehanna directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of Susquehanna shareholders generally. The board of directors was aware of and considered these potential interests, among other matters, in its decision to approve the merger agreement.
Board Position and Compensation
C&N has agreed in the merger agreement that, upon completion of the merger, one former Susquehanna director, Christian C. Trate, will be appointed to serve on the board of directors of C&N and C&N Bank. Mr. Trate will be compensated in accordance with the policies of C&N, which are anticipated to be substantially similar to the current policies of C&N as described in its proxy statement filed March 14, 2025, under the heading “Compensation of Directors”. Additionally, C&N, promptly after closing of the merger, shall invite members of the Susquehanna board of directors immediately prior to the closing of the merger (other than Mr. Trate) to serve as members of a regional advisory board subject to such compensation, authorities, and policies established by C&N from time to time.

Post-Merger Employment Agreements
C&N has entered into new employment agreements with David S. Runk, Chief Executive Officer of Susquehanna and Susquehanna Bank, and Jeffrey G. Hollenbach, `President and Chief Operating Officer of Susquehanna and Susquehanna Bank, each of which were entered into in contemplation of the merger and will become effective on the closing date of the merger and continue for a term of three years, with respect to Mr. Hollenbach, and until January 31, 2029, with respect to Mr. Runk. The employment agreements provide for a base annual salary of $270,000, in the case of Mr. Runk, and $225,000, in the case of Mr. Hollenbach, which may be increased by C&N, as well as eligibility to participate in the cash and equity bonus plans maintained by C&N, from time to time.
If either employee is terminated without cause or leaves for good reason, he is entitled to a lump sum payment equal to, in the case of Mr. Hollenbach, the sum of (i) the highest base salary earned in the prior three years and (ii) the highest cash bonus and other cash incentive compensation earned in the prior three calendar years and, in the case of Mr. Runk, two (2) times the sum of (i) the highest base salary earned in the prior three years and (ii) the highest cash bonus and other cash incentive compensation earned in the prior three calendar years. In addition, both Mr. Hollenbach and Mr. Runk would also be permitted to continue participation in C&N’s life, disability, medical/health insurance and other health and welfare benefits for a period of one (1) year from the date of termination, with respect to Mr. Hollenbach, and eighteen (18) months from the date of termination, in the case of Mr. Runk.
Each employment agreement also provides for payment of, in the case of Mr. Hollenbach, one and one half (1.5) times, and in the case of Mr. Runk, two (2) times, the sum of (x) the highest annual salary in the prior three calendar years plus (y) the highest bonus earned in the prior three calendar years, and participation for eighteen (18) months in all benefit plans, if, following a change of control, their employment is terminated without cause or if they leave for good reason.
Mr. Runk’s employment agreement requires C&N to assume the obligations of Susquehanna under his supplemental retirement plan agreement, or “SERP,” with Susquehanna and further provides for the accelerated vesting of the normal retirement benefit under the SERP (equal to $99,000 per year, payable for fifteen years) in the event that Mr. Runk’s employment is terminated without cause or following a change in control of C&N. Mr. Hollenbach’s employment agreement requires C&N to assume the obligations of Susquehanna under his existing SERP agreement, which, assuming a merger effective date of December 31, 2025, provides for the payment of an annual change in control benefit of $208,472, payable in equal monthly installments commencing on the month following the effective date of the merger and continuing for three (3) years.
Separation and Non-Competition Agreement Payments
C&N, Susquehanna, and Mr. Runk have also entered into a separation and non-competition agreement, which provides for a lump sum cash payment of $870,000 payable immediately prior to the effective time of the merger, in consideration for the termination of Mr. Runk’s employment agreement with Susquehanna, a release of claims and a two-year non-compete and non-solicit covenant that commences immediately following the merger.
Stay Bonus Pool
C&N and Susquehanna have established a stay bonus pool in the amount of $400,000 which will be used to incentivize selected Susquehanna and Susquehanna Bank employees to maintain their employment with Susquehanna up to the time of the merger or conversion of IT systems as the case may be.
Advisory Board
All directors of Susquehanna serving on the Susquehanna board of directors at the effective time of the merger, except Mr. Trate, will be invited to serve on an advisory board of C&N Bank following completion of the merger, subject to such compensation, authorities and policies established by C&N Bank from time to time.

Indemnification and Insurance
The merger agreement provides that C&N will, following the merger, indemnify all current and former officers and directors of Susquehanna and its subsidiaries in accordance with Pennsylvania law and the indemnification provisions of Susquehanna’s articles of incorporation and bylaws. In addition, for up to six years after the acquisition, C&N agrees to maintain liability insurance coverage with respect to matters arising at or prior to the merger for each current or former officer or director of Susquehanna or any of its subsidiaries, in amounts and on terms not materially less advantageous than the coverage provided prior to the acquisition, subject to a limit on the cost of such insurance of 200% of its current cost.

THE MERGER AGREEMENT
The following section describes certain aspects of the merger, including material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this document as Annex A and is incorporated by reference in this document. We urge you to read the merger agreement carefully and, in its entirety, as it is the legal document governing this merger. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, are subject to limitations agreed upon by the parties as stated therein, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement, none of which materially alter the representations and warranties made.
Terms of the Merger
The boards of directors of Susquehanna and C&N have unanimously adopted the agreement and plan of merger which provides for the merger of Susquehanna and C&N, with C&N surviving, and for the merger of their respective subsidiaries, Susquehanna Bank and C&N Bank, with C&N Bank surviving. Each share of Susquehanna common stock issued and outstanding at the effective time of the merger will be converted into 0.80 shares of C&N common stock. See “Consideration to Be Received in the Merger.” Susquehanna owns 1,875 shares of common stock of C&N which shares will be cancelled in the merger.
Closing and Effective Time of the Merger
The merger will be completed only if all of the following occur:
•
the agreement and plan of merger is approved and adopted by Susquehanna’s shareholders;

•
all required governmental and regulatory consents and approvals have been obtained;

•
no more than 5% of the outstanding shares of Susquehanna shall have exercised dissenters’ rights unless waived by C&N;

•
the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the C&N common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•
the approval for listing the shares of C&N common stock to be issued in the merger on the Nasdaq Capital Market;

•
the receipt of a legal opinion from Barley Snyder with respect to certain United States federal income tax consequences of the merger; and

•
all other conditions to the merger discussed in this document and the merger agreement are either satisfied or waived.

The bank merger will not be completed unless the merger is completed. The merger will become effective as stated in the statement of merger to be filed with the Department of State of the Commonwealth of Pennsylvania. In the merger agreement, we have agreed to cause the completion of the merger to occur within thirty (30) days after the satisfaction or waiver of the conditions specified in the merger agreement (other than those conditions that, by their nature, are to be satisfied at the closing, or on another mutually agreed date) has occurred at the choosing of C&N. It currently is anticipated that the effective time of the merger will occur in the fourth quarter of 2025, but we cannot guarantee when or if the merger will be completed.
Consideration to Be Received in the Merger
Treatment of Susquehanna common stock
As a result of the merger, each Susquehanna shareholder will have the right, with respect to each share of Susquehanna common stock held, to receive merger consideration consisting of 0.80 shares of C&N common stock.

Fractional shares of C&N common stock will be issued.
Treatment of Susquehanna equity awards
There are no outstanding equity awards of Susquehanna stock.
Share Exchange Procedures
Do not send in your Susquehanna common stock certificates now.   After Susquehanna’s shareholders approve and adopt the merger agreement, you will receive a letter of transmittal from EQ Equinity that will explain how to exchange your Susquehanna stock certificates for the merger consideration. Please do not send in any Susquehanna stock certificates until you receive the letter of transmittal. If you hold your shares of Susquehanna in book-entry form, you are not required to take any additional actions. Promptly following the completion of the merger, shares of Susquehanna common stock held in book-entry form automatically will be exchanged for shares of C&N common stock in book-entry form.
Representations and Warranties
The merger agreement contains customary representations and warranties of Susquehanna and C&N relating to their respective businesses. The representations must be true and correct in all material respects, as of the date of the merger agreement and as of the effective date as though made on and as of the effective date (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date must be true and correct in all material respects as of such date). The representations and warranties in the merger agreement do not survive the effective time of the merger.
Each of C&N and Susquehanna has made representations and warranties to the other regarding, among other things:
•
corporate matters, including due organization and qualification;

•
authority relative to execution and delivery of the merger agreement and the absence of breach or violations of organizational documents or other obligations as a result of the merger;

•
subsidiaries;

•
capitalization;

•
required governmental filings and consents;

•
correctness of its charter, bylaws and minute books;

•
the timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

•
accuracy of financial statements;

•
absence of undisclosed liabilities;

•
the general manner in which its businesses are conducted, and the absence of any material adverse effect affecting it or its subsidiaries;

•
recent dividends, distributions and stock purchases;

•
tax matters;

•
recent litigation and governmental directives;

•
risk management instruments;

•
privacy;

•
compliance with laws;

•
insurance;

•
employee benefit plans;

•
its loan portfolio;

•
its investment portfolio;

•
whether it employed a broker in connection with the merger;

•
the accuracy of its disclosures; and

•
the accuracy of the information it provides for this document.

In addition, Susquehanna made representations regarding its receipt of a fairness opinion from its financial advisor, the title to and condition of assets, material contracts, real estate leases, and certain other types of contracts, environmental matters, intellectual property, financial institution bonds, labor relations and employment agreements, related party transactions, beneficial ownership of C&N common stock, and state takeover laws, and C&N made representations regarding its common stock. The representations and warranties described above and included in the merger agreement were made by each of C&N and Susquehanna to the other party. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by C&N and Susquehanna in connection with negotiating the terms of the merger agreement (including by reference to information contained in disclosure schedules delivered by the parties under the merger agreement), and may have been included in the merger agreement for the purpose of allocating risk between C&N and Susquehanna rather than to establish matters as facts. The merger agreement is described herein, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Susquehanna, C&N or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone but instead should be read only in conjunction with the information provided elsewhere in this document.
Covenants and Agreements
Each of Susquehanna and C&N has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. In general, each of C&N and Susquehanna agreed to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the merger as promptly as practicable.
Without limiting the generality of the foregoing, C&N has agreed to do the following:
•
promptly prepare and file all required applications for regulatory approval of the transactions contemplated by the merger agreement;

•
promptly prepare and file with the SEC, for the purpose of registering under the Securities Act the shares of C&N common stock to be issued to shareholders of Susquehanna under the provisions of the merger agreement, the registration statement of which this document is a part, for the purpose of soliciting proxies of Susquehanna’s shareholders in favor of the merger;

•
promptly take all actions as may be necessary or appropriate in order to comply with all applicable Blue Sky laws of any state having jurisdiction over the transactions contemplated by the merger agreement;

•
promptly take all action as may be necessary or appropriate in order to list the shares of C&N common stock to be issued in the merger on the Nasdaq Capital Market;

•
prior to receiving regulatory approvals and shareholder approval, not publicly announce or discuss with any bank regulator any transaction involving the acquisition of all or any substantial portion of the equity interests, business or assets of any other party, other than acquisitions of equity interests or assets of a nonbank entity or acquisitions in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangements between C&N, or any subsidiary and any other party; and

•
take no action which would have the effect of causing the merger not to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

Except as otherwise consented to by C&N (which consent is not to be unreasonably withheld), Susquehanna and Susquehanna Bank agreed to:
•
use all reasonable efforts to carry on their respective businesses in the ordinary course of business;

•
use all reasonable efforts to preserve their present business organizations, to retain the services of substantially all of their present officers and employees, and to maintain their relationships with customers, suppliers and others with whom they have business dealings;

•
take no action that would reasonably be expected to adversely affect or delay the ability of C&N or Susquehanna to obtain any regulatory approvals required or to perform its covenants and agreements set forth in the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis;

•
maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by casualty;

•
use all commercially reasonable efforts to preserve or collect all material claims and causes of action;

•
keep in full force and effect all insurance policies;

•
perform, in all material respects, each of their obligations under all material contracts;

•
maintain their books of account and other records in the ordinary course of business;

•
comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives;

•
not amend Susquehanna’s or Susquehanna Bank’s articles of incorporation or bylaws, except in accordance with the terms of the merger agreement or to the extent necessary to consummate the transactions contemplated by the merger agreement;

•
not enter into, renew or assume any material contract, incur any material liability or obligation, or make any material commitment, except in the ordinary course of business;

•
not make any material acquisition or disposition of any properties or assets or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever, except for loan and investment activity engaged in the ordinary course of business and consistent with past practice;

•
not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in the merger agreement;

•
not declare, set aside or pay any dividend or make any other distribution in respect of Susquehanna common stock, except as permitted under the merger agreement;

•
not authorize, purchase, redeem, issue (except upon the exercise of outstanding options) or sell (or grant options or rights to purchase or sell) any shares of Susquehanna common stock or any other equity or debt securities of Susquehanna;

•
except in the ordinary course of business, not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any Susquehanna benefit plan, except as required by law, or enter into or amend any employment obligation, severance or “change in control” agreement or arrangement with any officer, director, employee or consultant of Susquehanna or Susquehanna Bank, or hire any new employees except as necessary to fill existing vacancies, provided that Susquehanna or Susquehanna Bank may grant reasonable salary increases and bonuses to their officers, directors, and employees in the ordinary course of business to the extent consistent with past practice, in magnitude and otherwise;

•
not terminate any employee of Susquehanna or Susquehanna Bank other than for cause;

•
not enter into any related party transaction, except loans in accordance with Regulation O;

•
act in accordance with GAAP and advise C&N of any material changes to loan loss reserves and loan write-offs, write-downs and other adjustments and reserves, write-offs, write-downs and other adjustments with respect to other real estate owned and its method of classifying, valuing and retaining its investment portfolio;
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file all tax returns and pay all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns and report all information on such returns truthfully, accurately and completely;

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not enter into a new line of business;

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not make any loans or extensions of credit or grant additional credit to a current borrower, except in the ordinary course of business; provided that any individual unsecured loan or unsecured extension of credit or grant of additional unsecured credit, in each case, in excess of $1,000,000 that is not as of the date of the merger agreement approved and committed or any individual secured loan or secured extension of credit or grant of additional secured credit, in each case, in excess of $1,000,000 that is not as of the date of the merger agreement approved and committed will require consultation with the Chief Credit Officer of C&N.

•
make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, buying or selling rights to service loans, (ii) investment, deposit pricing, risk and asset liability management or other banking and operating matters (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (iii) hedging, in each case, except as required by law or requested by a governmental entity;

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file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all Taxes, interest, penalties, assessments or deficiencies shown to be due on any tax return or by any taxing authorities and report all information on such returns truthfully, accurately and completely;

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not make any capital expenditures in excess of $125,000 other than in the ordinary course of business or as necessary to maintain existing assets in good repair;

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not make application for the opening or closing of any, or open or close any, branches or automated banking locations;

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not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with customary banking practice; and

•
not make or change any income tax election except as permitted in the merger agreement;

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not incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, except in the ordinary course of business; and and

•
not take any action that would cause the merger not to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

Each of C&N and Susquehanna has agreed to additional covenants which include, among other things, commitments to:
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provide access to each other’s properties, books and records and personnel upon reasonable notice;

•
provide financial information as soon as practicable;

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update the disclosure schedules to the merger agreement for any change, addition, deletion, or other modification;

•
use its best efforts to ensure that its executive officers, directors and affiliated entities do not, purchase or sell, or submit a bid to purchase or an offer to sell, directly or indirectly, any shares of C&N common stock or Susquehanna common stock or any options, rights or other securities convertible into shares of C&N common stock or Susquehanna common stock during the price determination period; provided, however, that C&N may purchase shares of C&N common stock in the ordinary course of business of C&N during the price determination period for the benefit of C&N’s benefit plans or C&N’s dividend reinvestment plan;
•
permit Susquehanna to establish a stay bonus pool in the amount of $400,000 to be used by Susquehanna to provide cash incentives to employees of Susquehanna to remain employed by Susquehanna; and

•
notify the other in writing of certain actions, claims, investigations, proceedings or other developments.

C&N has further agreed that C&N will:
•
for purposes of determining eligibility and vesting for C&N employee benefit plans, provide credit for meeting eligibility and vesting requirements in such plans for service as an employee of Susquehanna;

•
pay severance benefits to any employee of Susquehanna or Susquehanna Bank (excluding employees who either became parties to employment agreements with C&N simultaneously with execution of the merger agreement or are parties to agreements with Susquehanna and Susquehanna Bank prior to the date of the merger agreement that provided payments upon the consummation of the merger) as of the closing of the merger who is either not offered employment by C&N or is terminated (other than as a result of unsatisfactory performance) within one year of the closing of the merger as follows:

•
for all employees not covered by an employment agreement with Susquehanna who are in good standing at the merger time and have not accepted a non-comparable position with C&N and are not offered a comparable position with C&N or are terminated by C&N within one year following the merger time, an amount equal to two weeks’ base pay for each full year of service with Susquehanna or Susquehanna Bank, with a minimum payment of 4 weeks and a maximum payment of twenty-six (26) weeks base pay;

•
to indemnify, defend and hold harmless the officers, directors and employees of Susquehanna against all claims which arise out of the fact that such person is or was a director, officer or employee of Susquehanna and which relate to any matter of fact existing at or prior to the merger, to the fullest extent as would have been permitted by Susquehanna under Pennsylvania law and under Susquehanna’s articles of incorporation and bylaws;

•
maintain, for six (6) years following the merger, Susquehanna’s current directors’ and officers’ liability insurance policies covering the officers and directors of Susquehanna with respect to matters occurring at or prior to the merger, except that C&N may substitute similar policies, and that C&N is not required to spend more than 200% of the annual cost currently expended by Susquehanna in order to obtain this insurance;

•
promptly after closing of the merger, appoint Mr. Trate to the boards of directors of C&N and C&N Bank subject to C&N’s customary diligence procedures for screening and evaluating prospective directors and any applicable regulatory approvals; and

•
promptly after closing of the merger, invite members of the Susquehanna board of directors immediately prior to the closing of the merger (other than Mr. Trate) to serve as members of a regional advisory board.

Susquehanna has further agreed that Susquehanna will:
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permit C&N senior officers to meet with the Chief Financial Officer of Susquehanna and other officers responsible for the preparation of Susquehanna’s financial statements, the internal controls of Susquehanna and the disclosure controls and procedures of Susquehanna to discuss such matters as C&N may deem reasonably necessary or appropriate for C&N to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto; and

•
cause its and Susquehanna Bank’s professionals to render monthly invoices within thirty (30) days after the end of each month. Susquehanna shall advise C&N monthly of all out-of-pocket expenses which Susquehanna and Susquehanna Bank have incurred in connection with the transactions contemplated hereby. Susquehanna shall not, and shall cause Susquehanna Bank not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.
The merger agreement also contains mutual covenants relating to the preparation of this document, the regulatory applications and the holding of the special meeting of Susquehanna shareholders, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement. Susquehanna and C&N have also agreed to use all commercially reasonable efforts to take all actions needed to obtain necessary governmental and third-party consents and to consummate the transactions contemplated by the merger agreement.
Severance
Any employee of Susquehanna or a Susquehanna Subsidiary (excluding those employees who either (x) have entered into an employment agreement with Susquehanna and who are employed when the merger closes or (y) are parties to agreements with Susquehanna and Susquehanna Bank prior to the date of the merger agreement that provided payments upon the consummation of the merger and who either (i) is not offered employment by C&N post-closing; or (ii) accepts post-closing employment with C&N and is subsequently terminated within twelve (12) months following the closing date), is entitled to be paid severance in an amount equal to two week’s salary for each full year of service with Susquehanna, with a minimum of four (4) weeks’ Base pay and a maximum of 26 weeks of base pay to be paid.
Call of Shareholder Meeting; Support of the Merger
Susquehanna has agreed to (i) cooperate with C&N in the preparation of all required applications for regulatory approval of the transactions contemplated by the merger agreement and in the preparation of the registration statement and proxy statement/prospectus; (ii) hold a meeting of its shareholders for the purpose of obtaining approval of the merger and the merger agreement and recommend to its shareholders that they vote in favor thereof and (iii) cooperate with C&N in making Susquehanna’s and Susquehanna Bank’s employees reasonably available for training by C&N at Susquehanna’s and Susquehanna Bank’s facilities a reasonable period of time prior to the effective time of the merger, to the extent that such training is deemed reasonably necessary by C&N to ensure that Susquehanna’s and Susquehanna Bank’s facilities will be properly operated in accordance with C&N’s policies after the merger.
Agreement Not to Solicit Other Offers
Susquehanna has also agreed that it, its subsidiaries and its officers, directors, employees, representatives, agents and affiliates will not, directly or indirectly:
•
initiate, solicit, induce or encourage, or take any action to facilitate the making of any inquiry, offer or proposal which constitutes, relates or could reasonably be expected to lead to an inquiry or proposal that constitutes an acquisition proposal (as defined below), respond to any such inquiry, participate in any discussions or negotiations with respect to such inquiry or recommend or endorse any such acquisition proposal; or

•
enter into any agreement, agreement in principle or letter of intent regarding any acquisition proposal or authorize or permit any of its officers, directors, employees, subsidiaries or any representative to take any such action.

However, Susquehanna may consider and participate in discussions and negotiations with respect to an unsolicited bona fide acquisition proposal if and only if  (a) its special meeting of shareholders has not occurred; (b) Susquehanna complies with the terms of the merger agreement governing when and under what circumstances it may respond to an unsolicited offer; and (c) its board of directors determines (after consultation with outside legal counsel and its independent financial advisor) that (i) failure to take these actions would be inconsistent with its fiduciary duties under applicable law and (ii) the acquisition proposal is an acquisition proposal that is deemed superior to the transactions contemplated by the merger agreement and provides C&N with notice of such determination within one business day thereafter. In addition, Susquehanna must (1) otherwise have complied in all material respects with the applicable sections of the merger agreement, and (2) not provide confidential information or data to any person in connection with an acquisition proposal unless the person has executed a confidentiality agreement on terms at least as favorable as the terms contained in the confidentiality agreement between Susquehanna and C&N.
An acquisition proposal means any inquiry, offer or proposal as to any of the following (other than the merger between C&N and Susquehanna) involving Susquehanna or any of its subsidiaries:
•
any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving it or any of its subsidiaries;

•
any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of it or any of its subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of it and each of its subsidiaries on a consolidated basis;

•
any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of it or any of its subsidiaries;

•
any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of it or any of its subsidiaries; or

•
any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

Susquehanna has agreed:
•
to notify C&N in writing within 48 hours, if any proposals or offers are received by, any information is requested from, or any negotiation or discussions are sought to be initiated or continued, with Susquehanna or its representatives, in each case in connection with an acquisition proposal, and to provide C&N with relevant information regarding such proposal, offer, information request, negotiations or discussions;

•
to keep C&N fully informed of the status and details of any such proposal or inquiry and any developments with respect thereto; and

•
not to release any third party from the confidentiality and standstill provisions of any agreement to which Susquehanna is a party and to terminate any discussions, negotiations, and communications with any person with respect to any acquisition proposal for Susquehanna.

Expenses and Fees
In general, each of C&N and Susquehanna will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transaction contemplated by the merger agreement. C&N will be responsible for and shall bear all costs of printing and mailing the proxy materials incurred in connection with its shareholder meeting.
Indemnification and Insurance
The merger agreement provides that in the event of any threatened or actual claim, action, suit, proceeding or investigation in which any person who is or has been a director or officer of Susquehanna or is threatened to be made party based in whole or in part on, or arising in whole or in part out of or pertaining to (i) the fact that he or she is or was a director, officer or employee of Susquehanna or any of its subsidiaries or predecessors, or (ii) the merger agreement, C&N will defend against and respond thereto. C&N has agreed to indemnify and hold harmless each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each party to the fullest extent permitted by law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

The merger agreement requires C&N to honor, after completion of the merger, the current rights of Susquehanna directors, officers and employees to indemnification under the Susquehanna articles of incorporation or Susquehanna bylaws or similar governing documents. The merger agreement also provides that, upon completion of the merger, C&N will indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of Susquehanna and its subsidiaries in their capacities as such against all losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement to the fullest extent permitted by applicable laws.
The merger agreement provides that C&N will maintain, for a period of six years after completion of the merger, Susquehanna’s current directors’ and officers’ liability insurance policies, or tail policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, except that C&N is not required to incur an annual premium expense greater than 200% of Susquehanna’s current annual directors’ and officers’ liability insurance premium.
Conditions to Complete the Merger
Our respective obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including:
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the adoption of the agreement and plan of merger by the requisite vote of Susquehanna’s shareholders;

•
the effectiveness of the registration statement of which this document is a part with respect to the C&N common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•
the authorization of C&N common stock to be issued in the merger to be listed on the Nasdaq Capital Market;

•
the receipt of a legal opinion from Barley Snyder LLP with respect to certain United States federal income tax consequences of the merger;

•
the receipt and effectiveness of all governmental and other approvals, registrations and consents on customary terms and conditions, and the expiration of all related waiting periods required to complete the merger;

•
except as otherwise provided in the merger agreement, the absence of any suit, action or proceeding before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by the merger agreement; and

•
all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by the merger agreement shall have been complied with.

Each of C&N’s and Susquehanna’s obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions including:
•
the absence of a material adverse effect on the other party;

•
the truth and correctness of the representations and warranties of each party in the merger agreement, subject to the materiality standard provided in the merger agreement, and the performance by each party in all material respects of their obligations under the merger agreement and the receipt by each party of certificates from the other party to that effect; and

•
the holders of no more than 5% of the outstanding shares of common stock of Susquehanna exercise dissenters’ rights.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to completion by mutual consent or by either party in the following circumstances:
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if there is a material breach by the other party that would cause the failure of the closing conditions, unless the breach is capable of being, and is, cured within 30 days of notice of the breach and the terminating party is not itself in material breach;

•
if the merger has not been completed by April 23, 2026, unless the failure to complete the merger by that date was due to the terminating party’s material breach of a representation, warranty, covenant or other agreement under the merger agreement;

•
if any bank regulator, court of competent jurisdiction or governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger; or

•
if the shareholders of Susquehanna fail to adopt the merger agreement at its shareholder meeting.

In addition, C&N’s board of directors may terminate the merger agreement if: (1) the Susquehanna board of directors receives a superior acquisition proposal and (2) the board of directors of Susquehanna: (a) enters into an acquisition agreement with respect to such proposal; (b) terminates the merger agreement; (c) withdraws its recommendation of the merger agreement to the Susquehanna shareholders, fails to make such a recommendation or modifies or qualifies its recommendation, in a manner adverse to C&N; or (d) delivers a written notice to C&N of its determination to accept such proposal.
Further, Susquehanna’s board of directors may terminate the merger agreement if Susquehanna has received a superior acquisition proposal and has delivered a written notice to C&N of its determination to accept such proposal. In addition, if  (i) the average price of C&N’s common stock, measured over a ten trading day period immediately preceding the date which is five (5) business days before the Effective Time     , drops below $15.58 per share and (ii) the percent decline in C&N common stock, determined by dividing the ten day average price by $19.48, is greater than the percent decline in the KBW NASDAQ Regional Banking Index, or the “Index” determined by dividing the average of the Index for the same ten day period by the value of the Index on April 23, 2025 by more than 20%, Susquehanna’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Susquehanna to terminate.
Effect of Termination
If the merger agreement is terminated, it will become void, and there will be no liability on the part of C&N or Susquehanna, except that (1) both C&N and Susquehanna will remain liable for any willful breach of the merger agreement and (2) designated provisions of the merger agreement, including the payment of fees and expenses, the confidential treatment of information and publicity restrictions, will survive the termination.
Termination Fee
Susquehanna will pay C&N a termination fee of $1,771,162 in the event that the merger agreement is terminated:
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by C&N because Susquehanna’s shareholders fail to approve the merger at the special meeting and, prior thereto, there has been a publicly proposed or announced alternative acquisition proposal for Susquehanna that is agreed to or consummated within 12 months following termination; or

•
by C&N because Susquehanna has received an alternative acquisition proposal, and Susquehanna (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the merger agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement to the Susquehanna shareholders in a manner adverse to C&N, or (4) delivers a written notice to C&N of its determination to accept the alternative acquisition proposal; or

•
by Susquehanna, if Susquehanna receives an alternative acquisition proposal and delivers a written notice to C&N of its determination to accept the alternative acquisition proposal.

Amendment, Waiver and Extension of the Merger Agreement
Subject to applicable law, the parties may amend the merger agreement by written agreement between Susquehanna and C&N executed in the same manner as the merger agreement.
At any time prior to the completion of the merger, each of the parties to the extent legally allowed, may:
•
amend the merger agreement, but only by a written instrument duly authorized and executed by C&N and Susquehanna; or

•
waive any term or condition of the merger agreement by a written instrument duly authorized, executed and delivered by such party or parties.

Provided, however, that no amendment after approval by the Susquehanna shareholders shall be made which changes in a manner adverse to such shareholders the consideration to be provided to Susquehanna’s shareholders pursuant to the merger agreement.

ACCOUNTING TREATMENT
The merger will be treated as a business combination to be accounted for using the acquisition method of accounting under U.S. generally accepted accounting principles. C&N will be considered the acquirer and Susquehanna will be considered the acquired entity. Under the acquisition method of accounting, the acquired tangible and identifiable intangible assets and liabilities assumed of Susquehanna will be recorded, as of the date of completion of the merger, at their respective fair values. Any excess of the purchase price over the fair values of net assets acquired will be recorded as “goodwill”. Under U.S. generally accepted accounting principles, goodwill is not amortized, but is assessed annually, or more frequently if necessary, for impairment with any resulting impairment losses included in net income. If the fair value of net assets acquired exceeds the purchase price, there will be no goodwill recorded and the resulting difference will be recorded as a bargain purchase gain. The results of operations of the combined entity (C&N) will include the results of Susquehanna’s operations only after completion of the merger.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion sets forth the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Susquehanna common stock that exchange their shares of Susquehanna common stock for the merger consideration. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code, or “Code,” the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this joint proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. To the extent this section consists of statements as to matters of U.S. federal income tax law, this section constitutes the opinion of Barley Snyder LLP.
This discussion addresses only those Susquehanna shareholders that hold their shares of Susquehanna common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:
•
a bank or other financial institution;

•
a tax-exempt organization;

•
a partnership, an S-corporation, or other pass- through entity, or an investor in a pass-through entity;

•
an insurance company;

•
a mutual fund;

•
a dealer or broker in stocks and securities, commodities or currencies;

•
a trader in securities that elects a mark-to-market method of accounting;

•
a holder of Susquehanna common stock that received Susquehanna common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•
a person that is not a U.S. holder;

•
a person that has a functional currency other than the U.S. dollar;

•
a real estate investment trust;

•
regulated investment companies;

•
a person required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;

•
a holder who actually or constructively owns five percent or more of Susquehanna common stock;

•
a holder of Susquehanna common stock that holds Susquehanna common stock as part of a hedge, straddle, constructive sale, wash sale, conversion or other integrated transaction; or

•
a United States expatriate.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. Such consequences will depend on your specific situation and on factors that are not within the control of Susquehanna or C&N.
You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Susquehanna common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.
The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds Susquehanna common stock generally will depend on the status of the partner and the activities of the partnership. U.S. holders in a partnership holding Susquehanna common stock should consult their own tax advisors.
Tax Consequences of the Merger Generally
The parties intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to complete the merger that Susquehanna and C&N receive an opinion from Barley Snyder LLP, dated the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The opinion will be subject to customary qualifications and assumptions, including that the merger will be completed according to the terms of the merger agreement. The opinion will also be based on the assumption that the representations found in the representation letters of C&N and Susquehanna, are, as of the effective time, true and complete without qualification and that the representation letters of C&N and Susquehanna are executed by appropriate and authorized officers of C&N and Susquehanna. The opinion described above will not be binding on the IRS. C&N and Susquehanna have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. If any of the representations, warranties, covenants or assumptions upon which the opinion described above is based is inconsistent with the actual facts, or if any condition contained in the merger agreement and affecting the opinion is breached or is waived by any party, the U.S. federal income tax consequences of the merger could be adversely affected. Accordingly, each holder of Susquehanna common stock should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.
As a “reorganization,” the material U.S. federal income tax consequences of the merger to U.S. holders of Susquehanna common stock are set forth in the remainder of this discussion:
•
a holder who receives solely shares of C&N common stock in exchange for shares of Susquehanna common stock generally will not recognize any gain or loss upon the merger;

•
the aggregate tax basis of the C&N common stock received in the merger will be equal to the holder’s aggregate tax basis in the Susquehanna common stock for which it is exchanged; and

•
the holding period of C&N common stock received in the merger will include the holder’s holding period of the Susquehanna common stock for which it is exchanged.

If holders acquired different blocks of Susquehanna common stock at different times and at different prices, a holder’s tax basis and holding period in C&N common stock may be determined with reference to each block of Susquehanna common stock.
Appraisal or Dissenters’ Rights
The exercise of dissenters’ rights may result in taxable income to you. Neither C&N nor Susquehanna has obtained a tax opinion regarding the tax consequences of a shareholder exercising its dissenters’ rights. Accordingly, those who wish to exercise their dissenters’ rights should consult their own tax advisors regarding the tax consequences of such an election.
This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.
REGULATION
C&N, Susquehanna and their respective subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of their respective operations. C&N, Susquehanna and their respective subsidiaries incur expenses and spend considerable time and effort on compliance. Any changes to the laws applicable to financial institutions may negatively affect C&N’s and Susquehanna’s ability to expand its services and to increase the value of its business. Compliance with new state and federal regulation, supervision and legislation, including elements of the Dodd-Frank Act that have not yet been implemented, may require C&N, Susquehanna and their respective subsidiaries to make changes to their respective businesses and operations and will likely result in additional costs and a diversion of management’s time from other business activities, any of which may adversely impact their results of operations, liquidity or financial condition. Certain non-bank competitors of C&N, Susquehanna and their respective subsidiaries are subject to less regulation and, therefore, may be able to operate at a lower cost and compete for customers with products and services we are unable to offer.
INFORMATION ABOUT CITIZENS & NORTHERN CORPORATION
The principal trading market for C&N common stock is the Nasdaq Capital Market. The principal executive offices of C&N are located at 90-92 Main Street, Wellsboro, Pennsylvania 16901, telephone number (570) 724-3411. Its Internet website is http://www.cnbankpa.com. Information on this Internet website is not part of this proxy statement/prospectus.
As permitted by the rules of the SEC, financial and other information relating to C&N that is not included in or delivered with this document, including financial information and information relating to C&N’s directors and executive officers, is incorporated herein by reference. See “Where You Can Find More Information” on page 1.
SUSQUEHANNA’S SPECIAL MEETING
This document is being furnished to Susquehanna shareholders by Susquehanna’s board of directors in connection with the solicitation of proxies from the holders of Susquehanna common stock for use at the special meeting of Susquehanna shareholders and any adjournments or postponements of the special meeting.
Date, Time and Place
The Susquehanna special meeting will be held virtually via live webcast on Thursday, September 18, 2025 at 10:00 a.m., local time, subject to any adjournments or postponements.

Matters to be Considered
At the special meeting, Susquehanna shareholders will be asked to consider and vote upon the following proposals:
1.   adoption and approval of the merger agreement as described in detail under the heading “The Merger” beginning on page 33; and
2.   a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
At this time, the Susquehanna board of directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.
Shareholders Entitled to Vote
The close of business on Friday, July 25, 2025 has been fixed by Susquehanna’s board of directors as the record date for the determination of those holders of Susquehanna common stock who are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.
At the close of business on the record date there were 2,841,314 shares of Susquehanna common stock outstanding and entitled to vote.
Quorum and Required Vote
The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting. There must be a quorum for the special meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum but are not considered a vote cast under Pennsylvania law. Brokers holding shares in street name for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the special meeting only if such shares have been voted at the meeting on another matter other than a procedural motion.
Each holder of record of shares of Susquehanna common stock as of Susquehanna’s record date is entitled to cast one vote per share at the special meeting on each proposal.
The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of all votes cast by the shareholders entitled to vote at the special meeting, in person or by proxy, is required to adopt and approve the merger agreement. The affirmative vote of a majority of the votes cast, in person or by proxy, is required to approve the proposal to adjourn the special meeting. Abstentions and broker non-votes will have no effect on the outcome of either proposal.
How Shares Will Be Voted at the Special Meeting
All shares of Susquehanna common stock represented by properly executed proxies received before or at the special meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption and approval of the merger agreement, and “FOR” the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies.
If you hold shares of Susquehanna common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in a “broker non-vote.” Broker non-votes will not be deemed to have been voted on either proposal.

If any other matters are properly brought before the special meeting, the proxies named in the proxy card will vote the shares represented by duly executed proxies in accordance with the direction of Susquehanna’s board of directors.
How to Vote Your Shares
Susquehanna shareholders may vote at the special meeting by one of the following methods:
Voting by Mail.   You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this document, your proxy will be voted in favor of that proposal.
Voting at the Special Meeting.   You may virtually attend the Susquehanna special meeting and vote. Information regarding how to attend the virtual special meeting is included in the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult with the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the special meeting.
Voting by Internet.   If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.
Voting by Phone.   Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Savings Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call 1-800-652-VOTE (8683) and then follow the instructions.
Susquehanna shareholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares.
How to Vote Shares Owned through the Susquehanna 401(k) Plan
Susquehanna shares held by the 401(k) plan are voted by the trustee, but each participant (or beneficiary of a deceased participant) is entitled to direct the trustee how to vote the shares of Susquehanna common stock that are allocated to his or her account under the 401(k) plan. All shares of Susquehanna stock allocated to accounts for which the plan trustee did not receive instructions from a participant will be voted by the plan trustee in the same proportion as the shares for which it has received instructions, subject to the trustee’s discretion and in accordance with applicable fiduciary duties under the Employment Retirement Income Security Act of 1974, as amended. The deadline for returning your voting instruction form to the trustee of the 401(k) plan is [•] [•], 2025.
How to Change Your Vote
If you are a registered shareholder, you may revoke any proxy at any time before it is voted at the special meeting by (1) signing and returning a proxy card with a later date, (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to the Corporate Secretary of Susquehanna or (3) attending the special meeting, notifying the Corporate Secretary and voting by ballot at the special meeting. The Susquehanna Corporate Secretary’s mailing address is 940 High Street, West Milton, Pennsylvania 17886. If your shares are registered in the name of a broker or other nominee, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures. Susquehanna will honor the latest vote cast.
Dissenters’ Rights
Under Chapter 15, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended, holders of Susquehanna common stock who properly file with Susquehanna a written notice of intention to dissent will have the right to obtain a cash payment for the statutorily determined “fair value” of their shares (excluding any element of value arising in anticipation of the merger) in the event that the merger is completed. In order to exercise those rights, Susquehanna shareholders must comply with the procedural requirements of Chapter 15, Subchapter D of the Pennsylvania Business Corporation Law. The statutorily determined “fair value” cannot be predicted and could be more or less than the value of the merger consideration. Failure to take any of the steps required under Chapter 15, Subchapter D of the Pennsylvania Business Corporation Law on a timely basis may result in the loss of dissenters’ rights. The provisions relating to dissenters’ rights under Pennsylvania Business Corporation Law are attached to this proxy statement/prospectus as Annex C. The Pennsylvania Business Corporation Law is referred to in this proxy statement/prospectus as the “PBCL.”
Solicitation of Proxies
Susquehanna’s board of directors is soliciting proxies for use at the special meeting of shareholders. Susquehanna will bear the cost of soliciting proxies for the Susquehanna special meeting. Susquehanna has engaged Laurel Hill to act as the proxy solicitor and to assist in the solicitation of proxies for the Susquehanna special meeting of shareholders. Susquehanna has agreed to pay Laurel Hill approximately $7,500, plus reasonable out-of-pocket expenses, for such services and will also indemnify Laurel Hill against certain claims, costs, damages, liabilities and expenses.
In addition to solicitation of proxies by mail, Susquehanna will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Susquehanna common stock and secure their voting instructions. Susquehanna will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Susquehanna may use several of its regular employees, who will not be additionally compensated, to solicit proxies from Susquehanna shareholders, either personally or by telephone, facsimile, letter or other electronic means.
C&N will be responsible for and shall bear all expenses incurred in connection with the printing and distribution of this document.
Attending the Meeting
All holders of Susquehanna common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.
Voting Agreements
As of the record date, directors and executive officers of Susquehanna and their affiliates collectively beneficially owned 174,275 shares of Susquehanna common stock, or 6% of the outstanding shares of Susquehanna stock entitled to be voted at the special meeting. In accordance with the terms of the merger agreement, each of the directors and executive officers of Susquehanna has executed a letter agreement, commonly known as a voting agreement, in favor of C&N pursuant to which he or she has agreed to vote all shares of Susquehanna common stock owned by him or her, and over which he or she has sole voting power, in favor of adoption of the merger agreement, and each of these persons also agreed to use his or her reasonable efforts to cause all other shares of Susquehanna common stock beneficially owned by him or her to be voted in favor of the merger.
Proposal No. 1 — Approval and Adoption of the Merger Agreement
Susquehanna is asking its shareholders to approve and adopt the merger agreement. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger”, beginning on page 33. As discussed in detail in the sections entitled “The Merger — Susquehanna’s Reasons for the Merger,” and “— Recommendation of Susquehanna’s Board of Directors”, beginning on pages 39 and 39, respectively, after careful consideration, Susquehanna’s board of directors determined that the terms of the merger agreement and the transactions contemplated by it are in the best interests of Susquehanna and its shareholders, and the board unanimously approved the merger agreement.

Adoption of the merger agreement requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of all votes cast by the shareholders entitled to vote at the special meeting, in person or by proxy. Abstentions and broker non-votes are not votes cast and will have no effect on the merger proposal.
Accordingly, Susquehanna’s board of directors unanimously recommends that Susquehanna shareholders vote “FOR” approval and adoption of the merger agreement.
Proposal No. 2 — Authorization to Vote on Adjournment or Other Matters
If, at the Susquehanna special meeting, the number of shares of Susquehanna common stock present, in person or by proxy, is insufficient to constitute a quorum, or the number of shares of Susquehanna common stock voting in favor is insufficient to adopt the merger agreement, Susquehanna’s board of directors intends to move to adjourn the special meeting in order to enable Susquehanna’s board of directors more time to solicit additional proxies in favor of adoption of the merger agreement. In that event, Susquehanna will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to adoption of the merger agreement.
In this proposal, Susquehanna is asking you to grant authority to the holder of any proxy solicited by Susquehanna’s board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If the shareholders of Susquehanna approve the adjournment proposal, Susquehanna could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.
Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned. Abstentions and broker non-votes will have no effect on the adjournment proposal.
Susquehanna’s board of directors recommends a vote “FOR” the proposal to authorize the board of directors to adjourn the special meeting of shareholders to allow time for the further solicitation of proxies to adopt the merger agreement, if necessary.
INFORMATION ABOUT SUSQUEHANNA COMMUNITY FINANCIAL, INC.
Business
Susquehanna Community Financial, Inc., or Susquehanna, is a financial holding company incorporated under the laws of Pennsylvania. Susquehanna is regulated by the Board of Governors of the Federal Reserve System. Susquehanna provides a full range of financial services through its wholly owned bank subsidiary, Susquehanna Community Bank. Susquehanna Community Bank is a Pennsylvania-chartered bank that is regulated by the Pennsylvania Department of Banking and Securities and the FDIC.
The principal executive office of Susquehanna is located at 940 High Street, West Milton, Pennsylvania and its telephone number is (570) 568-6851. Susquehanna Community Bank operates seven full-service branches, with its main office and two branch offices in Union County, two branch offices in Northumberland County, one branch office in Snyder County and one branch office in Lycoming County.
Susquehanna’s consolidated financial condition and results of operations consist almost entirely of that of Susquehanna Community Bank. At March 31, 2025, Susquehanna had total consolidated assets of $598.4 million with total deposits of $511.9 million and total shareholders’ equity of $35.1 million.
Competition
Susquehanna’s core service area consists primarily of Union, Northumberland, Snyder and Lycoming Counties, Pennsylvania. Within this service area, the banking business is highly competitive. Susquehanna competes with local banks, as well as numerous regionally based commercial banks, most of which have assets, capital and lending limits far larger than those of Susquehanna. Susquehanna also competes with savings banks, savings and loan associations, money market funds, insurance companies, stock brokerage firms, regulated small loan companies and credit unions. The industry competes primarily in the area of interest rates, products offered, customer service and convenience.
Many of Susquehanna’s competitors enjoy several advantages over it, including larger asset and capital bases, the ability to finance wide-ranging advertising campaigns and to allocate their investment assets to areas of highest yield and demand.
Properties
The properties which Susquehanna owns or leases are as follows:
Address	Leased/Owned	Use
940 High Street, West Milton, Pennsylvania 17886	Owned	Main Office / Branch
2005 W. Market Street, Lewisburg, Pennsylvania 17837	Owned	Branch
40 Hardees Drive, Mifflinburg, Pennsylvania 17844	Owned	Branch
1025 Main Street, Watsontown, Pennsylvania	Owned	Branch
19179 Route 522, Beaver Springs, Pennsylvania 17812	Owned	Branch
397 Point Township Drive, Northumberland, Pennsylvania 17857	Owned	Branch
2409 E. 3rd Street, Williamsport, Pennsylvania 17701	Owned	Branch
4650 West Branch Highway, Suite 100, Lewisburg, Pennsylvania 17886	Leased	Loan Operations Office
Legal Proceedings
Susquehanna is not aware of any litigation that would have a material adverse effect on the consolidated financial position of Susquehanna. Susquehanna and Susquehanna Community Bank have no legal proceedings pending other than ordinary routine litigation occurring in the normal course of business. In addition, management does not know of any material proceedings contemplated by governmental authorities against Susquehanna or Susquehanna Community Bank or any of its properties.
Market for Common Stock and Dividends
Commencing July 1, 2025, Susquehanna’s common stock is quoted on the OTCID Basic Market under the symbol “SQCF.” Prior to July 1, 2025, Susquehanna’s common stock was quoted on the OTC Pink Market. The common stock has traded only sporadically and in limited volume. Quotations by the OTC Market Group reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions, and do not necessarily reflect the intrinsic or market values of the common stock. As of [•], 2025, there were 2,841,314 shares of Susquehanna common stock outstanding and held by approximately 712 holders of record.
The following tables show, for the indicated periods, the high and low sales prices per share for Susquehanna common stock, as reported on the OTCID Basic Markets. Cash dividends declared and paid per share of Susquehanna common stock are also shown for the periods indicated below.
	High	Low	Dividends
2023
First Quarter	$17.70	$15.31	$0.24
Second Quarter	$17.20	$12.00	$0.24
Third Quarter	$15.98	$12.00	$0.24
Fourth Quarter	$13.50	$10.26	$0.24

	High	Low	Dividends
2024
First Quarter	$11.25	$10.75	$0.24
Second Quarter	$11.65	$10.60	$0.24
Third Quarter	$13.25	$10.05	$0.24
Fourth Quarter	$13.00	$10.30	$0.24
2025
First Quarter	$12.80	$11.80	$0.24
Second Quarter	$14.99	$11.25	$0.24
Third Quarter
Information about Susquehanna Designee to C&N Board of Directors
Christian C. Trate is anticipated to be appointed to the board of directors of C&N and C&N Bank upon consummation of the merger for a term to expire at the next annual meeting of shareholders of C&N, and is to be nominated as a Class III director at the 2026 annual meeting of C&N shareholders. Mr. Trate is not a director of any publicly-held company.
Mr. Trate, age 64, is the president of W.A. Dehart, Inc., a wholesale supplier serving central and northeastern Pennsylvania. He has served as a director of Susquehanna and Susquehanna Community Bank since 2004 and has served as Chairman of both Susquehanna and Susquehanna Community Bank since June 2012. Mr. Trate’s knowledge and experience within the Susquehanna market area makes Mr. Trate an excellent addition to C&N and C&N Bank’s board.
Set forth below is a table providing information concerning the compensation of Mr. Trate for the fiscal year ended December 31, 2024.
Name and Principal Position	Year	Fees Earned or Paid in Cash	Total
Christian C. Trate, Non-employee Chairman of Susquehanna and Susquehanna Community Bank	2024	$29,245	$29,245
The C&N board of directors has determined that Mr. Trate is independent under the independence standards of Nasdaq.
Security Ownership of Certain Beneficial Holders of Susquehanna
The following table sets forth, as of July 22, 2025, the name of each director and executive officer of Susquehanna, the number of shares beneficially owned, and the percentage of Susquehanna’s outstanding common stock so owned, and the aggregate number of shares beneficially owned and the percentage so owned by all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares, except to the extent authority is shared with spouses under applicable law. Beneficial ownership is determined in accordance with the Securities and Exchange Commission rules.
Name of Individual	Position with Bank	Amount and Nature of Beneficial Ownership	Percent of Class*
Christian C. Trate	Chairman of the Board, Director	136,796(1)	4.8%
David S. Runk	President and CEO, Director	11,155	**
Jeffrey G. Hollenbach	President and COO, Director	6,192	**
Robert Brubaker	Director	10,400	**
William Kear	Director	7,517	**

Name of Individual	Position with Bank	Amount and Nature of Beneficial Ownership	Percent of Class*
Peter Matson	Director	577	**
Carl Pardoe	Director	154	**
Rodney Smith	EVP and CFO, Treasurer	1,280	**
Suzanne Stopper	Director	200	**
All Directors and Executive Officers as a Group		174,274.613	5.9%
Information furnished by directors and executive officers.

(*)
As of July 25, 2025, the number of shares of Susquehanna common stock issued and outstanding was 2,841,314. The calculation of an individual director’s or executive officer’s percentage ownership is based on the individual director’s or executive officer’s beneficial ownership as the numerator, divided by the sum of the 2,841,314 shares of Susquehanna common stock issued and outstanding.

(**)
Less than 1.0%.

(1)
Includes 87,951 shares held by W.A. Dehart, Inc., of which Mr. Trate is the President and owner, and 14,014 shares held in the W.A Dehart, Inc. 401(k) plan.

Other than as set forth above, Susquehanna is not aware of any individual or entity that beneficially owned 5% or more of its outstanding common stock.
Transactions with Related Parties.
Some of Susquehanna’s directors and executive officers, members of their immediate families and the companies with which they are associated were Susquehanna customers and had banking transactions with Susquehanna in the ordinary course of business during 2023 and 2024. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers. In Susquehanna’s management’s opinion, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features. The director or officer in question is excused from the board meeting at which the loan or commitment is considered. The aggregate extensions of credit to all such persons, as a group, totaled $3.32 million at December 31, 2024 and $2.63 million at December 31, 2023.
Information about Susquehanna Executives to Become C&N Executives
As noted above, each of David S. Runk and Jeffrey G. Hollenbach has signed an employment agreement with C&N to serve as an executive vice president of the combined organization. David S. Runk, age 61, is currently a director and Chief Executive Officer of Susquehanna and Susquehanna Bank, positions that he has held since he joined Susquehanna in 2011. Mr. Hollenbach, age 52, is currently a director and President and Chief Operating Officer of Susquehanna and Susquehanna Bank. Mr. Hollenbach joined Susquehanna in 2011, has served as a director and President of Susquehanna and Susquehanna Bank since January 1, 2025, and has served as Chief Operating Officer since 2020.
Set forth below is information regarding the compensation received by Messrs. Runk and Hollenbach for their service to Susquehanna and Susquehanna Bank for each of the years indicated.
Directors’ Compensation
Name and Principal Position	Year	Fees Earned or Paid in Cash	Total
David S. Runk, CEO and President	2024	$22,920.00	$22,920.00
Jeffrey G. Hollenbach, COO and President(1)	2024	—	—

(1)
Mr. Hollenbach was appointed to the board of directors on January 1, 2025, and did not receive director fees in 2024.

Executive Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Nonqualified Deferred Compensation Earnings(1)	All Other Compensation(2)	Total
David S. Runk, CEO and President	2024	$292,641.18	—	—	$82,866.00	$32,819.69	$408,326.87
	2023	$284,117.60	$9,670.93	—	$79,611.00	$32,276.57	$405,676.10
Jeffrey G. Hollenbach, COO and President	2024	$193,923.86	—	—	$39,076.00	$12,421.20	$245,421.06
	2023	$187,910.58	$6,380.85	—	$34,792.00	$12,367.59	$241,451.02

(1)
Represents the change in the present value of future benefits payable under Supplement Executive Retirement Plans (SERPs).

(2)
All Other Compensation

Name	Year	Qualified Retirement Plan Company Contribution	Life Insurance Paid by Company	Split Dollar Life Insurance Benefit	Vehicle Allowance or Personal Use of Company Vehicle	Total
David S. Runk	2024	$15,882.77	$5,103.48	$747.44	$11,086.00	$32,819.69
	2023	$16,158.42	$3,508.56	$670.59	$11,939.00	$32,276.57
Jeffrey G. Hollenbach	2024	$10,665.98	$1,611.72	$143.50	—	$12,421.20
	2023	$10,685.95	$1,550.10	$131.54	—	$12,367.59
Employment Agreement.   On July 11, 2011, Susquehanna entered into an employment agreement with Mr. Runk, which includes minimum annual salary commitments, change of control provisions, and the eligibility to participate in Susquehanna’s bonus plans, as in effect from time to time. The three-year Agreement automatically renews for an additional one year term on each December 31st.
Supplemental Executive Retirement Plan Agreements.   Susquehanna is a party to a Supplemental Executive Retirement Plan Agreement, or SERP, with each of Messrs. Runk and Hollenbach. The SERP provides for a normal annual retirement benefit of $99,000, in the case of Mr. Runk, and $85,000, in the case of Mr. Hollenbach, in each case payable for fifteen years. As of December 31, 2024, Mr. Runk was vested in an annual benefit of $65,909 and Mr. Hollenbach was vested in an annual benefit of $22,419. Each SERP also provides for benefits in the event of early termination, disability, death during active service, or a change in control of Susquehanna.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SUSQUEHANNA COMMUNITY FINANCIAL, INC.
This section presents the perspective of management of Susquehanna Community Financial, Inc. on its financial condition and results of operations. The following discussion and analysis is intended to highlight and supplement data and information presented elsewhere in this proxy statement/prospectus, including the consolidated financial statements and related notes, and should be read in conjunction with the accompanying tables and the annual audited financial statements of Susquehanna Community Financial, Inc. To the extent that this discussion describes prior performance, the descriptions relate only to the periods listed, which may not be indicative of future financial outcomes. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause results to differ materially from management’s expectations. Factors that could cause such differences are discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Special Considerations and Risk Factors.” Susquehanna Community Financial, Inc. assumes no obligation to update any of these forward-looking statements. As used in this section, unless the context otherwise requires, references to “Susquehanna Community Financial, Inc.,” “we,” “us” and “our” refer to Susquehanna Community Financial, Inc. and its consolidated subsidiaries, Susquehanna Community Bank and Susquehanna Financial Investment Corporation.
Overview
Susquehanna Community Financial, Inc. (“Susquehanna” or “Susquehanna Community Financial”) is a Pennsylvania corporation whose principal activity is the ownership and management of its wholly-owned subsidiary, Susquehanna Community Bank (the “Bank”), a Pennsylvania chartered bank headquartered in West Milton, Pennsylvania. Susquehanna is a financial holding company regulated by the Board of Governors of the Federal Reserve System, and the Bank is regulated by the FDIC and Pennsylvania Department of Banking and Securities. The Bank generates residential, consumer and commercial, and agricultural loans and receives deposits from customers located primarily in central and northeast Pennsylvania, with seven offices located in West Milton, Lewisburg, Mifflinburg, Watsontown, Beaver Springs, Northumberland, and Williamsport, Pennsylvania. In addition, Susquehanna Financial Investment Corporation is a wholly-owned subsidiary of Susquehanna and invests in available-for-sale securities. As of March 31, 2025, Susquehanna had total assets of $598.4 million, net loans of $398.2 million, total deposits of $511.9 million and total stockholders’ equity of $35.1 million.
As a financial holding company operating through one reporting unit, Susquehanna generates most of its revenues from interest income on loans, deposit service and loan fees, and interest income from securities. It incurs interest expense on deposits and other borrowed funds and noninterest expense, such as salaries and employee benefits and occupancy expenses. Net interest income is the difference between interest income on earning assets such as loans and securities and interest expense on liabilities, such as deposits and borrowings, which are used to fund those assets. Net interest income is the organization’s largest source of revenue. To evaluate net interest income, Susquehanna measures and monitors (1) yields on loans and other interest-earning assets, (2) the costs of deposits and other funding sources, (3) net interest spread and (4) net interest margin. Net interest spread is the difference between rates earned on interest-earning assets and rates paid on interest-bearing liabilities. Net interest margin is calculated as net interest income divided by average interest-earning assets. Because noninterest-bearing sources of funds, such as noninterest-bearing deposits and stockholders’ equity, also fund interest-earning assets, net interest margin includes the benefit of these noninterest-bearing sources.
Changes in market interest rates and interest rates earned on interest-earning assets or paid on interest-bearing liabilities, as well as the volume and types of interest-earning assets, interest-bearing and noninterest-bearing liabilities and stockholders’ equity, are usually the largest drivers of periodic changes in net interest spread, net interest margin and net interest income. Fluctuations in market interest rates are driven by many factors, including governmental monetary policies, inflation, deflation, macroeconomic developments, changes in unemployment, the money supply, political and international conditions and conditions in domestic and foreign financial markets. Periodic changes in the volume and types of loans in the Bank’s loan portfolio are affected by, among other factors, economic and competitive conditions in central and northeast Pennsylvania and specifically in the markets in which it operates, as well as developments affecting the real estate, financial services, insurance, transportation, manufacturing and distribution sectors within its target markets.
Results of Operations for the Three Months Ended March 31, 2025 and 2024
Net income was $797 thousand for the three months ended March 31, 2025 compared with $448 thousand for the three months ended March 31, 2024, an increase of $349 thousand, or 77.90%. The increase in net income was primarily the result of a $614 thousand increase in net interest income, partially offset by a $165 thousand increase in non-interest expenses.
Annualized returns on average equity were 9.24% and 5.21% and annualized returns on average assets were 0.54% and 0.31%, for the three months ended March 31, 2025 and 2024, respectively.
Net Interest Income
Net interest income is the difference between interest income on earning assets, such as loans and securities, and interest expense on liabilities, such as deposits and borrowings, which are used to fund those assets. The level of interest rates and the volume and mix of earning assets and interest-bearing liabilities impact net interest income and net interest margin. For management’s discussion and analysis purposes, dividends on restricted bank stock of $144 thousand and $120 thousand for the three months ended March 31, 2025 and 2024 are included in the average balance and interest earned table. However, in the statements of income these dividends are included in other income.
Net interest income, including dividends on restricted bank stocks, before the provision for credit losses for the three months ended March 31, 2025, was $4.1 million compared with $3.5 million for the three months ended March 31, 2024, an increase of $614 thousand, or 17.63%. The increase in net interest income was primarily due to the increase in interest and fees on loans of $694 thousand for the three months ended March 31, 2025 compared to the same period in 2024.
Interest income was $7.4 million for the three months ended March 31, 2025, an increase of $427 thousand, or 6.16%, compared with the three months ended March 31, 2024. The increase in interest income was primarily due to an increase of $694 thousand or 13.07% in interest and fees on loans during the three months ended March 31, 2025 compared to the same period in 2024.
Average interest-earning assets totaled $588.2 million for the three months ended March 31, 2025, an increase of $13.5 million, or 2.34%, compared with the three months ended March 31, 2024. Strong loan growth was the primary contributor to the increase, with average balances increasing $32.2 million, or 8.74% for the three months ended March 31, 2025 compared to March 31, 2024. The loan growth was partially funded through reinvestment of maturities and sales of available for sale securities. The average balance of available for sale securities declined by $19.7 million, or 10.0%, for the three months ended March 31, 2025 compared to March 31, 2024.
Interest expense was $3.3 million for the three months ended March 31, 2025, a decrease of $187 thousand, or 5.41%, compared with the three months ended March 31, 2024. This decrease was primarily due to a decrease in interest on deposits and other borrowings compared to the same period in 2024 attributable to a decline in interest rates on savings of 72 basis points partially offset by an increase of 59 basis points on time deposits.
Average interest-bearing liabilities increased $6.8 million, or 1.31%, for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. The increase in average interest-bearing liabilities was in short-term borrowings, which was used primarily to fund loan growth that maturing and sales of available for sale securities could not fund.
The average yield earned on interest earning assets, on a taxable-equivalent basis, increased over the prior year while the average rate paid on interest-bearing liabilities decreased. The average yield on interest-earning assets of 5.16% for the three months ended March 31, 2025 compared to 4.95% for the three months ended March 31, 2024, an increase of 21 basis points. The average rate on interest-bearing liabilities was 2.51% for the three months ended March 31, 2025, a decrease of 15 basis points from 2.66% for the three months ended March 31, 2024. The yields were impacted by market conditions and portfolio composition. Despite a decline in market rates, the yield earned on average interest-earning assets increased, as there was a shift in investments from available for sales securities to the higher yielding loans receivable. The average prime lending rate was 7.50% for the three months ended March 31, 2025, a decrease of 100 basis points from 8.50% for the three months ended March 31, 2024.
The following table presents, for the periods indicated, the total dollar amount of average balances, interest income from average interest-earning assets and the annualized resultant yields on a taxable-equivalent basis, as well as the interest expense on average interest-bearing liabilities, expressed in both dollars and rates. Any non-accruing loans have been included in the table as loans carrying a zero yield.
	Three Months Ended
	March 31, 2025			March 31, 2024
(Dollars in thousands)	Average Balance	Interest	Taxable- Equivalent Yield/Rate	Average Balance	Interest	Taxable- Equivalent Yield/Rate
Interest-earning assets:
Interest bearing deposits in other banks	$1,854	$20	4.31%	$1,016	$18	6.68%
Available-for-sale debt securities, at cost:
Taxable	123,513	762	2.50%	137,405	1,007	2.95%
Tax-exempt	54,329	420	3.97%	60,141	467	3.95%
Total available-for-sale debt securities	177,842	1,182	2.95%	197,546	1,474	3.25%
Equity securities	1,080	14	5.17%	1,195	15	5.25%
Investments in restricted bank stocks	6,538	144	8.92%	6,320	120	7.65%
Loans receivable:
Taxable	393,401	5,963	6.15%	359,467	5,261	5.89%
Tax-exempt	7,514	40	2.73%	9,240	48	2.66%
Total loans receivable	400,915	6,003	6.08%	368,707	5,309	5.81%
Total interest-earning assets	588,229	7,363	5.16%	574,784	6,936	4.95%
Noninterest-earning assets:
Cash and due from banks	4,699			4,713
Unrealized loss on securities	(22,134)			(23,119)
Allowance for credit losses	(3,415)			(3,280)
Bank premises and equipment	10,525			10,901
Bank-owned life insurance	7,833			9,171
Other assets	11,251			12,074
Total Assets	$596,988			$585,244
Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$135,841	146	0.43%	$154,793	212	0.55%
Money market accounts	50,551	283	2.27%	45,977	295	2.58%
Savings deposits	163,760	1,010	2.50%	173,263	1,387	3.22%
Time deposits	109,264	1,000	3.71%	86,327	671	3.12%
Total interest-bearing deposits:	459,416	2,439	2.15%	460,360	2,565	2.24%
Short-term borrowings	69,005	828	4.87%	61,238	889	5.84%
Total Interest-bearing Liabilities:	528,421	3,267	2.51%	521,598	3,454	2.66%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	29,634			25,813
Other liabilities	3,962			3,244

	Three Months Ended
	March 31, 2025			March 31, 2024
(Dollars in thousands)	Average Balance	Interest	Taxable- Equivalent Yield/Rate	Average Balance	Interest	Taxable- Equivalent Yield/Rate
Total Liabilities	562,017			550,655
Stockholders’ equity, excluding accumulated other comprehensive loss	53,761			51,723
Accumulated other comprehensive loss	(18,790)			(17,134)
Total Stockholders’ Equity	34,971			34,589
Total Liabilities and Stockholders’ Equity	$596,988			$585,244
Taxable-Equivalent Interest Rate Spread			2.65%			2.29%
Taxable- Equivalent Net Interest Income/Earning Assets		$4,096	2.91%		$3,482	2.53%

Footnotes:
*
Yields on tax-exempt assets have been computed on a tax-equivalent basis assuming a 21% tax rate.

*
Interest income on loans includes prepayment and late fees.

*
Average balances include nonaccrual loans.

*
Dividends on investments in bank stocks presented above are included in other operating income in the consolidated statement income.

The following table presents information regarding the dollar amount of changes in interest income and interest expense for the periods indicated for each major component of interest-earning assets and interest-bearing liabilities and distinguishes between the changes attributable to changes in volume and changes in interest rates. For purposes of this table, changes attributable to both rate and volume that cannot be segregated have been allocated to rate.
	Three Months Ended March 31, 2025 vs. 2024
	Variances Due to Change In:
(Dollars in thousands)	Volume	Rate	Total
Interest income
Interest bearing deposits in other banks	$13	$(11)	$2
Available-for-sale debt securities, at cost:
Taxable	(103)	(142)	(245)
Tax-exempt	(46)	(1)	(47)
Total available-for-sale debt securities	(149)	(143)	(292)
Equity Securities	(1)	—	(1)
Investments in restricted bank stocks	4	20	24
Loans receivable:
Taxable	497	205	702
Tax-exempt	(9)	1	(8)
Total loans receivable	488	206	694
Total interest income	355	72	427
Interest expense
Interest-bearing deposits:
Interest checking	(26)	(40)	(66)

	Three Months Ended March 31, 2025 vs. 2024
	Variances Due to Change In:
(Dollars in thousands)	Volume	Rate	Total
Money market accounts	29	(41)	(12)
Savings deposits	(76)	(301)	(377)
Time deposits	178	151	329
Total interest-bearing deposits:	105	(231)	(126)
Short-term borrowings	113	(174)	(61)
Total Interest expense	218	(405)	(187)
Net interest income	$137	$477	$614

Provision for Credit Losses
Susquehanna’s provision for credit losses is a charge to income in order to bring its allowance for credit losses to a level deemed appropriate by management. Subsequent recoveries, if any, are credited to the allowance. Susquehanna recorded a provision for credit losses of $31 thousand for each of the three months ended March 31, 2025 and 2024.
Other Income
Susquehanna’s primary sources of other income are dividends on restricted bank stocks, bank card and credit card interchange fees, service charges on deposit accounts, gains on sale of mortgages, and earnings on bank-owned life insurance.
Noninterest income totaled $720 thousand for the three months ended March 31, 2025, compared to $697 thousand for the same period in 2024, an increase of $23 thousand, or 3.30%. The increase in noninterest income from March 31, 2024 to March 31, 2025 was primarily due to an increase on the dividends received on restricted bank stocks due to higher average balances and sales of mortgage loans due to increased volume, partially offset by lower brokerage fees and commissions and less gains on marketable securities.
The following table presents, for the periods indicated, the major categories of noninterest income:
	For the Three Months Ended March 31,
(Dollars in thousands)	2025	2024	Increase (Decrease)
Other Income:
Service charges on deposit accounts	$115	$122	$(7)
Gains on marketable equity securities, net	13	26	(13)
Realized gains on loans, net	65	34	31
Bank card and credit card interchange fees	141	140	1
Brokerage fees and commissions	66	86	(20)
Increase in cash surrender value of life insurance	46	53	(7)
Loan servicing fees, net	73	74	(1)
Dividends on restricted bank stocks	144	120	24
Other operating income	57	42	15
Total Other Income	$720	$697	$23
Other Expenses
Other expenses were $3.7 million and $3.6 million for the three months ended March 31, 2025 and 2024. The increase was primarily driven by growth the bank has experienced, coupled with inflationary increases.

The following table presents, for the periods indicated, the major categories of noninterest expense:
	For the Three Months Ended March 31,
(Dollars in thousands)	2025	2024	Increase (Decrease)
Other Expenses:
Salaries and employee benefits	$2,174	$2,163	$11
Occupancy expense	241	187	54
Furniture and equipment expenses	224	259	(35)
Professional fees	98	88	10
Automated teller machine expense	89	81	8
Data processing expenses	373	338	35
FDIC deposit insurance	98	77	21
Pennsylvania corporate and shares taxes	73	51	22
Other operating expenses	375	336	39
Total Other Expenses	$3,745	$3,580	$165
Efficiency Ratio
The efficiency ratio is a supplemental financial measure utilized in management’s internal evaluation of Susquehanna’s performance and is not calculated based on generally accepted accounting principles. The efficiency ratio is calculated by dividing total other expenses, excluding loan loss provisions, by net interest income plus total other income, as shown in the Consolidated Statements of Income. Taxes and provision for credit losses are not included in this calculation. An increase in the efficiency ratio indicates that more resources are being utilized to generate the same volume of income and/or being invested to generate future income, while a decrease would indicate a more efficient allocation of resources. Susquehanna’s’ efficiency ratio was 80.2% for the three months ended March 31, 2025, compared to 88.2% for the three months ended March 31, 2024. The growth in interest-earning assets and related net interest income, while maintaining control over operating expenses, resulted in improvements in the efficiency ratio.
(Dollars in thousands)	For the Three Months Ended March 31,
Efficiency Ratio	2025	2024
Other Expenses (numerator)	$3,745	$3,580
Net Interest Income	4,096	3,482
Other Income, excluding Dividends on Restricted Bank stock	576	577
Total Revenue (denominator)	$4,672	$4,059
Efficiency Ratio	80.2%	88.2%
Income Taxes
The amount of federal income tax expense is influenced by the amount of pre-tax income, the amount of tax-exempt interest income, tax-exempt earnings on life insurance and the amount of other nondeductible expenses, principally disallowed interest expense. Income tax expense for the three months ended March 31, 2025 was $99 thousand, and represented a $99 thousand increase over $0 for the three months ended March 31, 2024. Susquehanna’s effective tax rate increased from 0.0% to 11.0% for the three months ended March 31, 2024 and 2025. The increase in income tax expense and resulting effective tax rate was the result of higher pre-tax income and less tax-exempt interest income on securities available for sale.
Impact of Inflation
Susquehanna’s consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative value of money over time due to inflation or recession.
Unlike many industrial companies, substantially all of Susquehanna’s assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on Susquehanna’s performance than the effects of general levels of inflation. Interest rates may not necessarily move in the same direction or in the same magnitude as the prices of goods and services. However, other operating expenses do reflect general levels of inflation.
Results of Operations for the Years Ended December 31, 2024 and 2023
Net income was $2.3 million for the year ended December 31, 2024 compared with $2.2 million for the year ended December 31, 2023, an increase of $134 thousand, or 6.05%. The increase in net income was primarily the result of $136 increase in net interest income and a $59 thousand gain on bank owned life insurance, partially offset by $65 thousand increase in other expenses. Returns on average equity were 6.82% and 7.07% for the years ended December 31, 2024 and 2023. The returns on average assets were 0.40% and 0.39% for the years ended December 31, 2024 and December 31, 2023.
Net interest income, including dividends on restricted bank stocks, before the provision for credit losses for the year ended December 31, 2024 was $14.5 million compared with $14.2 million for the year ended December 31, 2023, an increase of $311 thousand, or 2.20%. For management’s discussion and analysis purposes, dividends on restricted bank stock of $537 thousand and $362 thousand for the years ended December 31, 2024 and 2023 are included in the average balance and interest earned table. However, in the statements of income these dividends are included in other income. The increase in net interest income was primarily due to the increase in average interest-earning assets of $14.9 million, or 2.64%, for the year ended December 31, 2024 compared with the year ended December 31, 2023.
Interest income was $28.6 million for the year ended December 31, 2024, an increase of $3.4 million, or 13.4%, compared with the year ended December 31, 2023, primarily due to an increase of $2.9 million in interest and fees on loans during the year ended December 31, 2024 compared to the same period in 2023 as a result of the increase in average loans outstanding of $25.1 million and the increase in interest rates occurring throughout 2024. The rates earned on interest-earning assets increased from 4.57% for the year ended December 31, 2023 to 5.03% for the year ended December 31, 2024 and reflects higher market rates.
Interest expense was $14.2 million for the year ended December 31, 2024, an increase of $3.1 million, or 27.81%, compared with the year ended December 31, 2023. This increase was primarily due to higher rates paid on interest-bearing deposits, and a shift in the mix of deposits from demand, and savings to higher yielding time deposits and money market accounts. Additionally, the average balance of short-term borrowings increased $39.0 million to replace a decline in deposits as customers liquidated some funds for higher yielding investments outside the bank. The yield on average interest-bearing liabilities increased 51 basis points from 2.19% for the year ended December 31, 2023 compared to 2.70% for the year ended December 31, 2024, reflective of higher market rates and greater dependency on the more costly short-term borrowings.
Net interest margin, on a taxable-equivalent basis, remained consistent and totaled 2.59% and 2.60% for the years ended December 31, 2024 and 2023.
The following table presents, for the periods indicated, the total dollar amount of average balances, interest income from average interest-earning assets and the annualized resultant yields, and a taxable-equivalent basis, as well as the interest expense on average interest-bearing liabilities, expressed in both dollars and rates. Any non-accruing loans have been included in the table as loans carrying a zero yield.

	Years Ended
	December 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest	Taxable- Equivalent Yield/Rate	Average Balance	Interest	Taxable- Equivalent Yield/Rate
Interest-earning assets:
Interest bearing deposits in other banks	$1,422	$82	5.74%	$1,237	$66	5.48%
Available-for-sale debt securities, at cost:
Taxable	133,027	3,791	2.85%	143,008	3,393	2.37%
Tax-exempt	59,264	1,841	3.93%	60,768	1,879	3.91%
Total available-for-sale debt securities	192,291	5,632	3.18%	203,776	5,272	2.83%
Equity securities	1,144	60	5.27%	1,371	70	5.09%
Investments in restricted bank stocks	6,384	537	8.41%	4,993	362	7.26%
Loans receivable:
Taxable	369,978	22,153	5.99%	343,214	19,281	5.62%
Tax-exempt	8,761	184	2.66%	10,463	202	2.44%
Total loans receivable	378,739	22,337	5.91%	353,677	19,483	5.52%
Total interest-earning assets	579,980	28,648	5.03%	565,054	25,253	4.57%
Noninterest-earning assets:
Cash and due from banks	4,890			5,323
Unrealized loss on securities	(23,046)			(27,595)
Allowance for credit losses	(3,320)			(3,241)
Bank premises and equipment	10,796			10,883
Bank-owned life insurance	8,464			8,646
Other assets	11,947			12,343
Total Assets	$589,711			$571,413
Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$151,248	870	0.57%	$176,505	922	0.52%
Money market accounts	46,002	1,203	2.61%	38,172	641	1.68%
Savings deposits	173,483	5,378	3.11%	189,439	6,268	3.31%
Time deposits	90,787	3,125	3.43%	78,923	1,890	2.39%
Total interest-bearing deposits:	461,520	10,576	2.29%	483,039	9,721	2.01%
Short-term borrowings	63,357	3,596	5.68%	24,369	1,367	5.61%
Total Interest-bearing Liabilities:	524,877	14,172	2.70%	507,408	11,088	2.19%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	26,778			29,883
Other liabilities	3,613			2,796
Total Liabilities	555,268			540,087
Stockholders’ equity, excluding accumulated other comprehensive loss	51,329			53,238
Accumulated other comprehensive loss	(16,886)			(21,912)
Total Stockholders’ Equity	34,443			31,326
Total Liabilities and Stockholders’ Equity	$589,711			$571,413
Taxable-Equivalent Interest Rate Spread			2.33%			2.38%
Taxable- Equivalent Net Interest Income/Earning Assets		$14,476	2.59%		$14,165	2.60%

Footnotes:
*
Yields on tax-exempt assets have been computed on a tax-equivalent basis assuming a 21% tax rate.

*
Interest income on loans includes prepayment and late fees.

*
Average balances include nonaccrual loans.

*
Dividends on investments in bank stocks presented above are included in other operating income in the consolidated statement of income.

The following table presents information regarding the dollar amount of changes in interest income and interest expense for the periods indicated for each major component of interest-earning assets and interest-bearing liabilities and distinguishes between the changes attributable to changes in volume and changes in interest rates. For purposes of this table, changes attributable to both rate and volume that cannot be segregated have been allocated to rate.
	Years Ended December 31, 2024 vs. 2023
	Variances Due to Change In:
(Dollars in thousands)	Volume	Rate	Total
Interest income
Interest bearing deposits in other banks	$12	$4	$16
Available-for-sale debt securities, at cost:
Taxable	(237)	635	398
Tax-exempt	(46)	8	(38)
Total available-for-sale debt securities	(283)	643	360
Equity securities	(11)	1	(10)
Investments in restricted bank stocks	101	74	175
Loans receivable:
Taxable	1,503	1,369	2,872
Tax-exempt	(33)	15	(18)
Total loans receivable	1,470	1,384	2,854
Total interest income	1,289	2,106	3,395
Interest expense
Interest-bearing deposits:
Interest checking	(131)	79	(52)
Money market accounts	132	430	562
Savings deposits	(537)	(353)	(890)
Time deposits	292	943	1,235
Total interest-bearing deposits:	(244)	1,099	855
Short-term borrowings	2,182	47	2,229
Total Interest expense	1,938	1,146	3,084
Net Interest Income	$(649)	$960	$311
Provision for Credit Losses
Susquehanna’s provision for credit losses is a charge (credit) to income in order to bring its allowance for credit losses to a level deemed appropriate by management. Susquehanna adopted FASB ASC 326, in accordance with the amendments of FASB ASU 2016-13, effective January 1, 2023. Upon adoption of the standard, Susquehanna’s allowance for credit losses in total remained the same and resulted in no impact on retained earnings upon adoption. However, there was a shift in the allocation of the allowance for credit losses from residential mortgage and home equity loans towards commercial real estate loans, and reflects the expected losses within those portfolios as of the date of adoption.
Provision for credit losses decreased $25 thousand from $250 thousand to $225 thousand for the twelve months ended December 31, 2024 and 2023. The lower provision for credit losses is the result of improving economic conditions and favorable charge-off experience.

Other Income
Susquehanna’s primary sources of other income are dividends on restricted bank stocks, bank card and credit card interchange fees, service charges on deposit accounts, gains on sale of mortgages, brokerage fees and commissions, loan servicing fees and earnings on bank-owned life insurance.
Noninterest income totaled $2.8 million for the year ended December 31, 2024 compared to $2.7 million for the year ended December 31, 2023, an increase of $95 thousand, or 3.46%. This increase was primarily due to increased dividends on restricted bank stock of $175 thousand for the year ended December 31, 2024 compared to December 31, 2023, offset by lower brokerage fees and commissions and other income.
The following table presents, for the periods indicated, the major categories of noninterest income:
	Years Ended December 31,
(Dollars in thousands)	2024	2023	Increase (Decrease)
Other Income
Service charges on deposit accounts	$487	$492	$(5)
Losses on available for sale and marketable equity securities, net	(88)	(127)	39
Realized gains on loans, net	339	330	9
Bank card and credit card interchange fees	584	602	(18)
Brokerage fees and commissions	374	446	(72)
Increase in cash surrender value of life insurance	182	182	—
Gain on bank-owned life insurance benefits	59	—	59
Loan servicing fees, net	305	305	—
Dividends on restricted bank stock	537	362	175
Other operating income	62	154	(92)
Total Other Income	$2,841	$2,746	$95
Other Expenses
Noninterest expense was $14.1 million and $14.0 million for the years ended December 31, 2024 and 2023, with most categories increasing consistent with Susquehanna’s growth and inflation. Other operating expenses declined $398 thousand for the year ended December 31, 2024 compared to the year ended December 31, 2023 due to a cost containment or reduction policy.
The following table presents, for the periods indicated, the major categories of noninterest expense:
	Years Ended December 31,
(Dollars in thousands)	2024	2023	Increase (Decrease)
Other Expenses
Salaries and employee benefits	$8,197	$7,941	$256
Occupancy expense	720	735	(15)
Furniture and equipment expenses	1,061	1,164	(103)
Professional fees	433	322	111
Automated teller machine expense	348	333	15
Data processing expenses	1,370	1,264	106
FDIC deposit insurance	348	315	33
Pennsylvania corporate and shares taxes	271	211	60
Other operating expenses	1,337	1,735	(398)
Total Other Expenses	$14,085	$14,020	$65

Efficiency Ratio
Susquehanna calculates the efficiency ratio by dividing total other expenses by the sum of net interest income and other income. Taxes and provision for credit losses are not part of this calculation. The efficiency ratio improved slightly to 83.9% for the year ended December 31, 2024 compared with 84.7% for the year ended December 31, 2023.
(Dollars in thousands) Efficiency Ratio	For the Years Ended December 31,
	2024	2023
Other Expenses (numerator)	$14,085	$14,020
Net Interest Income	14,476	14,165
Other Income, excluding Dividends on Restricted Bank stock	2,304	2,384
Total Revenue (denominator)	$16,780	$16,549
Efficiency Ratio	83.9%	84.7%
Income Taxes
The amount of income tax expense is influenced by the amount of pre-tax income, the amount of tax-exempt interest income, tax-exempt earnings on life insurance and the amount of other nondeductible expenses, principally disallowed interest expense. Income tax expense increased $57 thousand to $121 thousand for the year ended December 31, 2024 compared to $64 thousand for the year ended December 31, 2023. The effective tax rates were 4.9% and 2.8% for the years ended December 31, 2024 and 2023. The higher income tax expense and corresponding effective tax rate for the year ended December 31, 2024 compared to 2023 was primarily the result of higher pre-tax income.
Financial Condition
Loan Portfolio
At March 31, 2025, net loans increased $9.1 million from December 31, 2024. Net loans at December 31, 2024 were $389.1 million, an increase of $24.7 million, or 6.8%, compared to $364.4 million as of December 31, 2023.
The following table summarizes Susquehanna’s loan portfolio by type of loan as of the dates indicated:
The composition of the Corporation’s loan portfolio is as follows (in thousands):
	March 31,2025		December 31, 2024		December 31, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial real estate	$137,859	34.3%	$130,877	33.3%	$116,067	31.6%
Commercial real estate – construction	14,784	3.7%	13,415	3.4%	14,946	4.1%
Commercial and industrial	21,335	5.3%	22,400	5.7%	25,899	7.0%
Acquisition, construction & development	215	0.1%	215	0.1%	215	0.1%
Agricultural	48,047	12.0%	48,623	12.4%	48,086	13.1%
Residential mortgage	131,708	32.8%	128,407	32.7%	110,626	30.1%
Home equity	35,089	8.7%	35,193	9.0%	35,517	9.7%
Consumer – other	5,171	1.3%	5,845	1.5%	7,001	1.9%
Obligation of state & political subdivisions	7,442	1.9%	7,588	1.9%	9,302	2.5%
Total Loans	401,650	100.0%	392,563	100.0%	367,659	100.0%
Less: Allowance for credit losses	3,429		3,437		3,268
Loans, Net	$398,221		$389,126		$364,391

Susquehanna has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. Diversification of the loan portfolio is a means of managing the risks associated with fluctuations in economic conditions.
In order to manage the diversification of the portfolio, the Bank segments loans into classes. The Commercial segment is sub-segmented into classes that include Commercial and Industrial, Acquisition, Construction and Development, Commercial Real Estate, and Commercial Real Estate Construction, while the Consumer segment is sub-segmented into classes that include Residential Mortgage, Home Equity, and Consumer. Additionally, Susquehanna Community Bank’s loan portfolio is segmented into Agricultural and Obligations of State and Political subdivision. The Bank analyzes the overall ability of the borrower and guarantors to repay a loan. Information and risk management practices specific to the Bank’s loan segments and classes follows.
Commercial.   Susquehanna Community Bank makes commercial loans which are primarily viewed as cash flow loans and secondarily as loans secured by real estate. The properties securing the Bank’s commercial real estate loans can be owner occupied or nonowner occupied. Concentrations within the various types of commercial properties are monitored by management in order to assess the risks in the portfolio. The commercial real estate loan portfolio increased $7.0 million to $137.9 million as of March 31, 2025 compared to $130.9 million as of December 31, 2024. Total commercial real estate loans as of December 31, 2024 increased $14.8 million compared to December 31, 2023.
The repayment of these loans is largely dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Accordingly, repayment of these loans may be subject to adverse conditions in the real estate market or the economy to a greater extent than other types of loans. Susquehanna Community Bank seeks to minimize these risks in a variety of ways in connection with underwriting these loans, including giving careful consideration to the property’s operating history, future operating projections, current and projected occupancy, location and physical condition.
The Bank’s commercial and industrial loans represent credit extended to small- to medium-sized businesses primarily for the purpose of providing working capital and equipment purchase financing. Commercial and industrial loans often are dependent on the profitable operations of the borrower. These credits are primarily made based on the expected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most commercial and industrial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may also incorporate a personal guarantee. Some shorter-term loans may be extended on an unsecured basis. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers. The cash flows of borrowers may not be as expected and the collateral securing these loans may fluctuate, increasing the risk associated with this loan segment. As a result of the additional complexities, variables, and risks, commercial loans typically require more thorough underwriting and servicing than other types of loans. The commercial and industrial loan portfolio decreased $1.1 million, or 4.8%, to $21.3 million as of March 31, 2025, compared to $22.4 million as of December 31, 2024. Total commercial and industrial loans as of December 31, 2024 decreased $3.5 million, or 13.5%, compared to $25.9 million as of December 31, 2023.
Construction and land development loans are generally nonowner occupied and are subject to certain risks attributable to the fact that loan funds are advanced over the construction phase and the project is of uncertain value prior to its completion. Construction loans are generally based upon estimates of costs and value associated with the completed project with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay the loan. Susquehanna Community Bank has underwriting and funding procedures designed to address what it believes to be the risks associated with such loans; however, no assurance can be given that the procedures will prevent losses resulting from the risks described above.
Residential.   The Bank’s real estate lending activities also include the origination of 1 – 4 family residential and multi-family residential loans. The terms of these loans typically range from three to 30 years and are secured by the properties financed. Susquehanna Community Bank requires the borrowers to maintain mortgage title insurance and hazard insurance. The 1-4 family residential portfolio includes both first and second liens as well as home equity lines of credit. Mortgage production volume has increased as a result of lower interest rates offered on mortgages and increased demand. Residential mortgage loans totaled $131.7 million at March 31, 2025, a 2.57% increase over $128.4 million at December 31, 2024. Residential mortgages at December 31, 2024 increased $17.8 million, or 16.1%, from $110.6 million at December 31, 2023.
Consumer and other.   Consumer and other loans include automobile loans, secured and unsecured personal loans, and unsecured lines-of-credit. The terms of these loans typically range from one to seven years and vary based on the nature of collateral and size of the loan. Consumer loan collections are dependent on the borrower’s continuing financial stability, and thus more likely to be adversely affected by job loss, illness or personal bankruptcy. Furthermore, the application of various federal and state laws may limit the amount which can be recovered on such loans. To monitor and manage consumer loan risk, policies and procedures are developed and modified, as deemed appropriate by the Bank’s management.
Agricultural.   Agricultural loans are made to a diversified customer base that include dairy, swine and poultry farmers and their support businesses. Agricultural loans focus on character, cash flow and collateral, while also considering the particular risks of the industry. Loan terms are generally 20 years or less, with one to five year adjustable interest rates. The adjustable rates are typically tied to a margin above the comparable Federal Home Loan Bank of Pittsburgh borrowing rate with a typical loan to value of less than 80%. We evaluate the financial strength of the integrators we have exposure to with our poultry and swine agricultural customers.
Obligations of state and political subdivisions.   Obligations of state and political subdivisions are direct loans to local municipalities and school districts. Loan terms are generally 10 years or less with fixed interest rates.
Concentrations of Credit
The vast majority of Susquehanna Community Bank’s lending activity occurs in Union, Northumberland, Snyder and Lycoming Counties, Pennsylvania. The Bank’s loans are primarily secured by real estate, including commercial and residential construction, owner occupied and non-owner occupied and multi-family commercial real estate, raw land and other real estate-based loans located in these areas. As of March 31, 2025, and December 31, 2024 and 2023, real estate loans represented 79.6%, 78.5% and 75.4%, of the Bank’s total loans.
The following table summarizes the loan contractual maturity distribution by type and by related interest rate characteristics as of the date indicated:
	Maturity as of March 31, 2025
(Dollars in thousands)	One Year or Less	After One but Within Five Years	After Five but Within Fifteen Years	After Fifteen Years	Total
Commercial real estate	$5,562	$30,711	$40,887	$60,699	$137,859
Commercial real estate – construction	6,938	3,668	3,414	764	14,784
Commercial and industrial	3,001	9,477	8,608	249	21,335
Acquisition, construction & development	215	—	—	—	215
Agricultural	485	1,425	12,875	33,262	48,047
Residential mortgage	5,532	9,124	32,998	84,054	131,708
Home equity	2,271	10,133	22,685	—	35,089
Consumer – other	214	3,118	1,839	—	5,171
Obligation of state & political subdivisions	180	4,450	1,675	1,137	7,442
Total Loans	$24,398	$72,106	$124,981	$180,165	$401,650
Predetermined (fixed) interest rates	$8,395	$40,887	$29,060	$15,860	$94,202
Variable interest rates	16,003	31,219	95,921	164,305	307,448
Total	$24,398	$72,106	$124,981	$180,165	$401,650

	Maturity as of December 31, 2024
(Dollars in thousands)	One Year or Less	After One but Within Five Years	After Five but Within Fifteen Years	After Fifteen Years	Total
Commercial real estate	$5,330	$26,892	$43,048	$55,607	$130,877
Commercial real estate – construction	5,669	3,508	3,528	710	13,415
Commercial and industrial	3,186	10,235	8,727	252	22,400
Acquisition, construction & development	215	—	—	—	215
Agricultural	542	1,312	14,213	32,556	48,623
Residential mortgage	4,893	8,669	28,799	86,046	128,407
Home equity	2,894	9,761	22,538	—	35,193
Consumer – other	452	3,439	1,954	—	5,845
Obligation of state & political subdivisions	273	4,450	1,728	1,137	7,588
Total Loans	$23,454	$68,266	$124,535	$176,308	$392,563
Predetermined (fixed) interest rates	$8,520	$37,220	$26,354	$16,316	$88,410
Variable interest rates	14,934	31,046	98,181	159,992	304,153
Total	$23,454	$68,266	$124,535	$176,308	$392,563
	Maturity as of December 31, 2023
(Dollars in thousands)	One Year or Less	After One but Within Five Years	After Five but Within Fifteen Years	After Fifteen Years	Total
Commercial real estate	$3,899	$21,570	$33,286	$57,312	$116,067
Commercial real estate – construction	2,386	6,062	5,895	603	14,946
Commercial and industrial	3,422	11,807	10,458	212	25,899
Acquisition, construction & development	215	—	—	—	215
Agricultural	2,043	1,361	11,318	33,364	48,086
Residential mortgage	4,721	2,986	27,684	75,235	110,626
Home equity	1,637	10,171	23,709	—	35,517
Consumer – other	354	3,773	2,874	—	7,001
Obligation of state & political subdivisions	401	640	7,059	1,202	9,302
Total Loans	$19,078	$58,370	$122,283	$167,928	$367,659
Predetermined (fixed) interest rates	$8,814	$29,033	$32,880	$16,102	$86,829
Variable interest rates	10,264	29,337	89,403	151,826	280,830
Total	$19,078	$58,370	$122,283	$167,928	$367,659
The information in the table above is limited to the contractual maturities of the underlying loans. The expected life of the Bank’s loan portfolio will differ from contractual maturities because borrowers may have the right to curtail or prepay their loans with or without prepayment penalties.
Asset Quality
Nonperforming Assets and Potential Problem Loans
Susquehanna Community Bank has procedures in place to assist in maintaining the overall quality of its loan portfolio. The Bank has established underwriting guidelines to be followed by its officers to monitor delinquency levels for any negative or adverse trends.

Susquehanna Community Bank does not have a significant amount of loans past due. At March 31, 2025, December 31, 2024, and December 31, 2023, more than 98.6% of loans were current. Non-accrual loans were $1.2 million, $1.5 million and $765 thousand as of March 31, 2025, December 31, 2024 and 2023, respectively.
The following table presents information regarding nonperforming assets and other asset quality information as of the dates indicated:
	For the Years/Period Ended
(Dollars in thousands)	March 31, 2025	December 31, 2024	December 31, 2023
Asset and Quality Ratios
Nonaccrual Loans	$1,152	$1,538	$765
Accruing loans 90 days or more past due	—	—	—
Total nonperforming loans	1,152	1,538	765
Foreclosed real estate	—	339	50
Total nonperforming assets	1,152	1,877	815
Loans receivable	401,650	392,563	367,659
Total assets	598,404	587,693	586,604
Allowance for credit losses	3,429	3,437	3,268
Nonperforming loans to loans receivable	0.29%	0.39%	0.21%
Nonperforming assets to loans plus foreclosed real estate	0.29%	0.48%	0.22%
Nonperforming assets to total assets	0.19%	0.32%	0.14%
Allowance for credit losses to nonperforming loans	297.66%	223.47%	427.19%
Allowance for credit losses to loans receivable	0.85%	0.88%	0.89%
Allowance for Credit Losses
The allowance for credit losses is established through provisions for credit losses charged against income. Loans deemed to be uncollectible are charged against the allowance for credit losses and subsequent recoveries, if any, are credited to the allowance. Susquehanna has elected to not estimate an allowance for credit losses on accrued interest receivable, as it already has a policy in place to reverse or write-off accrued interest in a timely manner.
Susquehanna adopted ASC 326 January 1, 2023, which replaced the incurred loss methodology with the Current Expected Credit Loss (“CECL”) approach. CECL requires an estimate of the credit losses expected over the life of an exposure (or pool of exposures) whereas the incurred loss approach delayed the recognition of a credit loss until it was probable a loss event was incurred.
The estimate of expected credit losses is based on relevant information about historical events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. Susquehanna uses current loan data and loss history, peer bank loss history, calculates the weighted average remaining maturity in each loan category, and plots peer history against various leading economic indicators to provide a forward-looking feature. Susquehanna then takes that information, adds custom qualitative factors and specific reserves tied to collateral dependent loans to calculate its allowance for credit losses. For more information see Note 1 to the audited financial statements of Susquehanna Community Financial, Inc. for the fiscal year ended December 31, 2024, included elsewhere in this proxy statement/prospectus.
At March 31, 2025 and December 31, 2024, the allowance for credit losses amounted to $3.4 million, or 0.85%, of total loans, and $3.4 million or 0.88% of total loans, as compared with $3.3 million, or 0.89% of total loans, as of December 31, 2023. Susquehanna believes that the allowance for credit losses at March 31, 2025, December 31, 2024 and December 31, 2023 was adequate to cover probable expected losses in the loan portfolio as of such date.

The following table presents, as of and for the periods indicated, an analysis of the allowance for credit losses and other related data:
	For the Three Months Ended March 31,		For the Year Ended December 31,
(Dollars in thousands)	2025	2024	2024	2023
Average loans outstanding	$400,915	$368,707	$378,823	$353,677
Gross loans outstanding at the end of the period	401,650	368,054	392,563	367,659
Allowance for credit loss at the beginning of the period	3,437	3,268	3,268	3,229
Provision for loan losses	31	31	225	250
Charge-offs:
Commercial real estate	—	—	—	—
Commercial real estate – construction	—	—	—	—
Commercial and industrial	—	—	—	(124)
Acquisition, construction & development	—	—	—	—
Agricultural	—	—	—	(64)
Residential mortgage	—	—	—	—
Home equity	—	—	—	(5)
Consumer – other	(49)	(2)	(72)	(26)
Obligation of state & political subdivisions	—	—	—	—
Total charge-offs for all loan types	(49)	(2)	(72)	(219)
Recoveries:
Commercial real estate	—	—	—	—
Commercial real estate – construction	—	—	—	—
Commercial and industrial	—	—	—	—
Acquisition, construction & development	—	—	—	—
Agricultural	—	—	—	—
Residential mortgage	—	—	—	—
Home equity	—	—	—	—
Consumer – other	10	1	16	8
Obligation of state & political subdivisions	—	—	—	—
Total recoveries for all loan types	10	1	16	8
Net (charge-offs) recoveries	(39)	(1)	(56)	(211)
Allowance for credit losses at the end of the period	$3,429	$3,298	$3,437	$3,268

	For the Years/Period Ended
(Dollars in thousands)	March 31, 2025	December 31, 2024	December 31, 2023
Net Charge-offs (recoveries) to average loans:
Commercial real estate	0%	0%	0%
Net charge-offs	$—	$—	$—
Average loans	$137,119	$121,485	$102,479
Commercial real estate – construction	0%	0%	0%
Net charge-offs	$—	$—	$—
Average loans	$16,123	$16,850	$15,300
Commercial and industrial	0%	0%	0%
Net charge-offs	$—	$—	$124
Average loans	$21,973	$24,452	$28,308
Acquisition, construction & development	0%	0%	0%
Net charge-offs	$—	$—	$—
Average loans	$215	$215	$215
Agricultural	0%	0%	0%
Net charge-offs	$—	$—	$64
Average loans	$49,281	$48,415	$47,374
Residential mortgage	0%	0%	0%
Net charge-offs	$—	$—	$—
Average loans	$129,259	$117,613	$103,886
Home equity	0%	0%	0%
Net charge-offs	$—	$—	$5
Average loans	$34,150	$34,983	$37,802
Consumer – other	3%	1%	0%
Net charge-offs	$39	$56	$18
Average loans	$5,281	$5,965	$7,850
Obligation of state & political subdivisions	0%	0%	0%
Net charge-offs	$—	$—	$—
Average loans	$7,514	$8,761	$10,463
Totals	0%	0%	0%
Net charge-offs	$39	$56	$211
Average loans	$400,915	$378,739	$353,677

Note:   Net charge offs (recoveries) on average loans are annualized for the period ended March 31, 2025.
The following table shows the allocation of the allowance for credit losses among the Bank’s loan categories and the percentage of the respective loan category to total loans held for investment as of the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from any loan category.

Allowance for Credit Losses
	As of March 31, 2025		As of December 31, 2024		As of December 31, 2023
(Dollars in thousands)	Amount	Percent of Total Loans	Amount	Percent of Total Loans	Amount	Percent of Total Loans
Commercial real estate	$2,739	0.68%	$2,610	0.66%	$2,518	0.68%
Commercial real estate construction	—	0.00%	—	0.00%	—	0.00%
Commercial and industrial	89	0.02%	117	0.03%	89	0.02%
Acquisition, construction & development	215	0.05%	215	0.05%	215	0.06%
Agricultural	151	0.04%	150	0.04%	151	0.04%
Residential mortgage	85	0.02%	83	0.02%	70	0.02%
Home equity	14	0.00%	14	0.00%	94	0.03%
Consumer – other	120	0.03%	157	0.04%	131	0.04%
Obligations of state & political subdivisions	—	0.00%	—	0.00%	—	0.00%
Unallocated	16	0.00%	91	0.02%	—	0.00%
Totals	$3,429	0.85%	$3,437	0.88%	$3,268	0.89%
Available for Sale Debt Securities
As of March 31, 2025, the carrying amount of available for sale debt securities totaled $155.0 million, a decrease of $26 thousand, compared with $155.1 million as of December 31, 2024. The carrying amount of debt securities at December 31, 2024 decreased $21.8 million compared with $176.9 million as of December 31, 2023. Debt securities represented 25.9%, 26.4% and 30.1% of total assets as of March 31, 2025, December 31, 2024 and 2023, respectively.
All the debt securities in the portfolio are classified as available for sale. Debt securities classified as available for sale are measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, as accumulated comprehensive income or loss until realized. Interest earned on securities is included in interest income.
The following table summarizes the amortized cost and fair value of the debt securities in the portfolio as of the dates shown:
	March 31, 2025
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale:
Obligations of U.S. Treasury	$2,115	$—	$(181)	$1,934
Obligations of U.S. Government agencies	33,364	—	(4,065)	29,299
Obligations of state and political subdivisions	68,141	—	(7,791)	60,350
Mortgage backed securities	67,506	—	(9,637)	57,869
Corporate debt securities	5,708	10	(138)	5,580
Total Available-For-Sale Debt Securities	$176,834	$10	$(21,812)	$155,032

	December 31, 2024
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale:
Obligations of U.S. Treasury	$2,123	$—	$(221)	$1,902
Obligations of U.S. Government agencies	33,447	—	(4,737)	28,710
Obligations of state and political subdivisions	68,157	—	(7,308)	60,849
Mortgage backed securities	68,922	—	(11,357)	57,565
Corporate debt securities	6,216	4	(188)	6,032
Total Available-For-Sale Debt Securities	$178,865	$4	$(23,811)	$155,058
	December 31, 2023
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale:
Obligations of U.S. Treasury	$2,156	$—	$(240)	$1,916
Obligations of U.S. Government agencies	39,897	—	(4,917)	34,980
Obligations of state and political subdivisions	73,982	9	(5,749)	68,242
Mortgage backed securities	74,212	—	(10,278)	63,934
Corporate debt securities	8,250	—	(495)	7,755
Total Available-For-Sale Debt Securities	$198,497	$9	$(21,679)	$176,827
The following tables show contractual maturities and the contractual weighted average yields on Susquehanna’s debt securities as of the dates presented. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties:
	Maturities as of March 31, 2025
	One Year or Less		One to Five Years		Five to Ten Years		After Ten Years
(Dollars in thousands)	Amortized Cost	Weighted Average Yield	Amortize Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
Available-for-Sale:
Obligations of U.S. Treasury	$—	0.00%	$2,115	1.14%	$—	0.00%	$—	0.00%
Obligations of U.S. Government agencies	—	0.00%	7,000	2.93%	22,110	1.73%	4,254	3.97%
Obligations of state and political subdivisions	—	0.00%	2,317	2.38%	10,865	2.82%	54,959	3.75%
Mortgage backed securities	—	0.00%	—	0.00%	302	3.21%	67,204	2.08%
Corporate debt securities	1,501	2.95%	2,557	5.20%	1,650	4.90%	—	0.00%
Total Available-For-Sale Debt Securities	$1,501	2.95%	$13,989	2.98%	$34,927	2.23%	$126,417	2.87%

	Maturities as of December 31, 2024
	One Year or Less		One to Five Years		Five to Ten Years		After Ten Years
(Dollars in thousands)	Amortized Cost	Weighted Average Yield	Amortize Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
Available-for-Sale:
Obligations of U.S. Treasury	$—	0.00%	$2,123	1.14%	$—	0.00%	$—	0.00%
Obligations of U.S. Government agencies	—	0.00%	7,000	2.96%	22,127	1.73%	4,320	3.99%
Obligations of state and political subdivisions	—	0.00%	1,802	2.65%	9,902	2.70%	56,453	3.73%
Mortgage backed securities	—	0.00%	—	0.00%	193	3.45%	68,729	2.09%
Corporate debt securities	2,006	3.15%	2,075	4.83%	2,135	5.37%	—	0.00%
Total Available-For-Sale Debt Securities	$2,006	3.15%	$13,000	2.92%	$34,357	2.25%	$129,502	2.87%
	Maturities as of December 31, 2023
	One Year or Less		One to Five Years		Five to Ten Years		After Ten Years
(Dollars in thousands)	Amortized Cost	Weighted Average Yield	Amortize Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
Available-for-Sale:
Obligations of U.S. Treasury	$—	0.00%	$2,156	1.14%	$—	0.00%	$—	0.00%
Obligations of U.S. Government agencies	—	0.00%	6,000	2.52%	27,337	2.14%	6,560	5.09%
Obligations of state and political subdivisions	—	0.00%	1,282	3.11%	6,044	2.55%	66,656	3.68%
Mortgage backed securities	—	0.00%	—	0.00%	138	3.84%	74,074	2.03%
Corporate debt securities	1,745	4.56%	3,849	3.63%	2,656	5.89%	0	0.00%
Total Available-For-Sale Debt Securities	$1,745	4.56%	$13,287	2.67%	$36,175	2.49%	$147,290	2.91%
Susquehanna does not have the intent to sell any of the debt securities while in a loss position and believes that it is not likely that it will have to sell any of these securities before a recovery of cost. The unrealized losses are attributable primarily to changes in market interest rates relative to those available when the securities were acquired. The fair value of these securities is expected to recover as the securities reach their maturity or repricing date, or if market rates for such investments decline.
Susquehanna does not believe that any of the debt securities are impaired due to reasons of credit quality. Unrealized losses decreased $2.0 million at March 31, 2025 and totaled $21.8 million compared to unrealized losses of $23.8 million at December 31, 2024, and unrealized losses of $21.7 million at December 31, 2023.
Susquehanna believes that any impairment is temporary and the result of the recent rate environment, and no impairment loss has been realized in its consolidated statements of income for the periods then ended.
The average yield earned, on a taxable-equivalent basis, of Susquehanna Community Bank’s debt securities portfolio was 2.95% during the three months ended March 31, 2025 compared to 3.25% for the same period in 2024. The average yield earned, on a taxable-equivalent basis, for the year ended December 31, 2024 was 3.18% compared with 2.83% for the year ended December 31, 2023.
Deposits
Susquehanna Community Bank’s lending and investing activities are primarily funded by deposits. The Bank offers a variety of deposit accounts having a range of interest rates and terms including demand, savings, money market and certificates and other time accounts.

Total deposits at March 31, 2025 were $511.9 million, an increase of $23.9 million, or 4.9%, compared with $488.0 million at December 31, 2024. Deposits at December 31, 2024 decreased $9.2 million, or 1.85%, compared with $497.2 million at December 31, 2023.
	As of March 31, 2025		December 31, 2024		December 31, 2023
(Dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Demand, non-interest bearing	$34,500	6.7%	$27,624	5.7%	$26,831	5.4%
Demand, interest bearing	141,726	27.7%	142,890	29.3%	160,925	32.4%
Savings and money market	213,754	41.8%	212,567	43.6%	226,642	45.6%
Time, $250 and over	24,703	4.8%	18,718	3.8%	16,893	3.4%
Time, other	97,204	19.0%	86,198	17.7%	65,893	13.3%
Total Deposits	$511,887	100.0%	$487,997	100.0%	$497,184	100.0%
The Bank’s ratio of average noninterest-bearing deposits to average total deposits was 6.1% for the three months ended March 31, 2025 and 5.5% and 5.8% for the years ended December 31, 2024 and 2023.
The following table shows the remaining maturity of time deposits of $250 thousand and greater as of the dates indicated:
(Dollars in thousands)	As of March 31, 2025	December 31, 2024	December 31, 2023
Three months or less	$4,388	$377	$1,223
Three months through six months	5,844	4,374	10,445
Six months though twelve months	12,942	10,136	1,880
After twelve months	1,529	3,831	3,345
Total time deposits of $250,000 and greater	$24,703	$18,718	$16,893
(Dollars in thousands)	As of March 31, 2025	December 31, 2024	December 31, 2023
Uninsured deposits	$62,417	$61,814	$68,675
Borrowings
The Bank has established lines of credit with financial institutions for the purchase of federal funds including a $2.0 million line of credit with Atlantic Community Bankers Bank, secured by Susquehanna Community Bank common stock. At March 31, 2025 and December 31, 2024, the borrowings totaled $2.0 million, compared to $700 thousand at December 31, 2023.
The Bank has an agreement with the Federal Home Loan Bank of Pittsburgh (“FHLB”) which allows for borrowings up to a percentage of qualifying assets. The FHLB approved the Bank to borrow up to 32.4% of its total assets based on available collateral, by pledging loans and or securities. Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. Included in its FHLB borrowing capacity is a line of credit, which had outstanding balances at March 31, 2025, December 31, 2024, and December 31, 2023 of $45.0 million, $60.2 million, and $50.0 million, respectively. These advances carried weighted average rates of 4.71%, 5.49%, and 5.51% as of March 31, 2025, December 31, 2024, and December 31, 2023, respectively.
Off-Balance Sheet Items
Susquehanna is party to various financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit under commercial lines of credit, revolving credit lines, overdraft protection agreements and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract amounts of the instruments reflect the extent of the Bank’s involvement in particular classes of financial instruments. The

Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.
Susquehanna Community Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer.
The following is a summary of the various financial instruments entered into by Susquehanna Community Bank as of the dates indicated:
Short-term Borrowings
(Dollars in thousands)	As of March 31, 2025	December 31, 2024	December 31, 2023
Lines of Credit:
Federal Home Loan Bank of Pittsburgh (‘FHLB”)	$45,000	$60,200	$50,000
Atlantic Community Bankers Bank (“ACBB”)	2,000	2,000	700
Total	$47,000	$62,200	$50,700
Off-Balance Sheet Items
(Dollars in thousands)	As of March 31, 2025	December 31, 2024	December 31, 2023
Commitments to grant loans	$15,666	$17,042	$28,831
Unfunded commitments under lines of credit	47,876	51,326	56,935
Letters of credit	2,384	2,302	3,009
Total	$65,926	$70,670	$88,775
Commitments to Extend Credit.   Commitments to extend credit, including commitments to grant loans and unfunded commitments under lines of credit, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.
Standby Letters of Credit.   Standby letters of credit are conditional commitments issued by Susquehanna Community Bank to guarantee the performance of a customer to a third party. The Bank’s credit risk involved in issuing letters of credit is essentially the same as that involved in funding loans facilities.
Liquidity and Capital Resources
Liquidity
Liquidity is the measure of Susquehanna’s ability to meet the cash flow requirements of depositors and borrowers, while at the same time meeting operating, capital and strategic cash flow needs and to maintain reserve requirements to operate on an ongoing basis and manage unexpected events, all at a reasonable cost. For the three months ended March 31, 2025 and the years ended December 31, 2024 and 2023, Susquehanna Community Financials’ liquidity needs have been met by core deposits, borrowed funds, security and loan maturities and amortizing investment and loan portfolios. Susquehanna Community Financial has access to purchased funds from correspondent banks, and advances from the FHLB are available under a security and pledge agreement to take advantage of investment opportunities.
The following table illustrates, during the periods presented, the mix of our funding sources and the average assets in which those funds are invested as a percentage of our average total assets for the periods indicated. Average assets were $588.2 million for the three months ended March 31, 2025, and $589.7 million and $571.4 million for the years ended December 31, 2024 and 2023, respectively.
	For the Periods Ended
	March 31, 2025	December 31, 2024	December 31, 2023
Sources of funds:
Deposits:
Interest-bearing	77.0%	78.3%	84.5%
Noninterest-bearing	4.9%	4.5%	5.2%
Short-term borrowings	11.5%	10.7%	4.3%
Other liabilities	0.7%	0.6%	0.5%
Shareholders’ equity	5.9%	5.9%	5.5%
Total	100.0%	100.0%	100.0%
Uses of funds:
Interest-bearing deposits in other banks	0.3%	0.2%	0.2%
Available-for-sale debt securities	29.8%	32.6%	35.7%
Marketable equity securities	0.2%	0.2%	0.2%
Restricted investment in bank stocks	1.1%	1.1%	0.9%
Loans	67.1%	64.2%	61.9%
Other noninterest-earning assets	1.5%	1.7%	1.1%
Total	100.0%	100.0%	100.0%
Average noninterest-bearing deposits to average deposits	6.0%	5.5%	5.8%
Average loans to average deposits	82.0%	77.6%	69.0%
Capital Resources
Susquehanna Community Bank is subject to various regulatory capital requirements administered by bank regulators. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures and risk weighting of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.
Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. The Bank believes, as of March 31, 2025 and December 31, 2024, that it met all of the capital adequacy requirements to which it is subject.
As of March 31, 2025, Susquehanna Community Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that the Bank believes has changed its prompt corrective action category.
The following table provides a comparison of Susquehanna Community Bank’s leverage and risk-weighted capital ratios as of March 31, 2025 and December 31, 2024 to the minimum and well-capitalized regulatory standards:

Susquehanna Community Bank Capital Ratios (dollars in thousands):
	Actual		For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions		Required for Capital Adequacy Purposes with Conservation
	Amount	Ratio	Amount	Ratio	Amount	Ratio Buffer
As of March 31, 2025:
Total Capital (to Risk-Weighted Assets)	$56,150	11%	≥$39,743	≥8%	≥$49,679	≥10%	10.5%
Tier I Capital (to Risk-Weighted Assets)	$52,721	11%	≥$29,807	≥6%	≥$39,743	≥8%	8.5%
Common equity Tier I Capital (to Risk-Weighted Assets)	$52,721	11%	≥$22,355	≥4.5%	≥$32,291	≥6.5%	7.0%
Tier I Capital (to Average Assets)	$52,721	9%	≥$24,482	≥4%	≥$30,602	≥5%
As of December 31, 2024:
Total Capital (to Risk-Weighted Assets)	$55,997	11%	≥$39,253	≥8%	≥$49,066	≥10%	10.5%
Tier I Capital (to Risk-Weighted Assets)	$52,560	11%	≥$29,440	≥6%	≥$39,253	≥8%	8.5%
Common equity Tier I Capital (to Risk-Weighted Assets)	$52,560	11%	≥$22,080	≥4.5%	≥$31,893	≥6.5%	7.0%
Tier I Capital (to Average Assets)	$52,560	9%	≥$24,334	≥4%	≥$30,417	≥5%
As of December 31, 2023:
Total Capital (to Risk-Weighted Assets)	$53,978	11%	≥$38,463	≥8%	≥$48,079	≥10%	10.5%
Tier I Capital (to Risk-Weighted Assets)	$50,710	11%	≥$28,847	≥6%	≥$38,463	≥8%	8.5%
Common equity Tier I Capital (to Risk-Weighted Assets)	$50,710	11%	≥$21,635	≥4.5%	≥$31,25	≥6.5%	7.0%
Tier I Capital (to Average Assets)	$50,710	8%	≥$24,035	≥4%	≥$30,044	≥5%
Quantitative and Qualitative Disclosures about Market Risk
Susquehanna Community Financial manages market risk, comprised primarily of interest rate risk related to the operations of its subsidiary bank, through the Asset-Liability Committee of Susquehanna Community Financial. This committee is composed of the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller, and all members of the Susquehanna Community Financial Board of Directors in accordance with the asset liability policy approved by the full Board of Directors of Susquehanna Community Financial. Susquehanna uses an interest rate risk simulation model and shock analysis to test the interest rate sensitivity of net interest income and fair value of equity, and the impact of changes in interest rates on other financial metrics.

The following table summarizes the simulated change in net interest income and the economic value of equity over a 12-month horizon as of the dates indicated:
Interest Rate Risk
March 31, 2025
Change in interest rates (basis points)	% Change in Net Interest Income
+400	-2.9%
+300	-4.1%
+200	-5.4%
+100	-4.8%
Base	0.0%
-100	5.3%
-200	8.5%
-300	10.3%
-400	9.3%
March 31, 2025
Change in interest rates (basis points)	% Change in Fair Value of Equity
+400	-28%
+300	-22%
+200	-15%
+100	-8%
Base	0%
-100	8%
-200	11%
-300	8%
-400	-10%
Critical Accounting Policy
The consolidated financial statements of Susquehanna Community Financial include its accounts and those of its wholly-owned subsidiaries, Susquehanna Community Bank and Susquehanna Financial Investment Corporation. All significant intercompany balances and transactions have been eliminated in consolidation. The accounting and reporting policies of all these entities are in accordance with accounting principles generally accepted in the United States of America.
Susquehanna Community Financial has identified the following accounting policy and estimates that, due to the difficult, subjective or complex judgments and assumptions inherent in those policies and estimates and the potential sensitivity of its financial statements to those judgments and assumptions, are critical to an understanding of its financial condition and results of operations. Susquehanna Community Financial believes that the judgments, estimates and assumptions used in the preparation of its financial statements are appropriate. Susquehanna’s accounting policies are integral to understanding its results of operations.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Allowance for Credit Losses
Management considers the accounting policy relating to the allowance for credit losses to be a critical accounting policy given the inherent uncertainty in evaluating the levels of the allowance required to cover credit losses in the portfolio and the material effect that such judgments can have on the results of operations. Management believes that the Bank’s policy with respect to the methodology for the determination of the allowance for credit losses involves a higher degree of complexity and requires management to make difficult and subjective judgments, which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact the results of operations.
This critical policy and its application are periodically reviewed with the Audit Committee and the Board of Directors. The provision for credit losses is based upon management’s evaluation of relevant information about historical events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. Susquehanna uses current loan data and loss history, peer bank loss history, calculates the weighted average remaining maturity in each loan category, and plots peer history against various leading economic indicators to provide a forward-looking feature. Susquehanna then takes that information, adds custom qualitative factors and specific reserves tied to collateral dependent loans to calculate its allowance for credit losses.
Although management uses current and relevant information available in relation to the loan portfolio, the adequacy of the allowance for credit losses remains an estimate, which is subject to significant judgment and short-term change.
Various regulatory agencies, as an integral part of their examination process, periodically review the adequacy of the Bank’s allowance for credit losses. Such agencies may require the Bank to make additional provisions for credit losses based upon information available to them at the time of their examination. Furthermore, the majority of the Bank’s loans are secured by real estate primarily in the central and northeast Pennsylvania region. Accordingly, the collectability of a substantial portion of the carrying value of the Bank’s loan portfolio is susceptible to changes in local market economic conditions and may experience adverse changes. Future adjustments to the provision for credit losses and allowance for credit losses may be necessary due to economic, operating, regulatory and other conditions beyond the Bank’s control.
See Note 1 — Summary of Significant Accounting Policies in the notes to Susquehanna Community Financial, Inc’s unaudited interim consolidated financial statements and audited financial statements included elsewhere with this document for additional information regarding accounting policies that Susquehanna deems significant.

COMPARISON OF SHAREHOLDERS’ RIGHTS
The rights of Susquehanna shareholders are governed by Pennsylvania law, including the Pennsylvania Business Corporation Law, which we refer to as the PBCL, and Susquehanna’s articles of incorporation and bylaws. The rights of C&N shareholders are also governed by Pennsylvania law, including the PBCL, and C&N’s articles of incorporation and bylaws.
Upon consummation of the merger, Susquehanna shareholders will become C&N shareholders. Consequently, after the merger, the rights of such shareholders will be governed by the articles of incorporation and bylaws of C&N and Pennsylvania law, including the PBCL.
A comparison of the rights of Susquehanna and C&N shareholders follows. The following discussion summarizes all material differences in the rights of shareholders of Susquehanna and C&N but is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to therein. The description of the rights of C&N’s shareholders also constitutes a description of the common stock of C&N.
Authorized Capital; Dividend and Liquidation Rights.
Susquehanna:   The authorized capital stock of Susquehanna consists of five million (5,000,000) shares of common stock, par value one dollar ($1.00) per share. All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to vote. All shareholders are entitled to share equally in dividends which are declared. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets after payment of all liabilities.
C&N:   The authorized capital stock of C&N consists of thirty million (30,000,000) shares of common stock, par value one dollar ($1.00) per share, and thirty thousand (30,000) shares of preferred stock, par value one thousand dollars ($1,000.00) per share. All outstanding shares of common stock are of the same class and have equal rights and attributes. The preferred stock may be issued in classes or series with such liquidation, dividend, voting and other rights and attributes as are determined by C&N’s board of directors at the time of creation of the class or series. The holders of common stock are entitled to one vote per share on all matters submitted to a vote. All shareholders are entitled to share equally in dividends, if any. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities.
Special Meeting of Shareholders
Susquehanna:   Special meetings may be called at any time by the president, the board of directors, or the shareholders entitled to cast at least one-fifth (1/5) of the votes which all shareholders are entitled to cast at a particular meeting.
C&N:   Special meetings of the shareholders may be called at any time by the board of directors or by any three (3) or more shareholders owning in the aggregate, not less than twenty percent (20%) of the stock of C&N.
Preemptive Rights
Susquehanna:   There are no preemptive rights with respect to the common stock of Susquehanna.
C&N:   There are no preemptive rights with respect to the common stock of C&N.
Shareholder Nomination of Directors
Susquehanna:   Under Susquehanna’s bylaws, nomination for election to the board of directors may be made by the board of directors or by any shareholder. Nominations, other than those made by or on behalf of the existing management of Susquehanna, shall be made in writing and given to the Secretary of Susquehanna at least one hundred twenty (120) days in advance of the date Susquehanna’s proxy statement was released to security holders in connection with the previous year’s annual meeting of shareholders. If the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the annual meeting, notice must be delivered to the Secretary of Susquehanna not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is made by Susquehanna.
C&N:   Under C&N’s articles of incorporation, nomination for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of C&N entitled to cast a vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of C&N, shall be made in writing and shall be delivered or mailed to the President of C&N not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election on directors.
Number and Classification of Directors
Susquehanna:   The number of directors of Susquehanna may not be less than five (5) nor more than twenty-five (25). Directors are divided into three (3) classes with each class as nearly equal in number as possible with at least one class expiring each year. The term of office of each class of directors is a minimum of one year but no longer than three (3) years.
C&N:   The number of directors of C&N may not be less than five (5) nor more than twenty-five (25). Directors are divided into three (3) classes (Class I, Class II, or Class III), with each class as nearly equal in number as possible. The term of office of each Class of directors is three (3) years, so that the term of office of one Class of directors expires each year when their respective successors have been duly elected and qualified.
Election of Directors; Cumulative Voting
Susquehanna:   At each meeting of shareholders of Susquehanna called for the election of Susquehanna directors, the shareholders shall have the right to one (1) vote for each share of common stock standing in their name for each director properly nominated. Susquehanna shareholders do not have cumulative voting rights for the election of directors.
C&N:   At each meeting of the shareholders of C&N called for the election of directors, the shareholders have the right to one (1) vote for each share of common stock standing in their name for each director properly nominated. There are no cumulative voting rights with respect to the election of directors of C&N.
Director Qualifications
C&N:   To qualify as a director of C&N, such person may not have attained the age of seventy-two (72) prior to the date of a regular annual meeting of the shareholders at which he or she is to be elected.
Susquehanna:   Susquehanna does not have any director qualification requirements.
Vacancies
Susquehanna:   When a vacancy occurs on Susquehanna’s board of directors due to death, resignation, disqualification or otherwise, such vacancy shall be filled by a majority of the remaining members of the board of directors, though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.
C&N:   When a vacancy occurs among the directors, the remaining members of the board of directors, in accordance with the laws of the Commonwealth of Pennsylvania and the articles of incorporation of C&N, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.
Special Meetings of the Board
Susquehanna:   Special meetings of the board may be called by the President of Susquehanna and shall be called whenever three (3) or more members of the board request in writing.

C&N:   Special meetings of the board may be called by the Chairman of the board or at the request of three (3) or more directors.
Pennsylvania Anti-Takeover Provisions
Susquehanna:   Under Susquehanna’s articles of incorporation, any merger, consolidation, share exchange, liquidation or dissolution of Susquehanna, or any action that would result in the sale or other disposition of all or substantially all of the assets of Susquehanna must be approved by the affirmative vote of the holders of at least eighty percent (80%) of the votes cast by all shareholders entitled to vote thereon: provided, however, that if such transaction has received the prior approval of at least eighty percent of all the members of the board of directors of Susquehanna, the transaction only requires the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2∕3%) of the votes cast by all shareholders entitled to vote thereon.
C&N:   Under the PBCL, certain anti-takeover provisions apply to Pennsylvania “registered corporations.” C&N is a registered corporation, and has not opted out of the anti-takeover provisions relating to control share acquisitions and disgorgement of profits by certain controlling persons under Chapter 25, Subchapters G and H, respectively, of the PBCL or the anti-takeover provisions relating the rights of shareholders to demand fair value for their stock following a control transaction and to business combination transactions with interested shareholders under Chapter 25, Subchapters E and F, respectively, of the PBCL.
Amendment of Articles of Incorporation
Susquehanna:   Susquehanna reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner prescribed by the PBCL and all rights conferred upon shareholders and directors therein are granted subject to the provisions set forth in Articles 7(a-e) (cumulative voting, authority to amend bylaws and articles of incorporation, anti-takeover provisions) which may not be repealed, altered or amended, in any respect, unless first approved by the holders of at least eighty percent (80%) of the votes cast by all shareholders entitled to vote thereon, or by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the votes cast by all shareholders entitled to vote thereon, provided that such amendment has received the prior approval of at least eighty percent (80%) of all of the members of the board of directors of Susquehanna.
C&N:   Amendment of Articles 8 (number of directors), 9 (classes of directors), 12 (approval of certain entity transactions), 13 (beneficial ownership), 14 (shareholder meeting required), 15 (authority to amend bylaws) 16 (evaluation of offers for certain entity transactions) and 17 (authority to amend articles of incorporation) of C&N’s articles of incorporation requires the affirmative vote of holders of at least seventy-five percent (75%) of the outstanding common stock of C&N unless at least sixty-six and two-thirds percent (66 2∕3%) of the members of the board of directors of C&N approve the amendment, in which case, approval by the shareholders requires the affirmative vote of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast thereon. There is otherwise no express provision relating to the amendment of C&N’s articles of incorporation. Therefore, under the Pennsylvania law, an amendment to any other provisions of C&N’s articles of incorporation requires the approval of the board of directors and , the affirmative vote of holders of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of holders of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.
Amendment of Bylaws
Susquehanna:   Susquehanna’s bylaws may be altered, amended or repealed by a majority vote of the members of the board of directors of Susquehanna present at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change or repeal such action of the board of directors by the affirmative vote of eighty percent (80%) of the votes cast by all shareholders entitled to vote thereon.
C&N:   C&N’s Bylaws may be amended upon a vote of a majority of the entire board of directors at any meeting of the board, provided ten (10) days notice of the proposed amendment has been given to each member of the board of directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of C&N by the affirmative vote of shareholders of common stock of C&N entitled to cast seventy five percent (75%) of the votes that all shareholders are entitled to cast thereon.
Required Vote for Certain Business Combinations.
Susquehanna:   Susquehanna’s articles of incorporation require the affirmative vote of the holders of at least eighty percent (80%) of the votes cast by all shareholders entitled to vote thereon, or the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the votes cast by all shareholders entitled to vote thereon, provided that such transaction has received the prior approval of at least eighty percent (80%) of all of the members of the board of directors of Susquehanna.
C&N:   C&N’s articles of incorporation require the affirmative vote of the holders of seventy-five percent (75%) of C&N’s common stock to approve any merger, consolidation, sale of all or substantially all of the assets of C&N, share exchange in which a person or entity acquires C&N’s issued and outstanding shares of capital stock pursuant to a vote of shareholders, or any transaction similar to, or having a similar effect to, any of the foregoing, unless such action is approved in advance by the affirmative vote of sixty-six and two-thirds percent (66 2∕3%) of the C&N board of directors, in which case the provisions of the Pennsylvania Business Corporation Law will apply as to whether or not shareholder approval is necessary. Under the Pennsylvania Business Corporation Law, a merger must be approved by the holders of a majority of the votes cast by all shareholders voting thereon, provided that no vote of the shareholders is required if: (i) the articles of incorporation of the surviving association are identical to the articles on incorporation of the corporation for which shareholder approval is not required, (ii) each outstanding share of the corporation for which shareholder approval is not required is to continue as or be converted into an identical share of the surviving association, and (iii) the plan of merger provides that the shareholders of the corporation for which shareholder approval is not required are to hold in the aggregate shares of the surviving association to be outstanding immediately after the effectiveness of the merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.
Indemnification
Both C&N’s and Susquehanna’s bylaws provide for the indemnification of directors and officers against certain types of claims made against them. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
LEGAL MATTERS
The validity of the C&N common stock to be issued in connection with the merger will be passed upon for C&N by Barley Snyder, Lancaster Pennsylvania. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for C&N and Susquehanna by Barley Snyder.
EXPERTS
The consolidated financial statements of C&N incorporated in this Prospectus by reference to C&N’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Crowe, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of C&N for the years ended December 31, 2023 and 2022 incorporated by reference into C&N’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the reports of Baker Tilly US, LLP, an independent registered public accounting firm, given in reliance upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Susquehanna as of and for the years ended December 31, 2024, and 2023, have been included herein in reliance upon the report of S.R. Snodgrass, P.C., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

CONSOLIDATED FINANCIAL STATEMENTS OF SUSQUEHANNA COMMUNITY
FINANCIAL, INC.

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Susquehanna Community Financial, Inc.
West Milton, Pennsylvania

OPINION

We have audited the accompanying consolidated financial statements of Susquehanna Community Financial, Inc. subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2024 and 2023; the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the years then ended; and the related notes to the consolidated financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

We conducted our audits in accordance with auditing standards generally accepted in the United Statesof America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtainedis sufficient and appropriate to provide a basis for our audit opinion.

RESPONSIBILITIES OF MANAGEMENT FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

AUDITOR'S RESPONSIBILITIES FOR THE AUDIT OF THE FINANCIAL STATEMENTS

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

(CONTINUED ON THE NEXT PAGE)

4
SUSQUEHANNA COMMUNITY FINANCIAL, INC. | 2024 ANNUAL REPORT

INDEPENDENT AUDITOR’S REPORT

In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

OTHER INFORMATION INCLUDED IN ANNUAL REPORT

Management is responsible for the other information included in the annual report. The other information comprises the President’s Message and Financial Highlights but does not include the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the financial statements, or whether the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
March 28, 2025

5

YOUR INDEPENDENT COMMUNITY BANK. SINCE 1920.

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2024 AND 2023
(In thousands, except share data)
	2024	2023
ASSETS
Cash and due from banks	$5,549	$6,058
Available-for-sale debt securities, at fair value	155,058	176,827
Marketable equity securities, at fair value	915	1,020
Restricted investment in bank stocks, at cost	6,210	5,962
Loans, net of allowance for credit losses of $3,437 and $3,268	389,126	364,391
Bank premises and equipment, net	10,582	10,890
Accrued interest receivable	2,742	2,989
Cash surrender value of life insurance	7,815	9,150
Other assets	9,696	9,317
TOTAL	$587,693	$586,604
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$460,373	$470,353
Noninterest-bearing deposits	27,624	26,831
Total Deposits	487,997	497,184
Other borrowings	62,200	50,700
Dividends payable	682	682
Accrued interest payable	1,035	671
Other liabilities	2,404	1,925
Total Liabilities	554,318	551,162
Common stock, par value $1 per share, 5,000,000 shares authorized; 3,375,000 shares issued	3,375	3,375
Additional paid-in capital	455	455
Retained earnings	55,234	55,612
Accumulated other comprehensive loss	(18,808)	(17,119)
Treasury stock at cost (533,686 shares at December 31, 2024 and 2023)	(6,881)	(6,881)
Total Shareholders’ Equity	33,375	35,442
TOTAL	$587,693	$586,604
See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023
(In thousands, except per share data)
	2024	2023
INTEREST INCOME:
Interest and fees on loans	$22,337	$19,483
Interest on available-for-sale debt securities:
Taxable interest	3,791	3,393
Tax-exempt interest	1,841	1,879
Dividends on marketable equity securities	60	70
Interest on deposits with other banks	82	66
Total interest income	28,111	24,891
INTEREST EXPENSE:
Interest on deposits	10,576	9,721
Interest on other borrowings	3,596	1,367
Total interest expense	14,172	11,088
NET INTEREST INCOME	13,939	13,803
PROVISION FOR CREDIT LOSS EXPENSE – LOANS	225	250
NET INTEREST INCOME AFTER CREDIT LOSS EXPENSE	13,714	13,553
OTHER INCOME:
Service charges on deposit accounts	487	492
Realized losses on available-for-sale debt securities, net	(150)	(13)
Gains (losses) on marketable equity securities, net	62	(114)
Realized gains on loan sales, net	339	330
Bank card and credit card interchange fees	584	602
Brokerage fees and commissions	374	446
Increase in cash surrender value of life insurance	182	182
Gain on bank-owned life insurance benefits	59	—
Other operating income	904	821
Total other income	2,841	2,746
OTHER EXPENSES:
Salaries and employee benefits	8,197	7,941
Occupancy expense	720	735
Furniture and equipment expenses	1,061	1,164
Automated teller machine expense	348	333
Data processing expenses	1,370	1,264
Pennsylvania corporate and shares taxes	271	211
Other operating expenses	2,118	2,372
Total other expenses	14,085	14,020
INCOME BEFORE PROVISION FOR INCOME TAXES	2,470	2,279
PROVISION FOR INCOME TAXES	121	64
NET INCOME	$2,349	$2,215
EARNINGS PER SHARE – BASIC AND DILUTED	$0.83	$0.78
See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023 (In thousands)
	2024	2023
Net income	$2,349	$2,215
Unrealized (losses) gains on available-for-sale securities:
Unrealized holding (losses) gains on available-for-sale debt securities	(2,288)	4,815
Reclassification adjustment for losses realized in earnings (a) (b)	150	13
Other comprehensive (loss) gain on available-for-sale securities	(2,138)	4,828
Taxes	449	(1,014)
Net other comprehensive (loss) income	(1,689)	3,814
Total comprehensive income	$660	$6,029

(a)
Realized losses (gains) on available-for-sale debt securities are included in the Consolidated Statements of Income as a separate element of Other Income.

(b)
The tax effect on losses (gains) on sales of available-for-sale debt securities of $32 in 2024 and $3 in 2023 are included in the Provision for Income Taxes in the Consolidated Statements of Income. This resulted in reclassifications net of tax, of ($118) in 2024 and ($10) in 2023.

See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED
DECEMBER 31, 2024 AND 2023
(In thousands, except share data)
	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TREASURY STOCK	TOTAL SHAREHOLDERS’ EQUITY
BALANCE, DECEMBER 31, 2022	3,375	455	56,125	(20,933)	(6,881)	32,141
Net income			2,215			2,215
Other comprehensive income				3,814		3,814
Dividends declared, $0.96 per share			(2,728)			(2,728)
BALANCE, DECEMBER 31, 2023	3,375	455	55,612	(17,119)	(6,881)	35,442
Net income			2,349			2,349
Other comprehensive loss				(1,689)		(1,689)
Dividends declared, $0.96 per share			(2,727)			(2,727)
BALANCE, DECEMBER 31, 2024	$3,375	$455	$55,234	$(18,808)	$(6,881)	$33,375
See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(In thousands)
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,349	$2,215
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	775	819
Provision for credit losses	225	250
Increase in cash surrender value of life insurance	(182)	(182)
Gain on bank-owned life insurance benefits	(59)	—
Amortization and accretion of available-for-sale debt
securities, net	286	314
Realized losses on available-for-sale debt securities, net	150	13
Losses (gains) losses on marketable equity securities, net	(62)	114
Deferred income tax provision	(178)	(140)
Gains on sales of loans, net	(339)	(330)
Origination of loans for sale	(12,513)	(10,414)
Proceeds from sales of loans	12,747	10,692
Change in:
Accrued interest receivable	247	(455)
Other assets	247	(482)
Accrued interest payable	364	577
Other liabilities	479	72
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,536	3,063
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of available-for-sale debt securities	(1,115)	—
Proceeds from maturities of available-for-sale debt securities	11,980	9,025
Proceeds from sale of available-for-sale debt securities	8,331	5,436
Purchase of equity securities	—	(210)
Proceeds from sale of equity securities	167	400
Purchases of bank-owned life insurance	—	(800)
Proceeds from bank-owned life insurance	1,576	—
Purchases of restricted investment in bank stocks	(248)	(3,994)
Redemption of restricted investment in bank stocks	—	2,549
Net increase in loans	(24,855)	(38,719)
Acquisition of bank premises and equipment	(467)	(753)
NET CASH USED IN INVESTING ACTIVITIES	(4,631)	(27,066)
CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in deposits	(9,187)	(14,087)
Net increase in Federal Home Loan Bank line-of-credit	10,200	40,000
Net increase in Atlantic Community Bankers Bank line-of-credit	1,300	700
Dividends paid	(2,727)	(2,728)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(414)	23,885
NET DECREASE IN CASH AND CASH EQUIVALENTS	(509)	(118)
CASH AND CASH EQUIVALENTS, Beginning	6,058	6,176
CASH AND CASH EQUIVALENTS, Ending	$5,549	$6,058
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$13,808	$10,563
Income taxes paid	$100	$—
See Notes to Consolidated Financial Statements

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of Susquehanna Community Financial, Inc., and its wholly-owned subsidiaries, Susquehanna Community Bank (“Bank”) and Susquehanna Financial Investment Corporation (collectively, the “Corporation”). All significant intercompany balances and transactions have been eliminated.
Accounting principles generally accepted in the United States of America (“GAAP”) require a corporation’s consolidated financial statements to include subsidiaries in which the corporation has a controlling financial interest. This requirement usually has been applied to subsidiaries in which a corporation has a majority voting interest.
Investments in companies in which the Corporation controls operating and financing decisions (principally defined as owning a voting or economic interest greater than 50%) are consolidated. Investments in companies in which the Corporation has significant influence over operating and financing decisions (principally defined as owning a voting or economic interest of 20% to 50%) are generally accounted for by the equity method of accounting.
Nature of Operations
Susquehanna Community Financial, Inc. is a financial holding company. The Bank provides a variety of financial services to individuals and corporate customers through its seven offices located in West Milton, Lewisburg, Mifflinburg, Watsontown, Beaver Springs, Northumberland, and Williamsport, Pennsylvania. The Bank’s primary deposit products are checking accounts, savings accounts and certificates of deposit. Its primary lending products are residential, consumer and commercial loans. The Bank is subject to regulation by the Commonwealth of Pennsylvania, Department of Banking and Securities and the Federal Deposit Insurance Corporation. Susquehanna Community Financial, Inc. is subject to regulation by the Federal Reserve Bank of Philadelphia.
Susquehanna Financial Investment Corporation is a Delaware corporation formed for the purpose of holding investments.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses for loans and investment securities, and the fair value of financial instruments.
Securities
Debt Securities — Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax. The Corporation did not hold any securities classified as held-to-maturity during 2024 or 2023.
Purchase premiums are recognized in interest income using the interest method to the earliest call date of the securities. Purchase discounts are recognized in interest income using the interest method to the maturity date of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Allowance for Credit Losses — Available for Sale Securities
The Corporation measures expected credit losses on available-for-sale debt securities when the Corporation intends to sell, or when it is more likely than not that it will be required to sell, the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For available-for-sale debt securities that do not meet the aforementioned criteria, the Corporation evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, the Corporation considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this evaluation indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, equal to the amount that the fair value is less than the amortized cost basis. The Corporation obtains its forecast data through a subscription to a widely recognized and relied upon company. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.
The allowance for credit losses on available-for-sale debt securities is included within Investment securities available-for-sale on the consolidated balance sheet. Changes in the allowance for credit losses are recorded within the provision for credit losses on the consolidated statement of income. Losses are charged against the allowance when the Corporation believes the collectability of an available-for-sale security is in jeopardy or when either of the criteria regarding intent or requirement to sell is met.
Accrued interest receivable on available-for-sale debt securities totaled $927,000 at December 31, 2024, and $1,090,000 at December 31, 2023 and is included within Accrued Interest Receivable on the Consolidated Balance Sheets. This amount is excluded from the estimate of expected credit losses. Available-for-sale debt securities are typically classified as nonaccrual when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about the further collectability of principal or interest. When available-for-sale debt securities are placed on nonaccrual status, unpaid interest credited to income is reversed.
Marketable Equity Securities
Marketable equity securities are carried at fair value with unrealized gains and losses included in net income.
Restricted Investment in Bank Stocks
Restricted investment in bank stocks consists of Federal Home Loan Bank of Pittsburgh (FHLB-Pittsburgh) stock, and Atlantic Community Bankers Bank stock, and are carried at cost and evaluated for impairment. Dividends received on these securities are included in Other Operating Income in the Consolidated Statements of Income.
Susquehanna Community Bank is a member of the FHLB-Pittsburgh, which is one of 12 regional Federal Home Loan Banks. As a member, Susquehanna Community Bank is required to purchase and maintain stock in FHLB-Pittsburgh. There is no active market for FHLB-Pittsburgh stock, and it must ordinarily be redeemed by FHLB-Pittsburgh in order to be liquidated. The Bank’s investment in FHLB-Pittsburgh stock was $6,198,000 at December 31, 2024 and $5,950,000 at December 31, 2023. The Corporation evaluated its holding of FHLB-Pittsburgh stock for impairment and deemed the stock to not be impaired at December 31, 2024 and 2023. Both cash and stock dividends are reported as income.
Loans
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
losses and any deferred fees or costs. Accrued interest receivable totaled $1,815,000 at December 31,2024, and 1,880,000 at December 31, 2023 and was reported in Accrued Interest Receivable on the Consolidated Balance Sheets and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Corporation is generally amortizing these amounts over the contractual life of the loan. Premiums and discounts on purchased loans are amortized as adjustments to interest income using the effective yield method.
The loans receivable portfolio is segmented into agricultural, commercial, consumer, and state and political subdivision loans. Commercial loans consist of the following classes: commercial and industrial, acquisition, construction and development, commercial real estate, and commercial construction. Consumer loans consist of the following classes: residential mortgage loans, home equity loans, consumer loans, and obligations of state and political subdivisions.
For all classes of loans receivable the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans including impaired loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.
Allowance for Credit Losses (ACL) — Loans
The allowance for credit losses is a valuation reserve established and maintained by charges against income and is deducted from the amortized cost basis of loans to present the net amount expected to be collected on the loans. Loans, or portions thereof, are charged off against the ACL when they are deemed uncollectible. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off.
The ACL is an estimate of expected credit losses, measured over the contractual life of a loan, that considers the Corporation’s historical loss experience, current conditions, and forecasts of future economic conditions. Determination of an appropriate ACL is inherently subjective and may have significant changes from period to period.
The methodology for determining the ACL has two main components: evaluation of expected credit losses for certain groups of homogeneous loans that share similar risk characteristics and evaluation of loans that do not share risk characteristics with other loans.
The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The Bank has identified the following portfolio segments and measures the allowance for credit losses using the remaining life methodology:
•
Commercial real estate and construction

•
Commercial and Industrial

•
Agricultural

•
Residential mortgage

•
Home equity

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
•
Consumer

•
Obligations of state and political subdivisions

Historical credit loss experience is the basis for the estimation of expected credit losses. Management applies historical loss rates to pools of loans with similar risk characteristics. After consideration of the historic loss calculation, management applies qualitative adjustments to reflect the current conditions and reasonable and supportable forecasts not already reflected in the historical loss information at the balance sheet date. Our reasonable and supportable forecast adjustment is based on current economic conditions, the unemployment forecast and management judgment. For periods beyond our reasonable and supportable forecast, we revert to historical loss rates utilizing peer data to calculate the overall loss rate over a fifteen-year reversion period. The Corporation believes that in order to provide a reasonable and supportable loss rate, data representative of losses during a financial downturn will provide a better representation of the perceived risk in the portfolio. The peer data calculation will compute the quarterly loss rate for each institution, utilizing Call Report data pulled from the FFIEC, and then take a straight average of those results for included institutions. The qualitative adjustments for current conditions are based upon changes in lending policies and procedures, experience and ability of lending staff, quality of the bank’s loan review system, value of underlying collateral, the existence of and changes in concentrations, changes in nature and volume of portfolio, changes in volume and trends in classified and nonaccrual loans, economic conditions, and other external factors. These modified historical loss rates are multiplied by the outstanding principal balance of each loan to calculate a required reserve.
The Corporation has elected to exclude accrued interest receivable from the measurement of its ACL. When a loan is placed on non-accrual status, any outstanding accrued interest is reversed against interest income.
The ACL for individual loans begins with the use of normal credit review procedures to identify whether a loan no longer shares similar risk characteristics with other pooled loans and therefore, should be individually assessed. Management evaluates all commercial loans that meet the following criteria: 1) when it is determined that foreclosure is probable, 2) substandard, doubtful, and nonperforming loans when repayment is expected to be provided substantially through the operation or sale of the collateral, 3) when it is determined by management that a loan does not share similar risk characteristics with other loans. Specific reserves are established based on the fair value of the collateral when the loan is collateral dependent. Management’s individual loan evaluations consist primarily of the fair value of collateral method because most of the loans are collateral dependent. Collateral values are discounted to consider disposition costs when appropriate. A specific reserve is established or a charge-off is taken if the fair value of the loan is less than the loan balance.
Collateral-Dependent Loans
A financial asset is considered collateral-dependent when the debtor is experiencing financial difficulty and repayment is expected to be provided substantially through the sale or operation of the collateral. For all classes of loans and leases deemed collateral-dependent, the Corporation elected the practical expedient to estimate expected credit losses based on the collateral’s fair value less cost to sell. Substantially all of the collateral consists of various types of business assets or real estate.
Loan Servicing Rights Asset
Loan servicing rights assets totaling $538,000 and $581,000 as of December 31, 2024 and 2023, respectively, are recognized as separate assets when servicing rights are acquired through purchase or through sale of financial assets. Total loans serviced for FHLB and Fannie Mae amounted to $111,300,000 and $112,800,000 at December 31, 2024 and 2023, respectively. Loan servicing rights assets are reported in Other Assets in the Consolidated Balance Sheets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Loan

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
servicing rights assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.
Foreclosed Assets Held For Sale
Foreclosed assets held for sale are carried at the lower of the fair value minus estimated costs to sell or cost. Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the property to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in Other Operating Expenses in the Consolidated Statements of Income. The Corporation did not hold any foreclosed assets held for sale at December 31, 2024 or 2023.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Bank Premises and Equipment
Bank premises and equipment are carried at cost less accumulated depreciation computed on the straight line method over the estimated useful lives of the assets. Repair and maintenance expenditures which extend the useful life of an asset are capitalized, and other repair and maintenance expenditures are expensed as incurred.
When premises or equipment are retired or sold, the remaining cost and accumulated depreciation are removed from the accounts and any gain or loss is credited or charged to income.
The Corporation reviews long-lived assets, such as premises and equipment and intangibles, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. These changes in circumstances may include a significant decrease in the market value of an asset or the manner in which an asset is used. If there is an indication the carrying value of an asset may not be recoverable, future undiscounted cash flows expected to result from use of the asset are estimated. If the sum of the expected cash flows is less than the carrying value of the asset, a loss is recognized for the difference between the carrying value and the fair market value of the asset.
Advertising Costs
Advertising costs are expensed as incurred and were approximately $81,000 and $209,000 in 2024 and 2023, respectively and are included in Other Operating Expenses in the Consolidated Statements of Income.
Income Taxes
Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Corporation has evaluated its material tax positions as of December 31, 2024 and 2023 in accordance with GAAP. Under the “more-likely-than-not” threshold guidelines, the Corporation believes no significant uncertain tax positions exist, either individually or in the aggregate, that would give rise to the non-recognition of an existing tax benefit. In periods subsequent to December 31, 2024, determinations of potentially adverse material tax positions will be evaluated to determine whether an uncertain tax position may have previously existed or has been originated. In the event an adverse tax position is determined to exist, penalty and interest will be accrued, in accordance with the Internal Revenue Service guidelines, and recorded as a component of Other Operating Expenses in the consolidated statement of income.
Earnings per Share
Earnings per share (“EPS”) is based on the weighted average number of shares of common stock outstanding. The number of shares used in the earnings per share computation for the years ended December 31, 2024 and 2023 was 2,841,314. The Corporation’s basic and diluted EPS are the same since there are no potential dilutive shares of common stock outstanding.
Treasury shares are not deemed outstanding for earnings per share calculations.
Comprehensive Income
GAAP requires that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on debt securities available-for-sale, are reported as a separate component of the equity section of the balance sheet, such items, along with net income are components of comprehensive income and reflected in the consolidated statements of comprehensive income.
The only other comprehensive income item that the Corporation presently has is unrealized gains or losses on debt securities available-for-sale.
Derivatives Instruments and Hedging Activities
The Corporation records all derivatives on the Consolidated Balance Sheets at fair value as components of other assets and other liabilities. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Corporation has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge.
For derivatives designated as hedging the exposure to changes in the fair value of an asset or liability (fair value hedge), the gain or loss is recognized in earnings in the period of the fair value change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. Derivatives designated as hedging exposure to variable cash flows of a forecasted transaction (cash flow hedge), are reported as a component of other comprehensive income or loss and subsequently reclassified into earnings when the forecasted transaction affects earnings or, in certain circumstances, when the hedge is terminated, with the full impact of hedge gains and losses recognized in the period in which the hedged transaction impacts the entity’s earnings.

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Revenue Recognition
The main types of revenue contracts included in other income within the Consolidated Statements of Income are as follows:
•
Service charges on deposit accounts — Service charges and fees on deposits consist of transaction-based fees, account maintenance fees, and overdraft services fees for various retail and business checking customers. Transaction-based fees, which includes services such as automated teller machines (ATM) fees, Automated Clearing House (ACH) fees, stop payment charges and statement rendering fees which are recognized at the time transaction is executed as that is the point in time the Corporation fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Corporation satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn directly from the customer’s account balance.

•
Bank card and credit card interchange fees —  The Corporation earns interchange fees from credit/debit cardholder transactions conducted through the VISA payment network. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

•
Gain/loss on sale of foreclosed assets held for sale — The Corporation records a gain or loss from the sale of foreclosed assets held for sale when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Corporation finances the sale of foreclosed assets held for sale to the buyer, the Corporation assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the foreclosed assets held for sale are derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Corporation adjusts the transaction prices and related gain (loss) on sale if a significant financing component is present.

•
Brokerage fees and commissions — the wealth management division provides wealth management services to individuals, corporations and retirement funds, as well as existing loan/deposit customers of the bank, located primarily within our geographic markets. The wealth management operations are conducted through Susquehanna Financial Solutions, a division of the bank, and provides a broad range of personal and corporate fiduciary services. Assets held in a fiduciary capacity are not assets of the Corporation and are therefore not included in the Corporation’s Consolidated balance sheet. Wealth management fees earned are included within other income in the Consolidated Statements of Income.

Wealth management fees are contractually agreed with each customer and earned over time as the Corporation provides the contracted monthly or quarterly services. Fees are generally based on a tiered scale based on the average market value of the assets under management at quarter-end. Fees that are transaction based, including trade execution services, are recognized at the point in time that the transaction is executed (i.e. trade date). Other related services provided include financial planning and the fees the Corporation earns, which are based on a fixed fee schedule, are recognized when the services are rendered. The costs of acquiring asset management customers are incremental and recognized within the other expense in the Consolidated Statements of Income.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Corporation has entered into off-balance sheet financial instruments consisting of commitments to extend credit and financial standby letters of credit. Such financial instruments are recorded in the financial statements when, and if, the funds are disbursed.

Notes to Consolidated Financial Statements
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Allowance for Credit Losses — Off-Balance Sheet Credit Exposures
The Corporation estimates expected credit losses over the contractual period in which the Corporation is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Corporation. The allowance for credit losses on off-balance sheet credit exposures is adjusted through credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life.
Investments in Limited Partnerships
The Corporation invested as a limited partner in a partnership in December 2005 that provides office space in an area in Warren, Pennsylvania designated as an enterprise zone by the Commonwealth of Pennsylvania. The Corporation has 99% ownership in this partnership. This partnership provided a $250,000 Pennsylvania Shares Tax credit to the Corporation’s 2005 and 2006 Pennsylvania Shares Tax. The carrying value of the Corporation’s investment in this partnership was $632,000 and $672,000 at December 31, 2024 and 2023, respectively, and is included in Other Assets in the Consolidated Balance Sheets. The Corporation accounts for this investment using the equity method, adjusting the Corporation’s basis in the partnership by the Corporation’s pro-rata portion of income or loss each year. The Corporation recognized losses of approximately $40,000 and $21,000 for 2024 and 2023, respectively. The Corporation’s maximum exposure to loss is limited to the carrying value of its investment at year-end. As of December 31, 2024 and 2023, the partnership had total assets of approximately $702,000 and $736,000, respectively, and total liabilities of approximately $13,000 and $39,000, respectively.
The Corporation also invested as a limited partner in a partnership in December 2006 that provides office space in an area in Warren, Pennsylvania designated as an enterprise zone by the Commonwealth of Pennsylvania. The Corporation has 99% ownership in this partnership. This partnership provided a $250,000 Pennsylvania Shares Tax credit to the Corporation’s 2006 and 2007 Pennsylvania Shares Tax. The carrying value of the Corporation’s investment in this partnership was $894,000 and $963,000 at December 31, 2024 and 2023, respectively and is included in Other Assets in the Consolidated Balance Sheets. The Corporation accounts for this investment using the equity method, adjusting the Corporation’s basis in the partnership by the Corporation’s pro-rata portion of income or loss each year. The Corporation recognized losses from the partnership of approximately $69,000 and $62,000 for 2024 and 2023, respectively. The Corporation’s maximum exposure to loss is limited to the carrying value of its investment at year-end. As of December 31, 2024 and 2023, the partnership had total assets of approximately $1,179,000 and $1,433,000, respectively, and had total liabilities of approximately $293,000 and $301,000, respectively.
These investments in limited partnerships are not consolidated into the financial statements of the Corporation because the general partner has control.
Statement of Cash Flows
The Corporation utilizes the net reporting of cash receipts and cash payments for deposit and lending activities. The Corporation considers amounts due from banks and federal funds sold as cash equivalents.
Reclassification
Certain reclassifications have been made to the 2023 financial statements to conform to the 2024 presentation.
Subsequent Events
The Corporation has evaluated and disclosed all material subsequent events that provide additional evidence about conditions that existed as of December 31, 2024. The Corporation evaluated these subsequent events through March 28, 2025, the date on which the financial statements contained herein were available to be issued.

Notes to Consolidated Financial Statements
2.   RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS
Deposits with one financial institution are insured up to $250,000 by the Federal Deposit Insurance Corporation (“FDIC”). The Corporation maintains cash and cash equivalents with certain financial institutions in excess of the insured amount.
3.   SECURITIES
Debt Securities
The amortized cost and fair value of available-for-sale debt securities at December 31, 2024 and 2023 are as follows (in thousands):
December 31, 2024	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ALLOWANCE FOR CREDIT LOSSES	FAIR VALUE
Obligations of U.S. Treasury	$2,123	$—	$(221)	$—	$1,902
Obligations of U.S. Government agencies	33,447	—	(4,737)	—	28,710
Mortgage-backed securities	68,922	—	(11,357)	—	57,565
Obligations of state and political subdivisions	68,157	—	(7,308)	—	60,849
Corporate debt securities	6,216	4	(188)	—	6,032
Total Available-For-Sale Debt Securities	$178,865	$4	$(23,811)	$—	$155,058
December 31, 2023	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ALLOWANCE FOR CREDIT LOSSES	FAIR VALUE
Obligations of U.S. Treasury	$2,156	$—	$(240)	$—	$1,916
Obligations of U.S. Government agencies	39,897	—	(4,917)	—	34,980
Mortgage-backed securities	74,212	—	(10,278)	—	63,934
Obligations of state and political subdivisions	73,982	9	(5,749)	—	68,242
Corporate debt securities	8,250	—	(495)	—	7,755
Total Available-For-Sale Debt Securities	$198,497	$9	$(21,679)	$—	$176,827
At December 31, 2024 and 2023, investment securities with a carrying value of $97,638,000 and $108,944,000, respectively, were pledged to secure certain deposits and for other purposes as required by law.
The amortized cost and fair value of available-for-sale debt securities by contractual maturity are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

Notes to Consolidated Financial Statements
3.   SECURITIES (continued)
December 31, 2024	AMORTIZED COST	FAIR VALUE
Due in one year or less	$2,006	$1,992
Due after one year through five years	13,000	12,182
Due after five years through ten years	34,163	28,690
Due after ten years	60,774	54,629
	109,943	97,493
Mortgage-backed securities	68,922	57,565
TOTAL	$178,865	$155,058
Equity Securities
There is no concentration of investments that exceed 10 percent of shareholders’ equity of any individual issuer, excluding those guaranteed by the U.S. government or its agencies.
Gross realized gains and gross realized losses on sales of available-for-sale debt securities for the years ended December 31, 2024 and 2023, were as follows (in thousands):
	2024	2023
Gross realized gains	$—	$25
Gross realized losses	150	38
A summary of realized and unrealized gains and (losses) on equity securities for the years ended December 31, 2024 and 2023, were as follows (in thousands):
	2024	2023
Net unrealized gains (losses) recognized during the reporting period on equity securities still held at the reporting date	$75	$(190)
Net realized (losses) gains recognized during the period on equity securities sold during the period	(13)	76
Gains (Losses) recognized during the reporting period on equity securities	$62	$(114)
The following tables present gross unrealized losses and fair value of available-for-sale debt securities with unrealized losses, for which no allowance for credit losses has been recorded, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2024 and 2023 (in thousands):
	Less than 12 months		12 months or more		Total
December 31, 2024	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of U.S. Treasury	$—	$—	$1,902	$221	$1,902	$221
Obligations of U.S. Government agencies	—	—	28,710	4,737	28,710	4,737
Mortgage-backed securities	1,088	26	56,477	11,331	57,565	11,357
Obligations of state and political subdivisions	5,255	163	55,594	7,145	60,849	7,308
Corporate debt securities	—	—	5,527	188	5,527	188
Total Unrealized Losses on Securities	$6,343	$189	$148,210	$23,622	$154,553	$23,811

Notes to Consolidated Financial Statements
3.   SECURITIES (continued)
	Less than 12 months		12 months or more		Total
December 31, 2023	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of U.S. Treasury	$—	$—	$1,916	$240	$1,916	$240
Obligations of U.S. Government agencies	—	—	34,980	4,917	34,980	4,917
Mortgage-backed securities	—	—	63,934	10,278	63,934	10,278
Obligations of state and political subdivisions	3,265	61	60,336	5,688	63,601	5,749
Corporate debt securities	995	1	6,760	494	7,755	495
Total Unrealized Losses on Securities	$4,260	$62	$167,926	$21,617	$172,186	$21,679
Obligations of U.S. Treasury
Obligations of U.S. Treasuries consist of medium and long-term notes issued by the U.S. Treasury. These securities have interest rates that are largely fixed-rate, have varying mid- to long-term maturity dates and have contractual cash flows guaranteed by the U.S. Government.
At December 31, 2024, one U.S. Treasury security had an unrealized loss, and this security was in a continuous loss position for twelve months or more. This unrealized loss relates principally to changes in interest rates subsequent to the acquisition of this specific security.
Obligations of U.S. Government Agencies
Obligations of U.S. government agencies consist of medium and long-term notes issued by Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA), and Federal Home Loan Bank (FHLB). These securities have interest rates that are largely fixed-rate, have varying mid- to long-term maturity dates and have contractual cash flows guaranteed by the U.S. Government or agencies of the U.S. Government.
At December 31, 2024, twenty-five U.S. government agency and sponsored agency securities had unrealized losses, and these securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.
Mortgage-Backed Securities
Mortgage-backed securities consist of medium and long-term pools of securitized residential mortgages issued by FHLMC, FNMA, and Government National Mortgage Association (GNMA). These securities have interest rates that are largely fixed-rate, have varying mid- to long-term maturity dates and have contractual cash flows guaranteed by the U.S. Government or agencies of the U.S. Government.
At December 31, 2024, fifty-five mortgage-backed securities had unrealized losses, and fifty-four of the securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.
Obligations of State and Political Subdivisions
The municipal securities are bank qualified general obligation or revenue-based bonds; rated as investment grade by various credit rating agencies and have fixed rates of interest with mid- to long-term maturities. Fair values of these securities are highly driven by interest rates. Management performs ongoing credit quality reviews on these issues.

Notes to Consolidated Financial Statements
3.   SECURITIES (continued)
At December 31, 2024, one hundred fifty-one state and political subdivision securities had unrealized losses, and one hundred forty of the securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.
Corporate Debt Securities
Corporate debt securities consist of debt securities issued by U.S. corporations. These securities have interest rates that are largely fixed-rate and have short- and medium-term maturity dates. The majority of the corporate issuers are rated investment grade by crediting rating agencies and those issuers that are rated below investment grade have received some type of government support to bolster their creditworthiness. Management performs ongoing credit quality reviews on these issues.
At December 31, 2024, fourteen corporate debt securities had unrealized losses, and thirteen of the securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.
The Corporation recognized no credit losses during 2024 and 2023.
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES
The composition of the Corporation’s loan portfolio at December 31, 2024 and 2023 is as follows (in thousands):
	2024	2023
Commercial real estate	$130,877	$116,067
Commercial real estate – construction	13,415	14,946
Commercial and industrial	22,400	25,899
Acquisition, construction & development	215	215
Agricultural	48,623	48,086
Residential mortgage	128,407	110,626
Home equity	35,193	35,517
Consumer – other	5,845	7,001
Obligation of state & political subdivisions	7,588	9,302
	392,563	367,659
Less: Allowance for credit losses	3,437	3,268
Loans, Net	$389,126	$364,391
Transactions in the allowance for credit losses for the years ended December 31, 2024 and 2023 are summarized as follows (in thousands):
Balance, beginning of year	$3,268	$3,229
Provision for credit losses	225	250
Loans charged-off	(72)	(219)
Recoveries	16	8
Balance, end of year	$3,437	$3,268
The following tables summarize the activity in the allowance for credit losses by loan class for the years ended December 31, 2024 and 2023 and information in regards to the allowance for credit losses and the recorded investment in loans receivable by loan class as of December 31, 2024 and 2023 (in thousands):

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
Allowance for Credit Losses December 31, 2024	Beginning Balance	Charge-offs	Recoveries	Provision (Reduction)	Ending Balance	Ending Balance: Individually Evaluated	Ending Balance: Collectively Evaluated
Commercial real estate	$2,518	$—	$—	$92	$2,610	$—	$2,610
Commercial real estate construction	—	—	—	—	—	—	—
Commercial and industrial	89	—	—	28	117	28	89
Acquisition, construction & development	215	—	—	—	215	215	—
Agricultural	151			(1)	150	—	150
Residential mortgage	70	—	—	13	83	—	83
Home equity	94	—	—	(80)	14	1	13
Consumer – other	131	(72)	16	82	157	91	66
Obligations of state & political subdivisions	—	—	—	—	—	—	—
Unallocated	—	—	—	91	91	—	91
Totals	$3,268	$(72)	$16	$225	$3,437	$335	$3,102
December 31, 2024	Ending Balance	Ending Balance: Individually Evaluated	Ending Balance: Collectively Evaluated
Commercial real estate	$130,877	$—	$130,877
Commercial real estate – construction	13,415	—	13,415
Commercial and industrial	22,400	115	22,285
Acquisition, construction & development	215	215	—
Agricultural	48,623	867	47,756
Residential mortgage	128,407	90	128,317
Home equity	35,193	273	34,920
Consumer – other	5,845	193	5,652
Obligations of state & political subdivisions	7,588	—	7,588
Totals	$392,563	$1,753	$390,810
Allowance for Credit Losses December 31, 2023	Beginning Balance	Impact of adopting ASC 326	Charge-offs	Recoveries	Provision (Reduction)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial real estate	$942	$1,271	$—	$—	$305	$2,518	$—	$2,518
Commercial real estate construction	—	—	—	—	—	—	—	—
Commercial and industrial	428	(166)	(124)	—	(49)	89	11	78
Acquisition, construction & development	215	—	—	—	—	215	215	—
Agricultural	414	(151)	(64)	—	(48)	151	—	151
Residential mortgage	564	(506)	—	—	12	70	—	70

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
Allowance for Credit Losses December 31, 2023	Beginning Balance	Impact of adopting ASC 326	Charge-offs	Recoveries	Provision (Reduction)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Home equity	331	(305)	(5)	—	73	94	81	13
Consumer – other	96	33	(26)	8	20	131	70	61
Obligations of state & political subdivisions	72	(72)	—	—	—	—	—	—
Unallocated	167	(104)	—	—	(63)	—	—	—
Totals	$3,229	$—	$(219)	$8	$250	$3,268	$377	$2,891

December 31, 2023	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial real estate	$116,067	$—	$116,067
Commercial real estate – construction	14,946	—	14,946
Commercial and industrial	25,899	17	25,882
Acquisition, construction & development	215	215	—
Agricultural	48,086	90	47,996
Residential mortgage	110,626	105	110,521
Home equity	35,517	386	35,131
Consumer – other	7,001	167	6,834
Obligations of state & political subdivisions	9,302	—	9,302
Totals	$367,659	$980	$366,679
Collateral-Dependent Loans
The following table presents the amortized cost basis of collateral-dependent loans (in thousands) as of December 31, 2024 and December 31, 2023. Changes in the fair value of the collateral for individually evaluated loans are reported as a provision for credit losses or a reversal of provsion for credit losses in the period of change.
	Type of Collateral
December 31, 2024	Business Assets	Real Estate
Commercial real estate	$—	$—
Commercial real estate – construction	—	—
Commercial and industrial	115	—
Acquisition, construction & development	—	—
Agricultural	—	867
Residential mortgage	—	90
Home equity	—	273
Consumer – other	—	—
Obligations of state & political subdivisions	—	—
Totals	$115	$1,230

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	Type of Collateral
December 31, 2023	Business Assets	Real Estate
Commercial real estate	$—	$—
Commercial real estate – construction	—	—
Commercial and industrial	17	—
Acquisition, construction & development	—	—
Agricultural	1	89
Residential mortgage	—	105
Home equity	—	386
Consumer – other	—	—
Obligations of state & political subdivisions	—	—
Totals	$18	$580
Credit Quality Indicators
Based on the most recent analysis performed, the following table presents the recorded investment in homogeneous loans by internal risk rating system as of December 31, 2024 (in thousands):
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial real estate
Risk Rating
Pass	$22,491	$34,602	$16,296	$16,258	$32,393	$3,527	$125,567
Special Mention	—	2,492	—	—	—	1,680	4,172
Substandard	—	—	—	457	520	161	1,138
Total	$22,491	$37,094	$16,296	$16,715	$32,913	$5,368	$130,877
Commercial real estate
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Commercial real estate − construction
Risk Rating
Pass	$4,438	$235	$204	$280	$1,186	$7,072	$13,415
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Total	$4,438	$235	$204	$280	$1,186	$7,072	$13,415
Commercial real estate − construction
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Commercial and industrial
Risk Rating
Pass	$4,113	$2,690	$1,883	$7,497	$2,194	$1,537	$19,914
Special Mention	—	—	19	—	—	2,050	2,069
Substandard	—	—	34	146	—	237	417
Total	$4,113	$2,690	$1,936	$7,643	$2,194	$3,824	$22,400

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial and industrial
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Acquistion, construction, & development
Risk Rating
Pass	$—	$—	$—	$—	$—	$—	$—
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	215	—	215
Total	$—	$—	$—	$—	$215	$—	$215
Acquistion, construction, & development
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Agricultural
Risk Rating
Pass	$3,570	$3,140	$3,467	$12,078	$19,322	$1,667	$43,244
Special Mention	442	—	—	353	1,931	49	2,775
Substandard	—	—	—	1,412	1,168	24	2,604
Total	$4,012	$3,140	$3,467	$13,843	$22,421	$1,740	$48,623
Agricultural
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Residential mortgage
Risk Rating
Pass	$19,305	$29,303	$27,539	$12,625	$34,417	$—	$123,189
Special Mention	—	—	—	133	209	—	342
Substandard	—	—	2,916	1,870	90	—	4,876
Total	$19,305	$29,303	$30,455	$14,628	$34,716	$—	$128,407
Residential mortgage
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Home equity
Risk Rating
Pass	$939	$1,112	$80	$—	$44	$32,587	$34,762
Special Mention	—	—	—	—	—	158	158
Substandard	—	—	—	—	—	273	273
Total	$939	$1,112	$80	$—	$44	$33,018	$35,193
Home equity
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Consumer – other
Risk Rating
Pass	$124	$162	$176	$115	$2,863	$2,209	$5,649
Special Mention	—	—	—	—	—	—	—
Substandard	5	20	1	18	119	33	196
Total	$129	$182	$177	$133	$2,982	$2,242	$5,845
Consumer – other
Current period gross charge-offs	$7	$—	$—	$—	$13	$52	$72
Obligations of state & political subdivisions
Risk Rating
Pass	$—	$—	$—	$—	$7,588	$—	$7,588
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$7,588	$—	$7,588
Obligations of state & political subdivisions
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Totals	$55,427	$73,756	$52,615	$53,243	$104,258	$53,264	$392,563
Current period gross charge-off Totals	$7	$—	$—	$—	$13	$52	$72
Credit Quality Indicators (continued)
Based on the most recent analysis performed, the following table presents the recorded investment in homogeneous loans by internal risk rating system as of December 31, 2023 (in thousands):
	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial real estate
Risk Rating
Pass	$33,966	$17,880	$17,313	$40,643	$2,000	$111,802
Special Mention	83	414	591	668	1,891	3,647
Substandard	—	—	—	618	—	618
Total	$34,049	$18,294	$17,904	$41,929	$3,891	$116,067
Commercial real estate
Current period gross charge-offs	$—	$—	$—	$—	$—	$—
Commercial real estate – construction
Risk Rating
Pass	$1,766	$2,683	$294	$1,287	$7,469	$13,499
Special Mention	—	1,447	—	—	—	1,447
Substandard	—	—	—	—	—	—
Total	$1,766	$4,130	$294	$1,287	$7,469	$14,946

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial real estate – construction
Current period gross charge-offs	$—	$—	$—	$—	$—	$—
Commercial and industrial
Risk Rating
Pass	$4,748	$3,771	$9,617	$3,661	$1,467	$23,264
Special Mention	—	—	70	—	2,326	2,396
Substandard	—	—	—	6	233	239
Total	$4,748	$3,771	$9,687	$3,667	$4,026	$25,899
Commercial and industrial
Current period gross charge-offs	$—	$—	$20	$74	$30	$124
Acquistion, construction, & development
Risk Rating
Pass	$—	$—	$—	$—	$—	$—
Special Mention	—	—	—	—	—	—
Substandard	—	—	—	215	—	215
Total	$—	$—	$—	$215	$—	$215
Acquistion, construction, & development
Current period gross charge-offs	$—	$—	$—	$—	$—	$—
Agricultural
Risk Rating
Pass	$3,405	$3,761	$14,446	$23,379	$1,604	$46,595
Special Mention	—	—	—	534	—	534
Substandard	—	—	—	957	—	957
Total	$3,405	$3,761	$14,446	$24,870	$1,604	$48,086
Agricultural
Current period gross charge-offs	$—	$—	$—	$—	$64	$64
Residential mortgage
Risk Rating
Pass	$27,574	$28,593	$13,838	$38,268	$—	$108,273
Special Mention	—	—	2,028	221	—	2,249
Substandard	—	—	—	104	—	104
Total	$27,574	$28,593	$15,866	$38,593	$—	$110,626
Residential mortgage
Current period gross charge-offs	$—	$—	$—	$—	$—	$—
Home equity
Risk Rating
Pass	$1,255	$87	$—	$93	$33,711	$35,146
Special Mention	—	—	—	—	158	158
Substandard	—	—	—	—	213	213
Total	$1,255	$87	$—	$93	$34,082	$35,517
Home equity
Current period gross charge-offs	$—	$—	$—	$—	$5	$5

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Consumer – other
Risk Rating
Pass	$315	$269	$206	$3,622	$2,365	$6,777
Special Mention	—	—	—	—	50	50
Substandard	—	—	—	174		174
Total	$315	$269	$206	$3,796	$2,415	$7,001
Consumer – other
Current period gross charge-offs	$—	$—	$4	$9	$13	$26
Obligations of state & political subdivisions
Risk Rating
Pass	$—	$—	$1,203	$8,099	$—	$9,302
Special Mention	—	—	—	—	—	—
Substandard	—	—	—	—	—	—
Total	$—	$—	$1,203	$8,099	$—	$9,302
Obligations of state & political subdivisions
Current period gross charge-offs	$—	$—	$—	$—	$—	$—
Totals	$73,112	$58,905	$59,606	$122,549	$53,487	$367,659
Current period gross charge-off Totals	$—	$—	$24	$83	$112	$219
A loan is considered impaired when based on current information and events, it is probable that the Corporation will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.
Nonperforming loans
The following tables present the amortized cost basis of loans by loan portfolio class on nonaccrual status and loans past due over 90 days still accruing interest (in thousands):
December 31, 2024	Nonaccrual with no ACL	Nonaccrual with ACL	Total Nonaccrual	Loans Past Due Over 90 Days Still Accruing	Total Nonperforming
Commercial and Industrial	$73	$42	$115	$—	$115
Agricultural	867	—	867	—	867
Residential mortgage	90	—	90	—	90
Home equity	223	50	273	—	273
Consumer – other	29	164	193	—	193
Total	$1,282	$256	$1,538	$—	$1,538
December 31, 2023	Nonaccrual with no ACL	Nonaccrual with ACL	Total Nonaccrual	Loans Past Due Over 90 Days Still Accruing	Total Nonperforming
Commercial and Industrial	$6	$11	$17	$—	$17
Agricultural	90	—	90	—	90
Residential mortgage	105	—	105	—	105
Home equity	123	263	386	—	386
Consumer – other	11	156	167	—	167
Total	$335	$430	$765	$—	$765

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following tables present the classes of the loan portfolio summarized by the past due status as of December 31, 2024 and 2023 (in thousands):
December 31, 2024	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables
Commercial real estate	$35	$538	$—	$573	$130,304	$130,877
Commercial real estate – construction	—	—	—	—	13,415	13,415
Commercial and industrial	324	—	—	324	22,076	22,400
Acquisition, construction & development	—	—	—	—	215	215
Agricultural	380	474	866	1,720	46,903	48,623
Residential mortgage	961	106	—	1,067	127,340	128,407
Home equity	17	58	149	224	34,969	35,193
Consumer – other	103	58	66	227	5,618	5,845
Obligations of state & political subdivisions	—	—	—	—	7,588	7,588
Total	$1,820	$1,234	$1,081	$4,135	$388,428	$392,563
December 31, 2023	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables
Commercial real estate	$826	$—	$—	$826	$115,241	$116,067
Commercial real estate – construction	—	—	—	—	14,946	14,946
Commercial and industrial	80	55	—	135	25,764	25,899
Acquisition, construction & development	—	—	—	—	215	215
Agricultural	261	89	—	350	47,736	48,086
Residential mortgage	493	—	—	493	110,133	110,626
Home equity	8	10	296	314	35,203	35,517
Consumer – other	166	16	110	292	6,709	7,001
Obligations of state & political subdivisions	—	—	—	—	9,302	9,302
Total	$1,834	$170	$406	$2,410	$365,249	$367,659
Borrowers Having Financial Difficulty
Consistent with accounting and regulatory guidance, the Corporation recognizes when a borrower is having financial difficulty and determines if certain modifications are necessary. The Corporation may, for economic or legal reasons related to a borrower’s financial difficulties, grant a concession to the borrower that would not normally be considered. Regardless of the form of concession granted, the Corporation’s objective in offering a modification is to increase the probability of repayment of the borrower’s loan. There were no modifications to borrower’s experiencing financial difficulties during the years ended December 31, 2024 and December 31, 2023.

Notes to Consolidated Financial Statements
4.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
Foreclosed Assets Held For Sale
At December 31, 2024, there were five consumer mortgage loans totaling $339,000 and at December 31,2023, there was one consumer mortgage loan totaling $50,000, respectively, in the process of foreclosure.
Loans Held For Sale
Included in residential loans are $105,000 and $325,000 of loans held for sale in 2024 and 2023, respectively.
5.   BANK PREMISES AND EQUIPMENT
Bank premises and equipment as of December 31, 2024 and 2023 are summarized as follows (in thousands):
	2024	2023
Land	$2,875	$2,879
Bank premises	10,323	10,184
Furniture and equipment	9,519	9,187
Projects in progress	39	39
TOTAL	22,756	22,289
Less accumulated depreciation	12,174	11,399
Bank premises and equipment, net	$10,582	$10,890
Depreciation charged to operations were $775,000 and $819,000 in 2024 and 2023, respectively.
6.   DEPOSITS
Major classifications of deposits at December 31, 2024 and 2023 consisted of (in thousands):
	2024	2023
Demand Deposits	$27,624	$26,831
Interest-bearing demand deposits	142,890	160,925
Savings & Money Markets	212,567	226,642
Time deposits	104,916	82,786
TOTAL DEPOSITS	$487,997	$497,184
Time deposits that meet or exceed the FDIC insurance limit of $250,000 at December 31, 2024 and 2023 were $18,718,000 and $16,893,000, respectively.
At December 31, 2024, the scheduled maturities of time deposits are as follows (in thousands):
2025	$76,220
2026	22,570
2027	2,834
2028	1,859
2029	1,433
Total	$104,916

Notes to Consolidated Financial Statements
7.   OTHER BORROWINGS
Other borrowings are summarized as follows (in thousands):
	2024	2023
Federal Home Loan Bank of Pittsburgh (“FHLB”):
Line of Credit(1)	$60,200	$50,000
Atlantic Community Bankers Bank (“ACBB”):
Line of Credit(2)	2,000	700
Total	$62,200	$50,700
The borrowings with the FHLB are secured by the Corporation’s FHLB stock, U.S. government agency and mortgage-backed securities, and first mortgage loans under a collateral pledge and security agreement. The borrowings with the ACBB are secured by Susquehanna Community Bank stock.
(1)
The Corporation has an open-ended $88,900,000 line-of-credit at a variable interest rate. Related information for this short-term borrowing is summarized as follows (in thousands):

Average balance outstanding during the period	$61,505
Maximum amount outstanding at any month end	73,500
Weighted average interest rate at period end	5.49%
Average interest rate during the period	5.50%

(2)
The Corporation has an open-ended $2,000,000 line-of-credit at a variable interest rate (8.25% at December 31, 2024).

Average balance outstanding during the period	$1,774
Maximum amount outstanding at any month end	2,000
Weighted average interest rate at period end	8.25%
Average interest rate during the period	8.82%
8.   INCOME TAXES
The following temporary differences gave rise to the net deferred tax liability at December 31, 2024 and 2023 (in thousands):
	2024	2023
Deferred tax assets:
Allowance for loan losses	$722	$686
Supplemental employee retirement plan	318	282
Nonaccrual interest income	35	17
Unrealized holding losses on debt securities	4,999	4,601
Loan fees and costs	109	112
Unrealized holding losses on equity securities	35	—
Capital loss carryforward	3	—
Total	$6,221	$5,698
Deferred tax liabilities:
Depreciation	$406	$451
Loan servicing rights	113	122
Bond accretion	31	23
Prepaid expenses	89	114
Low income housing investments	47	29
Total	686	739
Deferred tax asset, net	$5,535	$4,959

Notes to Consolidated Financial Statements
8.   INCOME TAXES (continued)
No valuation allowance was established at December 31, 2024 and 2023, in view of the Corporation’s ability to carry back taxes paid in previous years, certain tax strategies, and anticipated future taxable income as evidenced by the Corporation’s earning potential.
The deferred tax asset, net, is included in Other Assets in the accompanying consolidated balance sheets at December 31, 2024 and 2023.
The provision for income taxes consists as follows, for the years ended December 31, 2024 and 2023 (in thousands):
	2024	2023
Currently payable	$299	$204
Deferred	(178)	(140)
Provision for income taxes	$121	$64
A reconciliation of income tax at the federal statutory rate (21% for 2024 and 2023) to the Corporation’s actual provision for income taxes is as follows, listed according to years ended December 31 (in thousands):
	2024	2023
Provision at the expected statutory rate	$519	$479
Effect of tax-exempt income	(447)	(462)
Nondeductible interest	77	75
Increase in cash value of life insurance	(51)	(38)
Other, net	23	10
Provision for income taxes	$121	$64
There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Corporation recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Income. With few exceptions, the Corporation is no longer subject to U.S. federal, state, or local income tax examinations by tax authorities for years before 2021.
9.   COMMON STOCK
The Corporation offers a dividend reinvestment plan to eligible shareholders. During 2024 and 2023, 20,365 and 19,511 shares, respectively, of the Corporation’s common stock were acquired in the open market for approximately $228,000 and $309,000 respectively, and were reissued under this plan. These amounts are included in “Dividends Declared” in the consolidated statement of changes in shareholders’ equity for 2024 and 2023, respectively.
The board of directors has approved the repurchase of outstanding Corporation common stock during 2025 in an aggregate amount not to exceed $1,250,000.
10.   RETIREMENT PLANS
The Corporation has a defined contribution profit-sharing plan covering substantially all of its employees. The Corporation’s contributions to the plan include an annual contribution based on employees’ salaries and a matching contribution based on employee salary deferrals. The cost of the defined contribution plan for 2024 and 2023 was approximately $303,000 and $309,000, respectively, and is included in salaries and employee benefits in the Consolidated Statements of Income.
The Corporation is the beneficiary of insurance policies on the lives of current and former directors and executive officers. The aggregate cash surrender values of these policies were approximately $7,815,000

Notes to Consolidated Financial Statements
10.   RETIREMENT PLANS (continued)
and $9,150,000 at December 31, 2024 and 2023, respectively. These policies can be liquidated, if necessary, with tax costs associated. However, the Corporation intends to hold these policies and, accordingly, the Corporation has not provided for deferred income taxes on the earnings from the increase in cash surrender value.
The Corporation has an unfunded, non-qualified supplemental executive retirement plan (SERP) for certain key executives. The SERP is designed to provide certain executives, upon attaining age 65, with projected annual distributions. The liability of the SERP at December 31, 2024 and 2023 was $1,514,000 and $1,342,000, respectively, and is included in Other Liabilities in the consolidated balance sheets. The related expense was $172,000 and $181,000 for 2024 and 2023, respectively, and is included in salaries and employee benefits in the Consolidated Statements of Income. The Corporation offsets the cost of this plan through the purchase of bank-owned life insurance as noted above.
11.   RELATED PARTY TRANSACTIONS
Certain directors and executive officers of the Corporation, including their immediate families and companies in which they are principal owners (more than 10%), are indebted to the Corporation.
Total loans to these customers are summarized as follows (in thousands):
	2024	2023
Balance, beginning of year	$2,633	$2,757
New loans	1,001	118
Repayments	(313)	(242)
Balance, End of Year	$3,321	$2,633
Deposits and other funds from related parties held by the Corporation at December 31, 2024 and 2023 were approximately $1,909,000 and $1,369,000, respectively.
12.   REGULATORY MATTERS
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators. Failure to meet capital requirements can initiate regulatory action.
The net unrealized gain or loss on available for debt sale securities is not included in computing regulatory capital. Management believes as of December 31, 2024, the Bank met all capital adequacy requirements to which they are subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year end 2024 and 2023, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.
The Bank’s actual and required capital amounts and ratios are as follows at December 31, 2024 and 2023 (dollar amounts in thousands):

Notes to Consolidated Financial Statements
12.   REGULATORY MATTERS (continued)
As of December 31, 2024:	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum Required for Capital Adequacy Purposes with Conservation
	Amount	Ratio	Amount	Ratio	Amount	Ratio Buffer
Total Capital (to Risk-Weighted Assets)	$55,997	11%	≥$39,253	≥8%	≥$49,066	≥10%	10.5%
Tier I Capital (to Risk-Weighted Assets)	$52,560	11%	≥$29,440	≥6%	≥$39,253	≥8%	8.5%
Common equity Tier I Capital (to Risk-Weighted Assets)	$52,560	11%	≥$22,080	≥4.5%	≥$31,893	≥6.5%	7.0%
Tier I Capital (to Average Assets)	$52,560	9%	≥$24,334	≥4%	≥$30,417	≥5%
As of December 31, 2023:	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum Required for Capital Adequacy Purposes with Conservation
	Amount	Ratio	Amount	Ratio	Amount	Ratio Buffer
Total Capital (to Risk-Weighted Assets)	$53,978	11%	≥$38,463	≥8%	≥$48,079	≥10%	10.5%
Tier I Capital (to Risk-Weighted Assets)	$50,710	11%	≥$28,847	≥6%	≥$38,463	≥8%	8.5%
Common equity Tier I Capital (to Risk-Weighted Assets)	$50,710	11%	≥$21,635	≥4.5%	≥$31,251	≥6.5%	7.0%
Tier I Capital (to Average Assets)	$50,710	8%	≥$24,035	≥4%	≥$30,044	≥5%
13.   OFF-BALANCE SHEET RISK
In the normal course of business, the Corporation has outstanding commitments and contingent liabilities, such as commitments to extend credit, financial standby letters of credit and performance standby letters of credit, which are not included in the accompanying consolidated financial statements. The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit, financial standby letters of credit and performance standby letters of credit is represented by the contractual or notional amount of those instruments. The Corporation uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.
Financial instruments whose contract amounts represent credit risk at December 31, 2024 and 2023 are as follows (in thousands):
	2024	2023
Commitments to extend credit	$68,368	$85,766
Financial standby letters of credit	1,107	2,056
Performance standby letter of credit	1,195	953
Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Corporation evaluates each customer’s

Notes to Consolidated Financial Statements
13.   OFF-BALANCE SHEET RISK (continued)
credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation for extension of credit, is based on management’s credit assessment of the customer.
Financial standby letters of credit irrevocably obligate the Corporation to pay a third-party when a customer fails to repay an outstanding loan or debt instrument. Performance standby letters of credit irrevocably obligates the Corporation to pay a third-party when a customer fails to perform some contractual non-financial obligation. Those guarantees are issued primarily to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The Corporation’s performance under the guarantee is required upon presentation by the beneficiary of the financial and performance standby letters of credit. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation does not have any recourse provisions or hold any assets that would enable it to recover from third parties any of the amounts paid under the guarantee. The Corporation was not required to recognize any liability in connection with the issuance of these standby letters of credit. The fair value of standby letters of credit was not material at December 31, 2024 or 2023.
Standby letters of credit as of December 31, 2024 expire as follows:
Year of Expiration	Amount (in thousands)
2025	$2,259
2028	43
Total	$2,302
14.   PARENT COMPANY ONLY
The following is condensed financial information for Susquehanna Community Financial, Inc. on a parent company only basis listed accordingly to years ended December 31 (in thousands):
CONDENSED BALANCE SHEET
	2024	2023
ASSETS
Cash	$78	$5
Investment in subsidiaries	36,004	36,836
TOTAL ASSETS	$36,082	$36,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Dividends payable	$682	$682
Note Payable	$2,000	$700
Other Liabilities	$25	$17
Shareholders’ equity	33,375	35,442
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,082	$36,841

Notes to Consolidated Financial Statements
14.   PARENT COMPANY ONLY (continued)
CONDENSED INCOME STATEMENT
	2024	2023
INCOME
Equity in undistributed earnings of subsidiaries	$856	$205
Dividends from subsidiaries	1,695	2,065
TOTAL INCOME	2,551	2,270
Operating expenses	202	55
NET INCOME	$2,349	$2,215
CONDENSED STATEMENT OF CASH FLOWS
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,349	$2,215
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(856)	(205)
Net increase in ACBB line-of-credit	1,300	700
Change in other liabilities	7	10
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,800	2,720
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,727)	(2,728)
NET CASH USED IN FINANCING ACTIVITIES	(2,727)	(2,728)
NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	73	(8)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5	13
CASH AND CASH EQUIVALENTS, END OF YEAR	$78	$5
15.   FAIR VALUE MEASUREMENTS AND FAIR VALUES OF FINANCIAL INSTRUMENTS
The Corporation measures certain assets at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date.
GAAP establishes a framework for measuring fair value that includes a hierarchy used to classify the inputs used in measuring fair value. The hierarchy prioritizes the inputs used in determining valuations into three levels. The level in the fair value hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement. The levels of the fair value hierarchy are as follows:
Level 1 — Fair value is based on unadjusted quoted prices in active markets that are accessible to the Corporation for identical assets. These generally provide the most reliable evidence and are used to measure fair value whenever available.
Level 2 — Fair value is based on significant inputs, other than Level 1 inputs, that are observable either directly or indirectly for substantially the full term of the asset through corroboration with observable market data. Level 2 inputs include quoted market prices in active markets for similar assets, quoted market prices in markets that are not active for identical or similar assets and other observable inputs.

Notes to Consolidated Financial Statements
15.   FAIR VALUE MEASUREMENTS AND FAIR VALUES OF FINANCIAL INSTRUMENTS
 (continued)
Level 3 — Fair value is based on significant unobservable inputs. Examples of valuation methodologies that would result in level 3 classification included option pricing models, discounted cash flows and other similar techniques.
Assets measured at fair value on a recurring basis and the valuation methods used at December 31, 2024 and 2023 are as follows (in thousands):
December 31, 2024	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
AVAILABLE-FOR-SALE DEBT SECURITIES:
U.S. Treasury Securities	$1,902	$—	$—	$1,902
U.S. government agency and sponsored
agency securities	—	28,710	—	28,710
Mortgage-backed securities	—	57,565	—	57,565
Obligations of state and political subdivisions	—	60,849	—	60,849
Corporate debt securities	—	6,032	—	6,032
Total available-for-sale debt securities	$1,902	$153,156	$—	$155,058
Marketable equity securities	$915	$—	$—	915
December 31, 2023	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
AVAILABLE-FOR-SALE DEBT SECURITIES:
U.S. Treasury Securities	$1,916	$—	$—	$1,916
U.S. government agency and sponsored agency securities	—	34,980	—	34,980
Mortgage-backed securities	—	63,934	—	63,934
Obligations of state and political subdivisions	—	68,242	—	68,242
Corporate debt securities	—	7,755	—	7,755
Total available-for-sale debt securities	$1,916	$174,911	$—	$176,827
Marketable equity securities	$1,020	$—	$—	1,020
The Corporation made no transfers between levels in 2024 or 2023.
Assets measured at fair value on a nonrecurring basis and the valuation methods used at December 31, 2024 and 2023 are as follows (in thousands):
December 31, 2024	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
Collateral-dependent loans	$—	$—	$138	$138

Notes to Consolidated Financial Statements
15.   FAIR VALUE MEASUREMENTS AND FAIR VALUES OF FINANCIAL INSTRUMENTS
 (continued)
December 31, 2023	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
Collateral-dependent loans	$—	$—	$268	$268
The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Corporation has utilized Level 3 inputs to determine fair value (in thousands):
December 31, 2024	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Collateral-dependent loans	$138	Appraisal of Collateral(1)	Appraisal Adjustments(2)	0% – 100%
			Liquidation Expenses(2)	0% – 35%
December 31, 2023	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Collateral-dependent loans	$268	Appraisal of Collateral(1)	Appraisal Adjustments(2)	0% – 100%
			Liquidation Expenses(2)	0% – 35%

(1)
Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs which are not observable.

(2)
Appraisals may be adjusted for qualitative factors such as economic conditions and estimated liquidations expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

GAAP requires disclosure of fair value information about financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. GAAP excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented are not intended to and do not represent the underlying value of the Corporation.

Notes to Consolidated Financial Statements
15.   FAIR VALUE MEASUREMENTS AND FAIR VALUES OF FINANCIAL INSTRUMENTS
 (continued)
The estimated fair values of the Corporation’s financial instruments not carried at fair value are as follows at December 31, 2024 and 2023 (in thousands):
	Valuation Method(s) Used	2024		2023
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS:
Cash and due from banks	Level 1	$5,549	$5,549	$6,058	$6,058
Restricted investments in bank stock	Level 2	6,210	6,210	5,962	5,962
Loans, net	Level 3	389,126	369,958	364,391	343,098
Accrued interest receivable	Level 2	2,742	2,742	2,989	2,989
Mortgage servicing rights (included in Other Assets)	Level 3	538	972	581	972
FINANCIAL LIABILITIES:
Deposits	Level 2	$487,997	$418,542	$497,184	$440,453
Other borrowings	Level 2	62,200	62,200	50,700	50,705
Accrued interest payable	Level 2	1,035	1,035	671	671
16.   DERIVATIVE FINANCIAL INSTRUMENT
The Corporation is a party to a derivative financial instrument. This financial instrument consists of an interest rate swap agreement.
The interest rate swap agreement with a third party is part of a fair value hedge of a closed pool of the Corporation’s fixed-rate securities. It was executed to protect the pool of securities against changes in fair value due to changes in the benchmark interest rate. Changes in the fair value of the interest rate swap are expected to be highly effective in offsetting changes in the fair value of the pool of securities attributable to changes in the SOFR swap rate, the designated benchmark interest rate. This derivative is designated as a fair value hedge and is not speculative. The interest rate swap meets the hedge accounting requirements.
The notional amount of the interest rate swap is $50,000,000 at December 31, 2024 and 2023. There were no swaps originated in 2024. A $50,000,000 interest rate swap was originated in 2023. The Corporation pays interest at a fixed rate of 3.827% to the third party and receives interest from the third party at the SOFR floating rate. The net impact of the interest rate swap reported in taxable interest income on the Consolidated Statements of Income was an increase of $674,000, and $21,000 in 2024 and 2023, respectively. The net change in the fair value of both cash flow streams is recognized directly in earnings.
There were no gross amounts of interest rate swap-related assets and liabilities not offset in the Consolidated Balance Sheets at December 31, 2024 and 2023.

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)
	March 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$8,404	$5,549
Available-for-sale debt securities, at fair value	155,032	155,058
Marketable equity securities, at fair value	928	915
Restricted investment in bank stocks, at cost	5,824	6,210
Loans, net of allowance for credit losses of $3,429 and $3,437	398,221	389,126
Bank premises and equipment, net	10,455	10,582
Accrued interest receivable	2,842	2,742
Cash surrender value of life insurance	7,860	7,815
Other assets	8,838	9,696
TOTAL	$598,404	$587,693
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$477,387	$460,373
Noninterest-bearing deposits	34,500	27,624
Total Deposits	511,887	487,997
Other borrowings	47,000	62,200
Dividends payable	682	682
Accrued interest payable	1,394	1,035
Other liabilities	2,366	2,404
Total Liabilities	563,329	554,318
Common stock, par value $1 per share, 5,000,000 shares authorized; 3,375,000 shares issued 2,841,314 shares outstanding in 2025 and 2024	3,375	3,375
Additional paid-in capital	455	455
Retained earnings	55,350	55,234
Accumulated other comprehensive loss	(17,224)	(18,808)
Treasury stock at cost (533,686 shares at March 31, 2025 and December 31, 2024)	(6,881)	(6,881)
Total Shareholders’ Equity	35,075	33,375
TOTAL	$598,404	$587,693
See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)
	Three Months Ended March 31,
	2025	2024
INTEREST INCOME:
Interest and fees on loans	$6,003	$5,309
Interest on available-for-sale debt securities:
Taxable interest	762	1,007
Tax-exempt interest	420	467
Dividends on marketable equity securities	14	15
Interest on deposits with other banks	20	18
Total interest income	7,219	6,816
INTEREST EXPENSE:
Interest on deposits	2,439	2,565
Interest on other borrowings	828	889
Total interest expense	3,267	3,454
NET INTEREST INCOME	3,952	3,362
PROVISION FOR CREDIT LOSS EXPENSE – LOANS	31	31
NET INTEREST INCOME AFTER CREDIT LOSS EXPENSE	3,921	3,331
OTHER INCOME:
Service charges on deposit accounts	115	122
Gains on marketable equity securities, net	13	26
Realized gains on loan sales, net	65	34
Bank card and credit card interchange fees	141	140
Brokerage fees and commissions	66	86
Increase in cash surrender value of life insurance	46	53
Other operating income	274	236
Total other income	720	697
OTHER EXPENSES:
Salaries and employee benefits	2,174	2,163
Occupancy expense	241	187
Furniture and equipment expenses	224	259
Automated teller machine expense	89	81
Data processing expenses	373	338
Pennsylvania corporate and shares taxes	73	51
Other operating expenses	571	501
Total other expenses	3,745	3,580
INCOME BEFORE PROVISION FOR INCOME TAXES	896	448
PROVISION FOR INCOME TAXES	99	—
NET INCOME	$797	$448
EARNINGS PER SHARE – BASIC AND DILUTED	$0.28	$0.16
See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Net income	$797	$448
Unrealized (losses) gains on available-for-sale securities:
Unrealized holding gains (losses) on available-for-sale debt securities	2,005	(1,645)
Reclassification adjustment for losses realized in earnings(a)	—	—
Other comprehensive gain (loss) on
available-for-sale securities	2,005	(1,645)
Taxes	(421)	345
Net other comprehensive income (loss)	1,584	(1,300)
Total comprehensive income (loss)	$2,381	$(852)

(a)
Realized losses (gains) on available-for-sale debt securities are included in the Consolidated Statements of Income as a separate element of Other Income.

See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)
(In thousands, except share data)
	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TREASURY STOCK	TOTAL SHAREHOLDERS’ EQUITY
Three Months Ended March 31, 2025
Balance at beginning of period	$3,375	$455	$55,234	$(18,808)	$(6,881)	$33,375
Net income			797			797
Other comprehensive income				1,584		1,584
Dividends declared, $0.24 per share			(681)			(681)
Balance at MARCH 31, 2025	$3,375	$455	$55,350	$(17,224)	$(6,881)	$35,075
Three Months Ended March 31, 2024
Balance at beginning of period	$3,375	$455	$55,612	$(17,119)	$(6,881)	$35,442
Net income			448			448
Other comprehensive loss				(1,300)		(1,300)
Dividends declared, $0.24 per share			(681)			(681)
Balance at MARCH 31, 2024	$3,375	$455	$55,379	$(18,419)	$(6,881)	$33,909
See Notes to Consolidated Financial Statements

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands)
	Three Months Ended March 31,
	2025	2024
Net income	$797	$448
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	174	180
Provision for credit losses	31	31
Increase in cash surrender value of life insurance	(46)	(53)
Amortization and accretion of available-for-sale debt securities, net	64	74
Gains on marketable equity securities, net	(13)	(26)
Gains on sales of loans, net	(65)	(34)
Origination of loans for sale	(1,792)	(1,209)
Proceeds from sales of loans	1,857	1,242
Change in:
Accrued interest receivable	(100)	26
Other assets	438	277
Accrued interest payable	359	(104)
Other liabilities	(38)	(76)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,666	776
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of available-for-sale debt securities	1,967	2,244
Proceeds from sale of equity securities	—	129
Purchases of restricted investment in bank stocks	—	(302)
Redemption of restricted investment in bank stocks	386	—
Net increase in loans	(9,126)	(395)
Acquisition of bank premises and equipment	(47)	(160)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(6,820)	1,516
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	23,890	(11,042)
Net (decrease) increase in Federal Home Loan Bank line-of-credit	(15,200)	8,500
Net increase in Atlantic Community Bankers Bank line-of-credit	—	600
Dividends paid	(681)	(681)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	8,009	(2,623)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,855	(331)
CASH AND CASH EQUIVALENTS, Beginning	5,549	6,058
CASH AND CASH EQUIVALENTS, Ending	$8,404	$5,727
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$3,385	$1,477
Income taxes paid	$—	$—
See Notes to Consolidated Financial Statements

Notes to Interim Consolidated Financial Statements (Unaudited)
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Basis of Financial Statement Presentation
The consolidated financial statements include the accounts of Susquehanna Community Financial, Inc., and its wholly-owned subsidiaries, Susquehanna Community Bank (“Bank”) and Susquehanna Financial Investment Corporation (collectively, the “Corporation”). All significant intercompany balances and transactions have been eliminated.
Accounting principles generally accepted in the United States of America (“GAAP”) require a corporation’s consolidated financial statements to include subsidiaries in which the corporation has a controlling financial interest. This requirement usually has been applied to subsidiaries in which a corporation has a majority voting interest.
Investments in companies in which the Corporation controls operating and financing decisions (principally defined as owning a voting or economic interest greater than 50%) are consolidated. Investments in companies in which the Corporation has significant influence over operating and financing decisions (principally defined as owning a voting or economic interest of 20% to 50%) are generally accounted for by the equity method of accounting.
The unaudited Interim Consolidated Financial Statements have been prepared in accordance with GAAP for interim financial information. The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management, the interim statements reflect all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows of the Corporation. All such adjustments are of a normal recurring nature. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with GAAP and industry practice have been omitted from interim reporting pursuant to SEC rules. These Interim Consolidated Financial Statements and the accompanying notes should be read in conjunction with the Corporation’s audited consolidated financial statements for the years ended December 31, 2024 and 2023. Operating results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or any other period.
Significant Accounting Policies
The significant accounting policies followed by the Corporation and used in the preparation of these unaudited Interim Consolidated Financial Statements are disclosed in the Corporation’s annual report for the year ended December 31, 2024 and are unchanged at March 31, 2025. These policies are in accordance with principles generally accepted in the United States of America and conform to common practices in the banking industry.
Certain reclassifications have been made to the 2024 financial statements to conform to the 2025 presentation.
Recently Issued Accounting Pronouncements
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which will require updates to the disclosures of the income tax rate reconciliation and income taxes paid. The income tax rate reconciliation will require expanded disclosure, using both percentages and reporting currency amounts, to include specific categories, including state income tax, net of the federal income tax effect, tax credits and nontaxable and nondeductible items, with additional qualitative explanations of individually significant reconciling items. The amount of income taxes paid will require disaggregation by jurisdictional categories including federal and state. This guidance for income tax disclosures for public companies is effective for annual periods beginning after December 15, 2024, and

Notes to Interim Consolidated Financial Statements (Unaudited)
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
one year later for non-public companies. The Corporation is currently evaluating the updated guidance; however, management does not expect it will have a significant impact on its consolidated financial statements.
In November 2024, the FASB issued ASU No. 2024-03, Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, as amended by ASU No. 2025-01, which requires public business entities to disclose specified information about certain costs and expenses in the notes to the financial statements. The amendments require that at each interim and annual reporting period an entity disclose: (a) purchases of inventory; (b) employee compensation; (c) depreciation; (d) intangible asset amortization; and (e) depreciation, depletion, and amortization recognized as part of oil- and gas-producing activities included in each relevant expense caption. Additional disclosures include certain amounts that are already required to be disclosed under current GAAP in the same disclosures as other disaggregation requirements; qualitative descriptions of amounts remaining in relevant expense captions that are not separately disaggregated quantitatively and the total amount of selling expenses and, in annual reporting periods, the entity’s definition of selling expenses. This guidance for expanded disclosure is effective for public companies beginning after December 15, 2026 and interim periods within annual reporting periods beginning after December 15, 2027. The Corporation is currently evaluating the updating guidance in the impact it may have on its financial statements and disclosures.
2.   SECURITIES
The amortized cost and fair value of available-for-sale debt securities at March 31, 2025 and December 31, 2024 are as follows (in thousands):
March 31, 2025	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ALLOWANCE FOR CREDIT LOSSES	FAIR VALUE
Obligations of U.S. Treasury	$2,115	$—	$(181)	$—	$1,934
Obligations of U.S. Government agencies	33,364	—	(4,065)	—	29,299
Mortgage-backed securities	67,506	—	(9,637)	—	57,869
Obligations of state and political subdivisions	68,141	—	(7,791)	—	60,350
Corporate debt securities	5,708	4	(132)	—	5,580
Total Available-For-Sale Debt Securities	$176,834	$4	$(21,806)	$—	$155,032
December 31, 2024	AMORTIZED COST	GROSS UNREALIZED GAINS	GROSS UNREALIZED LOSSES	ALLOWANCE FOR CREDIT LOSSES	FAIR VALUE
Obligations of U.S. Treasury	$2,123	$—	$(221)	$—	$1,902
Obligations of U.S. Government agencies	33,447	—	(4,737)	—	28,710
Mortgage-backed securities	68,922	—	(11,357)	—	57,565
Obligations of state and political subdivisions	68,157	—	(7,308)	—	60,849
Corporate debt securities	6,216	4	(188)	—	6,032
Total Available-For-Sale Debt Securities	$178,865	$4	$(23,811)	$—	$155,058

Notes to Interim Consolidated Financial Statements (Unaudited)
2.   SECURITIES (continued)
At March 31, 2025 and December 31, 2024, investment securities with a carrying value of $98,654,000 and $97,638,000, respectively, were pledged to secure certain deposits and for other purposes as required by law.
The amortized cost and fair value of available-for-sale debt securities by contractual maturity are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.
March 31, 2025	AMORTIZED COST	FAIR VALUE
Due in one year or less	$1,501	$1,498
Due after one year through five years	13,989	13,305
Due after five years through ten years	34,625	29,703
Due after ten years	59,213	52,657
	109,328	97,163
Mortgage-backed securities	67,506	57,869
TOTAL	$176,834	$155,032
There is no concentration of investments that exceed 10 percent of shareholders’ equity of any individual issuer, excluding those guaranteed by the U.S. government or its agencies.
Gross realized gains and gross realized losses on sales of available-for-sale debt securities for the three months ended March 31, 2025 and 2024, were as follows (in thousands):
	March 2025	March 2024
Gross realized gains	$—	$—
Gross realized losses	—	—
Equity Securities
A summary of realized and unrealized gains and (losses) on equity securities for the three months ended March 31, 2025 and 2024, were as follows (in thousands):
	March 2025	March 2024
Net unrealized gains recognized during the reporting period on equity securities still held at the reporting date	$13	$22
Net realized gains recognized during the period on equity securities sold during the period	—	4
Gains recognized during the reporting period on equity securities	$13	$26
The following tables present gross unrealized losses and fair value of available-for-sale debt securities with unrealized losses, for which no allowance for credit losses has been recorded, aggregated by investment

Notes to Interim Consolidated Financial Statements (Unaudited)
2.   SECURITIES (continued)
category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2025 and December 31, 2024 (in thousands):
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
March 31, 2025
Obligations of U.S. Treasury	$—	$—	$1,934	$181	$1,934	$181
Obligations of U.S. Government agencies	—	—	29,299	4,065	29,299	4,065
Mortgage-backed securities	1,099	10	56,770	9,627	57,869	9,637
Obligations of state and political subdivisions	4,160	168	56,190	7,623	60,350	7,791
Corporate debt securities	—	—	5,088	132	5,088	132
Total Unrealized Losses on Securities	$5,259	$178	$149,281	$21,628	$154,540	$21,806
	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2024
Obligations of U.S. Treasury	$—	$—	$1,902	$221	$1,902	$221
Obligations of U.S. Government agencies	—	—	28,710	4,737	28,710	4,737
Mortgage-backed securities	1,088	26	56,477	11,331	57,565	11,357
Obligations of state and political subdivisions	5,255	163	55,594	7,145	60,849	7,308
Corporate debt securities	—	—	5,527	188	5,527	188
Total Unrealized Losses on Securities	$6,343	$189	$148,210	$23,622	$154,553	$23,811
Obligations of U.S. Treasury
Obligations of U.S. Treasuries consist of medium and long-term notes issued by the U.S. Treasury. These securities have interest rates that are largely fixed-rate, have varying mid- to long-term maturity dates and have contractual cash flows guaranteed by the U.S. Government.
At March 31, 2025, one U.S. Treasury security had an unrealized loss, and this security was in a continuous loss position for twelve months or more. This unrealized loss relates principally to changes in interest rates subsequent to the acquisition of this specific security.
Obligations of U.S. Government Agencies
Obligations of U.S. government agencies consist of medium and long-term notes issued by Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA), and Federal Home Loan Bank (FHLB). These securities have interest rates that are largely fixed-rate, have varying mid- to long-term maturity dates and have contractual cash flows guaranteed by the U.S. Government or agencies of the U.S. Government.
At March 31, 2025, twenty-five U.S. government agency and sponsored agency securities had unrealized losses, and these securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.

Notes to Interim Consolidated Financial Statements (Unaudited)
2.   SECURITIES (continued)
Mortgage-Backed Securities
Mortgage-backed securities consist of medium and long-term pools of securitized residential mortgages issued by FHLMC, FNMA, and Government National Mortgage Association (GNMA). These securities have interest rates that are largely fixed-rate, have varying mid- to long-term maturity dates and have contractual cash flows guaranteed by the U.S. Government or agencies of the U.S. Government.
At March 31, 2025, fifty-five mortgage-backed securities had unrealized losses, and fifty-four of the securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.
Obligations of State and Political Subdivisions
The municipal securities are bank qualified general obligation or revenue-based bonds; rated as investment grade by various credit rating agencies and have fixed rates of interest with mid- to long-term maturities. Fair values of these securities are highly driven by interest rates. Management performs ongoing credit quality reviews on these issues.
At March 31, 2025, one hundred fifty-one state and political subdivision securities had unrealized losses, and one hundred forty three of the securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.
Corporate Debt Securities
Corporate debt securities consist of debt securities issued by U.S. corporations. These securities have interest rates that are largely fixed-rate and have short- and medium-term maturity dates. The majority of the corporate issuers are rated investment grade by crediting rating agencies and those issuers that are rated below investment grade have received some type of government support to bolster their creditworthiness. Management performs ongoing credit quality reviews on these issues.
At March 31, 2025, twelve corporate debt securities had unrealized losses, and eleven of the securities had been in a continuous loss position for twelve months or more. These unrealized losses relate principally to changes in interest rates subsequent to the acquisition of the specific securities.
The Corporation recognized no credit losses during 2025 and 2024.
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES
The composition of the Corporation’s loan portfolio at March 31, 2025 and December 31, 2024 is as follows (in thousands):
	March 31, 2025	December 31, 2024
Commercial real estate	$137,859	$130,877
Commercial real estate – construction	14,784	13,415
Commercial and industrial	21,335	22,400
Acquisition, construction & development	215	215
Agricultural	48,047	48,623
Residential mortgage	131,708	128,407
Home equity	35,089	35,193
Consumer – other	5,171	5,845
Obligation of state & political subdivisions	7,442	7,588
	401,650	392,563
Less:Allowance for credit losses	3,429	3,437
Loans, Net	$398,221	$389,126

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
Transactions in the allowance for credit losses for the three months ended March 31, 2025 and March 31, 2024 are summarized as follows (in thousands):
	Three Months Ended
	March 31, 2025	March 31, 2024
Balance, beginning of period	$3,437	$3,268
Provision for credit losses	31	31
Loans charged-off	(49)	(2)
Recoveries	10	1
Balance, end of period	$3,429	$3,298
The following tables summarize the activity in the allowance for credit losses by loan class for the three months ended March 31, 2025 and 2024 and information in regards to the allowance for credit losses and the recorded investment in loans receivable by loan class as of March 31, 2025 and 2024 (in thousands):
Allowance for Credit Losses Three Months Ended March 31, 2025	Beginning Balance	Charge-offs	Recoveries	Provision (Reduction)	Ending Balance	Ending Balance: Individually Evaluated	Ending Balance: Collectively Evaluated
Commercial real estate	$2,610	$—	$—	$129	$2,739	$—	$2,739
Commercial real estate construction	—	—	—	—	—	—	—
Commercial and industrial	117	—	—	(28)	89	7	82
Acquisition, construction & development	215	—	—	—	215	215	—
Agricultural	150			1	151	—	151
Residential mortgage	83	—	—	2	85	—	85
Home equity	14	—	—	—	14	1	13
Consumer – other	157	(49)	10	2	120	60	60
Obligations of state & political subdivisions	—	—	—	—	—	—	—
Unallocated	91	—	—	(75)	16	—	16
Totals	$3,437	$(49)	$10	$31	$3,429	$283	$3,146
March 31, 2025	Ending Balance	Ending Balance: Individually Evaluated	Ending Balance: Collectively Evaluated
Commercial real estate	$137,859	$534	$137,325
Commercial real estate- construction	14,784	—	14,784
Commercial and industrial	21,335	41	21,294
Acquisition, construction & development	215	215	—
Agricultural	48,047	—	48,047
Residential mortgage	131,708	87	131,621
Home equity	35,089	320	34,769
Consumer – other	5,171	170	5,001
Obligations of state & political subdivisions	7,442	—	7,442
Totals	$401,650	$1,367	$400,283

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
Allowance for Credit Losses Three Months Ended March 31, 2024	Beginning Balance	Charge-offs	Recoveries	Provision (Reduction)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial real estate	$2,518	$—	$—	$4	$2,522	$—	$2,522
Commercial real estate construction	—	—	—	—	—	—	—
Commercial and industrial	89	—	—	(3)	86	—	86
Acquisition, construction & development	215	—	—	—	215	215	—
Agricultural	151	—	—	(1)	150	—	150
Residential mortgage	70	—	—	2	72	—	72
Home equity	94	—	—	(80)	14	—	14
Consumer – other	131	(2)	1	(15)	115	—	115
Obligations of state & political subdivisions	—	—	—	—	—	—	—
Unallocated	—	—	—	124	124	—	124
Totals	$3,268	$(2)	$1	$31	$3,298	$215	$3,083
March 31, 2024	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial real estate	$115,584	$—	$115,584
Commercial real estate- construction	16,250	—	16,250
Commercial and industrial	24,673	53	24,620
Acquisition, construction & development	215	215	—
Agricultural	48,723	953	47,770
Residential mortgage	112,257	100	112,157
Home equity	34,841	178	34,663
Consumer – other	6,344	93	6,251
Obligations of state & political subdivisions	9,167	—	9,167
Totals	$368,054	$1,592	$366,462
Collateral-Dependent Loans
The following table presents the amortized cost basis of collateral-dependent loans (in thousands) as of March 31, 2025 and December 31, 2024. Changes in the fair value of the collateral for individually evaluated loans are reported as a provision for credit losses or a reversal of provsion for credit losses in the period of change.

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	Type of Collateral
March 31, 2025	Business Assets	Real Estate
Commercial real estate	$—	$534
Commercial real estate- construction	—	—
Commercial and industrial	36	—
Acquisition, construction & development	—	—
Agricultural	—	—
Residential mortgage	—	87
Home equity	—	320
Consumer – other	—	—
Obligations of state & political subdivisions	—	—
Totals	$36	$941
	Type of Collateral
December 31, 2024	Business Assets	Real Estate
Commercial real estate	$—	$—
Commercial real estate- construction	—	—
Commercial and industrial	115	—
Acquisition, construction & development	—	—
Agricultural	—	867
Residential mortgage	—	90
Home equity	—	273
Consumer – other	—	—
Obligations of state & political subdivisions	—	—
Totals	$115	$1,230
Credit Quality Indicators
Based on the most recent analysis performed, the following table presents the recorded investment in homogeneous loans by internal risk rating system as of March 31, 2025 (in thousands):
	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial real estate
Risk Rating
Pass	$7,520	$22,403	$34,561	$15,619	$47,964	$3,526	$131,593
Special Mention	—	—	2,473	—	—	25	2,498
Substandard	—	—	391	536	963	1,878	3,768
Total	$7,520	$22,403	$37,425	$16,155	$48,927	$5,429	$137,859
Commercial real estate
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Commercial real estate – construction
Risk Rating
Pass	$415	$4,432	$267	$167	$1,402	$8,101	$14,784

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Total	$415	$4,432	$267	$167	$1,402	$8,101	$14,784
Commercial real estate – construction
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Commercial and industrial
Risk Rating
Pass	$732	$3,771	$2,382	$1,570	$8,876	$1,607	$18,938
Special Mention	—	—	—	15	—	2,001	2,016
Substandard	—	—	—	—	150	231	381
Total	$732	$3,771	$2,382	$1,585	$9,026	$3,839	$21,335
Commercial and industrial
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Acquistion, construction, & development
Risk Rating
Pass	$—	$—	$—	$—	$—	$—	$—
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	215	—	215
Total	$—	$—	$—	$—	$215	$—	$215
Acquistion, construction, & development
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Agricultural
Risk Rating
Pass	$1,735	$3,498	$3,121	$3,323	$30,629	$1,654	$43,960
Special Mention	—	441	—	—	2,241	—	2,682
Substandard	—	—	—	—	1,405	—	1,405
Total	$1,735	$3,939	$3,121	$3,323	$34,275	$1,654	$48,047
Agricultural
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Residential mortgage
Risk Rating
Pass	$3,885	$20,317	$28,672	$28,035	$45,997	$—	$126,906
Special Mention	—	—	—	—	283	—	283
Substandard	—	—	—	2,584	1,935	—	4,519
Total	$3,885	$20,317	$28,672	$30,619	$48,215	$—	$131,708
Residential mortgage
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Home equity
Risk Rating
Pass	$159	$925	$1,096	$77	$74	$32,437	$34,768
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	321	321
Total	$159	$925	$1,096	$77	$74	$32,758	$35,089

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total
Home equity
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Consumer – other
Risk Rating
Pass	$24	$116	$145	$158	$2,403	$2,155	$5,001
Special Mention	—	—	—	—	—	—	—
Substandard	—	4	8	—	136	22	170
Total	$24	$120	$153	$158	$2,539	$2,177	$5,171
Consumer – other
Current period gross charge-offs	$—	$—	$10	$5	$34	$—	$49
Obligations of state & political subdivisions
Risk Rating
Pass	$—	$—	$—	$—	$7,442	$—	$7,442
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$7,442	$—	$7,442
Obligations of state & political subdivisions
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Totals	$14,470	$55,907	$73,116	$52,084	$152,115	$53,958	$401,650
Current period gross charge-off Totals	$—	$—	$10	$5	$34	$—	$49
Credit Quality Indicators
Based on the most recent analysis performed, the following table presents the recorded investment in homogeneous loans by internal risk rating system as of December 31, 2024 (in thousands):
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial real estate
Risk Rating
Pass	$22,491	$34,602	$16,296	$16,258	$32,393	$3,527	$125,567
Special Mention	—	2,492	—	—	—	1,680	4,172
Substandard	—	—	—	457	520	161	1,138
Total	$22,491	$37,094	$16,296	$16,715	$32,913	$5,368	$130,877
Commercial real estate
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Commercial real estate – construction
Risk Rating
Pass	$4,438	$235	$204	$280	$1,186	$7,072	$13,415
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Total	$4,438	$235	$204	$280	$1,186	$7,072	$13,415
Commercial real estate – construction
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Commercial and industrial
Risk Rating
Pass	$4,113	$2,690	$1,883	$7,497	$2,194	$1,537	$19,914
Special Mention	—	—	19	—	—	2,050	2,069
Substandard	—	—	34	146	—	237	417
Total	$4,113	$2,690	$1,936	$7,643	$2,194	$3,824	$22,400
Commercial and industrial
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Acquistion, construction, & development
Risk Rating
Pass	$—	$—	$—	$—	$—	$—	$—
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	215	—	215
Total	$—	$—	$—	$—	$215	$—	$215
Acquistion, construction, & development
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Agricultural
Risk Rating
Pass	$3,570	$3,140	$3,467	$12,078	$19,322	$1,667	$43,244
Special Mention	442	—	—	353	1,931	49	2,775
Substandard	—	—	—	1,412	1,168	24	2,604
Total	$4,012	$3,140	$3,467	$13,843	$22,421	$1,740	$48,623

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Agricultural
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Residential mortgage
Risk Rating
Pass	$19,305	$29,303	$27,539	$12,625	$34,417	$—	$123,189
Special Mention	—	—	—	133	209	—	342
Substandard	—	—	2,916	1,870	90	—	4,876
Total	$19,305	$29,303	$30,455	$14,628	$34,716	$—	$128,407
Residential mortgage
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Home equity
Risk Rating
Pass	$939	$1,112	$80	$—	$44	$32,587	$34,762
Special Mention	—	—	—	—	—	158	158
Substandard	—	—	—	—	—	273	273
Total	$939	$1,112	$80	$—	$44	$33,018	$35,193
Home equity
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Consumer – other
Risk Rating
Pass	$124	$162	$176	$115	$2,863	$2,209	$5,649
Special Mention	—	—	—	—	—	—	—
Substandard	5	20	1	18	119	33	196
Total	$129	$182	$177	$133	$2,982	$2,242	$5,845
Consumer – other
Current period gross charge-offs	$7	$—	$—	$—	$13	$52	$72
Obligations of state & political subdivisions
Risk Rating
Pass	$—	$—	$—	$—	$7,588	$—	$7,588
Special Mention	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$7,588	$—	$7,588

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total
Obligations of state & political subdivisions
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—
Totals	$55,427	$73,756	$52,615	$53,242	$104,259	$53,264	$392,563
Current period gross charge-off Totals	$7	$—	$—	$—	$13	$52	$72
A loan is considered impaired when based on current information and events, it is probable that the Corporation will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.
Nonperforming loans
The following tables present the amortized cost basis of loans by loan portfolio class on nonaccrual status and loans past due over 90 days still accruing interest (in thousands):
March 31, 2025	Nonaccrual with no ACL	Nonaccrual with ACL	Total Nonaccrual	Loans Past Due Over 90 Days Still Accruing	Total Nonperforming
Commercial real estate	$534	$—	$534	$—	$534
Commercial and Industrial	34	7	41	—	41
Residential mortgage	87	—	87	—	87
Home equity	270	50	320	—	320
Consumer – other	143	27	170	—	170
Total	$1,068	$84	$1,152	$—	$1,152
December 31, 2024	Nonaccrual with no ACL	Nonaccrual with ACL	Total Nonaccrual	Loans Past Due Over 90 Days Still Accruing	Total Nonperforming
Commercial and Industrial	$73	$42	$115	$—	$115
Agricultural	867	—	867	—	867
Residential mortgage	90	—	90	—	90
Home equity	223	50	273	—	273
Consumer – other	29	164	193	—	193
Total	$1,282	$256	$1,538	$—	$1,538

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following tables present the classes of the loan portfolio summarized by the past due status as of March 31, 2025 and December 31, 2024 (in thousands):
March 31, 2025	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables
Commercial real estate	$511	$—	$535	$1,046	$136,813	$137,859
Commercial real estate – construction	170	—	—	170	14,614	14,784
Commercial and industrial	761	25	2	788	20,547	21,335
Acquisition, construction & development	—	—	—	—	215	215
Agricultural	2,415	—	—	2,415	45,632	48,047
Residential mortgage	603	—	—	603	131,105	131,708
Home equity	20	87	108	215	34,874	35,089
Consumer – other	92	2	81	175	4,996	5,171
Obligations of state & political subdivisions	—	—	—	—	7,442	7,442
Total	$4,572	$114	$726	$5,412	$396,238	$401,650
December 31, 2024	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables
Commercial real estate	$35	$538	$—	$573	$130,304	$130,877
Commercial real estate – construction	—	—	—	—	13,415	13,415
Commercial and industrial	324	—	—	324	22,076	22,400
Acquisition, construction & development	—	—	—	—	215	215
Agricultural	380	474	866	1,720	46,903	48,623
Residential mortgage	961	106	—	1,067	127,340	128,407
Home equity	17	58	149	224	34,969	35,193
Consumer – other	103	58	66	227	5,618	5,845
Obligations of state & political subdivisions	—	—	—	—	7,588	7,588
Total	$1,820	$1,234	$1,081	$4,135	$388,428	$392,563
Borrowers Having Financial Difficulty
Consistent with accounting and regulatory guidance, the Corporation recognizes when a borrower is having financial difficulty and determines if certain modifications are necessary. The Corporation may, for economic or legal reasons related to a borrower’s financial difficulties, grant a concession to the borrower that would not normally be considered. Regardless of the form of concession granted, the Corporation’s objective in offering a modification is to increase the probability of repayment of the borrower’s loan. There were no modifications to borrower’s experiencing financial difficulties during the three months ended March 31, 2025 and 2024.

Notes to Interim Consolidated Financial Statements (Unaudited)
3.   LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)
Foreclosed Assets Held For Sale
At March 31, 2025, there were four consumer mortgage loans totaling $284,000 and at December 31, 2024, there were five consumer mortgage loans totaling $339,000, respectively, in the process of foreclosure.
Loans Held For Sale
Included in residential loans are $115,000 at March 31, 2025 and $105,000 at December 31, 2024 of loans held for sale.
4.   DEPOSITS
Major classifications of deposits at March 31, 2025 and December 31, 2024 consisted of (in thousands):
	March 2025	December 2024
Demand Deposits	$34,500	$27,624
Interest-bearing demand deposits	141,726	142,890
Savings & Money Markets	213,754	212,567
Time deposits	121,907	104,916
TOTAL DEPOSITS	$511,887	$487,997
Time deposits that meet or exceed the FDIC insurance limit of $250,000 at March 31, 2025 and December 31, 2024 were $24,203,000 and $18,718,000, respectively.
At March 31, 2025, the scheduled maturities of time deposits are as follows (in thousands):
2025	$82,471
2026	32,991
2027	3,099
2028	1,756
2029	1,439
2030	151
Total	$121,907
5.   OTHER BORROWINGS
Other borrowings are summarized as follows (in thousands):
	March 2025	December 2024
Federal Home Loan Bank of
Pittsburgh (“FHLB”):
Line of Credit(1)	$45,000	$60,200
Atlantic Community Bankers Bank (“ACBB”):
Line of Credit(2)	2,000	2,000
Total	$47,000	$62,200

The borrowings with the FHLB are secured by the Corporation’s FHLB stock, U.S. government agency and mortgage-backed securities, and first mortgage loans under a collateral pledge and security agreement. The borrowings with the ACBB are secured by Susquehanna Community Bank stock.

Notes to Interim Consolidated Financial Statements (Unaudited)
5.   OTHER BORROWINGS (continued)
(1)
The Corporation has an open-ended $96,500,000 line-of-credit at a variable interest rate. Related information for this short-term borrowing is summarized as follows (in thousands):

Average balance outstanding during the period	$67,076
Maximum amount outstanding at any month end	76,500
Weighted average interest rate at period end	4.71%
Average interest rate during the period	4.71%

(2)
The Corporation has an open-ended $2,000,000 line-of-credit at a variable interest rate (8.00% at March 31, 2025).

Average balance outstanding during the period	$2,000
Maximum amount outstanding at any month end	2,000
Weighted average interest rate at period end	8.00%
Average interest rate during the period	8.00%
6.   FAIR VALUE MEASUREMENTS AND FAIR VALUES OF FINANCIAL INSTRUMENTS
The Corporation measures certain assets at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date.
GAAP establishes a framework for measuring fair value that includes a hierarchy used to classify the inputs used in measuring fair value. The hierarchy prioritizes the inputs used in determining valuations into three levels. The level in the fair value hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement. The levels of the fair value hierarchy are as follows:
Level 1 — Fair value is based on unadjusted quoted prices in active markets that are accessible to the Corporation for identical assets. These generally provide the most reliable evidence and are used to measure fair value whenever available.
Level 2 — Fair value is based on significant inputs, other than Level 1 inputs, that are observable either directly or indirectly for substantially the full term of the asset through corroboration with observable market data. Level 2 inputs include quoted market prices in active markets for similar assets, quoted market prices in markets that are not active for identical or similar assets and other observable inputs.
Level 3 — Fair value is based on significant unobservable inputs. Examples of valuation methodologies that would result in level 3 classification included option pricing models, discounted cash flows and other similar techniques.
Assets measured at fair value on a recurring basis and the valuation methods used at March 31, 2025 and December 31, 2024 are as follows (in thousands):
March 31, 2025	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
AVAILABLE-FOR-SALE DEBT SECURITIES:
U.S. Treasury Securities	$1,934	$—	$—	$1,934
U.S. government agency and sponsored agency securities	—	29,299	—	29,299
Mortgage-backed securities	—	57,869	—	57,869

Notes to Interim Consolidated Financial Statements (Unaudited)
6.   FAIR VALUE MEASUREMENTS AND FAIR VALUES OF FINANCIAL INSTRUMENTS
 (continued)
March 31, 2025	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
Obligations of state and political subdivisions	—	60,350	—	60,350
Corporate debt securities	—	5,580	—	5,580
Total available-for-sale debt securities	$1,934	$153,098	$—	$155,032
Marketable equity securities	$928	$—	$—	928

December 31, 2024	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
AVAILABLE-FOR-SALE DEBT SECURITIES:
U.S. Treasury Securities	$1,902	$—	$—	$1,902
U.S. government agency and sponsored agency securities	—	28,710	—	28,710
Mortgage-backed securities	—	57,565	—	57,565
Obligations of state and political subdivisions	—	60,849	—	60,849
Corporate debt securities	—	6,032	—	6,032
Total available-for-sale debt securities	$1,902	$153,156	$—	$155,058
Marketable equity securities	$915	$—	$—	$915
The Corporation made no transfers between levels in 2025 or 2024.
Assets measured at fair value on a nonrecurring basis and the valuation methods used at March 31, 2025 and December 31, 2024 are as follows (in thousands):
March 31, 2025	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
Collateral-dependent loans	$—	$—	$132	$132
December 31, 2024	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
Collateral-dependent loans	$—	$—	$138	$138
The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Corporation has utilized Level 3 inputs to determine fair value (in thousands):
March 31, 2025	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Collateral-dependent loans	$132	Appraisal of Collateral(1)	Appraisal Adjustments(2)	0% – 100%
			Liquidation Expenses(2)	0% – 35%

Notes to Interim Consolidated Financial Statements (Unaudited)
6.   FAIR VALUE MEASUREMENTS AND FAIR VALUES OF FINANCIAL INSTRUMENTS
 (continued)
December 31, 2024	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Collateral-dependent loans	$138	Appraisal of Collateral(1)	Appraisal Adjustments(2)	0% – 100%
			Liquidation Expenses(2)	0% – 35%

(1)
Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs which are not observable.

(2)
Appraisals may be adjusted for qualitative factors such as economic conditions and estimated liquidations expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

GAAP requires disclosure of fair value information about financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. GAAP excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented are not intended to and do not represent the underlying value of the Corporation.
The estimated fair values of the Corporation’s financial instruments not carried at fair value are as follows at March 31, 2025 and December 31, 2024 (in thousands):
	Valuation Method(s) Used	March 31, 2025		December 31, 2024
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS:
Cash and due from banks	Level 1	$8,404	$8,404	$5,549	$5,549
Restricted investments in bank stock	Level 2	5,824	5,824	6,210	6,210
Loans, net	Level 3	398,221	385,248	389,126	369,958
Accrued interest receivable	Level 2	2,842	2,842	2,742	2,742
Mortgage servicing rights (included in Other Assets)	Level 3	519	960	538	972
FINANCIAL LIABILITIES:
Deposits	Level 2	$511,887	$442,223	$487,997	$418,542
Other borrowings	Level 2	47,000	47,000	62,200	62,200
Accrued interest payable	Level 2	1,394	1,394	1,035	1,035

Notes to Interim Consolidated Financial Statements (Unaudited)
NOTE 7 — ACCUMULATED OTHER COMPREHENSIVE LOSS
The following table presents the changes in accumulated other comprehensive loss by component net of tax for the three months ended March 31, 2025 and March 31, 2024:
Dollars in thousands	Pretax	Tax Effect	After-tax
Three Months Ended March 31, 2025
Balance, beginning of period	$(23,807)	$4,999	$(18,808)
Unrealized holding gain on available-for-sale securities arising during the period	2,005	(421)	1,584
Total other comprehensive income	2,005	(421)	1,584
Balance, end of period	$(21,802)	$4,578	$(17,224)
Three Months Ended March 31, 2024
Balance, beginning of period	$(21,670)	$4,551	$(17,119)
Unrealized holding gain on available-for-sale securities arising during the period	(1,645)	345	(1,300)
Total other comprehensive income	(1,645)	345	(1,300)
Balance, end of period	$(23,315)	$4,896	$(18,419)

Annex A
AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
CITIZENS & NORTHERN CORPORATION AND SUSQUEHANNA COMMUNITY
FINANCIAL, INC.
23 April 2025

A-i

A-ii

A-iii

APPENDIX
Appendix I   Definitions
Appendix II   Knowledge Groups
INDEX OF EXHIBITS
Exhibit A   Bank Merger Agreement
Exhibit B   Form of Voting Agreement
INDEX OF SCHEDULES
Schedule 3.4(a)	—	Capitalization
Schedule 3.9	—	Absence of Undisclosed Liabilities
Schedule 3.11	—	Dividends, Distributions and Stock Purchases
Schedule 3.12	—	Taxes
Schedule 3.13	—	Title to and Condition of Assets
Schedule 3.14(a)	—	Contracts
Schedule 3.15	—	Litigation and Governmental Directives
Schedule 3.16	—	Risk Management Instruments
Schedule 3.17	—	Environmental Matters
Schedule 3.18(b)	—	Security Breach
Schedule 3.21	—	Insurance
Schedule 3.22	—	Financial Institution Bonds
Schedule 3.23(b)	—	Labor Relations and Employment Agreements
Schedule 3.24(a)	—	Employee Benefit Plans
Schedule 3.24(f)	—	Multiple Employer Plan
Schedule 3.24(g)	—	Post-Employment or Post-Termination Benefits
Schedule 3.24(k)	—	Excess Parachute Payments
Schedule 3.24(l)	—	Benefit Plan Gross Ups
Schedule 3.25(a)	—	Loan Portfolio
Schedule 3.25(g)	—	Real Estate Owned
Schedule 3.27	—	Related Party Transactions
Schedule 3.29	—	Brokers
Schedule 4.3(i)	—	C&N Subsidiaries
Schedule 4.3(ii)	—	C&N Bank Subsidiaries
Schedule 4.4(a)	—	Capitalization
Schedule 4.4(c)	—	C&N Plans
Schedule 4.9	—	Absence of Undisclosed Liabilities
Schedule 4.11	—	Dividends, Distributions and Stock Purchases
Schedule 4.12	—	Taxes
Schedule 4.13	—	Litigation and Governmental Directives
Schedule 4.15	—	No Brokers
Schedule 4.16	—	Risk Management Instruments
Schedule 4.17(b)	—	Personal Information and Data Security
Schedule 5.1	—	Conduct of Business
Schedule 5.1(k)	—	Material Contracts
Schedule 5.1(p)	—	Employee Compensation
Schedule 5.1(v)	—	Capital Expenditures
Schedule 5.11(a)	—	Transaction Expenses of Susquehanna

A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (the “Agreement”), entered into as of 23 April 2025, by and between Citizens & Northern Corporation, a Pennsylvania corporation having its administrative headquarters at 90-92 Main Street, Wellsboro, Pennsylvania (“C&N”), and Susquehanna Community Financial, Inc., a Pennsylvania corporation having its administrative headquarters at 940 High Street, West Milton, Pennsylvania (“Susquehanna”).
BACKGROUND:
C&N is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and is the parent holding company of Citizens & Northern Bank, a Pennsylvania-chartered bank (“C&N Bank”).
Susquehanna is a financial holding company registered under the BHC Act and is the parent holding company of Susquehanna Community Bank, a Pennsylvania-chartered bank (“Susquehanna Bank”).
The Boards of Directors of C&N and Susquehanna have determined that it is in the best interests of C&N and Susquehanna, respectively, for Susquehanna to merge with and into C&N with C&N surviving (the “Merger”), and for Susquehanna Bank to merge with and into C&N Bank, with C&N Bank surviving (the “Bank Merger”). In connection with the Bank Merger, C&N Bank and Susquehanna Bank will enter into a Bank Merger Agreement, the form of which is attached hereto as Exhibit A (the “Bank Merger Agreement”).
In connection with the Merger, all of the outstanding shares of the common stock of Susquehanna, $1.00 par value per share (the “Susquehanna Common Stock”), will be converted into shares of the common stock of C&N, par value $1.00 per share (the “C&N Common Stock”), on the terms described in this Agreement.
In connection with the execution of this Agreement, Susquehanna has obtained voting agreements in the form of Exhibit B, attached hereto, from the directors and officers listed on Exhibit B, pursuant to which each such person has agreed to vote all shares of Susquehanna Common Stock beneficially owned by him or her in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto and to refrain from soliciting interest in an alternative transaction (collectively, the “Voting Agreements”).
WITNESSETH:
NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE 1A. DEFINITIONS
Appendix I sets forth definitions of capitalized terms used in this Agreement which are not otherwise defined within the text of this Agreement.
ARTICLE I. THE MERGER
1.1   Merger; Bank Merger.
(a)   Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with the Applicable Corporate Law: (i) Susquehanna shall merge with and into C&N pursuant to the provisions of the Applicable Corporate Law, whereupon the separate existence of Susquehanna shall cease, and C&N shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”), and (ii) all of the outstanding shares of Susquehanna Common Stock (except as set forth in Section 2.1(a)(iv)) will be converted into the Merger Consideration in accordance with the provisions of ARTICLE II.
(b)   As more fully set forth in the Bank Merger Agreement to be entered into by C&N Bank and Susquehanna Bank, C&N and Susquehanna shall use their best efforts to cause Susquehanna Bank to merge with and into C&N Bank. C&N Bank shall be the Surviving Bank (as such term is defined in the

Bank Merger Agreement) in the Bank Merger and, following the Bank Merger, the separate corporate existence of Susquehanna Bank shall terminate. Each of C&N and Susquehanna shall approve the Bank Merger Agreement and the Bank Merger as the sole voting shareholder of C&N Bank and Susquehanna Bank, respectively, and C&N and Susquehanna shall, and shall cause C&N Bank and Susquehanna Bank, respectively, to, execute any certificates or articles of merger and such other agreements, documents and certificates as are necessary to make the Bank Merger effective at the Bank Merger Effective Time. The Bank Merger shall become effective on the same day as the Merger at such time as specified in the Bank Merger Agreement in accordance with applicable law (such date and time hereinafter referred to as the “Bank Merger Effective Time”).
(c)   At and after the Effective Time, the Merger shall have the effects set forth in the Applicable Corporate Law.
1.2   Name.   The name of the Surviving Corporation shall be “Citizens & Northern Corporation”. The address of the principal office of the Surviving Corporation will be the address of C&N at the Effective Time.
1.3   Articles of Incorporation and Bylaws.   The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of C&N as in effect at the Effective Time.
1.4   Directors and Officers.
(a)   The directors and officers of the Surviving Corporation and C&N Bank shall be the directors and officers of C&N and C&N Bank in office at the Effective Time; provided that: (i) Christian C. Trate (the “Susquehanna Nominee”) will be appointed as a director of the Surviving Corporation for a term to expire at the next annual meeting of the shareholders of C&N, and will be nominated for election as a Class III Director at the 2026 annual meeting, subject to C&N’s customary background screening and evaluation procedures for potential directors, including independence, and provided he is acceptable to C&N’s regulators; (ii) the Susquehanna Nominee shall be appointed as a director of C&N Bank, to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law and C&N Bank’s articles of incorporation and bylaws; (iii) David S. Runk shall be appointed Executive Vice President and Strategic Adviser of C&N Bank; and (iv) Jeffrey G. Hollenbach shall be appointed Executive Vice President and Region President of C&N Bank, in each case effective as of the Effective Time and Bank Merger Effective Time, as applicable. Each of such directors and officers shall serve until such time as his or her successor is duly elected and has qualified.
(b)   If the Susquehanna Nominee initially named shall not be eligible to serve in accordance with Section 1.4(a), chooses not to serve or is unable to serve, then Susquehanna and C&N shall mutually agree upon another individual to be the Susquehanna Nominee, and the provisions of Section 1.4(a) shall apply to such successor Susquehanna Nominee in all respects.
ARTICLE II. CONVERSION AND EXCHANGE OF SHARES INTO THE MERGER CONSIDERATION
2.1   Conversion of Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holder of any Susquehanna Share:
(a)   Conversion of Shares.
(i)   Each share of Susquehanna Common Stock issued and outstanding immediately prior to the Effective Time (each a “Susquehanna Share”, and collectively, the “Susquehanna Shares”) other than the Canceled Shares and Dissenting Shares, shall be converted into the right to receive, upon the surrender of the share certificate evidencing such Susquehanna Share (it being understood that any reference herein to a “certificate” of Susquehanna Shares shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Susquehanna Common Stock) the number of shares of C&N Common Stock equal to the Conversion Ratio (the “Merger Consideration”), as specified in this Article;

(ii)   At the Effective Time, the Susquehanna Shares other than the Canceled Shares and Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such Susquehanna Shares shall thereafter represent only the right to receive (i) the Merger Consideration, and (ii) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.1(d), without interest thereon;
(iii)   Each outstanding share of Susquehanna Common Stock, the holder of which has perfected his, her or its right to dissent under the Applicable Corporate Law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by Applicable Corporate Law. Susquehanna shall give C&N prompt notice upon receipt by Susquehanna of any such demands for payment of the fair value of such shares of Susquehanna Common Stock and of withdrawals of such notice and any other related communications (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”), and C&N shall have the right to participate in all discussions, negotiations and proceedings with respect to any such demands. Susquehanna shall not, except with the prior written consent of C&N, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under Applicable Corporate Law. Any payments made in respect of Dissenting Shares shall be made by C&N. If any Dissenting Shareholder withdraws or loses (through failure to perfect or otherwise) his, her, or it’s right to such payment at or before the Effective Time, such holder’s shares of Susquehanna Common Stock shall no longer be “Dissenting Shares”, and shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder withdraws or loses (through failure to perfect or otherwise) his, her or it’s right to such payment after the Effective Time, each share of Susquehanna Common Stock of such holder shall be entitled to receive the Merger Consideration.
(iv)   Susquehanna Shares owned as of the Effective Time by C&N, C&N Bank, Susquehanna or any Susquehanna Subsidiary (in each case except for Susquehanna Shares (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary capacity that are beneficially owned by third parties including all shares and share equivalents of Susquehanna Shares held in connection with Susquehanna’s 401(k) Plan; or (ii) held directly or indirectly in respect of debts previously contracted) (collectively, the “Canceled Shares”) shall be canceled and cease to exist at the Effective Time, and no Merger Consideration shall be delivered in exchange therefor. In the context of the conversion of Susquehanna Shares into the Merger Consideration, references to the Susquehanna Shares shall not include Canceled Shares or Dissenting Shares; and
(v)   Each share of C&N Common Stock that is issued and outstanding immediately before the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one (1) share of C&N Common Stock, and each holder thereof shall retain all rights therein. The holders of the shares of C&N Common Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, continue to hold a majority of the outstanding shares of C&N Common Stock.
(vi)   Notwithstanding the foregoing, if C&N shall, at any time after the date of this Agreement and before the Effective Time, change its issued and outstanding shares into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification, subdivision, combination of shares or other similar transaction, or there shall have been a record date declared for any such matter, then the Conversion Ratio shall be proportionately adjusted (calculated to four (4) decimal places), so that each Susquehanna shareholder shall receive at the Effective Time, in exchange for his or her shares of Susquehanna Common Stock, the number of shares of C&N Common Stock as would then have been owned by such Susquehanna shareholder if the Effective Time had occurred before the record date of such event. For example, if C&N were to declare a five percent (5%)

stock dividend after the date of this Agreement, and if the record date for that stock dividend were to occur before the Effective Time, the Conversion Ratio would be adjusted from 0.8 to 0.84 shares.
(b)   Definitions.   For purposes of this ARTICLE II, the following terms have the following meanings:
“Conversion Ratio” means 0.80, which is the number of shares of C&N Common Stock payable in the Merger per Susquehanna Share.
“C&N Stock Consideration” means the aggregate number of shares of C&N Common Stock into which the Susquehanna Shares are to be converted into C&N Common Stock.
(c)   C&N Stock Consideration.
(i)   Immediately prior to the Effective Time, C&N shall deliver to the Exchange Agent, in trust for the benefit of the holders of Susquehanna Shares, certificates representing an aggregate number of shares of C&N Common Stock into which such Susquehanna Shares are to be converted. Notwithstanding the foregoing, C&N may, at its election, deliver the required shares of C&N Common Stock in book entry form via direct registration in lieu of the delivery of physical certificates of C&N Common Stock.
(ii)   As soon as practicable following the Effective Time, each holder of Susquehanna Shares that are to be converted into C&N Stock Consideration, upon proper surrender to the Exchange Agent of one or more certificates for such Susquehanna Shares for cancellation accompanied by a properly completed Letter of Transmittal, shall be entitled to receive (and the Exchange Agent shall deliver) certificates or electronic book entry to each holder’s account representing the number of shares of C&N Common Stock into which such Susquehanna Shares shall have been converted in the Merger.
(iii)   No dividends or distributions that have been declared, if any, will be paid to any Person entitled to receive certificates for shares of C&N Common Stock until such Person has surrendered their certificates for Susquehanna Shares, at which time all such dividends and distributions shall be paid. In no event shall a Person entitled to receive such dividends be entitled to receive interest on such dividends.
(d)   Merger Consideration Paid to Non-Record Holders. If any Merger Consideration is to be issued in the name of a Person other than the Person in whose name the certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of issuance of such Merger Consideration to a Person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Susquehanna Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
(e)   Letter of Transmittal. C&N will cause the Exchange Agent to mail to each holder of record of Susquehanna Shares as soon as reasonably practical after the Effective Time, but in no event more than five (5) Business Days after the Effective Time: (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder’s certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as shall be agreed upon by Susquehanna and C&N prior to the Effective Time) and (ii) instructions for use in effecting the surrender of certificates in exchange for the Merger Consideration (the “Letter of Transmittal”).
(f)   Missing Certificates.
(i)   If any holder of Susquehanna Shares is unable to deliver the certificates which represent such shares, the Exchange Agent shall deliver to such holder the Merger Consideration to which the holder is entitled in exchange for such shares upon presentation of the following:

A)   evidence to the reasonable satisfaction of C&N that any such certificate has been lost, wrongfully taken or destroyed including, but not limited to, a lost shares affidavit in form and substance reasonably satisfactory to C&N;
B)   such indemnity, bond or other security as may be reasonably requested by C&N in accordance with industry standards, to indemnify and hold harmless C&N and the Exchange Agent; and
C)   evidence satisfactory to C&N that such Person is the owner of the shares theretofore represented by each certificate claimed to be lost, wrongfully taken or destroyed and that the holder is the Person who would be entitled to present such certificate for payment pursuant to this Agreement.
2.2   Undisbursed Merger Consideration.   The Exchange Agent shall return to C&N any remaining C&N Stock Consideration on deposit with the Exchange Agent on the date which is one (1) year after the Effective Date. Any shareholder of Susquehanna who has not surrendered his or her certificate(s) to the Exchange Agent (an “Unexchanged Shareholder”) prior to such time shall be entitled to receive the Merger Consideration, without interest thereon, upon the surrender of such certificate(s) to C&N, subject to applicable escheat or abandoned property laws. No dividends or distributions that have been declared, if any, on C&N Stock Consideration will be paid to Unexchanged Shareholders entitled to receive C&N Stock Consideration until such Persons surrender their certificates (or electronic equivalents) for Susquehanna Common Stock, at which time all such dividends and distributions shall be paid, without interest.
(a)   None of C&N, Susquehanna, the Exchange Agent or any other Person shall be liable to any former holder of Susquehanna Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
(b)   No Unexchanged Shareholder shall be considered a “shareholder of record” of C&N for purposes of voting at any special or annual meeting of C&N’s shareholders. The voting rights of Unexchanged Shareholders entitled to receive C&N Stock Consideration shall commence only upon the surrender of their Susquehanna certificate(s) and the issuance to them of certificates for the C&N Stock Consideration in exchange therefor.
(c)   In the event that any certificates for Susquehanna Shares have not been surrendered for exchange in accordance with this Section on or before the first anniversary of the Effective Time, C&N may at any time thereafter, with or without notice to the holders of record of such certificates, sell for the accounts of any or all of such holders any or all of the shares of C&N Common Stock which such holders are entitled to receive under this Agreement (the “Unclaimed Shares”). Any such sale may be made by public or private sale or sale at any broker’s board or on any securities exchange in such manner and at such times as C&N shall determine. If, in the opinion of counsel for C&N, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws. C&N shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of the sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered certificates for Susquehanna Shares whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for Susquehanna Shares. From and after any such sale, the sole right of the holders of the unsurrendered certificates for Susquehanna Shares whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by C&N for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by C&N. If outstanding certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property laws, escheat laws and any other applicable law, become the property of C&N (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any Person previously entitled to such claims. Notwithstanding the foregoing, none of C&N, Susquehanna, the Exchange Agent or any other Person shall be liable to any former holder of Susquehanna Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

2.3   Reservation and Registration of Shares.   Prior to the Effective Time, C&N shall take appropriate action to reserve a sufficient number of authorized but unissued shares of C&N Common Stock to be issued in accordance with this Agreement as C&N Stock Consideration, and at the Effective Time, C&N will issue shares of C&N Common Stock to the extent set forth in, and in accordance with, this Agreement.
2.4   Expenses.   All costs and expenses associated with the surrender and exchange of Susquehanna Shares for the Merger Consideration shall be borne by C&N.
2.5   Dissenters’ Rights.   To the extent provided by Applicable Corporate Law, the shareholders of Susquehanna shall be entitled to exercise dissenters’ rights.
2.6   Exemption from Liability Under Section 16(b).   Prior to the Effective Time, the Parties shall take all such steps as may be required to cause (i) any dispositions of shares of Susquehanna Common Stock (including derivative securities with respect to such shares) in the Merger by Susquehanna personnel who are subject to the reporting requirements of Section 16(a) of the Exchange Act (“Insiders”), or (ii) acquisitions of C&N Common Stock (including derivative securities with respect to such shares) in the Merger by Susquehanna personnel who will be Insiders of C&N immediately after the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act, in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SUSQUEHANNA
Except as disclosed in the disclosure schedule (with such disclosures referenced as Schedules below) delivered by Susquehanna to C&N concurrently with the execution and delivery of this Agreement (the “Susquehanna Disclosure Schedule”) (it being understood that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Susquehanna Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Susquehanna that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this ARTICLE III shall be deemed to qualify (A) any other section of this ARTICLE III specifically referenced or cross-referenced, and (B) other sections of this ARTICLE III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections), Susquehanna hereby represents and warrants to C&N as follows:
3.1   Organization.
(a)   Susquehanna is a corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Susquehanna is a bank holding company under the BHC Act, has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted, and is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state or local) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Susquehanna.
(b)   Susquehanna Bank is a Pennsylvania-chartered bank that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Susquehanna Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”), and is not a member of the Federal Reserve System. Susquehanna Bank has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted and is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state or local) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Susquehanna or Susquehanna Bank. The deposit accounts of

Susquehanna Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the FDI Act) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened.
(c)   Susquehanna Financial Investment Corporation is duly organized, validly existing and in good standing under the laws of Delaware and was established to hold certain investment securities. Susquehanna Financial Investment Corporation has full power and lawful authority to own and hold its properties, to carry on its business as presently conducted and is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state or local) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Susquehanna, Susquehanna Bank or Susquehanna Financial Investment Corporation.
3.2   Authority.
(a)   Susquehanna has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subsequent hereto, the Bank Merger Agreement, and the performance of the transactions contemplated herein and therein, have been authorized by the respective Boards of Directors of Susquehanna and of Susquehanna Bank, as required by law. The Board of Directors of Susquehanna has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Susquehanna and has directed that this Agreement and the transactions contemplated hereby be submitted to Susquehanna’s shareholders for adoption at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by Susquehanna’s shareholders, Susquehanna and Susquehanna Bank have taken all corporate action necessary to authorize this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein, including the Merger and the Bank Merger. Approval of this Agreement by Susquehanna’s shareholders will require the affirmative vote of the holders of at least sixty-six and two-thirds (66 2∕3) percent of the votes cast by all holders of the Susquehanna Common Stock entitled to vote at a duly called meeting of the shareholders of Susquehanna at which a quorum, as defined in Susquehanna’s Bylaws, is present (the “Requisite Shareholder Vote”). The Requisite Shareholder Vote is the only vote or consent of the holders of any class or series of Susquehanna’s capital stock required under Susquehanna’s Articles of Incorporation or Bylaws, any Takeover Statutes or any Applicable Corporate Law to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby and thereby.
(b)   This Agreement has been duly executed and delivered by Susquehanna and, assuming due authorization, execution and delivery by C&N, constitutes a valid and binding obligation of Susquehanna, enforceable against Susquehanna in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, regulations and rules affecting financial institutions and subject as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity (the “Bankruptcy and Equity Exceptions”). The Bank Merger Agreement when duly executed and delivered by Susquehanna Bank and, assuming due authorization, execution and delivery by C&N Bank, will constitute a valid and binding obligation of Susquehanna Bank, enforceable against Susquehanna Bank in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(c)   Subject to the receipt of the necessary regulatory or Governmental Entity approvals by the Parties hereto with respect to this Agreement and to the Bank Merger Agreement, compliance with the terms of such approvals and the receipt of the requisite approval of Susquehanna’s shareholders, the execution, delivery and performance of this Agreement and the Bank Merger Agreement will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of Susquehanna or Susquehanna Bank, (ii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to Susquehanna or any Susquehanna Subsidiary, or (iii) any

agreement, contract, memorandum of understanding, indenture or other instrument to which Susquehanna or any Susquehanna Subsidiary is a party or by which Susquehanna or any Susquehanna Subsidiary or any of their properties are bound.
3.3   Subsidiaries.   Susquehanna Bank and Susquehanna Financial Investment Corp. are wholly owned Subsidiaries of Susquehanna (collectively, the “Susquehanna Subsidiaries”). Except for the Susquehanna Subsidiaries, Susquehanna has no Subsidiaries.
3.4   Capitalization.
(a)   As of the date of this Agreement, the authorized capital of Susquehanna consists exclusively of 5,000,000 shares of Susquehanna Common Stock. As of the date of this Agreement, 2,841,315 shares of Susquehanna Common Stock are outstanding, and no other capital stock or other voting securities of Susquehanna are issued, reserved for issuance or outstanding. All the issued and outstanding shares of Susquehanna Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Susquehanna may vote are issued or outstanding. Except as set forth in Schedule 3.4(a), as of the date of this Agreement, no trust preferred or subordinated debt securities of Susquehanna are issued or outstanding. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Susquehanna to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.
(b)   Susquehanna has no incentive plans pursuant to which Susquehanna equity interests may be issued.
(c)   Except as set forth in Schedule 3.4(c), Susquehanna owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Susquehanna Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Susquehanna Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Susquehanna Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. The equity ownership interests of the Susquehanna Subsidiaries are sometimes collectively referred to herein as the “Susquehanna Subsidiaries Common Equity”.
(d)   There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Susquehanna or any of the Susquehanna Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Susquehanna Common Stock or other equity interests of Susquehanna.
3.5   Consents and Approvals.   Except for (i) the filing of applications, filings and notices, as applicable, with the Bank Regulators as required by applicable law in connection with the Merger and the Bank Merger and approval of such applications, filings and notices, (ii) the filing of any required applications, filings or notices, as applicable, with the Financial Industry Regulatory Authority (“FINRA”) and the approval of such applications, filings and notices; (iii) the filing with the SEC of a proxy statement and prospectus in definitive form relating to the meeting of Susquehanna’s shareholders to be held in connection with this Agreement, the offering of C&N Common Stock in the Merger and the other transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement/Prospectus”), and of the Registration Statement on Form S-4 in which the Proxy Statement/Prospectus will be included, to be filed with the SEC by C&N in connection with the transactions contemplated by this Agreement (the “Registration Statement”) and declaration of effectiveness of the Registration Statement, (iv) the filing of Articles of Merger with the Filing Office and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of C&N Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any court or administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by Susquehanna of this Agreement or (B) the consummation by Susquehanna of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Susquehanna is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
3.6   Charter, Bylaws and Minute Books.   Copies of the Articles of Incorporation and Bylaws or Articles of Organization and Operating Agreements or other operative charter or entity documents of Susquehanna and each of the Susquehanna Subsidiaries have been previously made available to C&N for inspection and are true, correct and complete. Except as previously disclosed to C&N in writing, the minute books of Susquehanna and the Susquehanna Subsidiaries that have been made available to C&N for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and shareholders or members of Susquehanna and the Susquehanna Subsidiaries at the meetings documented in such minutes.
3.7   Reports.   Susquehanna and each of the Susquehanna Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since the Look Back Date with (i) any state regulatory authority, (ii) the Bank Regulators, and (iii) any SRO ((i) – (iii), each, a “Regulatory Agency” and, collectively the “Regulatory Agencies”), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Susquehanna. As of their respective dates, all such reports, registrations and statements filed with a Regulatory Agency complied as to form, in all material respects, with the published rules and regulations of such Regulatory Agencies. Except for examinations of Susquehanna and the Susquehanna Subsidiaries conducted by a Regulatory Agency in the Ordinary Course of Business, no Regulatory Agency has initiated or has pending any proceeding or, to the Knowledge of Susquehanna, investigation or inquiry into the business or operations of Susquehanna or any of the Susquehanna Subsidiaries since the Look Back Date, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Susquehanna. To the Knowledge of Susquehanna, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Susquehanna or any of the Susquehanna Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Susquehanna.
3.8   Financial Statements.
(a)   The audited financial statements of Susquehanna and the Susquehanna Subsidiaries, including the related notes, where applicable (i) have been prepared from, and are in accordance with, the books and records of Susquehanna and the Susquehanna Subsidiaries, (ii) fairly present in all material respects the consolidated statements of operations, cash flows, changes in stockholders’ equity and consolidated financial condition of Susquehanna and the Susquehanna Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied in all material respects with applicable accounting requirements, as of their respective dates of filing, issuance and use, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Susquehanna and the Susquehanna Subsidiaries have been, since the Look Back Date, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. No auditor of Susquehanna has resigned (or informed Susquehanna that it intends to resign) or been dismissed as independent public accounting firm of Susquehanna as a result of or in connection with any disagreements with Susquehanna on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in the past three completed fiscal years.

(b)   The records, systems, controls, data and information of Susquehanna and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Susquehanna or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Susquehanna. Susquehanna has devised, implemented and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes. Susquehanna has designed, implemented and maintained disclosure controls and procedures sufficient to provide reasonable assurances that material information relating to Susquehanna is made known to the management of Susquehanna by others within Susquehanna, as appropriate. Management of Susquehanna has disclosed, based on its most recent evaluation prior to the date hereof, to Susquehanna’s auditors and the audit committee of Susquehanna’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Susquehanna’s ability to record, process, summarize and report financial data and have identified for Susquehanna’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Susquehanna’s internal controls.
(c)   Since the Look Back Date, (i) neither Susquehanna nor any of the Susquehanna Subsidiaries, nor, to the Knowledge of Susquehanna, any director, officer, auditor, accountant or representative of Susquehanna or any of the Susquehanna Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or, to the Knowledge of Susquehanna, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Susquehanna or any of the Susquehanna Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or written claim that Susquehanna or any of the Susquehanna Subsidiaries has engaged in accounting or auditing practices inconsistent with GAAP, and (ii) no attorney representing Susquehanna or any of the Susquehanna Subsidiaries, whether or not employed by Susquehanna or any of the Susquehanna Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Susquehanna or any Susquehanna Subsidiary or any of their officers, directors or employees to the respective Boards of Directors of Susquehanna or any Susquehanna Subsidiary or any committee thereof or to the Knowledge of Susquehanna, to any director or officer of Susquehanna or any Susquehanna Subsidiary.
3.9   Absence of Undisclosed Liabilities.   Except as disclosed in Schedule 3.9 or as reflected, noted or adequately reserved against in the consolidated statement of financial condition included in Susquehanna’s audited financial statements for the fiscal year ended December 31, 2024 (the “Susquehanna Balance Sheet”), as of the date of the Susquehanna Balance Sheet, neither Susquehanna nor any of Susquehanna Subsidiaries had any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than liabilities that were included in the Susquehanna Balance Sheet under GAAP. Except as disclosed in Schedule 3.9, Susquehanna and the Susquehanna Subsidiaries have not incurred, since the date of the Susquehanna Balance Sheet, any such liability, other than liabilities of the same nature as those set forth in the Susquehanna Balance Sheet, all of which have been incurred in the Ordinary Course of Business and except for liabilities incurred in connection with this Agreement and the transactions contemplated hereby, including the Bank Merger.
3.10   Absence of Changes.   Since the date of the Susquehanna Balance Sheet, Susquehanna and the Susquehanna Subsidiaries have each conducted their businesses in the Ordinary Course of Business. Since the date of Susquehanna Balance Sheet, neither Susquehanna nor the Susquehanna Subsidiaries have undergone any changes in their condition (financial or otherwise), assets, liabilities, business, or results of operations, which, individually or in the aggregate, had a Material Adverse Effect as to Susquehanna on a consolidated basis.
3.11   Dividends, Distributions and Stock Purchases.   Except as set forth in Schedule 3.11, since the date of the Susquehanna Balance Sheet, neither Susquehanna nor any Susquehanna Subsidiary has declared, set aside, made or paid any dividend or other distribution in respect of the Susquehanna Common Stock or the Susquehanna Subsidiaries Common Equity, or purchased, issued or sold any shares of Susquehanna Common Stock or the Susquehanna Subsidiaries Common Equity.
3.12   Taxes.   Each of Susquehanna and the Susquehanna Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of Susquehanna and the Susquehanna Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid or adequate provision has been made for any such Taxes on the Susquehanna Balance Sheet in accordance with GAAP. Each of Susquehanna and the Susquehanna Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. As of the date hereof, neither Susquehanna nor any of the Susquehanna Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth in Schedule 3.12, the federal income Tax Returns of Susquehanna and its Subsidiaries for all years in the six (6) year period ending December 31 of the Prior Year have been audited by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. No deficiency with respect to any material amount of Taxes has been proposed, asserted or assessed against Susquehanna or any of the Susquehanna Subsidiaries. There are no pending or to Susquehanna’s Knowledge, threatened, disputes, claims, audits, examinations or other proceedings regarding any material Taxes of Susquehanna and the Susquehanna Subsidiaries or the assets of Susquehanna and the Susquehanna Subsidiaries. In the last six (6) years, neither Susquehanna nor any of the Susquehanna Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Susquehanna or any of the Susquehanna Subsidiaries was required to file any Tax Return that was not filed. Susquehanna has made available to C&N true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of Susquehanna or any of the Susquehanna Subsidiaries. Neither Susquehanna nor any of the Susquehanna Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Susquehanna and the Susquehanna Subsidiaries). Neither Susquehanna nor any of the Susquehanna Subsidiaries (A) has been within the past six (6) years a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Susquehanna) or (B) has any liability for the Taxes of any Person (other than Susquehanna or any of the Susquehanna Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Susquehanna nor any of the Susquehanna Subsidiaries has been, within the past six (6) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither Susquehanna nor any of the Susquehanna Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). At no time during the past six (6) years has Susquehanna been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither Susquehanna nor any of the Susquehanna Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Effective Date as a result of any (i) change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Effective Date, or (v) prepaid amount received on or prior to the Effective Date, in the case of (i), (iii), (iv) and (v), outside of the Ordinary Course of Business.
3.13   Title to and Condition of Assets.   Except as disclosed in Schedule 3.13, Susquehanna and the Susquehanna Subsidiaries have good and marketable title to all material consolidated real and personal properties and assets reflected in the Susquehanna Balance Sheet or acquired subsequent to the date of the Susquehanna Balance Sheet, (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all Liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover Liens that: (i) are reflected in the

Susquehanna Balance Sheet or in Schedule 3.13; (ii) represent liens for current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Susquehanna Balance Sheet or acquired subsequent to the date of the Susquehanna Balance Sheet: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws. Susquehanna and the Susquehanna Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.
3.14   Contracts.
(a)   Except as set forth in Schedule 3.14(a), as of the date hereof, neither Susquehanna nor any of the Susquehanna Subsidiaries is a party to or bound by any Material Contract, other than any Susquehanna Benefit Plan. Neither Susquehanna nor any of the Susquehanna Subsidiaries knows of, or has received written, or, to Susquehanna’s Knowledge, oral notice of, any violation of a Material Contract by any of the other parties thereto which would reasonably be likely to be, either individually or in the aggregate, material to Susquehanna and the Susquehanna Subsidiaries, taken as a whole.
(b)   In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Susquehanna: (i) each Material Contract is valid and binding on Susquehanna or one of the Susquehanna Subsidiaries, as applicable, and in full force and effect, (ii) Susquehanna and each of the Susquehanna Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Material Contract, (iii) to Susquehanna’s Knowledge, each third-party counterparty to each Material Contract has performed all obligations required to be performed by it to date under such Material Contract and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Susquehanna or any of the Susquehanna Subsidiaries under any such Material Contract.
3.15   Litigation and Governmental Directives.   Except as disclosed in Schedule 3.15, (i) there is no litigation, investigation, inquiry or proceeding pending, or to the Knowledge of Susquehanna or the Susquehanna Subsidiaries, threatened, that involves Susquehanna or the Susquehanna Subsidiaries or any of their properties and that, if determined adversely, would restrict the ability of Susquehanna to perform its obligations under this Agreement or otherwise threaten or impede the timely consummation of the transactions contemplated by this Agreement; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any Governmental Entity against, or with the consent of, Susquehanna or the Susquehanna Subsidiaries that restrict the right of Susquehanna or the Susquehanna Subsidiaries to carry on their businesses as presently conducted; and (iii) neither Susquehanna nor the Susquehanna Subsidiaries have Knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either Susquehanna or the Susquehanna Subsidiaries, would materially restrict the right of, Susquehanna or the Susquehanna Subsidiaries to carry on their businesses as presently conducted. All litigation (except for bankruptcy proceedings in which Susquehanna or the Susquehanna Subsidiaries have filed proofs of claim) in which Susquehanna or the Susquehanna Subsidiaries are involved as a plaintiff or defendant (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $100,000 is identified in Schedule 3.15. Neither Susquehanna nor any of the Susquehanna Subsidiaries is, or has been since the Look Back Date, subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or a recipient of any supervisory letter from, or, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in a Schedule, a “Regulatory Agreement”), nor been advised in writing or, to Susquehanna’s Knowledge, orally, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.
3.16   Risk Management Instruments.   All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Susquehanna, any of the Susquehanna Subsidiaries or for the account of a customer of Susquehanna or one of the Susquehanna Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Susquehanna or one of the Susquehanna Subsidiaries enforceable in accordance with their terms (except as may be limited by the Bankruptcy and Equity Exceptions). Except as set forth in Schedule 3.16, none of such instruments would reasonably be expected to experience adverse changes in value as a result of changes in interest or exchange rate changes that would exceed offsetting values of the underlying instruments. Susquehanna and each of the Susquehanna Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Susquehanna’s Knowledge, there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.
3.17   Environmental Matters.
Except as may be set forth in Schedule 3.17, with respect to Susquehanna and each Susquehanna Subsidiary:
(a)   To the Knowledge of Susquehanna, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it during the period of such ownership or operation by Susquehanna or any Susquehanna Subsidiary, or at any other time (including Participation Facilities, as hereinafter defined) including, without limitation, in a fiduciary or agency capacity, or any property on which it holds a lien, results or resulted in a violation of or gives rise to any potential material liability under, any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Susquehanna or any Susquehanna Subsidiary. No condition has existed or event has occurred with respect to Susquehanna or any of the Susquehanna Subsidiaries or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Susquehanna or any Susquehanna Subsidiary by reason of any Environmental Laws. Neither Susquehanna nor any Susquehanna Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that Susquehanna or any Susquehanna Subsidiary or the operation or condition of any property ever owned, operated (including Participation Facilities), or held as collateral or in a fiduciary capacity by Susquehanna or any Susquehanna Subsidiary, is currently in violation of or otherwise is alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Susquehanna or any Susquehanna Subsidiary;
(b)   There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of Susquehanna, threatened, before any court, governmental agency or other forum against Susquehanna or any Susquehanna Subsidiary (a) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Laws or (b) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by Susquehanna or any Susquehanna Subsidiary;
(c)   There are no underground storage tanks on, in or under any properties owned or operated by Susquehanna or any of the Susquehanna Subsidiaries, and no underground storage tanks have been closed or removed from any properties owned or operated by Susquehanna or any of the Susquehanna Subsidiaries or any Participation Facility except in compliance with Environmental Laws in all material respects; and

(d)   “Participation Facility” shall mean any facility in which Susquehanna or any of the Susquehanna Subsidiaries participates in the management, whether as a fiduciary, lender in control of the facility, owner or operator.
3.18   Personal Information and Data Security.
(a)   Susquehanna and each of the Susquehanna Subsidiaries (i) has collected Personal Information in compliance with all applicable Privacy Laws; (ii) has the requisite consent or other authority under all applicable laws regarding the collection, use, storage, disclosure, or other processing of Personal Information to use, disclose, store, and otherwise process Personal Information, which consent or other authority is sufficient for the business as currently conducted; and (iii) has taken commercially reasonable steps to secure the business data related to Susquehanna’s and the Susquehanna Subsidiaries’ business from unauthorized access or unauthorized use by any Person. No communication from any Governmental Entity with respect to or alleging non-compliance with any law regarding the collection, use, storage, disclosure or other processing of Personal Information has been received by Susquehanna or any of the Susquehanna Subsidiaries. A copy of all internally or externally prepared reports or audits that describe or evaluate the information security procedures of Susquehanna or the Susquehanna Subsidiaries, all material policies related thereto and any failures to comply therewith have been provided to C&N. Except as set forth on Schedule 3.18, to the Knowledge of Susquehanna, there has been no unauthorized access gained by any Person to Personal Information held or collected by Susquehanna or any Susquehanna Subsidiary, their employees, or third party contractors in the course of conducting Susquehanna’s and the Susquehanna Subsidiaries’ business.
(b)   Susquehanna and each of the Susquehanna Subsidiaries maintains a written information privacy and security program that maintains commercially reasonable measures to protect the privacy, confidentiality and security of all Personal Information against any (i) loss or misuse of Personal Information, (ii) unauthorized or unlawful operations performed upon Personal Information, or (iii) other act or omission that compromises the security or confidentiality of Personal Information (clauses (i) through (iii), a “Security Breach”). Except as set forth in Schedule 3.18(b), since the Look Back Date, neither Susquehanna nor any Susquehanna Subsidiary has experienced any Security Breach and there are no data security or other technological vulnerabilities with respect to Susquehanna’s or the Susquehanna Subsidiaries’ information technology systems or networks.
3.19   Intellectual Property.   Except as set forth on Schedule 3.19, Susquehanna and each of the Susquehanna Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. To the Knowledge of Susquehanna, the use of any Intellectual Property by Susquehanna and the Susquehanna Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any Person., and no Person has asserted to Susquehanna or any Susquehanna Subsidiary in writing that Susquehanna or any of the Susquehanna Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. To the Knowledge of Susquehanna, no Person is challenging, infringing on or otherwise violating any right of Susquehanna or any of the Susquehanna Subsidiaries with respect to any Intellectual Property owned by Susquehanna or the Susquehanna Subsidiaries. Neither Susquehanna nor any Susquehanna Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by Susquehanna or any Susquehanna Subsidiary. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any re-examinations, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.
3.20   Compliance with Laws; Governmental Authorizations.
(a)   Susquehanna and each of the Susquehanna Subsidiaries hold, and have at all times since the Look Back Date held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith) and, to the Knowledge of Susquehanna, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Susquehanna and each of the Susquehanna Subsidiaries have complied in all material respects with and, except as set forth on Schedule 3.20, are not in default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to Susquehanna or any of the Susquehanna Subsidiaries, including (to the extent applicable to Susquehanna or the Susquehanna Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act of 1977, the Interagency Policy Statement on Retail Sales of Non-deposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the SOX Act, and all applicable agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. As of the date hereof, Susquehanna Bank has a Community Reinvestment Act rating of “satisfactory” or better.
(b)   Without limitation, neither Susquehanna nor any of the Susquehanna Subsidiaries nor, to the Knowledge of Susquehanna, any director, officer, employee, agent or other person acting on behalf of Susquehanna or any of the Susquehanna Subsidiaries has, directly or indirectly, (i) used any funds of Susquehanna or any of the Susquehanna Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Susquehanna or any of the Susquehanna Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, to the extent applicable to Susquehanna or any Susquehanna Subsidiary, (iv) established or maintained any unlawful fund of monies or other assets of Susquehanna or any of the Susquehanna Subsidiaries, (v) made any fraudulent entry on the books or records of Susquehanna or any of the Susquehanna Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Susquehanna or any of the Susquehanna Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Susquehanna or any of the Susquehanna Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
(c)   Each of the Susquehanna and the Susquehanna Subsidiaries has complied in all material respects with, and is not in default or violation under, 12 U.S.C. § 1851 and the regulations promulgated by the Federal Reserve Board, the OCC or the SEC in connection therewith.
3.21   Insurance.
(a)   All policies of insurance relating to Susquehanna’s and the Susquehanna Subsidiaries’ operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of Susquehanna or the Susquehanna Subsidiaries are listed in Schedule 3.21. All such policies of insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.
(b)   Susquehanna and the Susquehanna Subsidiaries are insured with insurers believed by Susquehanna to be reputable against such risks and in such amounts as the management of Susquehanna reasonably has determined to be prudent, and Susquehanna and the Susquehanna Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof.

(c)   With respect to all material insurance policies of Susquehanna or any of the Susquehanna Subsidiaries:
(i)   each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Susquehanna and the Susquehanna Subsidiaries, Susquehanna or the relevant Susquehanna Subsidiary thereof is the sole beneficiary of such policies;
(ii)   all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion;
(iii)   there is no claim for coverage by Susquehanna or any of the Susquehanna Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy;
(iv)   neither Susquehanna nor any of the Susquehanna Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies; and
(v)   Since the Look Back Date, to the Knowledge of Susquehanna, all claims against Susquehanna or any of the Susquehanna Subsidiaries, and all circumstances that could reasonably be expected to result in a claim against Susquehanna or any of the Susquehanna Subsidiaries, have been timely reported to Susquehanna’s and the Susquehanna Subsidiaries’ insurance carrier, all required filings with Susquehanna’s and the Susquehanna Subsidiaries’ insurance carrier related thereto have been made, and all material written correspondence related to any such claims or potential claims is set forth in Schedule 3.21.
3.22   Financial Institutions Bonds.   Since the Look Back Date, Susquehanna Bank and the Susquehanna Subsidiaries have continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.22 insuring Susquehanna Bank and the Susquehanna Subsidiaries against acts of dishonesty by each of their employees. No claim has been made under any such bond and Susquehanna Bank and the Susquehanna Subsidiaries have no Knowledge of any fact or condition presently existing which could reasonably be expected to form the basis of a claim under any such bond. Susquehanna Bank and the Susquehanna Subsidiaries has received no notice that their present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.
3.23   Labor Relations; Employment Agreements; Employment Matters.
(a)   Neither Susquehanna nor any of the Susquehanna Subsidiaries is a party to or bound by any collective bargaining agreement. Susquehanna and the Susquehanna Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or, to the Knowledge of Susquehanna, threatened, that would have a Material Adverse Effect on Susquehanna. There are no pending or, to Susquehanna’s Knowledge since the Look Back Date, threatened, labor grievances or unfair labor practice claims or charges against Susquehanna or any of the Susquehanna Subsidiaries, or any strikes or other labor disputes against Susquehanna or any of the Susquehanna Subsidiaries. Neither Susquehanna nor any of the Susquehanna Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Susquehanna or any of the Susquehanna Subsidiaries and, there are no pending or, to the Knowledge of Susquehanna, threatened, organizing efforts by any union or other group seeking to represent any employees of Susquehanna or any of the Susquehanna Subsidiaries.
(b)   Except as disclosed in Schedule 3.23(b), as of the Effective Time, (i) neither Susquehanna nor the Susquehanna Subsidiaries will have any liability for employee termination rights or payments arising out of any Employment Obligation, and (ii) neither the execution of this Agreement nor the consummation of the Merger shall, by itself, entitle any employee of Susquehanna or the Susquehanna Subsidiaries to any “change of control” payments or benefits. Except as set forth in Schedule 3.23(b), no payment that is owed or may become due to any director, officer, employee, or agent of Susquehanna or any Susquehanna Subsidiary as a result of the consummation of the Merger will be non-deductible to Susquehanna or any Susquehanna Subsidiary or subject to tax under the Code, §280G or §4999; nor, except as set forth in Schedule 3.23(b), will Susquehanna or any Susquehanna Subsidiary be required to “gross up” or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person as a result of the consummation of the Merger.
(c)
(i)   Each of Susquehanna and the Susquehanna Subsidiaries has, since April 30, 2020, been in compliance, in all material respects, with all applicable laws with respect to employment and employee relations, including those in respect of discrimination, harassment or retaliation in employment, pay equity, terms and conditions of employment, pay rates, termination of employment, wages, hours, overtime pay, vacation, disability, leave, occupational safety and health, COVID-19, employee whistle-blowing, immigration, data protection, employee privacy, employment practices and classification of employees, consultants and independent contractors. Susquehanna and the Susquehanna Subsidiaries have not engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable labor laws or been in breach of any other applicable law. There are no claims, charges, complaints, grievances, disciplinary matters or controversies pending or, to Susquehanna’s Knowledge, threatened, between Susquehanna, any of the Susquehanna Subsidiaries and any of its current or former employees, including any such charges, complaints, grievances, disciplinary matters or controversies that have resulted or could reasonably be expected to result in a legal proceeding. Since April 30, 2020, neither Susquehanna nor any Susquehanna Subsidiary has received notice from any Governmental Entity responsible for the enforcement of labor or employment laws indicating that it has asserted, or intends to assert, claims or to conduct an investigation with respect to any current or former employees, no such investigation is in progress, and, to Susquehanna’s Knowledge, no Governmental Entity intends to or has threatened to conduct such investigation. Since April 30, 2020, neither Susquehanna nor any Susquehanna Subsidiary has received any notice from, or been subject to any proceeding involving, any Governmental Entity involving a claim that individuals who provided services to Susquehanna or a Susquehanna Subsidiary as independent contractors should have been classified as “employees” of Susquehanna or a Susquehanna Subsidiary, or that personnel were incorrectly classified by Susquehanna or a Susquehanna Subsidiary as exempt or non-exempt, as the case may be, under the Fair Labor Standards Act and any other applicable law.
(ii)   Since April 30, 2020, neither Susquehanna nor any Susquehanna Subsidiary has been a party to any settlement agreement with any current or former director, manager, officer, employee, applicant or other individual service provider resolving allegations of sexual harassment or discrimination. Since April 30, 2020, there have not been any allegations of sexual harassment or discrimination by or against any current or former director, manager, officer, employee or other individual service provider of Susquehanna or a Susquehanna Subsidiary, and none are currently pending.
3.24   Employee Benefit Plans.
(a)   All Susquehanna Benefit Plans to which Susquehanna or the Susquehanna Subsidiaries are a party or by which Susquehanna or the Susquehanna Subsidiaries maintain, contribute to, reimburse another entity for, or are bound are identified in Schedule 3.24(a) (“Susquehanna Benefit Plans”). Schedule 3.24(a) identifies the Susquehanna Benefit Plans as to which a third-party professional employer organization is the plan sponsor (the “Susquehanna PEO Plans”).
(b)   Each Susquehanna Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.
(c)   Susquehanna has made available to C&N true and complete copies of each Susquehanna Benefit Plan, and the following related documents, to the extent applicable: (i) all current summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report.

(d)   The IRS has issued a favorable determination letter or opinion with respect to each Susquehanna Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Susquehanna Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the Knowledge of Susquehanna, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Susquehanna Qualified Plan or the related trust.
(e)   With respect to each Susquehanna Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (iii) the present value of accrued benefits under such Susquehanna Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Susquehanna Benefit Plan’s actuary with respect to such Susquehanna Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Susquehanna Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Susquehanna or any of the Susquehanna Subsidiaries, and (vii) the PBGC has not instituted proceedings to terminate any such Susquehanna Benefit Plan.
(f)   None of Susquehanna and the Susquehanna Subsidiaries nor any Susquehanna ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”) except as set forth in Schedule 3.24(f). None of Susquehanna and the Susquehanna Subsidiaries nor any Susquehanna ERISA Affiliate has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.
(g)   Except as set forth in Schedule 3.24(g), no Susquehanna Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.
(h)   All contributions required to be made by Susquehanna or any Susquehanna Subsidiary to any Susquehanna Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable by Susquehanna or any Susquehanna Subsidiary with respect to insurance policies funding any Susquehanna Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Susquehanna.
(i)   There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Susquehanna’s Knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Susquehanna Benefit Plans, any fiduciaries thereof with respect to their duties to the Susquehanna Benefit Plans or the assets of any of the trusts under any of the Susquehanna Benefit Plans that would reasonably be expected to result in any liability of Susquehanna or any of the Susquehanna Subsidiaries in an amount that would be material to Susquehanna and the Susquehanna Subsidiaries, taken as a whole, provided that all of the representations made by Susquehanna in this subsection (i) are made to Susquehanna’s Knowledge to the extent such representations relate to a Susquehanna PEO Plan.
(j)   None of Susquehanna and the Susquehanna Subsidiaries nor any Susquehanna ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the Susquehanna Benefit

Plans or their related trusts, Susquehanna, any of the Susquehanna Subsidiaries or any Susquehanna ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA, provided that all of the representations made by Susquehanna in this subsection (j) are made to Susquehanna’s Knowledge to the extent such representations relate to a Susquehanna PEO Plan.
(k)   Except as set forth in Schedule 3.24(k), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of Susquehanna or any of the Susquehanna Subsidiaries, or result in any limitation on the right of Susquehanna or any of the Susquehanna Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Susquehanna Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, except as set forth in Schedule 3.24(k), no amount paid or payable (whether in cash, in property, or in the form of benefits) by Susquehanna or any of the Susquehanna Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.
(l)   Except as set forth on Schedule 3.24(l), no Susquehanna Benefit Plan provides for the gross up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.
(m)   Each Susquehanna Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) is operated in material compliance with the provisions of Section 409A of the Code and the regulations promulgated thereunder.
3.25   Loan Portfolio.
(a)   As of the date hereof, except as set forth in Schedule 3.25(a), neither Susquehanna nor any of the Susquehanna Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Susquehanna or any Susquehanna Subsidiary is a creditor which as of the end of the last full month prior to the date of this Agreement, had an outstanding balance of $250,000 or more and under the terms of which the obligor was, as of the end of the last full month prior to the date of this Agreement, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or principal shareholder (as such terms are defined in 12 C.F.R. Part 215) of Susquehanna or any of the Susquehanna Subsidiaries. Except as such disclosure may be limited by any applicable law, rule or regulation, Schedule 3.25(a) sets forth a true, correct and complete list of all of the Loans of Susquehanna and the Susquehanna Subsidiaries that, as of the end of the last full month prior to the date of this Agreement had an outstanding balance of $250,000 or more and were classified by Susquehanna as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.
(b)   Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Susquehanna, each outstanding Loan of Susquehanna and the Susquehanna Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Susquehanna and the Susquehanna Subsidiaries as secured Loans, has been secured by valid Liens, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(c)   Each outstanding Loan of Susquehanna and the Susquehanna Subsidiaries (including Loans sold to third parties or held for resale to third parties) solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects, in accordance with the relevant notes or other credit or security documents, the applicable written underwriting standards of Susquehanna and the Susquehanna Subsidiaries (and, in the case of Loans sold to third parties or held for resale to third parties, the applicable underwriting standards, if any, of the applicable third parties) and with all applicable federal, state and local laws, regulations and rules. With respect to Loans sold to investors, Susquehanna and the Susquehanna Subsidiaries have no liability to such third parties for failure to service such Loans in accordance with the required servicing standards of such third parties, and such third parties have no contractual right to require Susquehanna or the Susquehanna Subsidiaries to repurchase such serviced Loans.
(d)   None of the agreements pursuant to which Susquehanna or any of the Susquehanna Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(e)   There are no outstanding Loans made by Susquehanna or any of the Susquehanna Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Susquehanna or the Susquehanna Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(f)   Neither Susquehanna nor any of the Susquehanna Subsidiaries is now, nor since the Look Back Date has been, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
(g)   All real estate owned of Susquehanna as of the date hereof is set forth on Schedule 3.25(g) with an indication, for each such property, whether it is under agreement for sale.
3.26   Investment Portfolio.
(a)   Each of Susquehanna and the Susquehanna Subsidiaries has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements of Susquehanna or (ii) to the extent such securities or commodities are pledged in the Ordinary Course of Business to secure obligations of Susquehanna or the Susquehanna Subsidiaries. Such securities are valued on the books of Susquehanna in accordance with GAAP.
(b)   Susquehanna and the Susquehanna Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Susquehanna believes are prudent and reasonable in the context of their respective businesses, and Susquehanna and the Susquehanna Subsidiaries have, since the Look Back Date, been in compliance with such policies, practices and procedures in all material respects.
3.27   Related Party Transactions.   Except as set forth in Schedule 3.27, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Susquehanna or any of the Susquehanna Subsidiaries, on the one hand, and any current director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Susquehanna or any of the Susquehanna Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Susquehanna Common Stock (or any of such person’s immediate family members or Affiliates) (other than Susquehanna Subsidiaries) on the other hand, of the type that would be required to be reported in any SEC Report to which Susquehanna would be subject (if Susquehanna would be subject thereto) pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (a “Related Party Transaction”).
3.28   Certain Activities.
(a)   Neither Susquehanna, nor any Susquehanna Subsidiary:
(i)   provides investment management, investment advisory or sub-advisory services to any person, including management and advice provided to separate accounts and participation in wrap fee programs, such that it is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended;
(ii)   is a broker-dealer or is a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker such that registration is required under applicable laws or regulations;
(iii)   originates, maintains or administers credit card accounts; or
(iv)   provides, or has provided, merchant credit card processing services to any merchants.
(b)   Susquehanna and each Susquehanna Subsidiary has administered all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable laws and regulations. To Susquehanna’s Knowledge, neither Susquehanna, any Susquehanna Subsidiary, nor any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.
3.29   Brokers.   Except as disclosed in Schedule 3.29, neither Susquehanna nor any of the Susquehanna Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.
3.30   Complete and Accurate Disclosure.   Neither this Agreement (insofar as it relates to Susquehanna, the Susquehanna Subsidiaries, the Susquehanna Common Stock, the Susquehanna Subsidiaries’ Common Equity, and the involvement of Susquehanna and the Susquehanna Subsidiaries in the transactions contemplated hereby) nor any Exhibits or Schedules to this Agreement nor the Financial Statements delivered by Susquehanna to C&N pursuant to Section 3.8 contains, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
3.31   Proxy Statement/Prospectus.   The information provided by Susquehanna relating to Susquehanna and the Susquehanna Subsidiaries for inclusion in the Proxy Statement/Prospectus and Registration Statement, or in any other document filed with any Regulatory Agency or other Governmental Entity in connection herewith, and any amendments or supplements thereto, will: (i) comply in all material respects with applicable provisions of the Securities Act, and the Exchange Act and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus or Registration Statement which has become false or misleading.
3.32   Beneficial Ownership of C&N Common Stock.   Susquehanna and the Susquehanna Subsidiaries do not, and prior to the Effective Time, Susquehanna and the Susquehanna Subsidiaries will not, own beneficially (within the meaning of SEC Rule 13d 3(d)(1)) more than five percent (5%) of the outstanding shares of C&N Common Stock.
3.33   Fairness Opinion.   Susquehanna’s Board of Directors has received a written opinion from Janney Montgomery Scott LLC, dated as of the date hereof (a copy of such written opinion will be provided to C&N concurrently with or prior to the execution of this Agreement), to the effect that the Merger Consideration, at the time of execution of this Agreement, is fair to Susquehanna’s shareholders from a financial point of view and such opinion has not been amended or rescinded.
3.34   State Takeover Laws.   The Board of Directors of Susquehanna approval of this Agreement referenced in Section 3.2 herein and the Requisite Shareholder Vote are the only consents, approvals or votes necessary to render inapplicable Chapter 25 of the PBCL and any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law (any such laws, “Takeover Statutes”).

3.35   Reorganization.   Susquehanna has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF C&N
Except as disclosed in the disclosure schedule (with such disclosures referenced as Schedules below) delivered by C&N to Susquehanna concurrently with the execution and delivery of this Agreement (the “C&N Disclosure Schedule”) (it being understood that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the C&N Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by C&N that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this ARTICLE IV shall be deemed to qualify (A) any other section of this ARTICLE IV specifically referenced or cross-referenced, and (B) other sections of this ARTICLE IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections), C&N hereby represents and warrants to Susquehanna as follows:
4.1   Organization.
(a)   C&N is a corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. C&N is a financial holding company under the BHC Act, and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted, and is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on C&N.
(b)   C&N Bank is a banking institution that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. C&N Bank is an insured bank under the provisions of the FDI Act and is a member of the Federal Reserve System. C&N Bank has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted, and is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing. The deposit accounts of C&N Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the FDI Act) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened.
(c)   Each of the C&N Subsidiaries currently conducting operations, other than C&N Bank, is an entity that is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Each of the C&N Subsidiaries currently conducting operations has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted and is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on C&N.
4.2   Authority.
(a)   C&N has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Bank Merger Agreement, and the performance of the transactions contemplated herein and therein, have been authorized by the respective Boards of Directors of C&N and of C&N Bank, as required by law. The Board of Directors of C&N has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of C&N. C&N and C&N Bank have taken all corporate action necessary to authorize this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein, including the Merger and the Bank Merger.
(b)   This Agreement has been duly executed and delivered by C&N and, assuming due authorization, execution and delivery by Susquehanna, constitutes the valid and binding obligation of C&N, enforceable against C&N in accordance with its terms, subject to applicable Bankruptcy and Equity Exceptions. The Bank Merger Agreement when duly executed and delivered by C&N Bank and, assuming due authorization, execution and delivery by Susquehanna Bank, will constitute the valid and binding obligation of C&N Bank, enforceable against C&N Bank in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(c)   Subject to receipt of the necessary regulatory or Governmental Entity approvals by the Parties hereto with respect to this Agreement and to the Bank Merger Agreement, compliance with the terms of such approvals, the execution, delivery and performance of this Agreement and the Bank Merger Agreement will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of C&N or C&N Bank, (ii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to C&N or any C&N Subsidiary, subject to the receipt of all required governmental approvals, or (iii) any agreement, contract, memorandum of understanding, indenture or other instrument to which C&N or any C&N Subsidiary is a party or by which C&N or any C&N Subsidiary or any of their properties are bound.
4.3   Subsidiaries.   Each of C&N Bank and the entities listed on Schedule 4.3(i) is a wholly owned Subsidiary of C&N, and each of the entities listed on Schedule 4.3(ii) is a wholly owned Subsidiary of C&N Bank (collectively, the “C&N Subsidiaries”). Except for the C&N Subsidiaries, C&N has no Subsidiaries.
4.4   Capitalization.
(a)   The authorized capital of C&N consists exclusively of 30,000,000 shares of C&N Common Stock and 30,000 shares of C&N Preferred Stock. As of the date of this Agreement, no shares of capital stock or other voting securities of C&N are issued, reserved for issuance or outstanding, other than: 15,482,046 shares of C&N Common Stock and no shares of C&N Preferred Stock. All the issued and outstanding shares of C&N Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of C&N may vote are issued or outstanding. Except as set forth in Schedule 4.4(a), as of the date of this Agreement, no trust preferred or subordinated debt securities of C&N are issued or outstanding. Other than restricted stock awards issued pursuant to a C&N Stock Plan, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating C&N to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.
(b)   C&N owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the C&N Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to C&N Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No C&N Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
(c)   There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which C&N or any of the C&N Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the C&N Common Stock or other equity interests of C&N. Schedule 4.4(c) sets forth a true, correct and complete list of all C&N Plans pursuant to which C&N equity interests may be issued (each an “C&N Stock Plan”) and the aggregate numbers of stock options and restricted shares that may be and have been issued under such C&N Stock Plans as of the date hereof. Other than the stock options and restricted shares set forth on Schedule 4.4(c), no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of C&N or any of its Subsidiaries) are outstanding.
(d)   The equity ownership interests of the C&N Subsidiaries are sometimes collectively referred to herein as the “C&N Subsidiaries Common Equity”.
4.5   Consents and Approvals.   Except for (i) the filing of applications, filings and notices, as applicable, with the Bank Regulators as required by applicable law in connection with the Merger and the Bank Merger and approval of such applications, filings and notices, (ii) the filing of any required applications, filings or notices, as applicable, with FINRA and the approval of such applications, filings and notices, (iii) the filing with the SEC of the Proxy Statement/Prospectus and of the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of Articles of Merger with the Filing Office, and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of C&N Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by C&N of this Agreement or (B) the consummation by C&N of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, C&N is not aware of any reason why the necessary regulatory approvals and consents will not be received to permit consummation of the Merger and Bank Merger on a timely basis.
4.6   Charter, Bylaws and Minute Books.   Copies of the Articles of Incorporation and Bylaws or Articles of Organization and Operating Agreements or other operative charter or entity documents of C&N and each of the C&N Subsidiaries have been previously made available to Susquehanna for inspection and are true, correct and complete. Except as previously disclosed to Susquehanna in writing, the minute books of C&N and the C&N Subsidiaries that have been made available to Susquehanna for inspection are true, correct, and complete in all material respects and accurately record the actions taken by the Board of Directors and shareholders or members of C&N and the C&N Subsidiaries at the meetings documented in such minutes.
4.7   Reports.
(a)   C&N and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since the Look Back Date with (i) any Regulatory Agency, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Agency. As of their respective dates, all such reports, registrations and statements filed with a Regulatory Agency complied as to form, in all material respects, with the published rules and regulations of such Regulatory Agencies. Except for examinations of C&N and its Subsidiaries conducted by a Regulatory Agency in the Ordinary Course of Business or as disclosed in the C&N SEC Reports, no Regulatory Agency has initiated or has pending any proceeding or, to the Knowledge of C&N, investigation into the business or operations of C&N or any of its Subsidiaries since the Look Back Date. To the Knowledge of C&N, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of C&N or any of its Subsidiaries.
(b)   An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by C&N or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since the Look Back Date (the “C&N SEC Reports”) is publicly available. No such C&N SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all

C&N SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of C&N has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the SOX Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the C&N SEC Reports.
4.8   Financial Statements.
(a)   The financial statements of C&N and its Subsidiaries included (or incorporated by reference) in the C&N SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of C&N and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of C&N and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of C&N and its Subsidiaries have been, since the Look Back Date, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Crowe LLP has served as the independent registered public accounting firm to C&N for the fiscal year ended December 31, 2024, and Baker Tilly served as such for more than five fiscal years before that. Crowe LLP has not resigned (or informed C&N that it intends to resign) or been dismissed as independent public accountants of C&N as a result of or in connection with any disagreements with C&N on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   The records, systems, controls, data and information of C&N and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of C&N or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N. C&N (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to C&N, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of C&N by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the SOX Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to C&N’s independent registered public accounting firm and the audit committee of C&N’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect C&N’s ability to record, process, summarize and report financial information, and (y) to the Knowledge of C&N, any fraud, whether or not material, that involves management or other employees who have a significant role in C&N’s internal controls over financial reporting. These disclosures were made in writing by management to C&N’s auditors and audit committee and a copy has been previously made available to C&N. To the Knowledge of C&N, there is no reason to believe that C&N’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the SOX Act, without qualification, when next due.
(c)   Since the Look Back Date, (i) neither C&N nor any of its Subsidiaries, nor, to the Knowledge of C&N, any director, officer, auditor, accountant or representative of C&N or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or, to the Knowledge of C&N, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of C&N or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that C&N or any of its Subsidiaries has engaged in accounting or auditing practices inconsistent with GAAP, and (ii) no attorney representing C&N or any of its Subsidiaries, whether or not employed by C&N or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by C&N or any of its officers, directors or employees to the Board of Directors of C&N or any committee thereof or to the Knowledge of C&N, to any director or officer of C&N.
4.9   Absence of Undisclosed Liabilities.   Except as disclosed in Schedule 4.9, or as reflected, noted or adequately reserved against in the balance sheet included in C&N’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “C&N Balance Sheet”), as of the date of the C&N Balance Sheet, neither C&N nor any of its Subsidiaries had any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than liabilities which were included in the C&N Balance Sheet, or disclosed in the notes thereto. Except as disclosed in Schedule 4.9, C&N and the C&N Subsidiaries have not incurred, since the date of the C&N Balance Sheet, any such liability, other than liabilities of the same nature as those set forth in the C&N Balance Sheet, all of which have been incurred in the Ordinary Course of Business.
4.10   Absence of Changes.   Since the date of the C&N Balance Sheet, C&N and the C&N Subsidiaries have each conducted their businesses in the Ordinary Course of Business. Neither C&N nor the C&N Subsidiaries have undergone any changes in their condition (financial or otherwise), assets, liabilities, business or results of operations, which, individually or in the aggregate, had a Material Adverse Effect as to C&N and the C&N Subsidiaries on a consolidated basis.
4.11   Dividends, Distributions and Stock Purchases.   Except as set forth in Schedule 4.11, since the date of the C&N Balance Sheet, C&N has not declared, set aside, made or paid any dividend or other distribution in respect of the C&N Common Stock, or purchased, issued or sold any shares of C&N Common Stock or the C&N Subsidiaries Common Equity, other than as described in the C&N SEC Reports.
4.12   Taxes.   Each of C&N and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of C&N and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of C&N and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither C&N nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth on Schedule 4.12, the federal income Tax Returns of C&N and its Subsidiaries for all years in the five (5) year period ending December 31 of the Prior Year have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against C&N or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of C&N and its Subsidiaries or the assets of C&N and its Subsidiaries. In the last six (6) years, neither C&N nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that C&N or any of its Subsidiaries was required to file any Tax Return that was not filed. C&N has made available to Susquehanna true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of C&N or any of its Subsidiaries. Neither C&N nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among C&N and its Subsidiaries). Neither C&N nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was C&N) or (B) has any liability for the Taxes of any person (other than C&N or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither C&N nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a

“distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither C&N nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). At no time during the past five (5) years has C&N been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither C&N nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Effective Date as a result of any (i) change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Effective Date, or (v) prepaid amount received on or prior to the Effective Date, in the case of (i), (iii), (iv) and (v), outside of the Ordinary Course of Business.
4.13   Litigation and Governmental Directives.   Except as disclosed in Schedule 4.13, (i) there is no litigation, investigation or proceeding pending, or to the Knowledge of C&N or the C&N Subsidiaries, threatened, that involves C&N or the C&N Subsidiaries or any of their properties and that, if determined adversely, would have a Material Adverse Effect on C&N or on the ability of C&N to perform its obligations under this Agreement or otherwise threaten or materially impede the timely consummation of the transactions contemplated by this Agreement; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any Governmental Entity against, or with the consent of, C&N or the C&N Subsidiaries that would have a Material Adverse Effect on, or that materially restricts the right of, C&N or the C&N Subsidiaries to carry on their businesses as presently conducted; and (iii) neither C&N nor the C&N Subsidiaries have Knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either C&N or the C&N Subsidiaries, would have a Material Adverse Effect on, or would materially restrict the right of, C&N or the C&N Subsidiaries to carry on their businesses as presently conducted. Neither C&N nor any of its Subsidiaries is, or has been since the Look Back Date, subject to any Regulatory Agreement, nor been advised in writing or, to C&N’s Knowledge, orally by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.
4.14   Compliance with Laws; Governmental Authorizations.   C&N and each of its Subsidiaries hold, and have at all times since the Look Back Date held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), and, to the Knowledge of C&N, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. C&N and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to C&N or any of its Subsidiaries, including (to the extent applicable to C&N or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act of 1977, the Interagency Policy Statement on Retail Sales of Non-deposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the SOX Act, and all applicable agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. C&N Bank has a Community Reinvestment Act rating of “satisfactory” or better.
4.15   No Brokers.   Except as disclosed in Schedule 4.15, neither C&N nor any of the C&N Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

4.16   Risk Management Instruments.   All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of C&N, any of the C&N Subsidiaries or for the account of a customer of C&N or one of the C&N Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of C&N or one of the C&N Subsidiaries enforceable in accordance with their terms (except as may be limited by the Bankruptcy and Equity Exceptions). Except as set forth in Schedule 4.16, none of such instruments would reasonably be expected to experience adverse changes in value as a result of changes in interest or exchange rate changes that would exceed offsetting values of the underlying instruments. C&N and each of the C&N Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to C&N’s Knowledge, there are no breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.
4.17   Personal Information and Data Security.
(a)   C&N and each of the C&N Subsidiaries (i) has collected Personal Information in compliance with all applicable Privacy Laws; (ii) has the requisite consent or other authority under all applicable laws regarding the collection, use, storage, disclosure, or other processing of Personal Information to use, disclose, store, and otherwise process Personal Information, which consent or other authority is sufficient for the business as currently conducted; and (iii) has taken commercially reasonable steps to secure the business data related to C&N’s and the C&N Subsidiaries’ business from unauthorized access or unauthorized use by any Person. No communication from any Governmental Entity with respect to or alleging non-compliance with any law regarding the collection, use, storage, disclosure or other processing of Personal Information has been received by C&N or any of the C&N Subsidiaries. A copy of all internally or externally prepared reports or audits that describe or evaluate the information security procedures of C&N or the C&N Subsidiaries, all material policies related thereto and any failures to comply therewith have been provided to Susquehanna. To the Knowledge of C&N, there has been no unauthorized access gained by any Person to Personal Information held or collected by C&N or any C&N Subsidiary, their employees, or third party contractors in the course of conducting C&N’s and the C&N Subsidiaries’ business.
(b)   C&N and each of the C&N Subsidiaries maintains a written information privacy and security program that maintains commercially reasonable measures to protect the privacy, confidentiality and security of all Personal Information against any Security Breach. Except as set forth in Schedule 4.17(b), since the Look Back Date, neither C&N nor any C&N Subsidiary has experienced any Security Breach and there are no data security or other technological vulnerabilities with respect to C&N’s or the C&N Subsidiaries’ information technology systems or networks.t
4.18   Fiduciary Activities.   C&N and each C&N Subsidiary has administered all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable laws and regulations. To C&N’s Knowledge, neither C&N, any C&N Subsidiary, nor any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.
4.19   Registration Obligations.   Except for the shares of C&N Common Stock to be issued under ARTICLE II of this Agreement, neither C&N nor any C&N Subsidiary is under any obligation, contingent or otherwise, that will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.
4.20   Complete and Accurate Disclosure.   Neither this Agreement (insofar as it relates to C&N, the C&N Subsidiaries, the C&N Common Stock, the C&N Subsidiaries’ Common Equity, and the involvement of C&N and the C&N Subsidiaries in the transactions contemplated hereby) nor any Exhibits or Schedules to this Agreement nor the Financial Statements delivered by C&N to Susquehanna pursuant to Section 4.7 contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.21   Proxy Statement/Prospectus.   The information relating to C&N and the C&N Subsidiaries to be contained in the Proxy Statement/Prospectus and Registration Statement or incorporated therein by reference, or in any other document filed with any Regulatory Agency or other Governmental Entity in connection herewith, and any amendments or supplements thereto, will: (i) comply in all material respects with applicable provisions of the Securities Act, and the Exchange Act and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus or Registration Statement which has become false or misleading.
4.22   Reorganization.   C&N has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE V. PRE-CLOSING COVENANTS OF SUSQUEHANNA
From the date of this Agreement until the Effective Time, Susquehanna covenants and agrees to comply, and shall cause the Susquehanna Subsidiaries to comply, with the following covenants:
5.1   Conduct of Business.   Except as otherwise expressly permitted in writing or required by the terms of this Agreement or consented to by C&N in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or as set forth in Schedule 5.1, Susquehanna and the Susquehanna Subsidiaries shall:
(a)   use commercially reasonable efforts to carry on their respective businesses only in the Ordinary Course of Business;
(b)   use commercially reasonable efforts to preserve their present business organizations, to retain the services of substantially all of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with Susquehanna or any of the Susquehanna Subsidiaries;
(c)   take no action that would reasonably be expected to adversely affect or delay the ability of C&N or Susquehanna to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis;
(d)   maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by casualty;
(e)   use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Susquehanna or any of the Susquehanna Subsidiaries, including but not limited to, timely submitting for coverage all new claims and circumstances that could reasonably be expected to result in a material claim against Susquehanna or any of the Susquehanna Subsidiaries, and which are coverable under any of Susquehanna’s or any of the Susquehanna Subsidiaries’ policies of insurance, to such insurance carriers and not settle any dispute, claim or litigation involving an amount in excess of $75,000;
(f)   keep in full force and effect all insurance policies now carried by Susquehanna or any of the Susquehanna Subsidiaries;
(g)   perform in all material respects each of their obligations under all Material Contracts to which Susquehanna or any of the Susquehanna Subsidiaries is a party or by which any of them may be bound or which relate to or affect their properties, assets and business;
(h)   maintain their books of account and other records in the Ordinary Course of Business;

(i)   comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to Susquehanna or any of the Susquehanna Subsidiaries and to the conduct of their businesses;
(j)   not amend Susquehanna’s nor any of the Susquehanna Subsidiaries’ Articles of Incorporation or Bylaws, except in accordance with the terms hereof or to the extent necessary to consummate the transactions contemplated by this Agreement and/or the Bank Merger;
(k)   except as set forth in Schedule 5.1(k), not enter into, commit to, renew, assume, terminate or allow to renew automatically or amend, in any material respect, any Material Contract or obligation for any material liability;
(l)   not make any acquisition or disposition of any properties or assets (except for acquisitions or dispositions of properties or assets in accordance with any Material Contract disclosed in Schedule 3.14(a) or which do not exceed, in any individual case, $125,000), or subject any of their properties or assets to any material Lien, except for loans permitted under subparagraph (bb) below and investment activity engaged in the Ordinary Course of Business;
(m)   except as required by applicable law or a Bank Regulator, not knowingly take or permit to be taken any action which would cause a failure of a condition precedent to Closing included in ARTICLE VIII hereof to be satisfied or constitute or cause a material breach of any representation, warranty or covenant set forth in this Agreement as of or subsequent to the date of this Agreement or as of the Effective Date;
(n)   except as permitted by Section 5.9, not declare, set aside or pay any dividend or make any other distribution in respect of Susquehanna Common Stock;
(o)   not authorize, purchase, redeem, issue or sell (or grant options or rights to purchase or sell) any shares of Susquehanna Common Stock or any other equity or debt securities of Susquehanna;
(p)   except as set forth in Schedule 5.1(p), not (i) increase the rate of compensation of, pay a bonus or severance compensation to, or establish or amend any Susquehanna Benefit Plan, except as required by law, (ii) enter into or amend any Employment Obligation, severance or “change in control” agreement or arrangement with any officer, director, employee or consultant of Susquehanna or any of the Susquehanna Subsidiaries, or (iii) hire any new employees on any basis other than “at will”, and except as necessary to fill existing vacancies; provided that Susquehanna and the Susquehanna Subsidiaries may grant reasonable salary increases to their officers, directors and employees in the Ordinary Course of Business, not to exceed $200,000 in the aggregate, and to the extent consistent with past practice, in magnitude and otherwise;
(q)   not terminate any employee of Susquehanna or any of its Subsidiaries, other than for cause,;
(r)   not enter into any Related Party Transaction except loans in the Ordinary Course of Business and subject to compliance with all applicable provisions of Regulation O of the Federal Reserve Board;
(s)   in determining the additions to loan loss reserves and the loan write-offs, write-downs and other adjustments and reserves, write-offs, write-downs and other adjustments with respect to other real estate owned that reasonably should be made by Susquehanna Bank and classifying, valuing and retaining its investment portfolio, during the Current Year and thereafter, Susquehanna and the Susquehanna Subsidiaries shall act in accordance with GAAP in the Ordinary Course of Business and shall advise C&N of any material changes thereto;
(t)   file with appropriate federal, state, local and other governmental agencies all Tax Returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all Taxes, interest, penalties, assessments or deficiencies shown to be due on Tax Returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely;
(u)   not make any capital expenditures in excess of $125,000, other than as set forth in Schedule 5.1(u) or as necessary to maintain existing assets in good repair;

(v)   not make application for the opening or closing of any, or open or close any, branches or automated banking locations;
(w)   not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business;
(x)   not to make or change any income Tax election except as may be required to conform to changes in laws or regulations governing Taxes, file any amended Tax Return, enter into any closing agreement, settle or compromise any material liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;
(y)   knowingly take any action that could reasonably be expected to prevent or impede the Merger or Bank Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;
(z)   other than in the Ordinary Course of Business, not incur, modify, extend or renegotiate any indebtedness for borrowed money (other than indebtedness of Susquehanna or any of its wholly-owned Subsidiaries to Susquehanna or any of its other Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;
(aa)   not enter into any new line of business or, other than in the Ordinary Course of Business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity;
(bb)   not engage or participate in any lending activities, including modifications to any loans existing on the date hereof, or purchase any loan or loan participation, in each case other than in the Ordinary Course of Business; provided, however, Susquehanna Bank shall consult with C&N’s chief credit officer or his or her designee with respect to the origination, purchase or extension of all loans with a principal amount in excess of $1,000,000 or any loan participations in excess of $1,000,000;
(cc)   with respect to maturing time deposits in the amount of $250,000 or more with maturities of 60 months or longer, not renew such time deposits for terms exceeding 36 months; or
(dd)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.1.
5.2   Commercially Reasonable Efforts.   Susquehanna and the Susquehanna Subsidiaries shall cooperate with C&N and the C&N Subsidiaries and shall use their respective commercially reasonable efforts to do or cause to be done all things necessary or appropriate on their part in order to effectuate the transactions contemplated by this Agreement, fulfill the conditions precedent set forth in ARTICLE VIII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger. In particular, without limiting the generality of the foregoing sentence, Susquehanna and the Susquehanna Subsidiaries shall: (i) cooperate with C&N in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement and the Proxy Statement/Prospectus; and (ii) hold a meeting of its shareholders for the purpose of obtaining approval of the Merger and this Agreement with the Proxy Statement/Prospectus containing the recommendation by the Susquehanna Board of Directors to its shareholders that they vote in favor thereof (the “Susquehanna Recommendation”). Susquehanna shall not take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, or in a violation of any provision of this Agreement.
5.3   Transition.   Commencing on and following the date hereof, and in all cases subject to applicable law, upon the reasonable request of C&N, Susquehanna shall, and shall cause the Susquehanna Subsidiaries to, cooperate with C&N and its Subsidiaries to facilitate the integration of the Parties and their respective businesses effective as of the Closing Date or such later date as may be determined by C&N. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, and consistent with the performance of their day-to-day operations and the continuous operation of Susquehanna and the Susquehanna Subsidiaries in the Ordinary Course of Business, and subject to any requirements under applicable law, Susquehanna shall use commercially reasonable efforts to (i) cause the employees and officers of Susquehanna and the Susquehanna Subsidiaries to work cooperatively, in good faith, with C&N to plan for the conversion of the data processing and related electronic informational systems of Susquehanna and each of the Susquehanna Subsidiaries to those used by C&N as soon as practicable following the Effective Date, (ii) cooperate with C&N in making Susquehanna’s and the Susquehanna Subsidiaries’ employees reasonably available for training by C&N at Susquehanna’s and the Susquehanna Subsidiaries’ facilities a reasonable period of time prior to the Effective Time, to the extent that such training is deemed reasonably necessary by C&N to ensure that Susquehanna’s and the Susquehanna Subsidiaries’ facilities will be properly operated in accordance with C&N’s policies after the Merger, (iii) permit representatives of C&N Bank to be onsite at Susquehanna Bank during normal business hours and (iv) allow its employees to provide assistance with the preparation and filing of all documentation that is necessary or desirable to obtain all permits, consents, approvals and authorizations of third parties and Governmental Entities to close and/or consolidate any C&N Bank or Susquehanna Bank branches or facilities. Notwithstanding anything to the contrary herein, neither Susquehanna nor Susquehanna Bank shall be required to (i) terminate any third-party service provider arrangements prior to the Closing or (ii) take any action that may unreasonably and materially interfere with the business of Susquehanna or Susquehanna Bank or impede or delay the consummation of the Closing; and provided further, that in the event that Susquehanna or Susquehanna Bank takes, at the request of C&N, any action relative to third parties to facilitate the data processing conversion that results in the imposition of any fees or charges, C&N shall indemnify Susquehanna for any such fees and charges, and the costs of reversing the conversion process in the event of a termination of this Agreement by Susquehanna under Section 12.1(b).
5.4   Access to Properties and Records.   Susquehanna and the Susquehanna Subsidiaries shall give to C&N and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Susquehanna determines based on the advice of legal counsel should be treated as confidential), contracts, documents and records of Susquehanna and the Susquehanna Subsidiaries as C&N may reasonably request; provided, however, that neither Susquehanna nor Susquehanna Bank shall be required to take any action that would provide access to or to disclose information where such access or disclosure would not be protected by the Nondisclosure and Confidentiality Agreement or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or that is otherwise prohibited by law or contractual agreement. C&N shall use commercially reasonable efforts to minimize any interference with Susquehanna’s regular business operations during any such access to the property, books and records of Susquehanna or any Susquehanna Subsidiary.
5.5   Subsequent Financial Statements.   Between the date of this Agreement and the Effective Time, Susquehanna and the Susquehanna Subsidiaries shall promptly prepare and deliver to C&N as soon as practicable, all Additional Financial Statements of Susquehanna. Susquehanna shall be deemed to make the representations and warranties set forth in Sections 3.8, 3.9 and 3.10 to C&N with respect to the Additional Financial Statements of Susquehanna upon delivery thereof.
5.6   Update Schedules.   Susquehanna will supplement or amend the Susquehanna Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Susquehanna Disclosure Schedule or which is necessary to correct any information in such Susquehanna Disclosure Schedule. No such notification shall, however, be deemed an acceptance by C&N thereof.
5.7   Notice.   Susquehanna and the Susquehanna Subsidiaries shall promptly notify C&N in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to C&N in order to ensure the accuracy, in all material respects, of the representations and warranties set forth in this Agreement or which otherwise would have a Material Adverse Effect on Susquehanna or materially restrict in any manner the right or ability of Susquehanna to carry on its business as presently conducted.
5.8   Acquisition Proposals.
(a)   Except as set forth in Section 5.8(b), Susquehanna shall not, and shall cause each Susquehanna Subsidiary and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates and other agents (collectively, the “Susquehanna Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, relates or could reasonably be expected to lead to an Acquisition Proposal; (ii) respond to any inquiry relating to an Acquisition Proposal or an Acquisition Transaction (defined below); (iii) recommend or endorse an Acquisition Transaction; (iv) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than C&N) any information or data with respect to Susquehanna or any Susquehanna Subsidiary or otherwise relating to an Acquisition Proposal; (v) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Susquehanna is a party; or (vi) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by Susquehanna or any Susquehanna Representative, whether or not such Susquehanna Representative is so authorized and whether or not such Susquehanna Representative is purporting to act on behalf of Susquehanna or otherwise, shall be deemed to be a breach of this Agreement by Susquehanna. Susquehanna and each Susquehanna Subsidiary shall, and shall cause each of the Susquehanna Representatives to, immediately cease and cause to be terminated all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.
For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from C&N), whether or not in writing, contemplating, relating to, constituting or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Susquehanna or any Susquehanna Subsidiary; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Susquehanna or any Susquehanna Subsidiary representing, in the aggregate, twenty-five percent (25%) or more of the assets of Susquehanna and each Susquehanna Subsidiary on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Susquehanna or any Susquehanna Subsidiary; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Susquehanna or any Susquehanna Subsidiary; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
(b)   Notwithstanding Section 5.8(a), Susquehanna may respond to or engage in discussions or negotiations with, or provide confidential information or data to, any Person making an unsolicited bona fide Acquisition Proposal that did not result from a breach of this Section 5.8, if, but only if: (A) the Susquehanna Shareholders’ Meeting shall not have occurred; (B) Susquehanna shall have complied, in all material respects, with the provisions of this Section 5.8; (C) Susquehanna’s Board of Directors shall have reasonably determined, in good faith, based on the advice of its outside legal counsel, that failure to take such action would be reasonably likely to cause the directors to breach their fiduciary duties to Susquehanna’s shareholders under applicable law (a “Breach of Fiduciary Duties Determination”); (D) Susquehanna’s Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal;

(E) Susquehanna has provided C&N with notice of such determination within one (1) Business Day thereafter; and (F) prior to furnishing or affording access to any confidential information or data with respect to Susquehanna or any Susquehanna Subsidiary or otherwise relating to an Acquisition Proposal, Susquehanna receives from such Person a confidentiality agreement with terms no less favorable to Susquehanna than those contained in the Nondisclosure and Confidentiality Agreement. Susquehanna shall promptly provide to C&N any non-public information regarding Susquehanna or Susquehanna Subsidiary provided to any other Person as a result of such Acquisition Proposal that was not previously provided to C&N, such additional information to be provided no later than the date of provision of such information to such other party.
For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into a Susquehanna Acquisition Transaction on terms that the Susquehanna Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor, (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Susquehanna Common Stock or all, or substantially all, of the assets of Susquehanna and any Susquehanna Subsidiary on a consolidated basis and (ii) would result in a transaction that (A) provides for the payment, in the aggregate, of consideration to the holders of the shares of Susquehanna Shares that is more favorable from a financial point of view than the Merger Consideration, (B) is, in light of the other terms of such proposal, including the nature of the consideration being offered, any required regulatory approvals, any required financing and any risks associated with the timing of the proposed transaction, more favorable to Susquehanna’s shareholders than the Merger and the transactions contemplated by this Agreement; and (C) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.
(c)   Susquehanna shall promptly (and in any event within forty-eight (48) hours) notify C&N in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Susquehanna or any Susquehanna Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer and information request, as well as the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials, including e-mails or other electronic communications). Susquehanna agrees that it shall keep C&N informed, on a current basis, of any modification to the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
(d)   Except as set forth in Section 5.8(e), neither the Susquehanna Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to C&N, the Susquehanna Recommendation, or make any statement, filing or release, in connection with the Susquehanna Shareholders’ Meeting or otherwise, inconsistent with the Susquehanna Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Susquehanna Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Susquehanna or any Susquehanna Subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.8(b)) or (B) requiring Susquehanna to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.
(e)   Notwithstanding Section 5.8(d), prior to the date of the Susquehanna Shareholders’ Meeting, the Susquehanna Board of Directors may approve or recommend to the shareholders of Susquehanna a Superior Proposal or withdraw, qualify or modify the Susquehanna Recommendation in connection therewith (a “Subsequent Determination”) after the fifth (5th) Business Day following C&N’s receipt of a notice (the “Notice of Superior Proposal”) from Susquehanna advising C&N that the Susquehanna Board of Directors has decided that a bona fide unsolicited written Acquisition

Proposal that it received (that did not result from a breach of this Section 5.8) constitutes a Superior Proposal (it being understood that Susquehanna shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party that Susquehanna proposes to accept and the subsequent notice period shall be two (2) Business Days); provided that a Notice of Superior Proposal may be given if, but only if, (i) the Susquehanna Board of Directors has made a Breach of Fiduciary Duties Determination with respect to the taking of such actions, and (ii) at the end of such five (5) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by C&N since its receipt of such Notice of Superior Proposal (provided, however, that C&N shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), Susquehanna’s Board of Directors has again (A) made a Breach of Fiduciary Duties Determination with respect to the taking of such actions and (B) determined that such Susquehanna Acquisition Proposal constitutes a Superior Proposal. Upon satisfaction of the foregoing conditions, Susquehanna shall provide written notice (the “Final Notice of Superior Proposal”) to C&N of its determination to accept the Superior Proposal no later than one (1) Business Day following expiration of such five (5) Business Day period.
(f)   Nothing contained in this Section 5.8 or elsewhere in this Agreement shall prohibit Susquehanna from (i) taking and disclosing to its shareholders a position contemplated by 14e-2(a) promulgated under the Exchange Act or complying with Susquehanna’s obligations under Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if, in each case, in the good faith judgment of the Board of Directors, with the advice of outside counsel, making such disclosure to Susquehanna’s shareholders is required under applicable law.
5.9   Dividends.   Between the date of this Agreement and the Effective Date, Susquehanna shall not declare or pay cash dividends on the Susquehanna Common Stock other than a quarterly cash dividend not to exceed $0.24 per share. After the date of this Agreement, each of C&N and Susquehanna shall coordinate with the other the payment of dividends with respect to the C&N Common Stock and Susquehanna Common Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Susquehanna Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Susquehanna Common Stock or any share of C&N Common Stock that any such holder receives in exchange for such shares of Susquehanna Common Stock in the Merger.
5.10   Internal Controls.   Between the date of this Agreement and the Effective Date, Susquehanna shall permit C&N senior officers to meet with the Chief Financial Officer of Susquehanna and other officers responsible for the preparation of Susquehanna’s financial statements, the internal controls of Susquehanna and the disclosure controls and procedures of Susquehanna to discuss such matters as C&N may deem reasonably necessary or appropriate for C&N to satisfy its obligations under Sections 302, 404 and 906 of the SOX Act and any rules and regulations relating thereto. C&N shall have continuing access through the Effective Time to both the Susquehanna books and records (subject to the provisions of Section 5.4) and internal audit team for the purpose of ongoing assessment of internal controls and shall cause its outside auditors to provide any documentation regarding Susquehanna’s internal control to C&N and cause its auditors to be available for discussions with C&N’s representatives regarding Susquehanna’s systems of internal controls. Notwithstanding the foregoing, Susquehanna shall not be required to provide access to or to disclose information where such access or disclosure would waive any attorney-client privilege.
5.11   Transaction Expenses of Susquehanna.
(a)   Susquehanna shall cause its and the Susquehanna Subsidiaries’ professionals to render monthly invoices within 30 days after the end of each month in order to allow Susquehanna to advise C&N monthly of all out-of-pocket expenses which Susquehanna and the Susquehanna Subsidiaries have incurred in connection with the transactions contemplated hereby. Except as set forth in Schedule 5.11(a), Susquehanna shall not and shall cause each of the Susquehanna Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.
(b)   Susquehanna, in reasonable consultation with C&N and at C&N’s expense, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus. Susquehanna shall establish a “stay bonus pool” in the amount of $400,000 to be used by Susquehanna to provide cash incentives to employees of Susquehanna to remain employed by Susquehanna. The Parties shall mutually agree on the employees to whom a stay-bonus will be offered, as well as the amount and terms of payment of such stay-bonuses.
5.12   Termination of Susquehanna Bank 401(k) Plan.   Susquehanna shall cause Susquehanna Bank to take all necessary action to terminate the Susquehanna Bank 401(k) Plan effective no later than the day immediately prior to the Effective Time (the “401(k) Termination Date”). The accounts of all employees of Susquehanna and its Subsidiaries who are participants in the Susquehanna Bank 401(k) Plan, or any related beneficiaries shall become fully vested as of the 401(k) Termination Date. As soon as practicable after the 401(k) Termination Date, the account balances in the Susquehanna Bank 401(k) Plan may be distributed as a participant or beneficiary may direct, consistent with applicable laws and regulations. Any continuing employee of Susquehanna and its Subsidiaries who elects to participate in C&N Bank’s 401(k) Plan and who remains employed by C&N Bank at the time his or her account balance in the Susquehanna Bank 401(k) Plan is distributed may elect to have such account balance (and, if permitted by C&N Bank’s 401(k) Plan, any related 401(k) loan outstanding under the Susquehanna Bank 401(k) Plan) rolled over into C&N Bank’s 401(k) Plan.
ARTICLE VI. PRE-CLOSING COVENANTS OF C&N
From the date of this Agreement until the Effective Time, or until such later date as may be expressly stipulated in any Section of this ARTICLE VI, C&N covenants and agrees to comply, and shall cause the C&N Subsidiaries to comply, with the following covenants:
6.1   Commercially Reasonable Efforts.   C&N and C&N Subsidiaries shall cooperate with Susquehanna and the Susquehanna Subsidiaries and shall use their respective commercially reasonable efforts to do or cause to be done all things necessary or appropriate on its part in order to effectuate the transactions contemplated by this Agreement, fulfill the conditions precedent set forth in ARTICLE VIII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger. For purposes of this Section 6.1, each Party agrees to promptly furnish and review the information and documentation referred to below. In particular, without limiting the generality of the foregoing sentence, C&N agrees to do the following:
(a)   Applications for Regulatory Approval.   As promptly as reasonably practicable, C&N shall prepare and file, with the cooperation and assistance of (and after review by) Susquehanna and its counsel and accountants, all required applications, notices, waiver requests and all other necessary documentation required to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, Regulatory Agencies and Governmental Entities necessary to consummate the transactions contemplated by this Agreement. Susquehanna and C&N will furnish each other and each other’s counsel with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Susquehanna or C&N to any Regulatory Agency or Governmental Entity in connection with the Merger, and the other transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such Party and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any Regulatory Agency or Governmental Entity. Each Party shall give the other Party and its counsel reasonable opportunity to review and comment on each filing prior to its being filed with a Regulatory Agency or Governmental Entity and shall give the other Party and its counsel reasonable opportunity to review and comment on all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Regulatory Agency or Governmental Entity.
(b)   Registration Statement; Proxy Statement/Prospectus.
(i)   As promptly as reasonably practicable, C&N shall draft and prepare, and Susquehanna shall cooperate in the preparation of a Registration Statement on Form S-4 to be filed by C&N with the SEC with respect to the issuance of C&N Common Stock in the Merger. The Registration

Statement shall contain proxy materials relating to the matters to be submitted to Susquehanna’s shareholders at the Susquehanna Shareholders’ Meeting. Such proxy materials shall also constitute the prospectus relating to the shares of C&N Common Stock to be issued in the Merger. Susquehanna shall provide C&N with any information concerning itself that C&N may reasonably request in connection with the drafting and preparation of the Proxy Statement/Prospectus, and C&N shall notify Susquehanna promptly of the receipt of any comments of the SEC with respect to the Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Susquehanna promptly copies of all correspondence between C&N or any of their representatives and the SEC. C&N shall give Susquehanna and its counsel reasonable opportunity to review and comment on the Proxy Statement/Prospectus prior to its being filed with the SEC and shall give Susquehanna and its counsel the reasonable opportunity to review and comment on all amendments and supplements to the Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of C&N and Susquehanna agrees to use commercially reasonable efforts, after consultation with the other Party hereto, to respond promptly to all such comments of and requests by the SEC. C&N shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of C&N and Susquehanna will use their commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Susquehanna shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. C&N will advise Susquehanna, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of C&N Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to C&N or Susquehanna, or any of their respective Affiliates, officers or directors, should be discovered by C&N or Susquehanna which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by C&N with the SEC and disseminated by the Parties to Susquehanna’s shareholders as, and to the extent required, under the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder.
(ii)   C&N shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of C&N or Susquehanna shall furnish all information concerning it and the holders of Susquehanna Common Stock as may be reasonably requested in connection with any such action.
(iii)   Prior to the Effective Time, C&N shall take all such action as shall be necessary to permit the additional shares of C&N Common Stock to be issued by C&N in exchange for the shares of Susquehanna Common Stock to be traded on the primary exchange on which C&N Common Stock is listed.
(c)   State Securities Laws.   C&N, with the cooperation and assistance of Susquehanna and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable Blue Sky laws of any state having jurisdiction over the transactions contemplated by this Agreement.
(d)   Tax Treatment.   C&N shall take no action which would have the effect of causing the Merger not to qualify as a tax-free reorganization under Section 368 of the Code.
(e)   Stock Listing.   C&N, with the cooperation and assistance of Susquehanna and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of C&N Common Stock to be issued in the Merger on the Market.

(f)   Representations and Closing Conditions.   C&N shall not take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, or in a violation of any provision of this Agreement.
(g)   Organizational Documents.   C&N shall not amend its articles of incorporation or bylaws or similar governing documents of C&N or C&N Bank in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of Susquehanna Common Stock or that would materially impede C&N’s ability to consummate the transactions contemplated by this Agreement.
(h)   Fundamental Transactions.   Prior to the receipt of (i) all necessary permits, consents, waivers, approvals and authorizations of the Regulatory Agencies necessary to consummate the transactions contemplated by this Agreement and (ii) the approval of the transactions contemplated by this Agreement by the shareholders of Susquehanna at the Susquehanna Shareholders’ Meeting, publicly announce or discuss with any Bank Regulator any transaction involving the acquisition of all or any substantial portion of the equity interests, business or assets of any other Person, other than (x) acquisitions of the equity interests or assets of a nonbank entity or (y) acquisitions in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between C&N, or any C&N Subsidiary and any other Person.
6.2   Access to Properties and Records.   C&N and the C&N Subsidiaries shall give to Susquehanna and to its authorized employees and representatives (including, without limitation, Susquehanna’s counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter C&N determines based on the advice of legal counsel should be treated as confidential), contracts, documents and records of C&N and the C&N Subsidiaries as Susquehanna may reasonably request; provided, however, that neither C&N nor any of the C&N Subsidiaries shall be required to take any action that would provide access to or to disclose information where such access or disclosure would not be protected by the Nondisclosure and Confidentiality Agreement or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or that is otherwise prohibited by law or contractual agreement. Susquehanna shall use commercially reasonable efforts to minimize any interference with C&N’s regular business operations during any such access to the property, books and records of C&N or any C&N Subsidiary.
6.3   Update Schedules.   C&N will supplement or amend the C&N Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such C&N Disclosure Schedule or which is necessary to correct any information in such C&N Disclosure Schedule. No such modifications shall, however, be deemed an acceptance by Susquehanna thereof.
6.4   Notice.   C&N shall promptly notify Susquehanna in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Susquehanna in order to ensure the accuracy in all material respects of the representations and warranties set forth in this Agreement or which otherwise would have a Material Adverse Effect on C&N or restrict in any material manner the right or ability of C&N to carry on its business as presently conducted.
6.5   Advisory Board.   All members of the board of directors of Susquehanna in office as of the Effective Time, other than the Susquehanna Nominee, will be offered the opportunity to serve on a regional advisory board established by C&N Bank, subject to such compensation, authorities and policies established by C&N Bank from time to time.
ARTICLE VII. PRE-CLOSING JOINT COVENANTS
7.1   Shareholder Litigation.
(a)   Each of the Parties hereto shall give the other Party prompt notice in writing of any shareholder litigation against such Party or its directors or officers relating to the transactions contemplated by this Agreement. Each of the Parties hereto shall give the other a reasonable opportunity to review and comment on all filings or responses to be made by such Party in connection with any such litigation and will in good faith take such comments into account.
(b)   Susquehanna shall (i) promptly notify C&N of any shareholder litigation brought, or threatened, against Susquehanna and/or members of the Board of Directors of Susquehanna, (ii) keep C&N reasonably informed with respect to the litigation’s status, and (iii) give C&N the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation. Susquehanna shall consult with C&N regarding the selection of counsel to represent Susquehanna in any such shareholder litigation. Susquehanna shall not agree to settle any such litigation without C&N’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that C&N shall not be obligated to consent to any settlement which does not include a full release of C&N and its Affiliates or which imposes an injunction or other equitable relief after the Effective Time upon C&N or any of its Affiliates.
7.2   Change of Method.   C&N may at any time prior to the Effective Date, change the method or structure of effecting the combination of Susquehanna and C&N (including the provisions of ARTICLE I), and, if and to the extent requested by C&N, Susquehanna shall agree to enter into such amendments to this Agreement as C&N may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (a) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (b) adversely affect the Tax treatment of the Merger with respect to Susquehanna’s shareholders, or (c) reasonably be expected to materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both Parties in accordance with this Agreement.
7.3   Takeover Restrictions.   None of C&N, Susquehanna or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each Party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
7.4   Coordination.   Each Party to this Agreement shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger or Bank Merger, the proper officers and directors of each Party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by C&N. On or prior to the Closing Date, Susquehanna and Susquehanna Bank shall pay or accrue in accordance with GAAP all costs incurred by them in connection with the transactions contemplated hereby including, but not limited to, (i) fees and expenses of attorneys, financial advisors, accountants, consultants, and other professional advisors and (ii) any termination fees paid, incurred or to be paid as a result of termination of any contract in connection with the Closing. Notwithstanding any other provision contained in this Agreement, neither C&N nor C&N Bank shall under any circumstance be permitted to exercise control of Susquehanna or any of the Susquehanna Subsidiaries prior to the Effective Time.
ARTICLE VIII. CONDITIONS PRECEDENT
8.1   Common Conditions.   The obligations of the Parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 12.4 herein:

(a)   Shareholder Approval:   This Agreement shall have been duly authorized, approved and adopted by the shareholders of Susquehanna in accordance with Applicable Corporate Law and the Articles of Incorporation and By-Laws of Susquehanna.
(b)   Regulatory Approvals:   The requisite authorization, consent, waiver or approval of each Bank Regulator shall have been obtained and remain in full force and effect and all applicable waiting and notice periods shall have expired, and provided that such approval contains no terms or conditions which would (i) require or could reasonably be expected to require (A) any divestiture by C&N of a portion of the business or any Subsidiary of C&N or (B) any divestiture by Susquehanna or the Susquehanna Subsidiaries of a portion of their businesses, in either case, which C&N in its good faith judgment believes will have a materially adverse impact on the business of C&N and the C&N Subsidiaries or Susquehanna and the Susquehanna Subsidiaries, as the case may be, or (ii) impose any condition (excluding standard conditions that are normally imposed by regulatory authorities in bank merger transactions) upon C&N or Susquehanna Bank, or their other Subsidiaries, which in C&N’s good faith judgment (x) would be materially burdensome to C&N and the C&N Subsidiaries, (y) would materially increase the costs incurred or that will be incurred by C&N as a result of consummating the Merger or (z) would prevent C&N from obtaining any material benefit contemplated by it to be attained as a result of the Merger.
(c)   Registration Statement:   The Registration Statement, including any amendments thereto, shall have been declared effective by the SEC and no stop order or other proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement.
(d)   No Injunctions or Restraints; Illegality.   No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger (an “Injunction”) shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.
(e)   Stock Listing.   The shares of C&N Common Stock to be issued in the Merger shall have been authorized for listing on the Market.
8.2   Conditions Precedent to Obligations of C&N.   The obligations of C&N to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by C&N in accordance with the provisions of Section 12.4 herein:
(a)   Accuracy of Representations and Warranties:   The representations and warranties of Susquehanna set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that notwithstanding anything herein to the contrary, the representations and warranties set forth in the second sentence in each of Section 3.4(a) and Section 3.10 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.
(b)   Covenants Performed:   Susquehanna shall have performed or complied with, in all material respects, each of the covenants required by this Agreement to be performed or complied with by it.
(c)   No Material Adverse Effect:   From the date hereof through the Closing Date, there shall not have occurred, any change that individually or in the aggregate has had a Material Adverse Effect with respect to Susquehanna or any Susquehanna Subsidiary, on a consolidated basis.
(d)   Federal Tax Opinion.   C&N shall have received the opinion of Barley Snyder LLP, in form and substance reasonably satisfactory to C&N, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of C&N and Susquehanna, reasonably satisfactory in form and substance to such counsel.
(e)   Closing Documents:   On or before the Effective Time, Susquehanna shall have delivered to C&N: (i) a certificate signed by Susquehanna’s President and Chief Executive Officer and by its Senior Vice President and Chief Financial Officer (or other officers reasonably acceptable to C&N) verifying that the conditions in Sections 8.2(a), (b) and (c) have been satisfied; (ii) a certificate (from appropriate officers of Susquehanna or Susquehanna’s transfer agent) as to the issued and outstanding shares of Susquehanna Common Stock, and any outstanding obligations, options or rights of any kind entitling Persons to purchase or sell any shares of Susquehanna Common Stock and any outstanding securities or other instruments of any kind that are convertible into such shares, and (iii) such other certificates and documents as C&N and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the “Susquehanna Closing Documents”).
(f)   Dissenters’ Rights.   Holders of no more than five percent (5%) of the outstanding Susquehanna stock shall have exercised dissenters’ rights.
8.3   Conditions Precedent to the Obligations of Susquehanna.   The obligation of Susquehanna to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Susquehanna in accordance with the provisions of Section 12.4 herein:
(a)   Accuracy of Representations and Warranties:   The representations and warranties of C&N set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that notwithstanding anything herein to the contrary, the representations and warranties set forth in the second sentence in each of Section 4.4(a) and Section 4.9 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.
(b)   Covenants Performed:   C&N shall have performed or complied with, in all material respects, each of the covenants required by this Agreement to be performed or complied with by C&N.
(c)   No Material Adverse Effect:   From the date hereof through the Closing Date, there shall not have occurred, any change that individually or in the aggregate has had a Material Adverse Effect with respect to C&N or C&N Bank.
(d)   Federal Tax Opinion.   Susquehanna shall have received the opinion of Barley Snyder, in form and substance reasonably satisfactory to Susquehanna, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Susquehanna and C&N, reasonably satisfactory in form and substance to such counsel.
(e)   Payment of Merger Consideration.   C&N shall have delivered the Merger Consideration to the Exchange Agent no later than one (1) Business Day prior to the Closing Date and the Exchange Agent shall provide Susquehanna with a certificate evidencing such delivery.
(f)   Closing Documents:   C&N shall have delivered to Susquehanna: (i) a certificate signed by C&N’s Chief Executive Officer and its Executive Vice President and Chief Financial Officer (or other officer reasonably acceptable to Susquehanna) verifying that the conditions in Sections 8.3(a), (b), and (c) have been satisfied; and (ii) such other certificates and documents as Susquehanna and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the “C&N Closing Documents”).
ARTICLE IX. CLOSING AND EFFECTIVE TIME
9.1   Closing.   Provided that all conditions precedent set forth in ARTICLE VIII of this Agreement shall have been satisfied or shall have been waived in writing in accordance with Section 12.4 of this

Agreement (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), the Parties shall hold a closing (the “Closing”) by electronic (PDF) or overnight courier exchange of executed documents or at the Regional Conference Room of C&N at 130 Court Street, Williamsport, Pennsylvania, no later than thirty (30) days after the receipt of all required regulatory and shareholder approvals and after the expiration of all applicable waiting periods on a specific date (the “Closing Date”) to be set by C&N, at which time the Parties shall deliver the Susquehanna Closing Documents, the C&N Closing Documents, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.
9.2   Effective Time.   Immediately following the Closing, C&N and Susquehanna will cause a Statement of Merger (the “Statement of Merger”) to be delivered and properly filed with the Filing Office. The Merger shall become effective at 11:58 p.m. (or such other time as the Parties may agree) on the day on which the Closing occurs and the Statement of Merger is filed with the Filing Office or such later date and time as may be specified in the Statement of Merger (the “Effective Time”). The “Effective Date” when used herein means the day on which the Effective Time occurs.
ARTICLE X. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
10.1   No Survival.   The representations and warranties of Susquehanna and of C&N set forth in this Agreement shall expire and be terminated as of the Effective Time by consummation of the Merger, and no such representation or warranty shall thereafter survive. Except with respect to the agreements of the Parties which by their terms are intended to be performed either in whole or in part after the Effective Time, the agreements of the Parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the Parties shall have any liability to the other on account of any breach of such agreements.
ARTICLE XI. POST-CLOSING COVENANTS
11.1   Employment Arrangements.
(a)   During the period commencing at the Effective Time and ending on the first anniversary of the Closing Date (the “Transitional Period”), C&N or its Affiliates shall provide each continuing employee of Susquehanna and its Subsidiaries with compensation and employee benefits that are substantially comparable in the aggregate to those provided to similarly situated employees of C&N and its Subsidiaries; provided that C&N or its Affiliates may satisfy such obligation for the Transitional Period by providing compensation and employee benefits that are substantially comparable in the aggregate to those provided by Susquehanna or its Subsidiaries immediately prior to the Effective Time. C&N shall, or shall cause its Subsidiaries to, during the Transitional Period, (A) provide severance payments and benefits (which may include continuation of health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA)) to each continuing employee of Susquehanna and its Subsidiaries that are no less favorable than the severance payments and benefits as set forth in Section 11.1(d); and (B) provide the other benefits as set forth in Section 11.1(b). If an employee entitled to receive severance payments or benefits under Section 11.1(d) would also be entitled to receive severance payments or benefits under Section 11.1(c), such employee shall solely be entitled to receive severance payments and benefits under Section 11.1(c) and shall not be entitled to receive any severance payments or benefits under Section 11.1(d).
(b)   With respect to any Benefit Plans of C&N or its Subsidiaries in which any employees of Susquehanna or its Subsidiaries become eligible to participate on or after the Effective Time (the “C&N Plans”), C&N or its Affiliates, as applicable, shall use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any C&N Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Susquehanna Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments or co-insurance and deductibles paid during the same plan year under a Susquehanna Benefit Plan (to the same extent that such credit was given under the analogous Susquehanna Benefit Plan during the applicable plan year) in satisfying any applicable deductible, co-payment, co-insurance or maximum out-of-pocket requirements under any C&N Plans, and

(iii) recognize all service of such employees with Susquehanna and its Subsidiaries for all purposes in any C&N Plan to the same extent that such service was taken into account under the analogous Susquehanna Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit Pension Plan or Benefit Plan that provides retiree welfare benefits, or (C) to any Benefit Plan that is a frozen plan or provides grandfathered benefits.
(c)   C&N agrees to honor, or cause C&N Bank to honor, each of the employment and severance agreements identified in Schedule 3.23(b), provided that if any of the individuals who are a party to any of such agreements will not be retained as an employee of C&N or C&N Bank following the Effective Time, then Susquehanna or Susquehanna Bank may provide to such individual(s) as of the Effective Time the lump sum cash payments required by such agreements upon a termination of employment in connection with or following a change in control, with the continuation of insurance coverages to be provided by C&N or C&N Bank in accordance with the terms of such agreements. C&N acknowledges and agrees that the Merger will constitute a “change in control” of Susquehanna for all purposes with respect to such agreements. For the avoidance of doubt, the payments provided for by this subsection (c) shall be in lieu of any other severance payments so as to avoid any duplication of benefits.
(d)   C&N agrees to provide severance pay, as set forth below, to any current employee of Susquehanna or any Susquehanna Subsidiary (excluding any employee of Susquehanna or a Susquehanna Subsidiary who is a party to an employment agreement, change-in-control agreement or any other agreement that provides for severance payments) that is in good standing with Susquehanna at the Effective Time and whose employment is terminated by C&N within one year after the Effective Time or the employee is not offered or retained in comparable employment, excluding any employee who has accepted an offer from C&N of noncomparable employment and also excluding any employee whose employment is terminated for “cause” (as defined below). The severance pay to be provided by C&N under this provision shall equal two weeks of “base pay” (as defined below and based on a 52 week year) for each full year of service (including service with Susquehanna and C&N and any subsidiary of each), with a minimum of four (4) weeks and a maximum of twenty-six (26) weeks of base pay. For purposes of this provision, the term “base pay” means (A) with respect to a salaried employee, the employee’s annual base salary before any pre-tax deductions, and (B) with respect to an hourly employee, the employee’s total scheduled hours (prorated, as appropriate) before any pre-tax deductions for the twelve (12) full calendar months preceding the month in which the Effective Time occurs, including base salary and overtime pay. Also, for purposes of this provision, the term “cause” means termination because of material neglect of or material refusal to perform, other than as a result of sickness, accident or similar cause beyond an employee’s reasonable control, any duty or responsibility as an employee of Susquehanna or C&N; dishonesty with respect to Susquehanna or C&N or the commission of any crime (other than minor traffic violations); or any material misconduct or material neglect of duties by the employee in connection with the business or affairs of Susquehanna or C&N. The foregoing definition of “cause” is in no way intended to limit or qualify the right of Susquehanna or C&N to terminate any person’s employment for any reason. Employees receiving severance payments will be required to execute appropriate release of claims documents.
(e)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Susquehanna or any of its Subsidiaries or Affiliates any right to continue in the employ or service of the Surviving Corporation, Susquehanna, or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Susquehanna, C&N or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Susquehanna or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Susquehanna Benefit Plan, C&N Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of C&N or any of its Subsidiaries or Affiliates to amend, modify or terminate any particular Susquehanna Benefit Plan, C&N Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time.
(f)   Except as provided by Sections 11.2(d) and 13.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including any current or former employee,

officer, director or consultant of Susquehanna or any of Susquehanna Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including under this Section 11.1.
(g)   Contemporaneously with the execution of this Agreement, C&N and C&N Bank and each of David S. Runk and Jeffrey G. Hollenbach, shall enter into an employment agreement, the respective forms of which are attached hereto as Schedule 11.1(g), to be effective as of the Effective Time.
11.2   Insurance; Indemnification.
(a)   For a period of six (6) years after the Effective Date, C&N shall (and Susquehanna Bank shall cooperate in these efforts) obtain and maintain “tail” coverage relating to Susquehanna’s existing directors and officers liability insurance policy in such amount and with terms and conditions no less favorable than the director and officer liability policy of Susquehanna as of the date of this Agreement, except that C&N shall not be required to pay an aggregate premium for such policy in excess of 200% of the current annual premium for Susquehanna’s existing directors and officers liability insurance policy; provided, however, if C&N is unable to obtain and maintain such policy as a result of such limitations, it shall obtain as much comparable insurance as is available at such time for the maximum amount that it is obligated to spend. C&N may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous with respect to claims arising from facts or circumstances which occur prior to the Effective Date (including facts or circumstances relating to this Agreement and the transactions contemplated herein to the extent coverage therefor is available) and covering Persons who are covered by such insurance immediately prior to the Effective Date.
(b)   For a period of six (6) years from and after the Effective Date, C&N shall indemnify, defend and hold harmless each individual who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee, director of Susquehanna or a Susquehanna Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of C&N, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a “Claim”) in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such individual is or was a director, officer or employee of Susquehanna or a Susquehanna Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the “Indemnified Liabilities”) to the full extent permitted under applicable law as of the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of Susquehanna or a Susquehanna Subsidiary as in effect as of the date hereof (and C&N shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law (including the SOX Act) and Susquehanna’s and the relevant Susquehanna Subsidiaries’ Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim, shall notify C&N (but the failure to so notify C&N shall not relieve C&N from any liability which C&N may have under this Section except to the extent C&N is materially prejudiced thereby). In the defense of any Claim covered by this Section, C&N shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this Section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of C&N and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). Nothing contained in this Section 11.2 or any other provision of this Agreement shall limit any right to indemnification which any current or former director, officer or employee of Susquehanna or any Susquehanna Subsidiary may have under applicable law or regulation or Susquehanna’s Articles of

Incorporation, Bylaws or the equivalent documents of any Susquehanna Subsidiary, as applicable, in each case as in effect on the date hereof. C&N agrees to honor such provisions and documents in accordance with their terms.
(c)   If C&N or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or if C&N (or any successors or assigns) shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of C&N shall assume the obligations set forth in this Section 11.2.
(d)   The provisions of this Section 11.2 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.
(e)   Any indemnification payments made pursuant to this Section are subject to and conditioned upon their compliance, to the extent applicable, with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
ARTICLE XII. TERMINATION, AMENDMENT AND WAIVER
12.1   Termination.
This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Merger by the shareholders of Susquehanna:
(a)   At any time by the mutual written agreement of C&N and Susquehanna;
(b)   By either C&N or Susquehanna (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) if there shall have been a material breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Susquehanna, in the case of a termination by C&N, or C&N, in the case of a termination by Susquehanna, which breach or failure to be true, either individually or in the aggregate with all other breaches by such Party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 8.2 in the case of a termination by C&N, or Section 8.3, in the case of termination by Susquehanna, and which is not cured within thirty (30) days following written notice to Susquehanna, in the case of a termination by C&N, or C&N, in the case of a termination by Susquehanna, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date); or
(c)   By either of the Parties hereto if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by C&N and Susquehanna; provided, that no Party may terminate this Agreement pursuant to this Section 12.1(c) if the failure of the Closing to have occurred on or before said date was due to such Party’s breach of any representation, warranty, covenant or other agreement contained in this Agreement;
(d)   By either of the Parties hereto if the shareholders of Susquehanna fail to approve the transactions contemplated by this Agreement at the Susquehanna Shareholders’ Meeting called for that purpose; provided, however, that no termination right shall exist for Susquehanna hereunder if, prior to such shareholder vote, the Board of Directors of Susquehanna shall have withdrawn, modified or changed the Susquehanna Recommendation in a manner adverse to C&N or made any statement, filing or release, in connection with the Susquehanna Shareholders’ Meeting or otherwise, inconsistent with the Susquehanna Recommendation;
(e)   By either of the Parties hereto if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (A) has become non-appealable and (B) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other Governmental

Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;
(f)   By the Board of Directors of C&N (i) if Susquehanna has received a Superior Proposal and (ii) in accordance with Section 5.8 of this Agreement, the Board of Directors of Susquehanna (A) enters into a letter of intent, an acquisition agreement, or agreement in principal with respect to the Superior Proposal, (B) fails to make the Susquehanna Recommendation or modifies or qualifies the Susquehanna Recommendation in a manner adverse to C&N or makes any statement, filing or release, in connection with the Susquehanna Shareholders’ Meeting or otherwise, inconsistent with the Susquehanna Recommendation, or (C) delivers a Final Notice of Superior Proposal;
(g)   By the Board of Directors of Susquehanna if Susquehanna has received a Susquehanna Superior Proposal and, in accordance with Section 5.8, the Board of Directors of Susquehanna has delivered a Final Notice of Superior Proposal; or
(h)   By Susquehanna at any time during the three-day period following the Determination Date (as defined below) (the “Notice Period”), if both of the following conditions (A) and (B) exist:
A)   the number obtained by dividing the Closing Price by the Starting Price (such number being referred to herein as the “C&N Ratio”) shall be less than 0.80; and
B)   (i) the C&N Ratio shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date (as defined below) and subtracting 0.200 from such quotient (such number being referred to herein as the “Index Ratio”).
If Susquehanna elects to exercise its termination right pursuant to this Section 12.1(h), it shall give prompt (but in any case on or before the end of business on the last day in the Notice Period) written notice to C&N; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three-day period. For a period of five (5) Business Days after receipt of such notice, C&N shall have the option of increasing the Conversion Ratio in a manner such, and to the extent required, that the condition set forth in either clause (A) or (B) above shall be deemed not to exist.
If C&N makes this election, within such period, it shall give prompt written notice to Susquehanna of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 12.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to “Conversion Ratio” shall thereafter be deemed to refer to the Conversion Ratio after giving effect to any adjustment made pursuant to this Section 12.1(h).
For purposes of this Section 12.1(h), the following terms shall have the meanings indicated:
“Closing Price” means the average closing price of C&N Common Stock as reported on the NASDAQ Capital Market, calculated to two (2) decimal places, for the ten (10) trading days immediately preceding the date which is five (5) business days before the Effective Time.
“Determination Date” shall mean the fifth (5th) trading day immediately prior to the Effective Time, or if such calendar day is not a trading day on the NASDAQ Capital Market, the trading day immediately preceding such calendar day.
“Index Price” on a given date means the closing price of the KBW NASDAQ Regional Banking Index.
“Starting Date” means the trading day on the NASDAQ Stock Market immediately preceding the day on which the Parties publicly announce the signing of this Agreement.
“Starting Price” means $19.48.
If C&N declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of C&N shall be appropriately adjusted for the purposes of applying this Section 12.1(h).

12.2   Effect of Termination.
(a)   Effect.   In the event of a permitted termination of this Agreement under Section 12.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that this Section 12.2(a) and Sections 12.2(b), 12.2(c), 13.1 and 13.3 shall survive such termination.
(b)   Liability.   If this Agreement is terminated, expenses and damages of the Parties hereto shall be determined as follows:
(i)   Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.
(ii)   In the event of a termination of this Agreement because of fraud or a Willful Breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching Party shall remain liable for any and all actual and direct damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching Party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder. “Willful Breach” means a material breach of, or material failure to perform any of the covenants or other agreements contained in, this Agreement that is a consequence of an act or failure to act by the breaching or non-performing Party with actual knowledge that such Party’s act or failure to act would, or would reasonably be expected to, result in or constitute such breach of or such failure of performance under this Agreement.
(iii)   In the event this Agreement is terminated by C&N pursuant to Section 12.1(d) and: (A) prior to such termination, any Person shall have publicly proposed or announced a Susquehanna Acquisition Transaction; and (B) within twelve (12) months after such termination, Susquehanna enters into an agreement with respect to a Susquehanna Acquisition Transaction or completes a Susquehanna Acquisition Transaction, then Susquehanna shall make a cash payment in the amount of $1,771,162 (the “Termination Fee”) to C&N within ten (10) Business Days after written demand by C&N after closing of a Susquehanna Acquisition Transaction. Such payment shall be made by wire transfer of immediately available funds to an account designated by C&N.
(iv)   In the event that C&N terminates this Agreement in accordance with Section 12.1(f) or Susquehanna terminates this Agreement in accordance with Section 12.1(g), Susquehanna shall pay to C&N the Termination Fee within ten (10) Business Days after notice of such termination is given. Such payments shall be made by wire transfer of immediately available funds to an account designated by C&N.
(v)   Each of C&N and Susquehanna acknowledges that the agreements contained in this Section 12.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other Party would not enter into this Agreement; accordingly, if C&N or Susquehanna, as the case may be, fails promptly to pay the amount due pursuant to this Section 12.2, and, in order to obtain such payment, the other Party commences a suit which results in a judgment against the non-paying Party for the Termination Fee or any portion thereof, such non-paying Party shall pay the costs and expenses of the other Party (including reasonable attorneys’ fees and expenses) in connection with such suit. The right to receive the Termination Fee will constitute the sole and exclusive remedy of C&N against Susquehanna and the Susquehanna Subsidiaries and their respective directors and officers with respect to a termination covered by clause (iii) or (iv), above and shall constitute liquidated damages and not a penalty. In addition, if C&N or Susquehanna, as the case may be, fails to pay the amounts payable pursuant to this Section 12.2, then such Party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.

(c)   Confidentiality.   In the event of a termination of this Agreement, neither C&N nor Susquehanna nor Susquehanna Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other Party or Parties, except as may be necessary in order to establish the liability of the other Party or Parties for Willful Breach as contemplated under Section 12.2(b) herein.
12.3   Amendment.   To the extent permitted by law, this Agreement may be amended at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Susquehanna), but only by a written instrument duly authorized, executed and delivered by C&N and by Susquehanna; provided, however, that any amendment to the Merger Consideration to be received by the shareholders of Susquehanna in exchange for their shares of Susquehanna Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of Susquehanna in accordance with applicable provisions of the Applicable Corporate Law.
12.4   Waiver.   Any term or condition of this Agreement may be waived, to the extent permitted by applicable federal and state law, by the Party or Parties entitled to the benefit thereof at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Susquehanna) by a written instrument duly authorized, executed and delivered by such Party or Parties.
ARTICLE XIII. GENERAL PROVISIONS
13.1   Expenses.   Except as expressly provided in this Agreement to the contrary, each Party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein.
13.2   Confidential Supervisory Information.   Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including “confidential supervisory information” as defined in 12 C.F.R. § 261.2(c), “non-public OCC information” as identified in 12 C.F.R. § 4.32(b) and information subject to 12 C.F.R. Part 309) of a Regulatory Agency or Governmental Entity by any Party to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
13.3   Public Communications.   C&N and Susquehanna agree that all press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require mutual written approval (which approval shall not be unreasonably withheld, conditioned or delayed) by C&N and Susquehanna, unless counsel has advised any such Party that such release or other public communication must immediately be issued, and the issuing Party has not been able, despite its good faith efforts, to obtain such approval.
13.4   Notices.   All notices, claims, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, by e-mail transmission (with confirmation), or mailed by registered or certified mail, return receipt requested, as follows:
(a)   If to C&N, to:
J. Bradley Scovill, president & CEO
Citizens & Northern Corporation
10 Nichols Street
Wellsboro, PA 16901
BradleyS@cnbankpa.com
With a copy (which shall not constitute notice) to:
Kimberley J. Decker, Esq.
Barley Snyder

126 East King Street
Lancaster, PA 17602
kdecker@barley.com
(b)   If to Susquehanna, to:
Mr. David Runk
Susquehanna Community Financial, Inc.
940 High Street
West Milton Pennsylvania
Dsrunk@scb.bank
With a copy (which shall not constitute notice) to:
Kenneth J. Rollins, Esq.
Pillar + Aught
4201 E. Park Circle
Harrisburg, PA 17111
krollins@pillaraught.com
13.5   Counterparts.   This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.
13.6   Governing Law; Jurisdiction; Waiver of Jury Trials.
(a)   This Agreement shall be deemed to have been made in and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania, except to the extent that the Applicable Corporate Law or federal law specifically applies to the Merger and the transactions contemplated thereby.
(b)   Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Common Pleas of Tioga County, Pennsylvania and any state appellate court therefrom within the Commonwealth of Pennsylvania or, if the Court of Common Pleas of Tioga County, Pennsylvania declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the Commonwealth of Pennsylvania (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 13.4.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.6.
13.7   Parties in Interest.   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives; provided, however, that neither Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party (which consent may be withheld in such other Party’s sole and absolute discretion). Other than the right to receive the consideration payable as a result of the Merger pursuant to ARTICLE II hereof, the provisions of Section 11.2 with respect to the directors, officers and employees of Susquehanna and the Susquehanna Subsidiaries and except as otherwise expressly provided herein, this Agreement is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
13.8   Disclosure Schedules.   The inclusion of a given item in a disclosure schedule annexed to this Agreement shall not be deemed a conclusion or admission that such item (or any other item) is material or is a material and adverse change.
13.9   Entire Agreement.   This Agreement (including the Schedules and Exhibits hereto), sets forth the entire understanding and agreement of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof. For the avoidance of doubt, the Parties agree that the Nondisclosure and Confidentiality Agreement remains in full force and effect and is not superseded by this Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.
CITIZENS & NORTHERN CORPORATION
By:
/s/ J. Bradley Scovill

Attest:
/s/ Elizabeth Pivirotto

SUSQUEHANNA COMMUNITY FINANCIAL, INC.
By:
/s/ David S. Runk

Attest:
/s/ Karla S Landin

APPENDIX I
DEFINED TERMS
Definitions of the following capitalized terms used in this Agreement are set forth below or in the indicated sections:
“Acquisition Proposal” has the meaning given to it in Section 5.8(a)
“Acquisition Transaction” has the meaning given to it in Section 5.8(a)
“Additional Financial Statements” means any internal monthly and quarterly financial reports, all quarterly or annual reports to shareholders and all regulatory reports to regulatory authorities normally prepared by the Party in question or by its banking Subsidiary subject to any restrictions on dissemination thereof imposed by applicable Bank Regulators.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
“Agreement” has the meaning given to it in the Introduction.
“Applicable Corporate Law” shall mean the Pennsylvania Business Corporation Law of 1988, as amended.
“Bank Merger” has the meaning given to it in the Background.
“Bank Merger Agreement” has the meaning given to it in the Background.
“Bank Merger Effective Time” has the meaning given to it in Section 1.1(b).
“Bank Regulators” means Federal Reserve Board, the FDIC, the OCC and the Pennsylvania Department.
“Bankruptcy and Equity Exceptions” has the meaning given to it in Section 3.2(b)
“Benefit Plan” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which the referenced Party or any Subsidiary or any trade or business of the referenced Party or any of its Subsidiaries, whether or not incorporated, all of which together with the referenced Party would be deemed a “single employer” within the meaning of Section 4001 of ERISA (an “ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by the referenced Party or any of its Subsidiaries or the referenced Party’s ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of the referenced Party or any of its Subsidiaries or any referenced Party ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).
“BHC Act” has the meaning given to it in the Background.
“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in Pennsylvania are authorized or obligated pursuant to legal requirements or executive order to be closed.
“Canceled Shares” has the meaning given to it in Section 2.1(a)(iv).
“Chosen Courts” has the meaning given to it in Section 13.6(b).
“Claim” has the meaning given to it in Section 11.2(b).
“Closing” has the meaning given to it in Section 9.1

“Closing Price” has the meaning given to it in Section 12.1(h).
“Code” means the Internal Revenue Code of 1986, as amended.
“Conversion Ratio” has the meaning given to it in Section 2.1(b), subject to modification by Section 12.1(h).
“Current Year” means the current fiscal year of a Party.
“C&N” has the meaning given to it in the heading of this Agreement.
“C&N Balance Sheet” has the meaning given to it in Section 4.9.
“C&N Closing Documents” has the meaning given to it in Section 8.3(f).
“C&N Common Stock” has the meaning given to it in the Background.
“C&N Disclosure Schedule” has the meaning given to it in Article IV.
“C&N Incentive Equity” means equity-based awards under a C&N Stock Plan.
“C&N Plans” has the meaning given to it in Section 11.1(b)
“C&N Ratio” has the meaning given to it in Section 12.1(h).
“C&N SEC Reports” has the meaning given to it in Section 4.6
“C&N Stock Consideration” has the meaning given to it in Section 2.1(b).
“C&N Stock Plan” has the meaning given to it in Section 4.4(c)
“C&N Subsidiaries” shall have the meaning given to it in Section 4.3.
“C&N Subsidiaries Common Equity” has the meaning given to it in Section 4.4(d)
“Determination Date” has the meaning given to it in Section 12.1(h)
“Effective Date” has the meaning given to it in Section 9.2 .
“Effective Time” has the meaning given to it in Section 9.2.
“Employment Agreements” has the meaning given to it in Section 3.23.
“Employment Obligation” means any employment contract, change of control agreement or policy, severance agreement or policy, deferred compensation agreement, consulting agreement or similar obligation, in each case including any amendments thereto.
“Environmental Laws” means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to Persons or property from exposure to any hazardous substance.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” shall mean Equiniti Trust Company.
“FDI Act” has the meaning given to it in Section 3.1(b)
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Filing Office” shall mean the Pennsylvania Department of State.
“Final Notice of Superior Proposal” has the meaning given to it in Section 5.8(e)
“FINRA” means the Financial Industry Regulatory Authority.
“C&N Bank” has the meaning given to it in the Background.
“GAAP” means United States Generally Accepted Accounting Principles.
“Governmental Entity” has the meaning given to it in Section 3.5.
“Indemnified Liabilities” has the meaning given to it in Section 11.2(b)
“Indemnified Parties” has the meaning given to it in Section 11.2(b)
“Index Price” has the meaning given to it in Section 12.1(h)
“Index Ratio” has the meaning given to it in Section 12.1(h)
“Injunction” has the meaning given to it in Section 8.1(d)
“Insiders” has the meaning given to it in Section 2.6.
“Intellectual Property” has the meaning given to it in Section 3.19.
“IRS” has the meaning given to it in Section 3.12.
“Knowledge” means, with respect to C&N, the actual knowledge of the individuals set forth on Appendix II. With respect to Susquehanna, “Knowledge” means the actual knowledge of the individuals set forth on Appendix II.
“Letter of Transmittal” has the meaning given to it in Section 2.1(e)
“Liens” has the meaning given to it in Section 3.4(c).
“Loans” has the meaning given to it in Section 3.25(a)
“Look Back Date” means December 31, 2024.
“Market” shall mean the NASDAQ Stock Market.
“Material Adverse Effect” means, with respect to Susquehanna, C&N or the Surviving Corporation, as the case may be, an event or circumstance that (i) has a material adverse impact on the business, properties, assets, liabilities, results of operations, financial condition or prospects of such Party and its Subsidiaries taken as a whole, provided however that “Material Adverse Effect” shall not be deemed to include the impact of the following: (A) changes, after the date hereof, in U.S. GAAP or applicable regulatory accounting requirements; (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such Party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities (including Pandemic Measures); (C) changes, events, or developments, after the date hereof, in global, national or regional political conditions (including the outbreak or escalation of war or hostilities, any occurrence or threat of acts of terrorism or any armed hostilities associated therewith and any national or international calamity, disaster, or emergency or any escalation thereof) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such Party or its Subsidiaries, or other changes, events or developments, after the date hereof, that affect bank or savings associations or their holding companies generally (including any such changes arising out of a Pandemic or any Pandemic Measures), changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any epidemic, pandemic, outbreak of any disease or other public health event (including the Pandemic); (D) the failure, in and of itself, of such Party to meet earnings projections or internal financial forecasts or any decrease in the market price of a Party’s common stock, but not including the underlying causes thereof, (E) disclosure or consummation of the transactions contemplated hereby or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby, (F) any legal action asserted or other actions initiated by any holder of shares of

Susquehanna Common Stock or the holder of shares of C&N Common Stock arising out of or related to this Agreement, (G) actions or omissions taken pursuant to the written consent or request of C&N, in the case of Susquehanna, or Susquehanna, in the case of C&N, or (H) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the assets, business, financial condition or results of operations of the Parties and their respective Subsidiaries, including reasonable expenses incurred by the Parties hereto in consummating the transactions contemplated by this Agreement; except, with respect to subclauses (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations, financial condition or prospects of such Party and its Subsidiaries as compared to other companies in the industry in which such Party and its Subsidiaries operate; or (ii) does or would reasonably be expected to materially impair the ability of either Susquehanna, on the one hand, or C&N on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the timely consummation of the transactions contemplated by this Agreement.
“Material Contract” means any of the following agreements of Susquehanna or any Susquehanna Subsidiary:
(1)   any contract for outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness in excess of $75,000 or by which Susquehanna or any Susquehanna Subsidiary is bound;
(2)   any contract containing covenants that limit in any respect the ability of Susquehanna or any Susquehanna Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, Susquehanna or any Susquehanna Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of Susquehanna or any Susquehanna Subsidiary;
(3)   any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any business or assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing obligations or contains continuing indemnity obligations of Susquehanna or any Susquehanna Subsidiary;
(4)   any real property lease and any other lease with annual rental payments aggregating $75,000 or more;
(5)   other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $200,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;
(6)   any contract or arrangement under which Susquehanna or any Susquehanna Subsidiary is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrink wrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for Susquehanna or any Susquehanna Subsidiary or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by Susquehanna or any Susquehanna Subsidiary);
(7)   any contract that by its terms limits the payment of dividends or other distributions by Susquehanna or any Susquehanna Subsidiary;
(8)   any standstill or similar agreement pursuant to which any Party has agreed not to acquire assets or securities of another Person;
(9)   any contract that would reasonably be expected to prevent, delay, or impede Susquehanna’s or any Susquehanna Subsidiary’s ability to consummate the transactions contemplated by this Agreement;

(10)   any contract providing for indemnification by Susquehanna or any Susquehanna Subsidiary of any person, except for immaterial contracts entered into in the Ordinary Course of Business;
(11)   any contract that contains a put, call, or similar right pursuant to which Susquehanna or any Susquehanna Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $200,000;
(12)   any contract relating to (a) interest rate swaps or other derivative products or (b) wholesale funding, including federal funds, foreign deposits and brokered deposits; and
(13)   any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K; and
(14)   any contract of Susquehanna or a Susquehanna Subsidiary that was, or was required to be, filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K (or would have been required if Susquehanna or a Susquehanna Subsidiary was subject to compliance with the Exchange Act of 1934).
“Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.
“Merger” has the meaning given to it in the Background.
“Merger Consideration” has the meaning given to it in Section 2.1(a)(i).
“Multiple Employer Plan” has the meaning given to it in Section 3.24(f).
“NASDAQ” shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.
“Nondisclosure and Confidentiality Agreement” means that certain Nondisclosure and Confidentiality Agreement between the Parties, dated December 12, 2024.
“Notice of Superior Proposal” has the meaning given to it in Section 5.8(e)
“Notice Period” has the meaning given to it in Section 12.1(h)
“OCC” means the Office of the Comptroller of Currency.
“Ordinary Course of Business” means the ordinary course of operations of a Person, consistent with its customary business practices.
“Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or COVID-19, or any evolutions or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto.
“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or other laws, directives, policies, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic.
“Participation Facility” has the meaning given to it in Section 3.17(d).
“Parties” and “Party” means C&N and/or Susquehanna, as applicable in the context.
“PBGC” has the meaning given to it in Section 3.24(e).
“Pennsylvania Department” means the Pennsylvania Department of Banking and Securities.
“Pension Plan” means each Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA.

“Person” means an individual, partnership, limited partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, labor union, Governmental Entity or other entity.
“Personal Information” means the type of information regulated by Privacy Laws and collected, used, disclosed or retained by a Party in its business including information regarding the customers, suppliers, employees and agents of such business, such as an individual’s name, address, age, gender, identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records.
“Prior Year” means the prior fiscal year of a Party.
“Privacy Laws” means all applicable federal, state, municipal or other legal requirements governing the collection, use, disclosure and retention of Personal Information.
“Susquehanna” has the meaning given to it in the Introduction.
“Susquehanna Balance Sheet” has the meaning given to it in Section 3.9.
“Susquehanna Bank” has the meaning given to it in the Background.
“Susquehanna Benefit Plans” has the meaning given to it in Section 3.24(a).
“Susquehanna Closing Documents” has the meaning given to it in Section 8.2(e).
“Susquehanna Common Stock” has the meaning given to it in the Background.
“Susquehanna Disclosure Schedule” has the meaning given to it in ARTICLE III.
“Susquehanna ERISA Affiliate” means any trade or business, whether or not incorporated, that together with Susquehanna or any Susquehanna Subsidiary would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA.
“Susquehanna PEO Plans” has the meaning given to it in Section 3.24(a).
“Susquehanna Qualified Plans” has the meaning given to it in Section 3.24(d).
“Susquehanna Recommendation” has the meaning given to it in Section 5.2.
“Susquehanna Representatives” has the meaning given to it in Section 5.8(a)
“Susquehanna Share” and “Susquehanna Shares” have the meaning given to them in Section2.1(a)(i).
“Susquehanna Shareholders’ Meeting” means the meeting of Susquehanna for purposes of obtaining the approval of its shareholders as required by this Agreement, and any adjournment or postponement thereof.
“Susquehanna Subsidiaries” shall have the meaning given to it in Section 3.4(c).
“Susquehanna Subsidiaries Common Equity” has the meaning given to it in Section 3.4(c)
“Proxy Statement/Prospectus” has the meaning given to it in Section 3.5.
“Registration Statement” has the meaning given to it in Section 3.15.
“Regulatory Agency” and “Regulatory Agencies” have the meaning given to them in Section 3.15.
“Regulatory Agreement” has the meaning given to it in Section 3.15.
“Related Party Transaction” has the meaning given to it in Section 3.27.
“Requisite Shareholder Vote” has the meaning give to it in Section 3.2(a).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” has the meaning given to it in Section 2.2(c).

“Security Breach” has the meaning given to it in Section 3.18(b).
“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.
“Starting Date” has the meaning given to it in Section 12.1(h)
“Starting Price” has the meaning given to it in Section 12.1(h).
“Statement of Merger” has the meaning given to it in Section 9.2.
“Subsequent Determination” has the meaning given to it in Section 5.8(e)
“Subsidiary” means a corporation, partnership, joint venture or other entity in which C&N or Susquehanna, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.
“Superior Proposal” has the meaning given to it in Section 5.8(b)
“Surviving Corporation” has the meaning given to it in Section 1.1(a)
“Takeover Statutes” has the meaning given to it in Section 3.34.
“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.
“Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.
“Termination Date” means April 23, 2026.
“Termination Fee” has the meaning given to it in Section 12.1(b).
“Transitional Period” has the meaning given to it in Section 11.1(a).
“Unclaimed Shares” has the meaning given to it in Section 2.2
“Unexchanged Shareholder” has the meaning given to it in Section 2.2.
“Voting Agreements” has the meaning given to it in the Background.
“Willful Breach” has a meaning set forth in Section 12.2(b)(ii).

APPENDIX II
C&N
Knowledge Groups
C&N:   J. Bradley Scovill, Mark A. Hughes
Susquehanna:   Christian C. Trate, David S. Runk, Rodney Smith

EXHIBIT A
AGREEMENT AND PLAN OF BANK MERGER
THIS AGREEMENT AND PLAN OF BANK MERGER (this “Bank Merger Agreement”), dated as of April 23, 2025 is entered into by and between Citizens & Northern Bank (“C&N Bank”), a Pennsylvania bank with its main office located at 90-92 Main Street, Wellsboro, PA 16901, and Susquehanna Community Bank (“Susquehanna Bank”), a Pennsylvania bank with its main office located at 940 High Street, West Milton, PA 17886.
BACKGROUND
A.   C&N Bank is a wholly owned subsidiary of Citizens & Northern Corporation (“C&N”), a bank holding company registered under the Bank Holding Company Act of 1956, as amended.
B.   Susquehanna Bank is a wholly owned subsidiary of Susquehanna Community Financial, Inc. (“Susquehanna”), a financial holding company registered under the Bank Holding Company Act of 1956, as amended.
C.   C&N and Susquehanna are parties to an Agreement and Plan of Merger, dated as of April 23, 2025 (the “Holding Company Merger Agreement”). This Bank Merger Agreement is being executed and delivered by C&N Bank and Susquehanna Bank pursuant to the Holding Company Merger Agreement.
D.   The respective Boards of Directors and shareholders of C&N Bank and Susquehanna Bank have unanimously adopted resolutions approving this Bank Merger Agreement and authorizing the execution and delivery of this Bank Merger Agreement. The respective Boards of Directors of C&N Bank and Susquehanna Bank deem the merger of Susquehanna Bank with and into C&N Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective banks and their respective shareholders.
AGREEMENT
In consideration of the premises and of the mutual covenants and agreements herein contained, C&N Bank and Susquehanna Bank, intending to be legally bound hereby, agree to the following terms:
ARTICLE I
MERGER; NAME; BUSINESS; APPROVALS
1.1   Merger.   Subject to the terms and conditions of this Bank Merger Agreement, pursuant to the applicable provisions of the Bank Merger Act, 12 U.S.C. 1828(c), and the applicable laws and regulations of the Commonwealth of Pennsylvania, and subject to the approval of all required regulatory agencies, at the Effective Time (as that term is defined in Article V hereof): (i) Susquehanna Bank shall merge with and into C&N Bank; (ii) the separate existence of Susquehanna Bank shall cease; and (iii) C&N Bank shall be the surviving entity and shall continue to operate under the name “C&N Bank” (such transaction referred to herein as the “Bank Merger,” and C&N Bank, as the surviving entity in the Bank Merger, is referred to herein as the “Resulting Bank”).
1.2   Business; Offices.   The business of the Resulting Bank shall continue to be conducted at C&N Bank’s main office, which is located at 90-92 Main Street, Wellsboro, Pennsylvania, and at C&N Bank’s legally established branches. The main office of Susquehanna Bank and its branch offices shall operate as branch offices of the Resulting Bank.
1.3   Approvals.
a.
Board of Directors’ Approval.   The Plan of Merger has been approved by: (I) all of the members of the Board of Directors of C&N Bank at a meeting held on April 23, 2025; and (II) all of the members of the Board of Directors of Susquehanna at a meeting held on April 23, 2025.

b.
Shareholder Approvals.   The Plan of Merger was approved and adopted by: (I) all of the members of the Board of Directors of C&N, as the sole shareholder of C&N Bank, on April 23, 2025; and (II) all of the members of the Board of Directors of Susquehanna, as the sole shareholder of Susquehanna Bank, on April 23, 2025.

ARTICLE II
CHARTER AND BYLAWS
At the Effective Time, the Articles of Incorporation and Bylaws of C&N Bank in effect immediately before the Effective Time shall be the Articles of Incorporation and Bylaws of the Resulting Bank. No amendments to the Articles of Incorporation and Bylaws of the Resulting Bank shall be made in connection with the Bank Merger.
ARTICLE III
BOARD OF DIRECTORS AND OFFICERS
3.1   Board of Directors.   At the Effective Time, the directors of the Resulting Bank shall consist of the persons set forth on Schedule 3.1, each of whom shall serve as such until their successors have been elected and qualified.
3.2   Officers.   At the Effective Time, the officers of the Resulting Bank shall consist of the officers set forth on Schedule 3.2, each of whom shall serve as such until their successors have been elected and qualified.
ARTICLE IV
CONVERSION OF SHARES
4.1   Capital Stock of C&N Bank.   At and after the Effective Time, each share of C&N Bank Common Stock issued and outstanding immediately before the Effective Time shall continue to be an issued and outstanding share of common stock of the Resulting Bank.
4.2   Capital Stock of Susquehanna Bank.   At the Effective Time, each share of Susquehanna Bank Common Stock issued and outstanding immediately before the Effective Time, and each share of Susquehanna Bank Common Stock issued and held in the treasury of Susquehanna Bank immediately before the Effective Time, if any, shall be cancelled, and no cash, stock or other property shall be delivered in consideration of cancellation therefor. No new shares of the capital stock of the Resulting Bank shall be issued or be deemed to have been issued in exchange for the cancelled shares of Susquehanna Bank common stock, and such cancelled shares shall not be converted into any other shares or other securities of the Resulting Bank.
4.3   Assets and Liabilities.   All assets as they exist at the Effective Time of the merger shall pass to and vest in the Resulting Bank without any conveyance or other transfer. On the Effective Date, the Resulting Bank shall, by virtue of the Merger, assume all liabilities of Susquehanna Bank of every kind and description existing as of the effective time of the merger.
ARTICLE V
EFFECTIVE TIME OF THE BANK MERGER
The Bank Merger shall become effective at the time (the “Effective Time”) at which the merger of Susquehanna with and into C&N pursuant to the Holding Company Merger Agreement shall become effective, which time shall be (1) after both (i) the date on which the Pennsylvania Department of Banking and Securities and the Federal Reserve Bank shall have approved the Bank Merger, or waived any applicable approval requirement in writing, and (ii) the date of receipt of any other approvals required to consummate the Bank Merger; and (2) as set forth in the Articles of Merger filed to effectuate the Bank Merger.
ARTICLE VI
EFFECT OF THE BANK MERGER
At and after the Effective Time, the Bank Merger shall have the effects set forth in the applicable provisions of the Pennsylvania Banking Code of 1965, as amended, and the Bank Merger Act, 12 U.S.C. 1828(c). At the Effective Time, the Resulting Bank shall assume all liabilities of Susquehanna Bank.

ARTICLE VII
CONDITIONS PRECEDENT
The obligations of C&N Bank and Susquehanna Bank to effect the Bank Merger shall be subject to the receipt of all required regulatory approvals and the consummation of the merger of Susquehanna with and into C&N, as set forth in the Holding Company Merger Agreement.
ARTICLE VIII
TERMINATION
This Bank Merger Agreement shall automatically terminate upon any termination of the Holding Company Merger Agreement.
ARTICLE IX
MISCELLANEOUS
9.1   Dissenting Rights.   Susquehanna, as the sole shareholder of Susquehanna Bank on the date it approved the merger transaction contemplated by this Agreement, has agreed to waive any and all dissenter’s rights to the extent it would be entitled to such rights under provision of any applicable law.
9.2   Acknowledgement.   Each party to this Agreement, by executing the same, acknowledges and affirms that its Board of Directors and sole shareholder has, by the required votes, approved this Agreement and the transactions contemplated hereby, authorized the execution of this Agreement, empowered its undersigned officers to execute this Agreement, and authorized the filing of this Agreement
9.3   Extensions; Waivers.   Except where not permitted by law, each party to this Bank Merger Agreement, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto, and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Bank Merger Agreement.
9.4   Notices.   Any notice or other communication required or permitted under this Bank Merger Agreement shall be given to the parent company of the party to which such notice or communication is given, and shall be effective, in accordance with the provisions of Section [11.4] of the Holding Company Merger Agreement.
9.5   Captions.   The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Bank Merger Agreement.
9.6   Counterparts.   This Bank Merger Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page or e-mail delivery of a “.pdf” format data file of a signature page shall each be deemed to be an original signature page
9.7   Governing Law.   This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law, except to the extent that certain maters may be governed by federal law.
[Signature page immediately follows]

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Bank Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first written above.
Susquehanna Community Bank
By:
/s/ David S. Runk

Citizens & Northern Bank
By:
/s/ J. Bradley Scovill

SCHEDULE 3.1
DIRECTORS OF RESULTING BANK
Terry L. Lehman
J. Bradley Scovill
Susan E. Hartley
Leo F. Lambert
Frank M. Pellegrino
Aaron K. Singer
Bobbi J. Kilmer
Stephen M. Dorwart
Robert G. Loughery
Helen S. Santiago
Katherine W. Shattuck
Christian C. Trate

EXHIBIT B
VOTING AGREEMENT
April 23, 2025
Board of Directors
Citizens & Northern Corporation
90-92 Main Street
Wellsboro, PA 16901
Re: Shareholder Voting Agreement
Dear Ladies and Gentlemen:
The undersigned shareholder (“Shareholder”) of Susquehanna Community Financial, Inc., a Pennsylvania corporation (“Susquehanna”), in order to induce Citizens & Northern Corporation, a Pennsylvania corporation (“C&N”), to enter into the Agreement and Plan of Merger, of even date herewith, executed by and between Susquehanna and C&N (the “Agreement”), hereby represents, warrants and agrees as follows:
1.   Shareholder hereby represents and warrants that Shareholder owns of record, or beneficially, good and valid title to all of the shares of the capital stock of Susquehanna shown on Schedule 1, attached hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, voting trusts or agreements, or impositions, except as otherwise disclosed on Schedule 1, and such shares represent all of the shares of capital stock of Susquehanna beneficially owned by Shareholder, as determined in accordance with Securities and Exchange Commission (“SEC”) Rule 13d-3. For purposes hereof, the capital stock of Susquehanna set forth on Schedule 1 shall be referred to herein as the “Shares”. It is understood and agreed that the term Shares shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary, and that this Agreement is not in any way intended to affect the exercise by the Shareholder of Shareholder’s fiduciary responsibility with respect to any such securities.
2.   Shareholder will vote, or cause to be voted, all of the Shares over which the Shareholder has sole voting power, in person or by proxy, (a) for approval of the Agreement and the transactions contemplated thereby at any meeting of the Susquehanna shareholders duly held for such purpose and (b) against any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Agreement, unless and until the Agreement is terminated as set forth therein (the “Expiration Date”). Shareholder will use his or her reasonable efforts to cause any Shares over which Shareholder shares voting power to be voted in the same manner. Shareholder will use his or her best efforts to vote or cause to be voted all other Shares, in person or by proxy, in accordance with Section 2(a) and 2(b), above.
3.   Shareholder will not, nor will Shareholder permit any entity under Shareholder’s control to, deposit any of the Shares over which the Shareholder holds or shares voting power in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares in any manner inconsistent with this Agreement.
4.   Shareholder will not sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer, by proxy or otherwise, any Shares over which the Shareholder shares or holds the power of disposition or any of Shareholder’s voting rights with respect to the Shares, except to a person who is or becomes a party to a voting agreement with C&N in the form of this Agreement.
5.   Irreparable damage would occur in the event any of the provisions of this Agreement are not performed in accordance with the terms hereof and, therefore, C&N shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity to which it may be entitled.
6.   The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of such Shares under: (i) any contract, commitment or agreement, to which Shareholder is a party or by which Shareholder is bound; or (ii) any judgment, order or ruling applicable to Shareholder.
7.   Shareholder has full power and authority to execute, deliver and perform this Agreement, to vote the Shares over which the Shareholder holds sole voting power as required herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, and no other actions on the part of Shareholder are required in order to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.
8.   Shareholder understands that the shares of C&N Common Stock into which his or her Shares may be converted will be issued in a transaction subject to the Securities Act of 1933, as amended (the “1933 Act”), and registered on a Registration Statement on Form S-4. Shareholder further understands that, should he or she become an affiliate of C&N, within the meaning of SEC Rule 144, Shareholder may become subject to certain restrictions with respect to the sale, transfer or other disposition of any C&N Common Stock received in connection with the transactions contemplated by the Agreement (the “Merger”).
Accordingly, the Shareholder acknowledges, agrees and undertakes that, if he or she becomes an affiliate of C&N, he or she will not, directly or indirectly, make any sale, transfer or other disposition of any of the C&N Common Stock owned beneficially by him or her as a result of the Merger unless: (i) such sale, transfer or other disposition is made pursuant to an effective registration or a valid exemption from registration under the 1933 Act; (ii) such sale, transfer or other disposition is made pursuant to the resale provisions contained in Rule 144; or (iii) in the opinion of counsel in form and substance reasonably satisfactory to C&N or under a “no-action” letter obtained by Shareholder from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the 1933 Act. Shareholder agrees that a restrictive legend reflecting the foregoing may be imprinted on the face of the stock certificate(s) representing the C&N Common Stock to be issued to him or her in connection with the Merger. Shareholder further understands and agrees that the transfer agent for C&N will be instructed not to effect, or to record on the books of C&N, any transfer of shares of C&N Common Stock owned beneficially by Shareholder unless such person has satisfied the requirements of this Agreement.
9.   This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the heirs, successors and assigns (as applicable) of the parties hereto.
10.   Except as otherwise set forth herein, this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
11.   Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.
12.   It is understood and hereby agreed that this Agreement relates solely to the capacity of Shareholder as a shareholder or beneficial owner of the Shares and is not in any way intended to affect the exercise of Shareholder’s responsibilities and fiduciary duties as a director or officer of Susquehanna or any of its subsidiaries.
13.   This Agreement shall terminate and shall have no further force or effect as of the earlier of (A) the Expiration Date or (B) the Susquehanna Shareholder’s Meeting (including any adjournment or postponement thereof).
[Signature Page Follows]

Very truly yours,
By:

Printed Name: [•]

Schedule 1
Name	Class of Shares	Number of Shares
Encumbrances:

Annex B
April 23, 2025
PERSONAL AND CONFIDENTIAL
Board of Directors
Susquehanna Community Financial, Inc.
940 High Street
West Milton, PA 17886
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the Company’s existing common shareholders of the Merger Consideration (as defined below) to be paid by Citizens & Northern Corporation (the “Purchaser”) in connection with the proposed acquisition (the “Transaction”) of Susquehanna Community Financial, Inc. (the “Company”) subject to the terms and conditions of the Agreement and Plan of Merger to be entered into between the Purchaser and the Company (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The terms of the Merger are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.
Pursuant to the Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive 0.8 shares of the Purchaser’s common stock (the “Merger Consideration”). The terms of the Transaction are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.
Janney Montgomery Scott LLC (“Janney”), as part of its investment banking business, is routinely engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of financial institutions, we have experience and knowledge of the valuation of banking institutions. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Janney and its affiliates may from time to time effect transactions in and hold securities of the Purchaser or the Company. To the extent that we have any such material position as of the date of this opinion, it has been disclosed to the Purchaser. This opinion has been reviewed and approved by Janney’s Fairness Committee in conformity with our policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. Janney has otherwise provided no investment banking services to Purchaser during the past two years in which compensation was received or was intended to be received. Janney may provide services to the Purchaser in the future (and/or to the Company if the Transaction is not consummated), although as of the date of this opinion, there is no agreement to do so nor any mutual understanding that such services are contemplated.
We were retained by the Company to act as financial advisor in rendering this fairness opinion. We will receive compensation from the Company in connection with our services, including a fee for rendering this opinion, as well as a completion fee. The Company has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:
(i)
reviewed a draft of the Agreement, dated April 16, 2025, and assumed it to be in substantially the same form as the final agreement in all material respects;

(ii)
familiarized ourselves with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future financial performance of the Purchaser and the Company;

(iii)
reviewed certain financial statements, both audited and unaudited, and related financial information of the Purchaser and the Company, including quarterly reports filed by the parties with the Securities and Exchange Commission and/or the Federal Deposit Insurance Corporation;

(iv)
reviewed and discussed with senior management of Purchaser and the Company as well as Purchaser’s representatives the future financial prospects of the Purchaser and the Company as related to financial projections and pro formas, including publicly available consensus analyst estimates of the Purchaser where applicable;

(v)
compared certain aspects of the financial performance of the Purchaser and the Company with similar data available for certain other institutions;

(vi)
reviewed certain trading characteristics of selected other financial institutions in comparison of the common stock of the Purchaser and the Company;

(vii)
reviewed the pro forma financial effects of the Transaction, taking into consideration the potential amount and timing of transaction costs and cost savings expected to be achieved as a result of the Transaction, in each case prepared by or at the direction of senior management of the Purchaser and the Company and approved for our use by the Company;

(viii)
reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered relevant; and

(ix)
performed such other analyses and considered such other factors as we have deemed appropriate.

We have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.
In rendering our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by the Purchaser and the Company. We have not independently verified the accuracy or completeness of any such information. In that regard, we have assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs, have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of the Purchaser and the Company and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of the Purchaser or the Company or any of their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Purchaser or the Company nor any of their respective subsidiaries, and we were not furnished with any such evaluations or appraisals.
We did not make an independent valuation of the quality of the Purchaser’s or the Company’s deposit base, nor have we independently evaluated potential deposit concentrations or the deposit composition of the Purchaser or the Company. We did not make an independent valuation of the quality of the Purchaser’s or the Company’s investment securities portfolio, nor have we independently evaluated potential concentrations in the investment portfolio of the Purchaser or the Company. We have assumed that there has been no material change in the Purchaser’s or the Company’s business, assets, financial condition, results of operations, cash flows or prospects since the date of the most recent financial statements provided to us.

With respect to the financial projections and estimates (including information relating to the amounts and timing of the merger costs and expense savings) provided to or otherwise reviewed by or discussed with us, we have been advised by senior management of the Purchaser and senior management of the Company, and have assumed with your consent, that such projections and estimates have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of the Purchaser and the Company and that such estimates will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no opinion as to these projections and estimates or the assumptions on which they were based. We have relied on the assurances of senior management of the Purchaser and senior management of the Company that they are not aware of any facts or circumstances that would make any of such information, projections or estimates inaccurate or misleading.
We have assumed that the Agreement, when executed by the parties thereto, will conform, in all material respects, to the draft of the Agreement reviewed by us and that the Transaction will be consummated in accordance with the terms set forth in the Agreement. We have assumed that the Transaction is, and will be, in compliance with all laws and regulations that are applicable to the Purchaser and the Company. We have assumed that all of the representations and warranties contained in the Agreement and all related agreements are true and correct in all respects material to our analysis, and that the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or covenant thereof the effect of which would be in any respect material to our analysis. In rendering this opinion, we have been advised by both the Purchaser and the Company that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the Transaction.
Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.
Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder of the Company as to any matter related thereto. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Transaction by any officer, director, or employee, or class of such persons.
We express no view as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business transactions or strategies, or whether such alternative transactions or strategies could be achieved or are available. With your consent, we have relied upon the advice that the Company has received from its legal, accounting and tax advisors as to all legal, regulatory, accounting and tax matters relating to the Transaction and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.
This letter is solely for the information of the Board of Directors of the Company in its evaluation of the Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent, which shall not be unreasonably withheld.
Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be paid by the Purchaser in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the shareholders of the Company.
Sincerely,
Janney Montgomery Scott LLC

ANNEX C
 DISSENTERS’ RIGHTS STATUTE
Pennsylvania Business Corporation Law of 1988, as amended
Provisions for Dissenting Shareholders
SUBCHAPTER D — DISSENTERS RIGHTS
§1571. Application and effect of subchapter
(a) General rule. — Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the rights and remedies provided in this subchapter in connection with a transaction under this title only where this title expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:
Section 329(c) (relating to special treatment of interest holders).
Section 333 (relating to approval of merger).
Section 343 (relating to approval of interest exchange).
Section 353 (relating to approval of conversion).
Section 363 (relating to approval of division).
Section 1906(c) (relating to dissenters rights upon special treatment).
Section 1932(c) (relating to dissenters rights in asset transfers).
Section 2104(b) (relating to procedure).
Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
Section 2325(b) (relating to minimum vote requirement).
Section 2704(c) (relating to dissenters rights upon election).
Section 2705(d) (relating to dissenters rights upon renewal of election).
Section 2904(b) (relating to procedure).
Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
Section 7104(b)(3) (relating to procedure).
(b) Exceptions.
(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 333, 343, 353, 363 or 1932(c) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:
(i)
listed on a national securities exchange registered under section 6 of the Exchange Act; or

(ii)
held beneficially or of record by more than 2,000 persons.

(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i)   (Repealed).
(ii)
Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

(iii)
Shares entitled to dissenters rights under section 329(d) or 1906(c) (relating to dissenters rights upon special treatment).

(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.
(c) Grant of optional dissenters rights. — The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights. See section 317 (relating to contractual dissenters rights in entity transactions).
(d) Notice of dissenters rights. — Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:
(1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and
(2) a copy of this subchapter.
(e) Other statutes. — The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.
(f) Certain provisions of articles ineffective. — This subchapter may not be relaxed by any provision of the articles.
(g) Computation of beneficial ownership. — For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.
(h) Cross references. — See:
Section 315 (relating to nature of transactions).
Section 1105 (relating to restriction on equitable relief).
Section 1763(c) (relating to determination of shareholders of record).
Section 2512 (relating to dissenters rights procedure).
§1572. Definitions
The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:
“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.
“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.
“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.
“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.
“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.
§1573. Record and beneficial holders and owners
(a) Record holders of shares. — A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
(b) Beneficial owners of shares. — A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.
§1574. Notice of intention to dissent
If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.
§1575. Notice to demand payment
(a) General rule. — If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall deliver a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is approved by the shareholders by less than unanimous consent without a meeting or is taken without the need for approval by the shareholders, the corporation shall deliver to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:
(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.
(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.
(4) Be accompanied by a copy of this subchapter.
(b) Time for receipt of demand for payment. — The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the delivery of the notice.
§1576. Failure to comply with notice to demand payment, etc.
(a) Effect of failure of shareholder to act. — A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.
(b) Restriction on uncertificated shares. — If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).
(c) Rights retained by shareholder. — The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.
§1577. Release of restrictions or payment for shares
(a) Failure to effectuate corporate action. — Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
(b) Renewal of notice to demand payment. — When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.
(c) Payment of fair value of shares. — Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:
(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.
(2) A statement of the corporation’s estimate of the fair value of the shares.
(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.
(d) Failure to make payment. —  If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.
§1578. Estimate by dissenter of fair value of shares
(a) General rule. — If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.
(b) Effect of failure to file estimate. — Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.
§1579. Valuation proceedings generally
(a) General rule. — Within 60 days after the latest of:
(1) effectuation of the proposed corporate action;
(2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or
(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);
if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.
(b) Mandatory joinder of dissenters. — All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 C.S.A. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).
(c) Jurisdiction of the court. — The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.
(d) Measure of recovery. — Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.
(e) Effect of corporation’s failure to file application. — If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.
§1580. Costs and expenses of valuation proceedings
(a) General rule. — The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section

1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.
(b) Assessment of counsel fees and expert fees where lack of good faith appears. — Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the Party Against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.
(c) Award of fees for benefits to other dissenters. — If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PART II
Item 20.   Indemnification of Directors and Officers.
Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.
Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.
Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article VIII of C&N’s bylaws provides for indemnification of directors, officers, employees and other agents of C&N and advancement of expenses upon the undertaking by or on behalf of the indemnified party to repay such amount if it is ultimately determined that the indemnified person is not entitled to be indemnified.
Section 8.3 of C&N’s bylaws provide that the rights to indemnification and advancement of expenses in the bylaws are not exclusive, and may be in addition to, indemnification rights provided for under any agreement, by vote of shareholders or disinterested directors, or otherwise. As authorized by Section 1747 of the PBCL and Section 8.4 of C&N’s bylaws, C&N maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering C&N for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by C&N.
The foregoing is only a general summary of certain aspects of Pennsylvania law and C&N’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. The description of the bylaws is qualified in its entirety by reference to the detailed provisions of Article VIII of the bylaws of C&N.

Item 21.   Exhibits and Financial Statement Schedules.
(a) Exhibits.   The following is a list of Exhibits to this Registration Statement.
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 23, 2025 between Citizens & Northern Corporation and Susquehanna Community Financial, Inc.	Filed herewith as Annex A of the Proxy statement/Prospectus contained in this Registration Statement. The registrant agrees to provide to the Securities and Exchange Commission, upon request, a copy of the schedules to this Agreement.
3.1	Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the Corporation’s Form 10-Q filed May 6, 2022
3.2	By-laws	Incorporated by reference to Exhibit 3.1 of the Corporation’s Form 8-K filed February 18, 2022
4.	Instruments defining the rights of securities holders, including Indentures:
4.1	Indenture, dated May 19, 2021 between Citizens & Northern Corporation and UMB Bank, National Association, as trustee	Incorporated by reference to Exhibit 4.1 of the Corporation’s Form 8-K filed May 19, 2021
4.2	Form of Subordinated Note	Incorporated by reference to Exhibit A-2 to Exhibit 4.1 of the Corporation’s Form 8-K filed May 19, 2021
4.3	Form of Senior Note	Incorporated by reference to Exhibit 4.3 of the Corporation’s Form 8-K filed May 19, 2021
4.4	Description of registrant’s securities	*
5.1	Opinion of Barley Snyder LLP as to the legality of the securities to be registered	*
8.1	Opinion of Barley Snyder LLP as to the tax consequences of the merger	Filed herewith
10.	Material contracts:
10.1	Form of Time-Based Restricted Stock agreement dated January 31, 2025, between the Corporation and Executive Officers pursuant to the Citizens & Northern Corporation 2023 Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-K filed March 6, 2025
10.2	Form of Performance-Based Restricted Stock Agreement dated January 31, 2025, between the Corporation and Executive Officers pursuant to the Citizens & Northern Corporation 2023 Equity Incentive Plan	Incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-K filed March 6, 2025
10.3	Restricted Stock Agreement dated July 30, 2024, between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 filed with the registrant’s Form 8-K filed July 31, 2024
10.4	2025 Annual Performance Incentive Award Plan	Incorporated by reference to Exhibit 10.4 of the Registrant’s Form 10-K filed March 6, 2025
10.5	Annual Performance Incentive Award Plan — Mortgage Lenders	Incorporated by reference to Exhibit 10.5 of the Registrant’s Form 10-K filed March 6, 2025

Exhibit No.	Description
10.6	First Amendment to Deferred Compensation Agreement dated June 17, 2021	Incorporated by reference to Exhibit 10.9 filed with Corporation’s Form 10-K on February 22, 2022
10.7	Deferred Compensation Agreement dated December 17, 2015	Incorporated by reference to Exhibit 10.8 filed with Corporation’s Form 10-K on February 15, 2018
10.8	Amended and Restated Employment Agreement dated May 22, 2024 between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 8-K on May 28, 2024
10.9	Second Amendment to Employment Agreement dated August 24, 2018 between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 8-K on August 24, 2018
10.10	First Amendment to Employment Agreement dated June 26, 2017 between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 8-K on June 27, 2017
10.11	Employment agreement dated March 2, 2015 between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 8-K on February 9, 2015
10.12	Employment agreement dated September 19, 2013 between the Corporation and Mark A. Hughes	Incorporated by reference to Exhibit 10.2 filed with Corporation’s Form 8-K on September 19, 2013
10.13	Employment agreement dated September 19, 2013 between the Corporation and Harold F. Hoose, III	Incorporated by reference to Exhibit 10.3 filed with Corporation’s Form 8-K on September 19, 2013
10.14	Employment agreement dated December 18, 2019 between the Corporation and Blair T. Rush	Incorporated by reference to Exhibit 10.15 filed with Corporation’s Form 10-K on March 5, 2021
10.15	Employment agreement dated April 6, 2021 between the Corporation and Alexander Balagour	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 10-Q on August 6, 2021
10.16	Employment agreement dated February 1, 2023 between the Corporation and Kelley A. Cwiklinski	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 10-Q on May 5, 2023
10.17	Form of Indemnification Agreement dated September 20, 2018 between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 10-Q on November 1, 2018
10.18	Form of Indemnification Agreement dated January 9, 2018 between the Corporation and Tracy E. Watkins	Incorporated by reference to Exhibit 10.6 filed with Corporation’s Form 10-K on February 15, 2018
10.19	Form of Indemnification Agreement dated February 11, 2015 between the Corporation and Stan R. Dunsmore	Incorporated by reference to Exhibit 10.9 filed with Corporation’s Form 10-K on February 26, 2015
10.20	Form of Indemnification Agreement dated January 19, 2011 between the Corporation and John M. Reber	Incorporated by reference to Exhibit 10.8 filed with Corporation’s Form 10-K on March 1, 2011
10.21	Form of Indemnification Agreements dated May 2004 between the Corporation and the Directors and certain officers	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 10-K on March 14, 2005

Exhibit No.	Description
10.22	Form of Indemnification Agreement dated February 16, 2021 between the Corporation and Blair T. Rush	Incorporated by reference to Exhibit 10.23 filed with Corporation’s Form 10-K on March 5, 2021
10.23	Change in Control Agreement dated January 9, 2018 between the Corporation and Tracy E. Watkins	Incorporated by reference to Exhibit 10.7 filed with Corporation’s Form 10-K on February 15, 2018
10.24	Change in Control Agreement dated March 17, 2015 between the Corporation and Stan R. Dunsmore	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 10-Q on May 8, 2015
10.25	Change in Control Agreement dated January 20, 2005 between the Corporation and John M. Reber	Incorporated by reference to Exhibit 10.18 filed with Corporation’s Form 10-K on February 18, 2016
10.26	Change in Control Agreement dated December 31, 2003 between the Corporation and Thomas L. Rudy, Jr.	Incorporated by reference to Exhibit 10.2 filed with the Corporation’s Form 10-K on March 14, 2005
10.27	Fifth Amendment to Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 filed with Form 8-K on December 21, 2018
10.28	Fourth Amendment to Citizens & Northern Corporation Stock Incentive Plan and Annual Incentive Plan	Incorporated by reference to Exhibit 10.6 filed with Corporation’s Form 8-K on September 19, 2013
10.29	Third Amendment to Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit A to the Corporation’s proxy statement dated March 18, 2008 for the annual meeting of stockholders held on April 15, 2008
10.30	Second Amendment to Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.5 filed with the Corporation’s Form 10-K on March 10, 2004
10.31	First Amendment to Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.6 filed with the Corporation’s Form 10-K on March 10, 2004
10.32	Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.7 filed with the Corporation’s Form 10-K on March 10, 2004
10.33	Second Amendment to Citizens & Northern Independent Directors Stock Incentive Plan	Incorporated by reference to Exhibit 10.2 filed with Form 8-K on December 21, 2018
10.34	First Amendment to Citizens & Northern Corporation Independent Directors Stock Incentive Plan	Incorporated by reference to Exhibit B to the Corporation’s proxy statement dated March 18, 2008 for the annual meeting of stockholders held on April 15, 2008
10.35	Citizens & Northern Corporation Independent Directors Stock Incentive Plan	Incorporated by reference to Exhibit A to the Corporation’s proxy statement dated March 19, 2001 for the annual meeting of stockholders held on April 17, 2001.
10.36	Citizens & Northern Corporation 2023 Equity Incentive Plan	Incorporated by reference to Appendix A to the Corporation’s proxy statement dated March 10, 2023 for the annual meeting of stockholders held on April 20, 2023
10.37	Citizens & Northern Corporation Supplemental Executive Retirement Plan (as amended and restated)	Incorporated by reference to Exhibit 10.21 filed with the Corporation’s Form 10-K on March 6, 2009

Exhibit No.	Description
10.38	Form of Indemnification Agreements dated May 24, 2018 between the Corporation and Directors Bobbi J. Kilmer, Terry L. Lehman, Frank G. Pellegrino and Aaron K. Singer	Incorporated by reference to Exhibit 10.1 filed with the Corporation’s Form 10-Q filed August 6, 2018
10.39	Form of Indemnification Agreement dated July 16, 2020 between the Corporation and Stephen M. Dorwart	Incorporated by reference to Exhibit 10.4 filed with the Corporation’s Form 10-Q on August 6, 2020
10.40	Form of Indemnification Agreement dated July 16, 2020 between the Corporation and Robert G. Loughery	Incorporated by reference to Exhibit 10.5 filed with the Corporation’s Form 10-Q on August 6, 2020
10.41	Form of Indemnification Agreement dated April 27, 2021 between the Corporation and Helen S. Santiago	Incorporated by reference to Exhibit 10.2 filed with the Corporation’s Form 10-Q on August 6, 2021
10.42	Form of Indemnification Agreement dated July 12, 2021 between the Corporation and Kate Shattuck	Incorporated by reference to Exhibit 10.1 filed with the Corporation’s Form 10-Q on November 8, 2021
10.43	Form of Employment Agreement, dated April 23, 2025, between the Corporation and David S. Runk	*
10.44	Form of Separation and Non-Competition Agreement, dated April 23,2025, between the Corporation and David S. Runk	*
10.45	Form of Employment Agreement, dated April 23, 2025, between the Corporation and Jeffrey Hollenbach	*
21.1	Subsidiaries of the registrant	Incorporated by reference to Exhibit 21 of the Registrant’s Form 10-K filed March 6, 2025
23.1	Consent of Barley Snyder LLP	Included in Exhibit 5.1
23.2	Consent of Baker Tilly US, LLP	*
23.3	Consent of S.R. Snodgrass, P.C.	Filed herewith
23.4	Consent of Crowe LLP	Filed herewith
23.5	Consent of Janney Montgomery Scott LLC	*
24.1	Power of Attorney	Included on the signature page of this Registration Statement
99.1	Form of Proxy Card for Special Meeting of Shareholders of Susquehanna Community Financial, Inc.	Filed herewith
99.2	Opinion of Janney Montgomery Scott LLC	Included as Annex B to the Proxy statement/Prospectus contained in this Registration Statement
99.3	Consent of Christian Trate to Serve as Director	*
107.	Calculation of Registration Fee	*

*
Previously Filed

(d) Financial statement schedules: Not applicable.
(e) Reports, opinion or appraisals: Not applicable

Item 22.   Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act (the “Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1934, each filing of the registrant’s annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called by the other items of the applicable form.
(d) The undersigned hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(g) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Citizens & Northern Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wellsboro, Commonwealth of Pennsylvania, on July 22, 2025.
CITIZENS & NORTHERN CORPORATION
By:
/s/ J. Bradley Scovill

Name:
J. Bradley Scovill

Title:
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn Richard James, their true and lawful attorney-in-fact, as agent with full power of substitution and re-substitution for them and in their name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Signature	Title	Date
/s/ Susan E. Hartley Susan E. Hartley	Director	July 22, 2025
/s/ Leo F. Lambert Leo F. Lambert	Director	July 22, 2025
/s/ J. Bradley Scovill J. Bradley Scovill	Director, President and Chief Executive Officer (Principal Executive Officer)	July 22, 2025
/s/ Mark A. Hughes Mark A. Hughes	Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)	July 22, 2025
/s/ Bobbi J. Kilmer Bobbi J. Kilmer	Director	July 22, 2025
/s/ Helen S. Santiago Helen S. Santiago	Director	July 22, 2025
/s/ Terry L. Lehman Terry L. Lehman	Director, Chair	July 22, 2025
/s/ Frank G. Pellegrino Frank G. Pellegrino	Director	July 22, 2025
/s/ Katherine Shattuck Katherine W. Shattuck	Director	July 22, 2025

Signature	Title	Date
/s/ Robert G. Loughery Robert G. Loughery	Director	July 22, 2025
/s/ Aaron K. Singer Aaron K. Singer	Director	July 22, 2025
/s/ Stephen M. Dorwart Stephen M. Dorwart	Director	July 22, 2025